Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WAUSAU PAPER CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WAUSAU PAPER CORP.
100 Paper Place
Mosinee, WI 54455
(715) 693-4470

December 14, 2015

Dear Shareholder:

        We cordially invite you to attend a special meeting of the shareholders of Wausau Paper Corp., a Wisconsin corporation, which we refer to as "Wausau," "we," "us" or "our," to be held on January 20, 2016, at 1:30 p.m. local time, at Hyatt Regency, 401 West High Street, Lexington, Kentucky 40507.

        At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated October 12, 2015, as it may be amended from time to time, which we refer to as the "merger agreement," among SCA Americas Inc., a Delaware corporation, which we refer to as "SCA Americas," Salmon Acquisition, Inc., a Wisconsin corporation and a wholly owned subsidiary of SCA Americas, which we refer to as "Merger Sub," and Wausau. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Wausau, which we refer to as the "merger," with Wausau continuing as the surviving corporation and becoming a wholly owned subsidiary of SCA Americas. At the special meeting, you will also be asked to consider and vote upon a non-binding advisory proposal to approve specified compensation arrangements that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger, and a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

        If the merger is consummated, you will be entitled to receive $10.25 in cash, without interest and less any applicable withholding taxes, for each share of Wausau common stock, no par value per share, which we refer to as "Wausau common stock," you own.

        The receipt of cash in exchange for shares of Wausau common stock in the merger will generally be a taxable transaction to "U.S. holders" for U.S. federal income tax purposes. See the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—U.S. Federal Income Tax Consequences of the Merger" beginning on Page 70 of the accompanying proxy statement for additional information.

        The affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock is required to approve and adopt the merger agreement, thereby approving the merger. The Wausau board of directors, after considering all factors that the Wausau board of directors deemed relevant, and after consultation with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Wausau and its shareholders, and unanimously adopted and approved the merger agreement and approved the transactions contemplated thereby, including the merger.

        The Wausau board of directors unanimously recommends that you vote:

  •
  "FOR" the approval and adoption of the merger agreement, thereby approving the transactions contemplated therein, including the merger;

  •
  "FOR" the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger; and

  •
  "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

        The accompanying proxy statement provides you with detailed information about the merger agreement and the merger and provides specific information regarding the special meeting. A copy of the merger agreement is included as Annex A to the accompanying proxy statement. You can also obtain other information about Wausau from documents that we have filed with the Securities and Exchange Commission. The accompanying proxy statement also describes the actions and determinations of the Wausau board of directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety.

        Your vote is very important to us regardless of the number of shares of Wausau common stock you own. The merger cannot be consummated unless the holders of at least two-thirds of all outstanding shares of Wausau common stock vote in favor of the approval and adoption of the merger agreement. If your shares of Wausau common stock are held in the name of a broker, bank or other custodian, or held in the Company's 401(k) Plan, you should instruct your broker, bank or other custodian, or 401(k) Plan trustee, on how to vote in accordance with the voting instruction card furnished by your broker, bank or other custodian, or 401(k) Plan trustee. If you fail to vote on the merger agreement or fail to instruct your broker, bank or other custodian on how to vote, the effect will be the same as a vote against the approval and adoption of the merger agreement (except for shares held by the 401(k) Plan, which are treated differently). We greatly appreciate your cooperation in voting your shares of Wausau common stock. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by completing and returning the enclosed proxy card. You may also submit a proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares of Wausau common stock in person if you subsequently choose to attend the special meeting.

        If you have any questions about the special meeting or the merger after reading the proxy statement, you may contact Innisfree M&A Incorporated, our proxy solicitor. Shareholders may call the toll free number at (877) 800-5182, and banks and brokers may call (212) 750-5833, in each case to reach Innisfree M&A Incorporated.

        On behalf of the Wausau board of directors, we thank you for your support of Wausau and appreciate your consideration of this matter.

Michael C. Burandt Chairman and Chief Executive Officer

        The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated December 14, 2015 and it and the enclosed proxy card are first being mailed to shareholders on or about December 15, 2015.

WAUSAU PAPER CORP.
100 Paper Place
Mosinee, WI 54455
(715) 693-4470

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On January 20, 2015

To the Shareholders of Wausau Paper Corp.:

        Notice is hereby given that a special meeting of the shareholders of Wausau Paper Corp., a Wisconsin corporation, which we refer to as "Wausau," "we," "us" or "our," will be held on January 20, 2015, at 1:30 p.m. local time, at Hyatt Regency, 401 West High Street, Lexington, Kentucky 40507 for the following purposes:

  1.
  Approval and Adoption of the Merger Agreement.    To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 12, 2015, as it may be amended from time to time, which we refer to as the "merger agreement," among SCA Americas Inc., a Delaware corporation, which we refer to as "SCA Americas," Salmon Acquisition, Inc., a Wisconsin corporation and a wholly owned subsidiary of SCA Americas, which we refer to as "Merger Sub," and Wausau, pursuant to which Merger Sub will merge with and into Wausau, which we refer to as the "merger," with Wausau continuing as the surviving corporation and becoming a wholly owned subsidiary of SCA Americas.

  2.
  Advisory Vote Regarding Merger-Related Compensation.    To consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger, which we refer to as the "advisory compensation proposal."

  3.
  Adjournment or Postponement of the Special Meeting.    To consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement, which we refer to as the "adjournment proposal."

        Only shareholders of record of Wausau common stock, no par value, which we refer to as "Wausau common stock," at the close of business on December 11, 2015, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

        The approval and adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock is a condition to the consummation of the merger, and the merger cannot be consummated unless the holders of at least two-thirds of all outstanding shares of Wausau common stock vote in favor of approval and adoption of the merger agreement.

        Under Wisconsin law, shareholders of Wausau common stock will not be entitled to appraisal, dissenters' or similar rights in connection with the merger.

        The approval of each of the advisory compensation proposal and the adjournment proposal requires the votes cast favoring the action exceed the votes cast opposing such action. The vote to approve the advisory compensation proposal is advisory only and will not be binding on Wausau or SCA Americas and is not a condition to the consummation of the merger.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares of Wausau common stock will be represented at the special meeting if you are unable to attend. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares of Wausau common stock are held in the name of a broker, bank or other custodian, or you hold shares of Wausau common stock through Wausau's 401(k) Plan, you should instruct your broker, bank or other custodian, or 401(k) Plan trustee, as applicable on how you wish to vote your shares of Wausau common stock in accordance with the voting instruction card furnished by your broker, bank or other custodian.

        YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU FAIL TO VOTE ON THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER CUSTODIAN ON HOW TO VOTE, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

        The Wausau board of directors unanimously recommends that you vote:

  •
  "FOR" the approval and adoption of the merger agreement, thereby approving the transactions contemplated therein, including the merger;

  •
  "FOR" the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the accompanying proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger; and

  •
  "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

        Please note that only shareholders of record as of the close of business on December 11, 2015, or their duly appointed proxies may attend the special meeting; however, you may also attend the special meeting if your shares of Wausau common stock are held in the name of a broker, bank or other custodian and you bring evidence of beneficial ownership on the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of Wausau common stock as of the record date for the special meeting. If your shares of Wausau common stock are held in the name of a broker, bank or other custodian and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other custodian) of the shares of Wausau common stock authorizing you to vote at the special meeting. All shareholders should bring photo identification (a driver's license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. A list of shareholders entitled to vote at the special meeting will be available in our offices located at 100 Paper Place, Mosinee, WI 54455-9099 during regular business hours during the period beginning two business days after delivery of this proxy statement and ending on the day before the special meeting and at the place of the special meeting during the meeting. Participants in the 401(k) Plan who hold shares of Wausau common stock through the 401(k) Plan cannot vote these shares in person at the special meeting. Such shares of Wausau common stock can only be voted by instructing the 401(k) Plan trustee to vote the shares of Wausau common stock in accordance with the voting instruction card.

        The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger or the accompanying proxy statement of which this notice forms a part, would like additional copies of the accompanying proxy statement or need help voting your shares of Wausau common stock, please contact Innisfree M&A Incorporated, Wausau's proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Banks and Brokers, Please Call: (212) 750-5833
Shareholders and All Others Call Toll-Free: (877) 800-5182

By Order of the Wausau Board of Directors,
Sherri L. Lemmer Secretary
Mosinee, WI December 14, 2015

 SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

        Ensure that your shares of Wausau common stock are voted at the special meeting by submitting your proxy or, if your shares of Wausau common stock are held in the name of a broker, bank or other custodian, by contacting your broker, bank or other custodian. If you do not vote or do not instruct your broker, bank or other custodian how to vote, it will have the same effect as voting "AGAINST" the approval and adoption of the merger agreement.

        If your shares of Wausau common stock are registered in your name:    submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Wausau common stock can be voted in favor of the proposals at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services.

        If your shares of Wausau common stock are registered in the name of a broker, bank or other custodian:    check the voting instruction card forwarded by your broker, bank or other custodian or contact your broker, bank or other custodian in order to obtain directions as to how to ensure that your shares of Wausau common stock are voted in favor of the proposals at the special meeting.

        If you are a participant in our Savings and Investment Plan ("401(k) Plan"):    you may direct the 401(k) Plan trustee to vote the number of shares equivalent to the interest in Wausau common stock credited to your account as of the record date by completing the voting instruction card forwarded to you by the 401(k) Plan trustee.

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, our proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Banks and Brokers, Please Call: (212) 750-5833
Shareholders and All Others Call Toll-Free: (877) 800-5182

i

ii

iii

PROXY STATEMENT

        This proxy statement contains information related to the special meeting of shareholders of Wausau to be held on January 20, 2016, at 1:30 p.m. local time, at Hyatt Regency, 401 West High Street, Lexington, Kentucky 40507 and at any adjournments or postponements thereof. We are furnishing this proxy statement to the shareholders of Wausau as part of the solicitation of proxies by the Wausau board of directors for use at the special meeting.

SUMMARY

        The following summary highlights selected information found in this proxy statement and may not contain all information that may be important to you. This proxy statement contains a more detailed description of the terms described in this summary. You are urged to read carefully this entire proxy statement, its annexes (including the merger agreement) and the documents referred to or incorporated by reference in this proxy statement. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where Shareholders Can Find More Information" beginning on Page 111 of this proxy statement.

        In this proxy statement, the terms "we," "us," "our" and "Wausau" refer to Wausau Paper Corp. and, where appropriate, its subsidiaries. In this proxy statement, we refer to SCA Americas Inc. as "SCA Americas" and Salmon Acquisition, Inc. as "Merger Sub." All references to the "merger" refer to the merger of Merger Sub with and into Wausau with Wausau surviving as a wholly owned subsidiary of SCA Americas pursuant to the terms of the merger agreement; and, unless otherwise indicated or as the context requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of October 12, 2015, as it may be amended from time to time, among SCA Americas, Merger Sub and Wausau, a copy of which is included as Annex A to this proxy statement.

Parties Involved in the Merger (Page 27)

Wausau Paper Corp.

        Wausau, a Wisconsin corporation, manufactures, converts, and sells a complete line of towel and tissue products that are marketed along with soap and dispensing systems for the commercial and industrial away-from-home market. Wausau is one of the largest away-from-home tissue companies in North America. With approximately 900 employees, Wausau manufactures and markets away-from-home towel and tissue products along with soap and dispensing systems through its Artisan™, DublNature®, DublSoft® and EcoSoft® brands.

        Wausau common stock (as defined below) is listed on the New York Stock Exchange, which we refer to as the "NYSE" in this proxy statement, under the symbol "WPP."

        Wausau's principal executive offices are located at 100 Paper Place, Mosinee, WI 54455, its telephone number is (715) 693-4470 and its Internet website address is www.wausaupaper.com. The information provided on or accessible through Wausau's Internet website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its Internet website provided in this proxy statement.

SCA Americas Inc.

        Svenska Cellulosa Aktiebolaget SCA (publ), a Swedish corporation, which we refer to as "SCA Parent" in this proxy statement, is a leading global hygiene and forest products company. SCA Parent and its affiliates (collectively, the "SCA Group") develop and produce sustainable personal care, tissue and forest products. Sales are conducted in approximately 100 countries under many strong brands, including the leading global brands TENA® and Tork®, and various regional brands. As Europe's largest private forest owner, the SCA Group places considerable emphasis on sustainable forest management. The SCA Group has about 44,000 employees.

        SCA Parent was founded in 1929 and has its headquarters at Klarabergsviadukten 63, SE-111 64, Stockholm, Sweden and its telephone number is 46 8 788 51 00 and its internet address is www.sca.com. The information provided on or accessible through SCA Parent's Internet website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its Internet website provided in this proxy statement. Shares of SCA Parent's common stock are quoted and traded on NASDAQ OMX Stockholm and as American Depository Receipts (ADR level 1) in the U.S. through Deutsche Bank.

        SCA Americas is headquartered at 2929 Arch Street, Suite 2600, Philadelphia, Pennsylvania 19104 and its telephone number is (610) 499-3700. SCA Americas is currently responsible for the SCA Group's hygiene business in North and South America, including the U.S. The U.S. business has approximately 2500 employees, a personal care production facility and four combined paper manufacturing and converting facilities.

        SCA Americas, through its U.S. affiliate, SCA Tissue North America, LLC, manufactures and sells a complete line of away-from-home towel, tissue, napkin, soap and lotion products along with related dispensing systems under the Tork® brand.

Salmon Acquisition, Inc.

        Salmon Acquisition, Inc., a wholly owned subsidiary of SCA Americas, is a Wisconsin corporation that was formed on October 6, 2015 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Wausau, with Wausau surviving the merger as a wholly owned subsidiary of SCA Americas.

        The principal executive offices of Merger Sub are located at 2929 Arch Street, Suite 2600, Philadelphia, PA 19104, and its telephone number is (610) 499-3700.

Terms of the Merger (Page 75)

        The proposed transaction is the acquisition of Wausau by SCA Americas pursuant to a merger agreement, which we refer to as the "proposed transaction" in this proxy statement. The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the Business Corporation Law of the State of Wisconsin, which we refer to as the "WBCL" in this proxy statement, at the effective time of the merger, Merger Sub will be merged with and into Wausau. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Wausau will continue as the surviving corporation of the merger and a wholly owned subsidiary of SCA Americas. If the merger is consummated, the shareholders of Wausau will not own any capital stock of the surviving corporation as a result of the merger. As used in this proxy statement, "surviving corporation" refers to Wausau as the surviving corporation and a wholly owned subsidiary of SCA Americas following the consummation of the merger.

Expected Timing of the Merger

        The parties expect to consummate the merger promptly following the approval and adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock entitled to vote at the special meeting, the receipt of all required regulatory approvals specified in the merger agreement and the satisfaction or waiver of the other conditions precedent to the parties' respective obligations to consummate the merger, each as further set forth in the merger agreement, a copy of which is included as Annex A to this proxy statement.

        Wausau currently anticipates that the merger will be consummated during the first quarter of 2016. As noted in the preceding paragraph, however, consummation of the merger is subject to various conditions, and it is possible that factors outside the control of Wausau and/or SCA Americas could result in the merger being consummated at a later time, or not at all.

Merger Consideration (Page 75)

        At the effective time of the merger, on the terms and subject to the conditions set forth in the merger agreement, each share of Wausau common stock, no par value per share, which we refer to as "Wausau common stock" in this proxy statement, issued and outstanding immediately prior to the effective time of the merger, other than shares held in the treasury of Wausau or owned by Wausau, SCA Americas or any of their respective direct or indirect, wholly owned subsidiaries, will be converted into the right to receive $10.25 in cash, without interest and subject to any applicable withholding taxes, which we refer to as the "merger consideration" in this proxy statement. Additionally, each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger, will be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share, of the surviving corporation.

The Special Meeting (Page 29)

        Date, Time and Place.    The special meeting will be held on January 20, 2016, at 1:30 p.m. local time, at Hyatt Regency, 401 West High Street, Lexington, Kentucky 40507.

        Purpose of the Special Meeting.    At the special meeting, you will be asked: (1) to consider and vote upon a proposal to approve and adopt the merger agreement, thereby approving the transactions contemplated therein, including the merger; (2) to consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger (this proposal being referred to as the "advisory compensation proposal" in this proxy statement); and (3) to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement (this proposal being referred to as the "adjournment proposal" in this proxy statement).

        Record Date and Voting Information.    Only shareholders who hold shares of Wausau common stock at the close of business on December 11, 2015, the record date for the special meeting, will be entitled to vote at the special meeting. Each share of Wausau common stock outstanding on the record date will be entitled to one vote on each matter submitted to shareholders for approval at the special meeting.

        Quorum.    The presence in person or by proxy of a majority of the shares of Wausau common stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the special meeting. Accordingly, 25,041,055 shares of Wausau common stock must be represented in person or by proxy by shareholders entitled to vote to constitute a quorum for the special meeting. As of the record date for the special meeting, there were 50,082,108 shares of Wausau common stock outstanding and entitled to vote at the special meeting.

        Required Vote.    Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock entitled to vote at the special meeting. Approval of each of the advisory compensation proposal and the adjournment proposal requires the votes cast favoring the action exceed the votes cast opposing such action.

        Voting by Wausau's Directors and Officers.    As of December 11, 2015, the record date for the special meeting, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, 7,600,464 shares of Wausau common stock, representing approximately 15.18% of the outstanding shares of Wausau common stock as of the record date. Pursuant to voting agreements entered into by each of the members of the Wausau board of directors and each of the executive officers of Wausau, such individuals have agreed to vote in favor of the merger agreement. See "Terms of the Merger Agreement—Voting Agreements" beginning on Page 51 of this proxy statement for additional information with respect to the voting agreements.

        Voting and Proxies.    Any shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Wausau common stock in the name of a broker, bank or other custodian, you should instruct your broker, bank or other custodian on how you wish to vote your shares of Wausau common stock in accordance with the voting instructions card furnished by your broker, bank or other custodian. The broker, bank or other custodian cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares of Wausau common stock. If your shares of Wausau common stock are held in the name of a broker, bank or other custodian and you wish to vote in person by ballot at the special meeting, you must provide a legal proxy from your bank, broker or other custodian. If you hold shares of Wausau common stock through the 401(k) Plan, you may direct the 401(k) Plan trustee as to how to vote the number of shares equivalent to the interest in Wausau common stock credited to your account. You may direct the 401(k) Plan trustee by completing the voting instruction card you received. You may not vote shares of Wausau common stock in the 401(k) Plan by attending the special meeting.

        Effect of Abstentions and Broker Non-Votes on Voting.    Abstentions and shares of Wausau common stock not represented at the special meeting and not voted in person or by proxy at the special meeting will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. Abstentions and shares of Wausau common stock not represented at the special meeting and not voted in person or by proxy at the special meeting will have no effect on the advisory compensation proposal. Abstentions and shares of Wausau common stock not represented at the special meeting and not voted in person or by proxy at the special meeting will have no effect on, if necessary or appropriate, the adjournment proposal. If you hold your shares of Wausau common stock in the name of a broker, bank or other custodian, such broker, bank or other custodian may vote your shares of Wausau common stock on the approval and adoption of the merger agreement, the advisory compensation proposal and, if necessary or appropriate, the adjournment proposal only if you provide instructions on how to vote, and your failure to provide instructions will result in your shares of Wausau common stock not being present at the meeting and not being voted on those proposals. It is very important that ALL of our shareholders vote their shares of Wausau common stock, so, in the case of shareholders of record, please promptly complete and return the enclosed proxy card or submit your proxy by telephone or via the Internet, and in the case of beneficial owners that hold their shares of Wausau common stock in the name of a broker, bank or other custodian, please instruct your broker, bank or other custodian on how you wish to vote your shares of Wausau common stock.

        Effect of Abstentions and Non-Votes on Voting of Shares Held Through the 401(k) Plan.    Shares of Wausau common stock held through the 401(k) Plan by participants who do not instruct the 401(k) Plan trustee as to how to vote such shares of Wausau common stock will be voted by the 401(k) Plan trustee in the same proportion as shares in the 401(k) Plan for which instructions were received.

Treatment of Equity-Based Awards (Page 76)

        Wausau will take all actions necessary to cause, effective at the effective time of the merger, each option to purchase Wausau common stock granted under Wausau's 1991 Employee Stock Option Plan, 2000 Stock Incentive Plan and 2010 Stock Incentive Plan, which we refer to collectively as the "Wausau Stock Plans" in this proxy statement, that is outstanding and unexercised as of immediately prior to the effective time of the merger to be cancelled in exchange for a cash payment equal to the product of (i) the excess, if any, of merger consideration over the applicable per-share exercise price of the option and (ii) the aggregate number of shares of Wausau common stock subject to such option. All such payments will be made within three (3) business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements.

        At the effective time of the merger, each performance unit outstanding under the Wausau Stock Plans will be cancelled and converted into the right to receive, immediately after the effective time of the merger, a cash payment in an amount equal to the product of (i) the merger consideration and (ii) the aggregate number of shares of Wausau common stock subject to such performance unit award. All such payments shall be made within three (3) business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements.

Delisting and Deregistration of Wausau Common Stock (Page 59)

        Wausau common stock is registered as a class of equity securities under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act" in this proxy statement, and is quoted on the NYSE under the symbol "WPP." As a result of the merger, Wausau will become a wholly owned subsidiary of SCA Americas. After the effective time of the merger, shares of Wausau common stock will cease to be traded on the NYSE, and price quotations with respect to sales of shares of Wausau common stock in the public market will no longer be available. In addition, Wausau will no longer be required to file periodic reports with respect to shares of Wausau common stock with the Securities and Exchange Commission, which we refer to as the "SEC" in this proxy statement, after the effective time of the merger and the delisting and deregistration of Wausau common stock.

Consequences If the Merger Is Not Consummated (Page 59)

        If the merger agreement is not approved and adopted by the shareholders or if the merger is not consummated for any other reason, shareholders will not receive any payment for their shares of Wausau common stock in connection with the merger. Instead, shares of Wausau common stock will continue to be listed and traded on the NYSE. In certain circumstances, we may be required to pay a termination fee, or we or SCA Americas may seek damages or other remedies, in each case, as described under the section entitled "Terms of the Merger Agreement—Termination; Effect of Termination" and "Terms of the Merger Agreement—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 96 and Page 98, respectively, of this proxy statement.

Recommendation of the Wausau Board of Directors (Page 50)

        The Wausau board of directors, after considering all factors that the Wausau board of directors deemed relevant and after consulting with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Wausau and its shareholders, and unanimously adopted and approved the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by the Wausau board of directors in reaching its decision to adopt and approve the merger agreement and the transactions contemplated thereby, including the merger, can be found in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Reasons for the Merger" beginning on Page 47 of this proxy statement.

The Wausau board of directors unanimously recommends that the shareholders of Wausau vote:

  •
  "FOR" the approval and adoption of the merger agreement, thereby approving the transactions contemplated therein, including the merger;

  •
  "FOR" the proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger; and

  •
  "FOR" the proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Voting Agreements (Page 51 and Annex B)

        In connection with the merger agreement, at the specific request of SCA Americas and as an inducement to SCA Americas' willingness to enter into the merger agreement, each of the members of the Wausau board of directors, each of the executive officers of Wausau, and Starboard Value LP and certain affiliates of Starboard Value LP, which persons we refer to collectively as the "Agreed Voting Persons" in this proxy statement, entered into a voting agreement with SCA Americas, whereby each of the Agreed Voting Persons agreed, among other things, to vote all of the shares of Wausau common stock beneficially owned by such Agreed Voting Persons (i) in favor of the approval and adoption of the merger agreement, thereby approving the transactions contemplated therein, including the merger, and (ii) against any alternate acquisition proposal and other actions, proposals, transactions or agreements that would reasonably be expected to impede or adversely affect the consummation of the merger, in each case, subject to the terms and conditions of such voting agreement. Further, the Agreed Voting Persons agreed during the term such person's respective voting agreement is in effect, not to, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber any of the shares of Wausau common stock beneficially owned by such Agreed Voting Person or enter into any contract, option or other agreement with respect to, or consent to, a transfer, sale, offer, exchange, assignment, pledge or otherwise dispose of or encumber any of the shares of Wausau common stock beneficially owned by such Agreed Voting Person or such Agreed Voting Person's voting or economic interest therein. As of the record date, the Agreed Voting Persons beneficially owned approximately 15.18% of the total outstanding shares of Wausau common stock. A copy of the form of voting agreement is included as Annex B to this proxy statement. See "Terms of the Merger Agreement—Voting Agreements" beginning on Page 51 of this proxy statement for additional information with respect to the voting agreements.

Opinion of Wausau's Financial Advisor (Page 52 and Annex D)

        Wausau retained Evercore Group L.L.C., which we refer to as "Evercore" in this proxy statement, to act as our financial advisor in connection with the merger. At a meeting of the Wausau board of directors held on October 12, 2015, Evercore rendered an oral opinion to the Wausau board of directors, which was subsequently confirmed in writing, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore's written opinion, the merger consideration to be received by the holders of shares of Wausau common stock in the merger was fair, from a financial point of view, to the holders of shares of Wausau common stock.

        The full text of the written opinion of Evercore, dated as of October 12, 2015, is attached as Annex D to this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion. Evercore's opinion does not constitute a recommendation to the Wausau board of directors or to any other persons in respect of the merger, including as to how any holder of shares of Wausau common stock should vote or act in respect of the merger. We encourage you to read Evercore's opinion carefully and in its entirety. Evercore's opinion was provided for the benefit of the Wausau board of directors and was rendered to the Wausau board of directors in connection with its evaluation of whether the merger consideration to be received by the holders of shares of Wausau common stock in the merger is fair, from a financial point of view, to such holders, and did not address any other aspects of the merger. For a further discussion of Evercore's opinion, see "Proposal 1: Approval and Adoption of the Merger Agreement—Opinion of Wausau's Financial Advisor" beginning on Page 52 of this proxy statement.

Financing of the Merger (Page 59)

        SCA Americas expects to finance the merger primarily with available cash and proceeds from the issuance of debt or new credit facilities. The consummation of the merger is not conditioned on SCA Americas' receipt of financing. See "Proposal 1: Approval and Adoption of the Merger Agreement—Financing of the Merger" beginning on Page 59 of this proxy statement for additional information with respect to the financing of the merger.

Parent Guarantee (Page 60 and Annex C)

        In connection with the merger agreement, SCA Parent executed and delivered in favor of Wausau a guarantee, dated October 12, 2015, which we refer to as the "parent guarantee" in this proxy statement, pursuant to which SCA Parent unconditionally and irrevocably guaranteed to Wausau the due and punctual payment of the monetary obligations of SCA Americas and Merger Sub in accordance with the terms of the Merger Agreement. See "Terms of the Merger Agreement—Parent Guarantee" beginning on Page 60 of this proxy statement for additional information with respect to the parent guarantee.

Interests of Wausau's Directors and Executive Officers in the Merger (Page 60)

        In considering the recommendation of the Wausau board of directors that the shareholders of Wausau approve and adopt the merger agreement and thereby approve the merger, the shareholders of Wausau should be aware that certain of the directors and executive officers of Wausau have certain interests in the merger that may be different from, or in addition to, those of the shareholders of Wausau generally. These interests are described in more detail in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Interests of Wausau's Directors and Executive Officers in the Merger" beginning on Page 60 of this proxy statement. The Wausau board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to adopt and approve the merger agreement, and in recommending to the shareholders of Wausau that the merger agreement be approved and adopted. These interests include the following, among others:

  •
  At the effective time of the merger, each outstanding option to purchase Wausau common stock, including those held by directors and executive officers, will be cancelled in exchange for the right to receive a cash payment equal to the product of (i) the excess, if any, of merger consideration over the applicable per-share exercise price of the option and (ii) the aggregate number of shares of common stock subject to such option, and subject to all applicable federal, state, local and foreign tax withholding requirements.

  •
  At the effective time of the merger, each Wausau performance unit, including those held by directors and executive officers, will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the merger consideration and (ii) the aggregate number of shares subject to the performance unit award, subject to all applicable federal, state, local and foreign tax withholding requirements.

  •
  In January 2016, two of the named executive officers may be awarded a one-time cash bonus incentive award. Payment under these awards would be conditioned on satisfaction of certain requirements, including continued employment and satisfaction of performance objectives.

  •
  Directors whose service is terminated in connection with the merger and who participate in the Directors' Deferred Compensation Plan or the 2005 Directors Deferred Compensation Plan will receive a lump sum payment of their deferred compensation in accordance with the terms of the plans.

  •
  As a result of the merger, certain directors will be entitled to receive a lump sum payment pursuant to the Wausau Director Retirement Benefit Policy.

  •
  The executive officers are entitled to receive certain severance payments and other benefits under their change in control employment agreements with Wausau upon certain qualifying terminations of employment during a specified period following the effective time of the merger.

  •
  For a period of six years after the effective time of the merger, SCA Americas and the surviving corporation shall, jointly and severally, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of Wausau and its subsidiaries against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any action (whether arising before or after the effective time of the merger), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring on or before the effective time of the merger. In addition, each present and former director and officer of Wausau will receive other additional indemnification and insurance benefits as more fully described in the section entitled "Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on Page 92 of this proxy statement.

No Solicitation by Wausau of Acquisition Proposals (Page 85)

        In the merger agreement, subject to certain exceptions, Wausau has agreed that neither it nor its subsidiaries, nor any of the officers or directors of Wausau or any of its subsidiaries, shall (and it shall not authorize its and its subsidiaries' affiliates, investment bankers, financial advisors or other representatives to) directly or indirectly:

  •
  solicit or initiate any inquiries or the implementation or submission of any proposal which constitutes, or may be reasonably expected to lead to, an acquisition proposal (as defined in the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement);

  •
  engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with any proposal which constitutes, or may be reasonably expected to lead to, an acquisition proposal (except to notify such person of the existence of the no-solicitation provision of the merger agreement);

  •
  otherwise knowingly encourage or take any other action to facilitate any effort or attempt to make a proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to, an acquisition proposal; or

  •
  execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any acquisition proposal (other than an "acceptable confidentiality agreement" entered into in accordance with the merger agreement as further described in the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement).

        Additionally, prior to the date that the shareholders of Wausau approve and adopt the merger agreement, nothing in the no-solicitation provision in the merger agreement will prevent Wausau or its board of directors from furnishing information to, or engaging in negotiations or discussions with, any person in connection with a bona fide unsolicited acquisition proposal by such person that was made after October 12, 2015 in circumstances that do not breach the no-solicitation provision of the merger agreement, if, and only if, prior to taking such action: (i) the Wausau board of directors determines in good faith (A) after consultation with its advisors, that such acquisition proposal is, or would reasonably be expected to result in, a "superior proposal" (as defined in the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement) and (B) after consultation with outside legal counsel, that its failure to take such actions would reasonably be expected to cause the Wausau board of directors to be in breach of its fiduciary duties under applicable law; (ii) Wausau receives from such person an acceptable confidentiality agreement (as defined in the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement); and (iii) Wausau delivers to SCA Americas a prior written notice advising SCA Americas that it intends to take such action. For a further discussion of the limitations on solicitation of acquisition proposals, and exceptions to such limitations, see the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement.

Changes in Board Recommendation (Page 85)

        Under the merger agreement, subject to certain exceptions, the Wausau board of directors has agreed to recommend that shareholders of Wausau vote in favor of the approval and adoption of the merger agreement and Wausau has agreed that none of Wausau, the Wausau board of directors or any committee of the Wausau board of directors will, and none of them will publicly propose to, (i) withhold, withdraw or modify, in a manner adverse to SCA Americas or Merger Sub, the recommendation that shareholders of Wausau approve and adopt the merger agreement, (ii) approve or recommend any acquisition proposal, (iii) following disclosure or announcement of an acquisition proposal (other than a tender or exchange offer described in clause (iv) of this paragraph), fail to reaffirm publicly the recommendation that shareholders of Wausau approve and adopt the merger agreement within five business days after SCA Americas requests in writing that such recommendation be reaffirmed publicly, (iv) fail to recommend against acceptance of any tender offer or exchange offer for the shares of Wausau common stock within ten business days after the commencement of such offer or make any public statement inconsistent with the recommendation that the shareholders of Wausau approve and adopt the merger agreement, (v) enter into, or permit any Wausau subsidiary to enter into, any letter of intent, acquisition agreement or similar agreement (other than an acceptable confidentiality agreement), or (vi) resolve, agree or publicly announce an intention to take any of the foregoing actions. The actions described in any of the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi) are collectively referred to in this proxy statement as an "adverse recommendation change."

        Prior to the receipt of the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock to approve and adopt the merger agreement, the Wausau board of directors may effect an adverse recommendation change if Wausau receives an unsolicited written acquisition proposal after October 12, 2015, which acquisition proposal did not result from a breach of the no-solicitation provision of the merger agreement, that its board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) is a superior proposal (as defined in the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement) and determines in good faith (after consultation with outside legal counsel) that its failure to make an adverse recommendation change would reasonably be expected to cause the board of directors to be in breach of its fiduciary duties under applicable law.

        Wausau's ability to effect an adverse recommendation change is further subject to Wausau's compliance with certain notice and other requirements set forth in the merger agreement. For a further discussion of the limitations on effecting adverse recommendation changes, see the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement.

Conditions to Consummation of the Merger (Page 94)

        As more fully described in the section of this proxy statement entitled "Terms of the Merger Agreement—Conditions to Consummation of the Merger" beginning on Page 94 of this proxy statement, each party's obligation to consummate the merger is subject to the satisfaction or written waiver (where permissible) of the following conditions:

  •
  the approval and adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock entitled to vote at the special meeting;

  •
  the absence of any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered by a governmental authority of competent jurisdiction that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the merger;

  •
  the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, which we refer to as the "HSR Act" in this proxy statement, and the obtaining of all consents, approvals, non-disapprovals and other authorizations of certain other governmental authorities set forth in the confidential disclosure schedule that Wausau prepared and delivered to SCA Americas with the signing of the merger agreement, which we refer to as the "confidential disclosure schedule" in this proxy statement;

  •
  the truth and accuracy of certain representations and warranties made by the other party in the merger agreement, subject to certain exceptions as set forth in the section entitled "Terms of the Merger Agreement—Conditions to Consummation of the Merger" beginning on Page 94 of this proxy statement;

  •
  the other party's performance or compliance in all material respects with all agreements and covenants required by the merger agreement on or prior to the effective time of the merger; and

  •
  each party having received a certificate signed by an executive officer of the other party certifying as to the satisfaction of the conditions to the obligations of such other party.

How the Merger Agreement May Be Terminated (Page 96)

        The merger agreement may be terminated in the following ways:

  •
  by mutual written consent of Wausau and SCA Americas;

  •
  by either Wausau or SCA Americas if:

  •
  the merger has not been consummated on or before July 12, 2016 (which we refer to as the "initial outside date" in this proxy statement or the "outside date" in this proxy statement if the initial outside date is not extended in accordance with the terms of the merger agreement), provided that if conditions regarding (i) the absence of any order by a governmental authority of competent jurisdiction (to the extent related to the applicable regulatory approvals of applicable governmental authorities) or (ii) regulatory approvals of governmental authorities (as described in the section entitled "—Terms of the Merger

    Agreement—Conditions to Consummation of the Merger" beginning on Page 94 of this proxy statement) are not satisfied or waived and all other conditions are satisfied or waived (or capable of being satisfied) as of such date, then the date is automatically extended to January 12, 2017 (referred to as the "outside date" in this proxy statement if the initial outside date is extended in accordance with the terms of the merger agreement); provided that this right to terminate the merger agreement is not available to any party whose failure to fulfill any agreements and covenants under the merger agreement has been the principal cause of, or resulted in, the failure of the effective time of the merger to occur on or before such date;

    •
    any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger and such decision, injunction, decree, ruling, law or order has become final and non-appealable, or if there is adopted after October 12, 2015, any law that makes consummation of the merger illegal or otherwise prohibited (for purposes of this proxy statement, we refer to this termination event as a "governmental order termination event"); provided, however, that the party seeking to terminate the merger agreement pursuant to this termination right must have fulfilled its obligations to remove any impediment imposed by antitrust laws; or

    •
    the shareholders of Wausau fail to approve and adopt the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock at the meeting of the shareholders of Wausau called and convened for that purpose (or any postponement or adjournment of such meeting).

  •
  by SCA Americas if:

  •
  the Wausau board of directors effects an adverse recommendation change (as described in the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement);

  •
  Wausau enters into, or publically announces its intention to enter into, any definitive agreement with respect to a superior proposal (as defined in the section entitled "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement);

  •
  Wausau intentionally breaches (i) any of the provisions set forth in the proxy statement covenant in the merger agreement or (ii) any of the provisions set forth in the no-solicitation covenant in the merger agreement that results in an acquisition proposal; or

  •
  Wausau has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of certain related closing conditions and (ii) is incapable of being cured by Wausau by the outside date or, if capable of being cured, has not been cured by Wausau within 45 days following receipt of written notice of such breach or failure to perform from SCA Americas (or, if earlier, the outside date).

  •
  by Wausau if:

  •
  at any time prior to the time at which Wausau receives its shareholders' approval and adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock, the Wausau board of directors authorizes Wausau, in full compliance with the terms of the merger agreement, including the provisions set forth in the no-solicitation covenant in the merger agreement, to enter into a definitive agreement with respect to a superior proposal (as discussed in "Terms of the Merger Agreement—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement); or

    •
    SCA Americas has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of certain related closing conditions and (ii) is incapable of being cured by SCA Americas by the outside date or, if capable of being cured, has not been cured by SCA Americas within 45 days following receipt of written notice of such breach or failure to perform from SCA Americas (or, if earlier, the outside date).

        See the section entitled "Terms of the Merger Agreement—Termination; Effect of Termination" beginning on Page 96 of this proxy statement.

Effects of Termination of the Merger Agreement (Page 96)

        If the merger agreement is validly terminated, the merger agreement will become void and of no further force or effect and there will be no liability or obligation on the part of any party, except for the confidentiality provisions, provisions relating to the effect of termination (including the termination fee described in the following paragraph) and certain other specified general provisions of the merger agreement, each of which will survive the termination of the merger agreement. The parties have further agreed that nothing in the merger agreement, including the termination of the merger agreement, will relieve any party from liability for fraud or intentional breach (as defined in the section entitled "Terms of the Merger Agreement—Termination; Effect of Termination" beginning on Page 96 of this proxy statement) of any representation, warranty, covenant or other agreement contained in the merger agreement prior to the date of its termination, in which case the aggrieved party will be entitled to all rights and remedies available at law or in equity, including liability for damages determined taking into account all relevant factors, including the loss of the benefit of the transactions contemplated by the merger agreement, any lost shareholder premium, any lost synergies, the time value of money and any benefit to the breaching party or its shareholders arising from such intentional breach.

        Under the merger agreement, Wausau is required to pay SCA Americas the SCA expenses amount (as defined in the section entitled "Terms of the Merger Agreement—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 98 of this proxy statement) and/or a termination fee of $18,200,000 in cash (which we refer to as the "termination fee" in this proxy statement) if the merger agreement is terminated under the circumstances set forth in the merger agreement, which are specified in the section entitled "Terms of the Merger Agreement—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 98 of this proxy statement. In no event will Wausau be required to pay the termination fee in connection with the termination of the merger agreement more than once. In addition, under the merger agreement, SCA Americas is required to pay Wausau a reverse termination fee of $26,000,000 in cash (which we refer to as the "reverse termination fee" in this proxy statement) if the merger agreement is terminated under the circumstances set forth in the merger agreement, which are specified in the section entitled "Terms of the Merger Agreement—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 98 of this proxy statement. The parties have agreed that the payment of the termination fee or the reverse termination fee, as the case may be, in accordance with the terms of the merger agreement, to the applicable party will be the sole and exclusive remedy for any loss such party suffers as a result of the failure of the transactions contemplated by the merger agreement to be consummated, except that there is no limit to liability for any losses resulting from fraud or intentional breach of any representation, warranty, covenant or other agreement contained in the merger agreement prior to the date of its termination.

Specific Performance (Page 100)

        Wausau, SCA Americas and Merger Sub have agreed that Wausau, SCA Americas and Merger Sub will be entitled, without the requirement for posting bond, to an order of specific performance to enforce the performance of any covenant or obligation contained in the merger agreement and an injunction restraining a breach or threatened breach of the merger agreement; provided that Wausau, SCA Americas and Merger Sub agreed that neither Wausau nor SCA Americas will be entitled to enforce specifically the obligations of the other unless each of their respective conditions to the consummation of the merger have been satisfied or, in the case of obligations of the other, waived in writing by the other. To the extent a party initiates a proceeding seeking specific performance past the outside date, the outside date will be automatically extended until the proceeding is finally resolved.

Regulatory Approvals (Page 68)

Antitrust Filings

        Wausau and SCA Americas have agreed to use their reasonable best efforts to take all actions that are necessary, proper or advisable in order to promptly obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. Additionally, SCA Americas has agreed to use its reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment to the consummation of the transactions under any applicable antitrust, competition or trade regulation law, which we refer to as "antitrust laws" in this proxy statement; provided, however, that SCA Americas is not required to agree to any remedies.

        Under the HSR Act and the rules and regulations promulgated thereunder, the merger may not be consummated until Wausau and SCA Americas have filed notification and report forms with the Antitrust Division of the United States Department of Justice, which we refer to as the "Antitrust Division" in this proxy statement, and the Federal Trade Commission, which we refer to as the "FTC" in this proxy statement, and the applicable waiting period has subsequently expired or been terminated. The required notification and report forms under the HSR Act were filed with the Antitrust Division and the FTC by Wausau and SCA Americas on October 26, 2015 and on November 16, 2015, the parties received notice from the FTC that early termination of the applicable waiting period had been granted; as such, the condition to the closing of the merger related to the HSR Act has been satisfied.

        Although we do not expect any other regulatory authorities to raise any significant concerns in connection with their review of the merger, Wausau and SCA Americas cannot assure you as to the absence of any litigation challenging such approvals.

Litigation Relating to the Merger (Page 69)

        In connection with the merger, purported Wausau shareholders filed three putative class action lawsuits on behalf of purported classes of Wausau shareholders. On November 25, 2015, the lawsuits were consolidated. The operative complaint names as defendants Wausau, members of the Wausau board of directors, SCA Americas, Merger Sub and Starboard Value LP. Among other remedies, the plaintiffs seek to enjoin the merger. The defendants believe that each of the claims is without merit.

        The outcome of the case is uncertain. If the case is not resolved, the lawsuit could prevent or delay consummation of the merger and result in substantial costs to Wausau, including any costs associated with the indemnification of directors. Additional plaintiffs may file additional lawsuits against Wausau and/or the directors and officers of Wausau in connection with the merger.

U.S. Federal Income Tax Consequences of the Merger (Page 70)

        The receipt of cash for shares of Wausau common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, if you are a U.S. holder

(as defined in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—U.S. Federal Income Tax Consequences of the Merger" beginning on Page 70 of this proxy statement), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the merger and your adjusted tax basis in the shares of Wausau common stock exchanged pursuant to the merger. If you are a non-U.S. holder (defined in the section of this proxy statement entitled "Proposal 1: Approval and Adoption of the Merger Agreement—U.S. Federal Income Tax Consequences of the Merger" beginning on Page 70 of this proxy statement), the receipt of cash pursuant to the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, and you are encouraged to seek tax advice regarding such matters. You should read the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—U.S. Federal Income Tax Consequences of the Merger" beginning on Page 70 of this proxy statement and consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in light of your particular circumstances, as well as tax consequences arising under any state, local or foreign tax laws.

Market Price of Wausau Common Stock and Dividend Information (Page 104)

        Wausau common stock is listed on the NYSE under the trading symbol "WPP." The closing price of Wausau common stock on the NYSE on October 12, 2015, the last trading day prior to the announcement of the proposed transaction, was $7.29. The merger consideration represents a premium of approximately 40.6% to the closing price on October 12, 2015 and a premium of approximately 11.3% over the volume weighted average price of Wausau common stock for the 12-month period ended October 12, 2015. On December 11, 2015, the last trading day before the date of this proxy statement, the closing price of Wausau common stock on the NYSE was $10.25.

        Under the terms of the merger agreement, during the pendency of the merger, Wausau is permitted to declare, set aside, make or pay semiannual dividends on shares of Wausau common stock at times and in amounts consistent with past practice.

Expenses (Page 100)

        All reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement, the transactions contemplated thereby, the solicitation of shareholder approvals and all other matters related to the closing of the merger will be paid by the party incurring such fees and expenses, whether or not the merger or the other transactions contemplated by the merger agreement are completed, with certain exceptions expressly set forth in the merger agreement.

No Dissenters' Rights (Page 73)

        Pursuant to Section 180.1302(4) of the WBCL, shareholders of Wausau will not be entitled to any dissenters' rights in connection with the merger agreement or the proposed transaction under or pursuant to Subchapter XIII of the WBCL as long as the shares of Wausau common stock continue to be registered on the NYSE on the record date fixed to determine the shareholders entitled to notice of the special meeting to vote upon the merger agreement.

Covenants Regarding Conduct of Business by Wausau Pending the Merger (Page 83)

        Wausau has agreed to certain covenants in the merger agreement restricting the conduct of its business between October 12, 2015 and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms. In general, Wausau and its subsidiaries are required to conduct its and its subsidiaries' businesses in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to (i) preserve substantially intact the business organization of Wausau and its subsidiaries, (ii) continue to employ the executive officers of Wausau and certain employees of Wausau set forth on a confidential schedule to the merger agreement, in each case on commercially reasonable terms, (iii) maintain in effect all necessary licenses, permits consents, franchises and approvals and authorizations and (iv) maintain the current relationships of Wausau and its subsidiaries with its customers, suppliers, lenders and other persons with which they have material business relations and, subject to the covenants regarding obtaining the requisite governmental approvals, governmental authorities having jurisdiction over the business, in each case as substantially favorable to Wausau and its subsidiaries as such relationship was as of October 12, 2015. However, except as expressly contemplated by the merger agreement, as set forth in the confidential disclosure schedule, or as required by applicable laws, neither Wausau nor any of its subsidiaries may, during the period between October 12, 2015 and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, take, without SCA Americas' prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, other than with respect to certain provisions), any of the actions specified in the section entitled "Terms of the Merger Agreement—Covenants Regarding Conduct of Business by Wausau Pending the Merger" beginning on Page 83 of this proxy statement.

Help in Answering Questions

        If you have any questions about the special meeting or the merger after reading this proxy statement, you may contact Innisfree M&A Incorporated, which we refer to as "Innisfree" in this proxy statement, our proxy solicitor. Shareholders may call the toll free number at (877) 800-5182, and banks and brokers may call (212) 750-5833, in each case to reach Innisfree.

        The merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of Wausau common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
Why am I receiving these materials?

A:
On October 12, 2015, Wausau entered into the merger agreement with SCA Americas and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Wausau board of directors in favor of the proposal to approve and adopt the merger agreement.

Q:
As a shareholder, what will I receive if the merger is consummated?

A:
If the merger is consummated, you will be entitled to receive $10.25 in cash, without interest and less any applicable withholding taxes, for each share of Wausau common stock you own as of immediately prior to the effective time of the merger. Following the consummation of the merger, you will not own shares in the surviving corporation.

  The receipt of cash for shares of Wausau common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—U.S. Federal Income Tax Consequences of the Merger" beginning on Page 70 of this proxy statement for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of the U.S. federal, state, local and foreign tax consequences of the merger in light of your particular circumstances.

Q:
What will happen to outstanding Wausau equity awards in the merger?

A:
At the effective time of the merger, each option to purchase Wausau common stock granted under the Wausau Stock Plans that is outstanding and unexercised as of immediately prior to the effective time of the merger will be cancelled in exchange for a cash payment equal to the product of (i) the excess, if any, of merger consideration over the applicable per share exercise price of the option and (ii) the aggregate number of shares of common stock subject to such option. All such payments will be made within three business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements.

  In addition, each performance unit outstanding under the Wausau Stock Plans will be cancelled and converted into the right to receive, immediately after the effective time of the merger, a cash payment in an amount equal to the product of (i) the merger consideration and (ii) the aggregate number of shares of Wausau common stock subject to such performance unit award. All such payments will be made within three business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements.

Q:
When and where is the special meeting?

A:
The special meeting will take place on January 20, 2016, at 1:30 p.m. local time, at Hyatt Regency, 401 West High Street, Lexington, Kentucky 40507.

Q:
Who is entitled to vote at the special meeting?

A:
Only shareholders of record as of the close of business on December 11, 2015, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Wausau common stock that you held on the record date.

Q:
What happens if I sell or transfer my shares of Wausau common stock after the record date but before the special meeting?

A:
If you sell or transfer your shares of Wausau common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Wausau common stock and each of you notifies Wausau of such special arrangements, you will transfer the right to receive the merger consideration, if the merger is consummated, to the person to whom you sell or transfer your shares of Wausau common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of Wausau common stock after the record date, you are encouraged to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:
What proposals will be voted on at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on:

•
a proposal to approve and adopt the merger agreement, thereby approving the transactions contemplated therein, including the merger;

•
a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger; and

•
a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Q:
What vote is required to approve each of the proposals?

A:
Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock at the close of business on the record date that are entitled to vote at the special meeting. As of the record date, there were 50,082,108 shares of Wausau common stock outstanding. Abstentions, failures to vote and "broker non-votes" (as more fully described below) will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. In connection with the merger agreement, at the specific request of SCA Americas and as an inducement to SCA Americas' willingness to enter into the merger agreement, each of the Agreed Voting Persons entered into a voting agreement with SCA Americas. Pursuant to the terms of such voting agreement, each of the Agreed Voting Persons has agreed to vote in favor of the merger agreement during the term such voting agreement is in effect. As of the record date, the Agreed Voting Persons beneficially owned approximately 15.18% of the total outstanding shares of Wausau common stock.

  Approval of the advisory compensation proposal requires that the votes cast favoring the action exceed the votes cast opposing the action. Abstentions, failures to vote and "broker non-votes" (as more fully described below) will have no effect on the outcome of the vote on the advisory compensation proposal.

  Approval of the adjournment proposal requires that the votes cast favoring the action exceed the votes cast opposing the action. Abstentions, failures to vote and "broker non-votes" (as more fully described below) will have no effect on the outcome of the vote on the adjournment proposal.

Q:
Why am I being asked to cast a non-binding, advisory vote to approve the compensation that will or may become payable to Wausau's named executive officers in connection with the merger?

A:
In 2011, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that will or may become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Wausau is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may become payable to Wausau's named executive officers in connection with the merger. For additional information, see the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Interests of Wausau's Directors and Executive Officers in the Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger" beginning on Page 64 of this proxy statement.

Q.
What will happen if the shareholders do not approve the advisory compensation proposal at the special meeting?

A:
The vote to approve the advisory compensation proposal is a vote separate and apart from the vote to approve and adopt the merger agreement. Approval of the advisory compensation proposal is not a condition to consummation of the merger, and it is advisory in nature only, meaning that it will not be binding on Wausau or SCA Americas or any of their respective subsidiaries. Accordingly, if the merger agreement is approved and adopted by the shareholders of Wausau and the merger is consummated, the compensation of our named executive officers that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:
How does the Wausau board of directors recommend that I vote?

A:
Upon careful consideration, the Wausau board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Wausau and its shareholders, and unanimously recommends that you vote "FOR" the proposal to approve and adopt the merger agreement, "FOR" the advisory compensation proposal and "FOR" the adjournment proposal if necessary or appropriate. For a discussion of certain factors that the Wausau board of directors considered in reaching its decision to adopt and approve the merger agreement and recommend that shareholders vote "FOR" the proposal to approve and adopt the merger agreement, see the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Reasons for the Merger" beginning on Page 47 of this proxy statement.

Q:
How do Wausau's directors and executive officers intend to vote their shares of Wausau common stock in respect of approval and adoption of the merger agreement?

A:
Pursuant to voting agreements entered into by each of the members of the Wausau board of directors and each of the executive officers of Wausau, such individuals have agreed to vote in favor of the merger agreement and will vote all of their shares of Wausau common stock "FOR" the approval and adoption of the merger agreement at the special meeting. Collectively, the members of the Wausau board of directors and the executive officers of Wausau own less than 1% of the shares of Wausau common stock entitled to vote at the special meeting. See "Terms of the Merger Agreement—Voting Agreements" beginning on Page 51 of this proxy statement for additional information with respect to the voting agreements.

Q:
What constitutes a quorum?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Wausau common stock entitled to vote at any meeting of the shareholders of Wausau shall constitute a quorum for the transaction of any business at such meeting. As of December 11, 2015, the record date for the special meeting, 25,041,055 shares of Wausau common stock will be required to obtain a quorum. When a quorum is present to organize a meeting of the shareholders of Wausau, it is not broken by the subsequent withdrawal of any shareholders of Wausau. Abstentions and any broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Q:
What is the difference between holding shares of Wausau common stock as a shareholder of record and as a beneficial owner?

A:
Most of our shareholders hold their shares of Wausau common stock through a broker, bank or other custodian rather than directly in their own name. As summarized below, there are some distinctions between shares of Wausau common stock held of record and those owned beneficially through a broker, bank or other custodian, or those held in an account in our 401(k) Plan.

•
Shareholder of Record.  If your shares of Wausau common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, which we refer to as "Continental" in this proxy statement, you are considered the shareholder of record with respect to those shares of Wausau common stock, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote your shares of Wausau common stock in person at the special meeting. We have enclosed a proxy card for you to use.

•
Beneficial Owner.  If your shares of Wausau common stock are held in a brokerage account or in the name of a broker, bank or other custodian, you are considered the beneficial owner of those shares of Wausau common stock, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or other custodian who is considered the shareholder of record with respect to those shares of Wausau common stock. As the beneficial owner, you have the right to direct your broker, bank or other custodian on how to vote your shares of Wausau common stock, and you are also invited to attend the special meeting where you can vote your shares of Wausau common stock in person by following the procedure described below.

    Because a beneficial owner is not the shareholder of record, you may not vote these shares of Wausau common stock at the special meeting, unless you obtain a "legal proxy" from the broker, bank or other custodian that holds your shares of Wausau common stock giving you the right to vote the shares of Wausau common stock at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other custodian who is the shareholder of record.

  •
  401(k) Plan.  If your shares of Wausau common stock are held through Wausau's 401(k) Plan, those shares of Wausau common stock are held in the name of the 401(k) Plan trustee, the shareholder of record with respect to all shares of Wausau common stock held by the 401(k) Plan, and you have a right under the terms of the 401(k) Plan to direct the trustee as to how to vote the number of shares equivalent to the interest in the Wausau common stock credited to your account as of the record date. You may not vote shares of Wausau common stock you hold through the 401(k) Plan by attending the special meeting and voting in person. If you do not specify how to vote your shares of Wausau common stock, the 401(k) Plan trustee is required to vote your shares in the same proportion on each proposal as it votes all shares of Wausau common stock in the 401(k) Plan for which voting instructions were properly provided.

Q:
How do I vote my shares of Wausau common stock?

A:
Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of Wausau common stock directly in your name as a registered holder (which would mean that you are a "shareholder of record") or through a broker, bank or other custodian (which would mean that you are a "beneficial owner"), because this will determine the procedure that you must follow in order to vote. If you are the shareholder of record, you may vote in any of the following ways:

•
Via the Internet—If you choose to vote via the Internet, go to the Internet website on the enclosed proxy card and follow the instructions. You will need the control number shown on your proxy card in order to vote.

•
Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the voice prompts. You will need the control number shown on your proxy card in order to vote.

•
Via Mail—If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•
At the Special Meeting—Shareholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

  Although Wausau offers four different voting methods, Wausau encourages you to vote through the Internet, as Wausau believes it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you vote your shares of Wausau common stock through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers.

Q:
Do I need to attend the special meeting in person?

A:
No. It is not necessary for you to attend the special meeting in person in order to vote your shares of Wausau common stock.

Q:
If I hold my shares of Wausau common stock through a broker, bank or other custodian, will my broker, bank or other custodian vote my shares of Wausau common stock for me?

A:
Yes, but only if you properly instruct them to do so. If your shares of Wausau common stock are held in a brokerage account or in the name of a broker, bank or other custodian, you are considered the "beneficial owner" of the shares of Wausau common stock held for you in what is known as "street name." If this is the case, this proxy statement has been forwarded to you by your broker, bank or other custodian, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other custodian on how to vote your shares of Wausau common stock. Because a beneficial owner is not the shareholder of record, you may not vote these shares of Wausau common stock at the special meeting, unless you obtain a "legal proxy" from the broker, bank or other custodian that holds your shares of Wausau common stock giving you the right to vote the shares of Wausau common stock at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other custodian who is the shareholder of record.

  If you hold your shares of Wausau common stock in the name of a broker, bank or other custodian, please refer to the information on the voting instruction card forwarded to you by your broker, bank or other custodian to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other custodian will not be able to vote on these proposals. Under applicable rules, brokers, banks and other custodians have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other custodians cannot vote on these proposals without your instructions. This is called a "broker non-vote." Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Wausau common stock.

  Shares of Wausau common stock reported as broker non-votes are considered to be shares of Wausau common stock present for purposes of determining whether a quorum is present at the special meeting. Under the current rules of the NYSE, brokers only have discretionary authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but absent specific instructions from the beneficial owner of the shares of Wausau common stock, however, brokers, banks or other custodians are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the special meeting. To the extent that there are any broker non-votes, a broker non-vote will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. A broker non-vote has no effect on the other proposals.

Q:
If I'm a participant in the 401(k) Plan and have invested in Wausau common stock account, will the 401(k) Plan trustee vote my shares of Wausau common stock for me?

A:
Yes, the 401(k) Plan trustee is required to vote shares of Wausau common stock you hold through the 401(k) Plan as you specify, or, if you do not specify how to vote such shares of Wausau common stock, the 401(k) Plan trustee is required to vote your shares of Wausau common stock in the same proportion on each proposal as it votes all shares of Wausau common stock in the 401(k) Plan for which voting instructions were properly provided. If you are a participant in the 401(k) Plan, you have the right to direct the 401(k) Plan trustee as to how to vote the number of shares of Wausau common stock equivalent to the interest in the Wausau common stock credited to your account as of the record date. You may not vote shares of Wausau common stock you hold through the 401(k) Plan by attending the special meeting and voting in person. Please refer to the information on the voting instruction card forwarded to you by the 401(k) Plan trustee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone.

Q:
What happens if I return my proxy card but I do not indicate how to vote?

A:
If you properly return your proxy card but do not include instructions on how to vote, your shares of Wausau common stock will be voted "FOR" the approval and adoption of the merger agreement, thereby voting such shares of Wausau common stock in favor of approving the merger, "FOR" the approval, by a non-binding advisory vote, of the advisory compensation proposal, and "FOR" the approval of the adjournment proposal. We do not currently intend to present any other proposals for consideration at the special meeting.

Q:
What happens if I abstain from voting on a proposal?

A:
It is important that you vote your shares of Wausau common stock. Under the WBCL, the approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock; thus, your abstention will have the same effect as a vote "AGAINST" approval and adoption of the merger agreement. Your abstention will have no effect on the advisory compensation proposal or the adjournment proposal.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A:
Yes. Even after you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via telephone or vote via the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary at Wausau Paper Corp., 100 Paper Place, Mosinee, WI 54455, Attn: Secretary, specifying such revocation. You may also change your vote by timely delivery of a valid, later-dated proxy or by attending and voting in person at the special meeting. If you have voted via the Internet or by telephone, you may change your vote by signing on to the Internet website and following the prompts or calling the toll-free number again and following the instructions.

  If your shares of Wausau common stock are held in the name of a broker, bank or other custodian, you must contact your broker, bank or other custodian in order to revoke your proxy or change your vote. If you have the right to vote certain shares of Wausau common stock because you hold shares of Wausau common stock through 401(k) Plan, you must contact the 401(k) Plan trustee to revoke your voting instruction card or change your vote.

Q:
What does it mean if I receive more than one set of proxy materials?

A:
This means that you hold shares of Wausau common stock in more than one way. For example, you may own some shares of Wausau common stock directly as a shareholder of record and other shares of Wausau common stock as a beneficial owner through a broker, bank or other custodian, or you may own shares of Wausau common stock as a beneficial owner through more than one broker, bank or other custodian. In these situations, you may receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy. To ensure that ALL of your shares of Wausau common stock are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy through the Internet or by telephone, vote at least once for each proxy card or control number you receive.

Q:
When do you expect the merger to be consummated?

A:
Wausau and SCA Americas are working toward consummating the merger as promptly as possible. The parties currently anticipate that the merger will be consummated during the first quarter of 2016, although there can be no assurance that Wausau and SCA Americas will be able to do so by then or at all. Consummation of the merger is subject to a number of conditions specified in the merger agreement. See the section entitled "Terms of the Merger Agreement—Conditions to Consummation of the Merger" beginning on Page 94 of this proxy statement.

Q:
If the merger is consummated, how will I receive the cash for my shares of Wausau common stock?

A:
If the merger is consummated and your shares of Wausau common stock are held in book-entry or in the name of a broker, bank or other custodian, the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you hold your shares of Wausau common stock in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of Wausau common stock to the paying agent in connection with the merger. The paying agent will issue and deliver to you a check for your shares of Wausau common stock after you comply with such instructions. See the section entitled "Terms of the Merger

  Agreement—Payment of Merger Consideration; Exchange of Shares in the Merger" beginning on Page 76 of this proxy statement.

Q:
If I hold my shares of Wausau common stock in certificated form, should I send in my stock certificates now?

A:
No. Please do not send your stock certificates now. If the merger is consummated, shareholders holding Wausau common stock in certificate form will receive shortly thereafter a letter of transmittal instructing such shareholders to send their stock certificates to the paying agent in order to receive the cash payment of the merger consideration for each share of Wausau common stock represented by the stock certificates. Holders of stock certificates should use the letter of transmittal to exchange their stock certificates for the cash payment to which they are entitled upon consummation of the merger. Please do not send in your stock certificates with your proxy card.

Q:
Is the merger taxable to the shareholders of Wausau?

A:
The exchange of shares of Wausau common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.

  You should read the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—U.S. Federal Income Tax Consequences of the Merger" beginning on Page 70 of this proxy statement for a more complete discussion of the U.S. federal income tax consequences of the merger. You should also consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in light of your particular circumstances, as well as tax consequences arising under any state, local or foreign tax laws.

Q:
What happens if the merger is not consummated?

A:
If the merger agreement is not approved and adopted by the shareholders or if the merger is not consummated for any other reason, shareholders will not receive any payment for their shares of Wausau common stock in connection with the merger. Instead, Wausau common stock will continue to be listed and traded on the NYSE. In certain circumstances, (i) we may be required to pay a termination fee or the SCA expenses amount, (ii) SCA Americas may be required to pay a reverse termination fee or (iii) we or SCA Americas may seek damages or other remedies, in each case, as described under the section entitled "Terms of the Merger Agreement—Termination; Effect of Termination" and "Terms of the Merger Agreement—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 96 and Page 98, respectively, of this proxy statement.

Q:
Am I entitled to exercise dissenters' rights instead of receiving the merger consideration for my shares of Wausau common stock?

A:
No. Pursuant to Section 180.1302(4) of the WBCL, you are not entitled to exercise dissenters' rights with respect to the merger agreement or the transactions contemplated thereby, including the merger, as further explained under the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—No Dissenters' Rights" beginning on Page 73 of this proxy statement.

Q:
Who will count the votes?

A:
The votes will be counted by a representative of Continental, who will act as the inspector of election appointed for the special meeting.

Q:
Where can I find the voting results of the special meeting?

A:
Wausau intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Wausau files with the SEC are publicly available when filed. See the section entitled "Where Shareholders Can Find More Information" beginning on Page 111 of this proxy statement.

Q.
Are there any other risks to me from the merger that I should consider?

A.
Yes. There are risks associated with all business combinations, including the merger. See the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on Page 25 of this proxy statement.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares of Wausau common stock, you should contact Innisfree, our proxy solicitation firm, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Banks and Brokers, Please Call: (212) 750-5833
Shareholders and All Others, Please Call Toll-Free: (877) 800-5182

  If your broker, bank or other custodian holds your shares of Wausau common stock, you should also call your broker, bank or other custodian for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement contains certain "forward-looking" statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements may be typically identified by such words as "may," "will," "should," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend" and other similar expressions, among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed, and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Wausau or its business or operations. Factors that could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

  •
  the risk that the conditions to the closing of the proposed transaction are not satisfied (including a failure of the shareholders of Wausau to approve and adopt, on a timely basis or otherwise, the merger agreement and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

  •
  litigation relating to the merger;

  •
  uncertainties as to the timing of the consummation of the merger and the ability of each of Wausau and SCA Americas to consummate the merger;

  •
  risks that the proposed transaction disrupts the current plans and operations of Wausau;

  •
  the ability of Wausau to retain and hire key personnel;

  •
  competitive responses to the merger;

  •
  limitations placed on our ability to operate the business by the merger agreement;

  •
  unexpected costs, charges or expenses resulting from completing the conditions to the closing of the proposed transaction;

  •
  potential adverse reactions or changes to business relationships resulting from the announcement or consummation of the merger; and

  •
  legislative, regulatory and economic developments.

        The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Wausau's most recent Annual Report on Form 10-K for the year ended December 31, 2014, and our more recent reports filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Wausau or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Wausau, SCA Americas or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. Wausau can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Wausau undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

        All information contained in this proxy statement exclusively concerning SCA Americas and Merger Sub and their affiliates has been supplied by SCA Americas and Merger Sub and has not been independently verified by us.

 PARTIES INVOLVED IN THE MERGER

Wausau Paper Corp.
100 Paper Place
Mosinee, WI 54455
Telephone: (715) 693-4470

        Wausau, a Wisconsin corporation, manufactures, converts, and sells a complete line of towel and tissue products that are marketed along with soap and dispensing systems for the commercial and industrial away-from-home market. Wausau is one of the largest away-from-home tissue companies in North America. With approximately 900 employees, Wausau manufactures and markets away-from-home towel and tissue products along with soap and dispensing systems through its Artisan™, DublNature®, DublSoft® and EcoSoft® brands.

        Wausau common stock (as defined below) is listed on the NYSE under the symbol "WPP."

        Wausau's principal executive offices are located at 100 Paper Place, Mosinee, WI 54455, its telephone number is (715) 693-4470 and its Internet website address is www.wausaupaper.com. The information provided on or accessible through Wausau's Internet website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its Internet website provided in this proxy statement.

        Detailed descriptions about Wausau's business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. See the section entitled "Where Shareholders Can Find More Information" beginning on Page 111 of this proxy statement.

SCA Americas Inc.
2929 Arch Street, Suite 2600
Philadelphia, PA 19104
Telephone: (610) 499-3700

        SCA Parent, a Swedish corporation, is a leading global hygiene and forest products company. The SCA Group develops and produces sustainable personal care, tissue and forest products. Sales are conducted in approximately 100 countries under many strong brands, including the leading global brands TENA® and Tork®, and various regional brands. As Europe's largest private forest owner, the SCA Group places considerable emphasis on sustainable forest management. The SCA Group has about 44,000 employees.

        SCA Parent was founded in 1929 and has its headquarters at Klarabergsviadukten 63, SE-111 64, Stockholm, Sweden and its telephone number is 46 8 788 51 00 and its internet address is www.sca.com. The information provided on or accessible through SCA Parent's Internet website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its Internet website provided in this proxy statement. Shares of SCA Parent's common stock are quoted and traded on NASDAQ OMX Stockholm and as American Depository Receipts (ADR level 1) in the U.S. through Deutsche Bank.

        SCA Americas is headquartered at 2929 Arch Street, Suite 2600, Philadelphia, Pennsylvania 19104 and its telephone number is (610) 499-3700. SCA Americas is currently responsible for the SCA Group's hygiene business in North and South America, including the U.S. The U.S. business has approximately 2500 employees, a personal care production facility and four combined paper manufacturing and converting facilities.

        SCA Americas, through its U.S. affiliate, SCA Tissue North America, LLC, manufactures and sells a complete line of away-from-home towel, tissue, napkin, soap and lotion products along with related dispensing systems under the Tork® brand.

Salmon Acquisition, Inc.
2929 Arch Street, Suite 2600
Philadelphia, PA 19104
Telephone: (610) 499-3700

        Salmon Acquisition, Inc., a wholly owned subsidiary of SCA Americas, is a Wisconsin corporation that was formed on October 6, 2015 for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, including the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Wausau, with Wausau surviving the merger as a wholly owned subsidiary of SCA Americas.

        The principal executive offices of Merger Sub are located at 2929 Arch Street, Suite 2600, Philadelphia, PA 19104, and its telephone number is (610) 499-3700.

 THE SPECIAL MEETING

        This section contains information about the special meeting of the shareholders of Wausau that has been called to consider and vote upon a proposal to approve and adopt the merger agreement, to consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger, and to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

        This proxy statement is being provided to the shareholders of Wausau as part of a solicitation of proxies by the Wausau board of directors for use at the special meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of the special meeting.

Date, Time and Place

        A special meeting of the shareholders of Wausau is scheduled to be held on January 20, 2016, at 1:30 p.m. local time, at Hyatt Regency, 401 West High Street, Lexington, Kentucky 40507, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about December 15, 2015, to all shareholders entitled to vote at the special meeting.

Purpose of the Special Meeting

        At the special meeting, shareholders will be asked:

  •
  to consider and vote upon a proposal to approve and adopt the merger agreement, which provides for the merger of Merger Sub with and into Wausau, with Wausau continuing as the surviving corporation, and the conversion of each share of Wausau common stock, other than each share of Wausau common stock held in the treasury of Wausau or owned by any direct or indirect wholly owned subsidiary of Wausau, or by SCA Americas or any direct or indirect wholly owned subsidiary of SCA Americas (which shares of Wausau common stock we refer to as "excluded shares" in this proxy statement), into the right to receive the merger consideration;

  •
  to consider and vote upon a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in this proxy statement that will or may become payable to Wausau's named executive officers in connection with the consummation of the merger; and

  •
  to consider and vote upon a proposal to approve the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

Recommendation of the Wausau Board of Directors

        The Wausau board of directors, after considering all factors that the Wausau board of directors deemed relevant, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Wausau and its shareholders, and unanimously adopted and approved the merger agreement and approved the transactions contemplated by the merger agreement, including the merger. Certain factors considered by the Wausau board of directors in reaching its decision to adopt and approve the merger agreement can be found in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Reasons for the Merger" beginning on Page 47 of this proxy statement.

        The Wausau board of directors unanimously recommends that the shareholders of Wausau vote "FOR" the approval and adoption of the merger agreement, thereby approving the merger, "FOR" the advisory compensation proposal and "FOR" the adjournment proposal.

Record Date and Voting Information

        Only shareholders of record at the close of business on December 11, 2015, the record date for the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Wausau common stock and each of you notifies Wausau of such special arrangements, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Each shareholder of record on the record date will be entitled to one vote for each share held as of the record date on each matter properly brought before the special meeting. If you sell or transfer your shares of Wausau common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Wausau common stock and each of you notifies Wausau of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is consummated, to the person to whom you sell or transfer your shares of Wausau common stock, but you will retain your right to vote such shares of Wausau common stock at the special meeting.

        As of the close of business on the record date, there were 50,082,108 shares of Wausau common stock, issued, outstanding and entitled to vote at the special meeting, which shares of Wausau common stock were held by approximately 1,425 shareholders of record.

        Brokers, banks or other custodians who hold shares of Wausau common stock for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares of Wausau common stock, however, brokers, banks or other custodians are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the special meeting. Proxies submitted without a vote by brokers, banks or other custodians on these matters are referred to as "broker non-votes" and are discussed in greater detail below.

Quorum

        At the special meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of Wausau common stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the transaction of any business at such meeting. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders of Wausau. As of the record date for the special meeting, 25,041,055 shares of Wausau common stock will be required to obtain a quorum. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to approve and adopt the merger agreement at the time of the special meeting, it is expected the meeting will be adjourned or postponed to solicit additional proxies.

Required Vote

        Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock entitled to vote at the special meeting, as of the record date for the special meeting.

        Approval of each of the advisory compensation proposal and the adjournment proposal requires the votes cast favoring the action exceed the votes cast opposing the action.

        Abstentions and broker non-votes, if any, will be counted as present in determining whether the quorum requirement is satisfied.

        If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

        In connection with the merger agreement, at the specific request of SCA Americas and as an inducement to SCA Americas' willingness to enter into the merger agreement, each of the Agreed Voting Persons has entered into a voting agreement with SCA Americas. Pursuant to the terms of such voting agreements, each of the Agreed Voting Persons has agreed to vote (i) in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, and (ii) against any alternate acquisition proposal and other actions, proposals, transactions or agreements that would reasonably be expected to impede or adversely affect the consummation of the merger. As of the record date, the Agreed Voting Persons beneficially owned approximately 15.18% of the total outstanding shares of Wausau common stock.

Effect of Abstentions and Broker Non-Votes

        It is important that you vote your shares of Wausau common stock. Under the WBCL, the approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Wausau common stock that are entitled to vote thereon; thus, your abstention will have the same effect as a vote "AGAINST" approval and adoption of the merger agreement.

        Abstentions and shares of Wausau common stock not represented at the special meeting and not voted in person or by proxy will have no effect on the advisory compensation proposal or the adjournment proposal.

        If you hold your shares of Wausau common stock in the name of a broker, bank or other custodian, such broker, bank or other custodian may vote your shares of Wausau common stock on the approval and adoption of the merger agreement, the advisory compensation proposal and, if necessary or appropriate, the adjournment proposal only if you provide instructions on how to vote. Your failure to provide instructions will result in your shares of Wausau common stock not being present at the meeting and not being voted on those proposals. It is very important that ALL of our shareholders vote their shares of Wausau common stock, so please promptly complete and return the enclosed proxy card or submit your proxy by telephone or via the Internet.

Voting by Shareholders

        After carefully reading and considering the information contained in this proxy statement, each shareholder of record (that is, if your shares of Wausau common stock are registered in your name with Wausau's transfer agent, Continental) should vote by mail, through the Internet, by telephone or by attending the special meeting and voting by ballot, according to the instructions described below.

Voting Methods

For shareholders of record:

        If your shares of Wausau common stock are held in your name by Wausau's transfer agent, Continental, you can vote:

  •
  Via the Internet—If you choose to vote via the Internet, go to the Internet website indicated on the enclosed proxy card and follow the instructions. You will need the control number shown on your proxy card in order to vote.

  •
  Via Telephone—If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the voice prompts. You will need the control number shown on your proxy card in order to vote.

  •
  Via Mail—If you choose to vote via mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

  •
  At the Special Meeting—Shareholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

        Please do not send in stock certificates or other documents representing Wausau common stock at this time. If the merger is consummated, holders of Wausau common stock certificates will receive instructions regarding the procedures for exchanging their existing Wausau common stock certificates for the payment of the merger consideration.

For beneficial owners:

        If your shares of Wausau common stock are held in the name of a broker, bank or other custodian, you have the right to direct your broker, bank or other custodian on how to vote your shares of Wausau common stock. Because a beneficial owner is not the shareholder of record, you may not vote these shares of Wausau common stock at the special meeting unless you obtain a "legal proxy" from the broker, bank or other custodian that holds your shares of Wausau common stock giving you the right to vote such shares of Wausau common stock at the special meeting.

        Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR" the approval and adoption of the merger agreement, thereby voting such shares of Wausau common stock in favor of approving the merger, "FOR" the approval, by a non-binding advisory vote of the advisory compensation proposal, and "FOR" the approval of the adjournment proposal.

Revocation of Proxies

        Shareholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement or vote via telephone or via the Internet. Shareholders of record can revoke their proxy or change their vote at any time before it is exercised by giving written notice to our Secretary at Wausau Paper Corp., 100 Paper Place, Mosinee, WI 54455, Attn: Secretary, specifying such revocation. Shareholders of record may also change their vote by timely delivery of a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares of Wausau common stock are held in the name of a broker, bank or other custodian, you should follow the instructions of such broker, bank or other custodian regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the Internet website and following the prompts or calling the toll-free number again and following the instructions.

Voting by Wausau's Directors and Executive Officers

        At the close of business on the record date for the special meeting, the members of the Wausau board of directors and each of the executive officers of Wausau were entitled to vote 100,464 shares of Wausau common stock at the special meeting, or approximately 0.2% of the shares of Wausau common stock outstanding on that date. Pursuant to voting agreements entered into by each of the members of the Wausau board of directors and each of the executive officers of Wausau, such individuals have agreed to vote in favor of the merger agreement and will vote all of their shares of Wausau common stock "FOR" the approval and adoption of the merger agreement at the special meeting.

        Certain directors and executive officers of Wausau have interests that are different from, or in addition to, those of other shareholders of Wausau generally. For more information, see the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Interests of Wausau's Directors and Executive Officers in the Merger" beginning on Page 60 of this proxy statement.

Expenses of Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by the Wausau board of directors. We have engaged the services of Innisfree to solicit proxies for the special meeting. In connection with its retention by us, Innisfree has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay Innisfree a fee of $20,000 plus reasonable out-of-pocket expenses for its services. We have agreed to indemnify Innisfree for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Wausau common stock beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Wausau common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone, by e-mail and by fax, and we may pay persons holding shares of Wausau common stock for others their expenses for sending proxy materials to their principals. Proxies may be solicited by our directors, officers and employees in person or by telephone, e-mail or other means of communication. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks or other custodians, to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. We are, and we expect that most brokers, banks or other custodians will be, householding Wausau's proxy materials by delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Each shareholder will receive a separate proxy card. Once you have received notice from your broker, bank or other custodian, or Wausau that your broker, bank or other custodian, or Wausau will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding, and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker, bank or other custodian, if your shares of Wausau common stock are held in the name of a broker, bank or other custodian, or if you are a shareholder of record, you can notify Wausau by sending a written request or oral request to the Secretary at Wausau Paper Corp., Attn: Secretary, 100 Paper Place, Mosinee, WI 54455, telephone: (715) 693-4470. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Tabulation of Votes

        All votes will be tabulated by a representative of Continental, who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Confidential Voting

        As a matter of policy, Wausau keeps confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of election and certain of Wausau's employees and Wausau's transfer agent and proxy solicitor who are associated with processing proxy cards and tabulating the vote. Such documents may also be shared with certain representatives of SCA Americas. The vote of any shareholder is not disclosed except (i) where disclosure is required by applicable law, (ii) where disclosure is requested by you, (iii) where Wausau concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes or (iv) in a contested proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards. All comments received are then forwarded to the Wausau Secretary. Wausau intends to announce preliminary aggregate voting results at the special meeting and to then disclose the final aggregate voting results in a Current Report on Form 8-K of Wausau following the special meeting.

Adjournments and Postponements

        In addition to the proposal to approve and adopt the merger agreement and the advisory compensation proposal, the shareholders of Wausau are also being asked to approve a proposal that will give the Wausau board of directors authority to adjourn the special meeting if necessary or appropriate in the view of the Wausau board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by the shareholders of Wausau prior to the special meeting, or otherwise with the consent, or upon the request, of SCA Americas, in each case in accordance with the merger agreement. In addition, the Wausau board of directors could postpone the meeting before it commences, in each case in any of the circumstances described above. If the special meeting is so adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to approve and adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of Wausau common stock will be voted in favor of the adjournment proposal.

        Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If the Wausau board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Attending the Special Meeting

        Only shareholders of record as of the close of business on December 11, 2015, or their duly appointed proxies may attend the special meeting; however, you may also attend the special meeting if your shares of Wausau common stock are held in the name of a broker, bank or other custodian and you bring evidence of beneficial ownership on the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of Wausau common stock as of the record date for the special meeting. If your shares of Wausau common stock are held in the name of a broker, bank or other custodian and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other custodian) of the shares of Wausau common stock authorizing you to vote at the special meeting. All shareholders should bring photo identification (a driver's license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to (or are otherwise unable to) attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting. Shareholders will be admitted to the meeting room starting at 1:00 p.m., local time, and admission will be on a first-come, first-served basis.

Assistance

        If you need assistance in completing your proxy card or have questions regarding Wausau's special meeting, please contact Innisfree, our proxy solicitor. Shareholders may call the toll free number at (877) 800-5182, and banks and brokers may call (212) 750-5833, in each case to reach Innisfree.

PROPOSAL 1: APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

Effects of the Merger

        If the proposal to approve and adopt the merger agreement receives the affirmative vote of shareholders holding at least two-thirds of all outstanding shares of Wausau common stock that are entitled to vote on such matter and the other conditions to the closing of the proposed transaction are either satisfied or (to the extent permitted by applicable law) waived, Merger Sub will merge with and into Wausau upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Wausau will continue to exist following the merger as a wholly owned subsidiary of SCA Americas.

        Following the merger, all of Wausau's equity interests will be indirectly beneficially owned by SCA Parent, and none of Wausau's current shareholders will, by virtue of the merger, have any ownership interest in, or be a shareholder of, Wausau, the surviving corporation, SCA Americas or SCA Parent after the consummation of the merger. As a result, Wausau's current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the shares of Wausau common stock. Following the merger, SCA Parent and SCA Americas will benefit from any increase in Wausau's value and also will bear the risk of any decrease in Wausau's value.

        Upon consummation of the merger, each share of Wausau common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares) will be converted into the right to receive the merger consideration. See the section of this proxy statement entitled "Terms of the Merger Agreement—Terms of the Merger; Merger Consideration" beginning on Page 75 of this proxy statement.

        For information regarding the effects of the merger on Wausau's outstanding equity awards, please see the section entitled "Terms of the Merger Agreement—Treatment of Equity-Based Awards" beginning on Page 76 of this proxy statement.

        Wausau common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol "WPP." Following the consummation of the merger, shares of Wausau common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Wausau common stock under the Exchange Act will be terminated, and Wausau will no longer be required to file periodic and other reports with the SEC with respect to Wausau common stock. Termination of registration of Wausau common stock under the Exchange Act will reduce the information required to be furnished by Wausau to the shareholders of Wausau and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders' meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Wausau.

Background of the Merger

        As part of Wausau's ongoing strategic planning process, members of the Wausau board of directors and members of Wausau senior management periodically review and assess Wausau's operations, financial performance and competitive position, as well as industry trends and potential strategic initiatives. In addition, members of Wausau senior management, from time to time, also meet with members of the Wausau board of directors in the ordinary course of business to discuss strategic alternatives in order to enhance shareholder value, including, among other things, business combinations, acquisitions, divestitures, dividends and share repurchases. In connection with these reviews and assessments, the Wausau board of directors and members of Wausau senior management enlist the assistance of financial advisors and outside legal advisors.

        The following chronology sets forth a summary of the material events leading up to the execution of the merger agreement.

        On April 23, 2014, Mr. Michael C. Burandt was appointed Chairman and Chief Executive Officer of Wausau, and Mr. Matthew L. Urmanski was appointed President and Chief Operating Officer. The Wausau board of directors appointed Mr. Burandt and Mr. Urmanski to their new roles with the goal of improving the financial results of Wausau. After his appointment as Chairman and Chief Executive Officer, Mr. Burandt, along with Mr. Urmanski and other members of Wausau senior management, began a thorough review of all significant elements of Wausau's business in order to improve the financial results of Wausau, which we refer to as the "Margin Enhancement Initiative" in this proxy statement.

        At Wausau's regularly-scheduled board meeting held on August 21, 2014, the Wausau board of directors, in addition to ordinary course board matters, reviewed, in a discussion led by Mr. Burandt, the current business operations of Wausau and discussed various potential strategic alternatives to improve the financial results of Wausau. The Wausau board of directors asked questions of Mr. Burandt and received answers to those questions.

        On October 16, 2014 at the regularly-scheduled board meeting, Mr. Burandt and the other members of Wausau senior management gave the Wausau board of directors a presentation regarding the Margin Enhancement Initiative. The Wausau board of directors and the members of Wausau senior management discussed the Margin Enhancement Initiative, including the purpose, strategy and timeline of the Margin Enhancement Initiative. The Wausau board of directors asked questions of the members of Wausau senior management and received answers to those questions. After this discussion, the Wausau board of directors invited representatives of Evercore to join the meeting and discuss Wausau's past and recent financial performance. The Wausau board of directors invited Evercore to the board meeting because of Evercore's qualifications, experience and reputation, as well as its familiarity with the business of Wausau. The representatives of Evercore presented a preliminary financial analysis of Wausau and discussed potential strategic alternatives with the Wausau board of directors. The Wausau board of directors asked questions of the representatives of Evercore and received answers to those questions.

        On November 5, 2014, Wausau issued a press release announcing its third-quarter results for 2014. In addition to the financial results, the press release publicly announced Wausau's Margin Enhancement Initiative.

        At Wausau's regularly-scheduled board meeting held on December 15, 2014, the Wausau board of directors, in addition to ordinary course board matters, reviewed the progress of the Margin Enhancement Initiative. Mr. Burandt and the other members of Wausau senior management provided a status update on the Margin Enhancement Initiative, including discussing the progress made to date and the next steps in the process. The Wausau board of directors asked questions of the members of Wausau senior management and received answers to those questions.

        At Wausau's regularly-scheduled board meeting held on February 16 and February 17, 2015, Mr. Burandt and the other members of Wausau senior management updated the Wausau board of directors on the progress of the Margin Enhancement Initiative. The Wausau board of directors asked questions of the members of Wausau senior management and received answers to those questions. Following this discussion, the Wausau board of directors invited representatives of an independent consulting firm to join the board meeting. The independent consulting firm had been retained by Wausau to conduct a customer survey and market analysis of Wausau, as well as provide a presentation on business strategy. The Wausau board of directors and the representatives of the independent consulting firm discussed the results of the customer survey and market analysis, potential business strategies and strategic alternatives. The Wausau board of directors asked questions of representatives of the independent consulting firm and received answers to those questions. After excusing the representatives of the independent consulting firm, the Wausau board of directors discussed and determined, based on the discussion with the independent consulting firm and the current progress of the Margin Enhancement Initiative, to engage a financial advisor to formally review the strategic alternatives available to Wausau. The Wausau board of directors discussed engaging Evercore because of Evercore's qualifications, experience and reputation, as well as its familiarity with the business of Wausau. Then, the Wausau board of directors directed Mr. Burandt to discuss the terms of such engagement with Evercore .

        Following the February meeting of the Wausau board of directors, Mr. Burandt began discussions with representatives of Evercore about retaining Evercore as Wausau's financial advisor. On March 23, 2015, the Wausau board of directors held a telephonic board meeting during which Mr. Burandt updated the other members of the Wausau board of directors on his discussions with Evercore and summarized the terms of a proposed engagement letter. Mr. Burandt, at the direction of the Wausau board of directors, continued to negotiate the terms of engagement letter with Evercore, which was subsequently finalized and approved by the Wausau board of directors during a telephonic board meeting held on April 7, 2015. In addition, during a telephonic board meeting on April 7, 2015, the Wausau board of directors directed Mr. Burandt to commence a formal process of evaluating strategic and financial alternatives, including, among other things, identifying potential third parties to contact and, if necessary, engaging special legal counsel. On April 16, 2015, Wausau and Evercore executed an engagement letter pursuant to which Evercore agreed to provide financial advisory services to Wausau in connection with Wausau's evaluation of strategic and financial alternatives.

        Between mid-April and mid-May, Mr. Burandt and other members of Wausau senior management worked with representatives of Evercore to identify a list of potential third parties to contact. Mr. Burandt and the representatives of Evercore identified six companies to be contacted based on (1) the financial capability of each company to consummate a transaction at then-current market valuations, (2) the fact that each company operated in similar industries to the industries in which Wausau operated, and (3) each company's size and strategic profile.

        During mid-May 2015, representatives of Evercore contacted each of the six identified companies in order to gauge their interest in potentially acquiring Wausau. Of the six potential companies contacted, three of the companies indicated to Evercore that they were not interested in engaging in any discussions regarding the acquisition of Wausau.

        SCA Parent and two of the other contacted companies indicated to Evercore that they would be interested in pursuing further discussions. In this proxy statement, the two other companies that expressed an interest in pursuing further discussions with Wausau are referred to as "Company A" and "Company B." At the direction of the Wausau board of directors, representatives of Evercore and representatives of Wausau's outside general legal counsel, Ruder Ware, L.L.S.C., which we refer to as "Ruder Ware" in this proxy statement, prepared a form of non-disclosure agreement to be provided to each of SCA Parent, Company A, and Company B, and representatives of Ruder Ware negotiated a non-disclosure agreement with each of Company A, Company B and SCA Parent. Prior to attending a management presentation, each of Company A, Company B and SCA Parent were required to execute a non-disclosure agreement, which were entered into on June 2, 2015, June 2, 2015, and June 9, 2015, respectively.

        On June 2, 2015, members of Wausau senior management met separately with representatives of Shearman & Sterling, LLP, which we refer to as "Shearman & Sterling" in this proxy statement, and representatives of two other law firms in connection with a potential engagement as special counsel to Wausau.

        On June 3, 2015, representatives of Company A attended a management presentation by members of Wausau senior management in New York. During the management presentation, members of Wausau senior management, along with representatives of Evercore, provided an overview of Wausau, key investment highlights, and a financial performance review. In addition, representatives of Company B and representatives of SCA Parent attended similar management presentations on June 9, 2015 and June 10, 2015, respectively. During such meetings, each of Company A, Company B and SCA Parent were informed that an initial non-binding indication of interest was required to be submitted by June 22, 2015.

        On June 10, 2015, members of Wausau senior management, along with representatives of Ruder Ware, again met with representatives of Shearman & Sterling to discuss in further detail Shearman & Sterling's engagement as special counsel to Wausau. The attendees at that meeting discussed the process that had been conducted thus far, and, following the meeting, Wausau retained Shearman & Sterling as a legal advisor to Wausau.

        On June 17, 2015, Evercore provided Company B and SCA Parent with a process letter, which summarized the procedures and timetable for providing a non-binding indication of interest. Company A had communicated to representatives of Evercore that, after attending the management presentation, it was not likely to be interested in continuing to pursue a transaction with Wausau; therefore, Company A was not provided with a process letter.

        On June 18, 2015, the Wausau board of directors convened a regularly-scheduled board meeting. Following the discussion of certain ordinary course board matters with members of Wausau senior management, a representative of Ruder Ware provided the Wausau board of directors with a summary of director duties in connection with discussions relating to Wausau's evaluation of strategic alternatives. Following the presentation by the representative of Ruder Ware, representatives of Evercore joined the meeting and provided the Wausau board of directors with a summary of the discussions and meetings that had been held with Company A, Company B, and SCA Parent. Evercore's presentation also summarized various financial and other relevant information relating to Company A, Company B, and SCA Parent. Finally, Evercore's presentation to the Wausau board of directors included a preliminary financial analysis of Wausau. Throughout the presentation by representatives of Evercore, the members of the Wausau board of directors asked a number of questions of the representatives of Evercore and engaged in a detailed discussion amongst themselves regarding Company A, Company B, and SCA Parent.

        On June 19, 2015, representatives of Company A informed representatives of Evercore that Company A would not be submitting a non-binding indication of interest.

        On June 22, 2015, Company B submitted a non-binding indication of interest, which we refer to as the "Company B June 22nd Proposal" in this proxy statement, to acquire all of the issued and outstanding shares of Wausau common stock at a purchase price of $11.00 in cash per share. The Company B June 22nd Proposal indicated that (1) the proposed transaction would be financed with a combination of cash-on-hand, debt, and equity and (2) it was subject to further due diligence.

        On June 22, 2015, SCA Parent, through its financial advisor, requested an extension of time to submit an initial non-binding indication of interest. After discussion with Mr. Burandt, representatives of Evercore informed representatives of SCA Parent's financial advisor that SCA Parent's initial non-binding indication of interest should be submitted as soon as possible. On July 1, 2015, SCA Parent submitted an initial non-binding indication of interest, which we refer to as the "SCA Parent July 1st Proposal" in this proxy statement, to acquire Wausau in an all cash transaction with a purchase price range of $10.50 to $11.50 per share of Wausau common stock. The SCA Parent July 1st Proposal noted that (1) the proposed transaction would not be subject to a financing condition and (2) it was subject to further due diligence.

        On July 2, 2015, the Wausau board of directors held a telephonic meeting to discuss the Company B June 22nd Proposal and SCA Parent July 1st Proposal. At the direction of the Wausau board of directors, representatives of Evercore were also present on the call. During the course of the telephonic meeting, the Wausau board of directors reviewed and had extensive discussions regarding each of the initial non-binding expressions of interest. Representatives of Evercore discussed the Company B June 22nd Proposal and SCA Parent July 1st Proposal, including providing a summary of each proposal, with the members of the Wausau board of directors and indicated the levels of interest of each of Company B and SCA Parent in pursuing a potential transaction based on the meetings and discussions with Company B and SCA Parent. During this discussion, the Wausau board of directors asked questions relating to the Company B June 22nd Proposal and SCA Parent July 1st Proposal and received answers to those questions. At the conclusion of this discussion, the Wausau board of directors directed Mr. Burandt and Evercore to continue discussions with both Company B and SCA Parent. Following the conclusion of the discussion on the non-binding indications of interest, the Wausau board of directors discussed with Mr. Burandt Wausau's stand-alone shareholder value creation strategy, which members of Wausau senior management were in the process of preparing. This discussion concluded with the Wausau board of directors requesting that Mr. Burandt provide additional insights into Wausau's stand-alone shareholder value creation strategy at the next regularly-scheduled meeting of the Wausau board of directors in August 2015.

        At the beginning of July, Mr. Burandt received an inquiry from a representative of a private equity firm, which we refer to as the "Private Equity Firm" in this proxy statement, regarding a combination transaction between Wausau and a company that participates in the away-from-home paper products business, which we refer to as "Company D" in this proxy statement. Wausau had contacted Company D at the beginning of the auction process, and Company D had communicated to representatives of Evercore that it was not interested in engaging in any discussions regarding the acquisition of Wausau.

        Wausau provided representatives of Company B and representatives of SCA Parent on July 7, 2015 and July 8, 2015, respectively, access to a virtual data room containing materials in respect of Wausau for purposes of each party's due diligence investigation. Except as otherwise set forth in this section of the proxy statement, the provision of due diligence information continued through the execution of the merger agreement on October 12, 2015.

        On July 18, 2015, the Wausau board of directors held a telephonic meeting. After approving the appointment of Robert H. Yanker as a new board member, Mr. Burandt updated the other members of the Wausau board of directors on the due diligence activities of Company B and SCA Parent. In addition, Mr. Burandt indicated that additional meetings and discussions were scheduled to be held with representatives of Company B and SCA Parent during the week of July 20, 2015. Lastly, Mr. Burandt informed the Wausau board of directors about his telephonic discussions with a representative of the Private Equity Firm, during which the Private Equity Firm had expressed interest in pursuing a transaction involving Wausau. Mr. Burandt indicated that, if directed by the Wausau board of directors, a meeting with representatives of the Private Equity Firm could be scheduled in the near future. The Wausau board of directors directed Mr. Burandt to meet with the Private Equity Firm to further discuss its expression of interest.

        On July 20, 2015, members of Wausau senior management, along with representatives of Evercore and a representative of Ruder Ware, attended a meeting in New York with representatives of Company B to respond to various due diligence questions that Company B had about Wausau and its operations. On July 21, 2015, members of Wausau senior management, along with representatives of Evercore and representatives of Ruder Ware, held a similar meeting in New York with representatives of SCA Parent.

        Following the July meetings in New York, Company B and SCA Parent continued their respective due diligence investigations with respect to Wausau, including visiting certain of Wausau's facilities and participating in telephonic due diligence calls.

        On August 3, 2015, the Private Equity Firm executed a non-disclosure agreement with Wausau, and, on August 4, 2015, members of Wausau senior management, along with representatives of Evercore, met with representatives of the Private Equity Firm, along with the Private Equity Firm's financial advisor, to discuss the proposed transaction that the Private Equity Firm had presented in its telephonic discussions with Mr. Burandt. At the meeting, the Private Equity Firm provided members of Wausau senior management and the representatives of Evercore with a non-binding two page high level summary document outlining the proposal. The Private Equity Firm proposed that Wausau acquire Company D in exchange for a combination of cash and shares of Wausau common stock and, contemporaneously with that acquisition, sell certain assets of Company D to the Private Equity Firm in exchange for cash.

        The Wausau board of directors held a regularly-scheduled meeting at Wausau's office facility in Lexington, Kentucky, on August 19, 2015. At the direction of the Wausau board of directors, representatives of Ruder Ware and a representative of Evercore was telephonically present at the meeting. The meeting began on August 19, and Mr. Burandt and a representative of Evercore provided the members of the Wausau board of directors with an update on the ongoing discussions with Company B and SCA Parent. Mr. Burandt and the representative of Evercore also discussed the proposed transaction summary document that had been submitted by the Private Equity Firm. The Wausau board of directors asked questions of Mr. Burandt and the representative of Evercore relating to the Private Equity Firm's proposal and received answers to those questions. Mr. Burandt and the representative of Evercore indicated that, after review and analysis of the Private Equity Firm's proposal, there was substantial execution risk associated with the Private Equity Firm's proposal, including the fact that Company D had already indicated it was not interested in pursuing a transaction with Wausau, the transaction required Wausau to be the acquirer and pay a transaction premium, and the transaction would have to be approved by the respective shareholders of Wausau and Company D. Following this discussion, the Wausau board of directors decided not to pursue the Private Equity Firm's proposal further. In addition, the Wausau board of directors asked various questions relating to the process involving Company B and SCA Parent and received answers to those questions. The representative of Evercore also indicated that each of Company B and SCA Parent had been given a deadline of September 10, 2015 to submit a binding offer to acquire Wausau. Following this discussion, the Wausau board of directors agreed to adjourn the meeting and reconvene to continue its discussion on August 20, 2015.

        On the morning of August 20, 2015, the compensation committee of the Wausau board of directors convened a meeting. Members of Wausau senior management and a representative of Ruder Ware were in attendance at the request of the compensation committee members. At the meeting, the members of the compensation committee and members of Wausau senior management discussed the need to properly incentivize employees to remain with Wausau and continue to work on the Margin Enhancement Initiative. The members of the compensation committee asked questions of members of Wausau senior management and received answers to those questions. At the end of the discussion, the compensation committee approved the implementation of retention and severance agreements for certain employees of Wausau that were not named executive officers of Wausau.

        Following the meeting of the compensation committee, the Wausau board of directors reconvened to continue the discussion from the previous day. Members of Wausau senior management and a representative of Ruder Ware were in attendance at the request of the Wausau board of directors. During this meeting, after addressing certain ordinary course board matters, members of Wausau senior management led a discussion with the Wausau board of directors on the Margin Enhancement Initiative and Wausau senior management's stand-alone shareholder value creation strategy. Members of the Wausau board of directors asked a variety of questions relating to this strategy, including questions relating to execution risk and capital needs associated with implementing the strategy. Following this discussion, and after the other members of Wausau senior management had been excused from the meeting, the Wausau board of directors, led by Mr. Burandt, engaged in a discussion on the process involving Company B and SCA Parent, including determining the next steps in such process. Mr. Burandt informed the other members of the Wausau board of directors about his concerns regarding the toll that the process was taking on the members of Wausau senior management, as well as his concern that other members of Wausau management may depart if they learned about the process. Mr. Burandt also indicated that the process had the risk of becoming a distraction that would negatively impact Wausau's progress on the Margin Enhancement Initiative and Wausau senior management's stand-alone shareholder value creation strategy. The other members of the Wausau board of directors discussed these concerns and asked questions of Mr. Burandt, which he answered. Following this discussion, the Wausau board of directors directed Mr. Burandt to move the deadline for final bids from September 10, 2015 to August 28, 2015 and to communicate this to Evercore.

        On August 21, 2015, Evercore communicated to both Company B and SCA Parent, through their respective financial advisors, that the deadline for final bids had been moved to August 28, 2015. In addition, the same day, a draft merger agreement, prepared by representatives of Shearman & Sterling, which we refer to as the "draft merger agreement" in this proxy statement, was made available to representatives of each of SCA Parent and Company B in the virtual data room. Among other things, the draft merger agreement included limited termination rights in respect of deal protection provisions, an obligation for the potential purchaser to commit to make divestitures if required in connection with obtaining required regulatory approvals and a proposal that the termination fee be set at 2% of the equity value of the transaction, with such fee serving as the exclusive remedy for a termination of the merger agreement in circumstances where such fee was payable

        On August 22, 2015, Mr. Magnus Groth, President and Chief Executive Officer of SCA Parent, sent a message to Mr. Burandt indicating a willingness to meet the revised timeline, but highlighting that in order to submit a firm bid, SCA Parent would require certain information from Wausau in advance of providing such firm bid, including environmental site assessments on existing facilities, details regarding Wausau pension plans, contracts relating to prior Wausau divestitures, accounting work paper review and completion of expert calls on environmental and pension topics. Mr. Burandt responded and clarified what information would be made available and indicated that if SCA Parent were to submit an expression of interest, contingent on receipt of completed environmental site assessments alone, that would be acceptable.

        On August 27, 2015, Company B submitted its non-binding expression of interest. In contrast with the Company B June 22nd Proposal, its non-binding expression of interest did not contemplate acquiring 100% of Wausau; rather, it proposed a transaction pursuant to which a subsidiary of Company B would be combined with Wausau pursuant to which Company B would acquire approximately 50% of the issued and outstanding shares of Wausau common stock. Company B stated that the implied share price on a pro forma basis would be $11.05 per share of the combined company, assuming certain cost synergies and gross margin improvements. Company B's non-binding expression of interest did not include sufficient details on the proposed transaction to determine how Company B intended for the proposed transaction to be structured. Company B did not provide a mark-up of the draft merger agreement because its non-binding expression of interest contemplated an alternative transaction structure.

        In addition, on the same day, a draft confidential disclosure schedule, prepared by representatives of Wausau and representatives of Ruder Ware, which we refer to as the "draft confidential disclosure schedule" in this proxy statement, was made available to representatives of each of SCA Parent and Company B in the virtual data room.

        On the morning of August 28, 2015, the compensation committee of the Wausau board of directors convened a telephonic meeting. Representatives of Ruder Ware were in attendance at the request of the compensation committee members. At the meeting, the members of the compensation committee and the representatives of Ruder Ware discussed the proposed change of control compensation agreements for Mr. Burandt, Mr. Urmanski and Ms. Lemmer. The representatives of Ruder Ware discussed the terms of the proposed change of control compensation agreements. The members of the compensation committee asked questions of the representatives of Ruder Ware and received answers to those questions. Then, the compensation committee members discussed the need to properly incentivize the members of Wausau senior management in connection with the Margin Enhancement Initiative and the review of strategic alternatives. At the end of the discussion, the compensation committee agreed to recommend to the Wausau board of directors that Wausau enter into the proposed change of control compensation agreements with Mr. Burandt, Mr. Urmanski and Ms. Lemmer.

        Later in the day on August 28, 2015, Wausau received a definitive proposal from SCA Parent, pursuant to which SCA Parent offered to acquire Wausau in an all cash transaction with a purchase price of $11.10 per share of Wausau common stock. SCA Parent included a mark-up of the draft merger agreement with its definitive proposal. SCA Parent's mark-up of the draft merger agreement included, among other things, (1) expanded termination rights in respect of the deal protection provisions and the events under which the termination fee would be payable, (2) a proposal that the termination fee be set at 4% of the equity value of the transaction, (3) a modification of the standard for obtaining the required regulatory approval, and (4) required that the members of the Wausau board of directors, the executive officers of Wausau and Starboard Value LP enter into voting agreements.

        On August 30, 2015, Wausau held a telephonic board meeting, during which the Wausau board of directors reviewed the proposals that had been received from Company B and SCA Parent. At the direction of the Wausau board of directors, representatives of Evercore and representatives of Shearman & Sterling and representatives of Ruder Ware were also present at the meeting. Representatives of Evercore reviewed the two proposals in detail, and answered various questions that were raised by members of the Wausau board of directors. With respect to the Company B proposal, Evercore discussed with the Wausau board of directors the significant valuation and execution risk issues associated with the proposal. In addition, representatives of Evercore informed the Wausau board of directors that the proposal of SCA Parent was subject to three remaining due diligence investigation conditions: (1) receipt of completed environmental site assessments on Wausau's Kentucky and Ohio facilities, (2) a review of the work papers prepared by Wausau's independent auditing firm and (3) confirmation of items referenced in the draft confidential disclosure schedule. Following this discussion, representatives of Shearman & Sterling, reviewed SCA Parent's mark-up of the draft merger agreement, highlighting certain issues that would be important in the negotiations should the Wausau board of directors choose to move forward with pursuing a transaction. Lastly, representatives of Evercore led a discussion with the Wausau board of directors comparing the price offered by SCA Parent in its proposal with the current standalone valuation of Wausau. The Wausau board of directors engaged in a detailed discussion regarding price, and directed Mr. Burandt and representatives of Evercore to seek an increase in the purchase price offered by SCA Parent. Next, the Wausau board of directors discussed the proposed change of control compensation agreements with Mr. Burandt, Mr. Urmanski and Ms. Lemmer and the recommendation of the compensation committee. Following the discussion, the Wausau board of directors adopted the recommendation of the compensation committee and approved Wausau to enter into the proposed change of control compensation agreements, subject to additional legal review and finalization of the change of control agreements.

        Later that day Evercore communicated to representatives of SCA Parent's financial advisor that Wausau would be prepared to transact at an offer price of $11.65 and that further, Wausau would not be providing environmental site assessments prior to the execution of a definitive agreement.

        On August 31, 2015, representatives of SCA Parent's financial advisor conveyed to Evercore that SCA Parent was willing to increase its purchase price to $11.20 per share, but that SCA Parent would require completed environmental site assessments prior to execution of a definitive agreement.

        That same day, the Wausau board of directors convened a telephonic board meeting. At the direction of the Wausau board of directors, representatives of Evercore and representatives of Shearman & Sterling and Ruder Ware were also present at the meeting. During that meeting, representatives of Evercore informed the Wausau board of directors that SCA Parent had increased its offer to acquire Wausau in an all cash transaction with a purchase price of $11.20 per share of Wausau common stock from $11.10. Representatives of Evercore then reviewed additional financial analyses of Wausau for the Wausau board of directors and responded to various questions raised. After this discussion, representatives of Shearman & Sterling reviewed certain issues that had been identified during discussions with Morgan, Lewis & Bockius LLP, SCA Parent's legal advisor, which we refer to as "Morgan Lewis" in this proxy statement, including with respect to the covenants regarding the receipt of required regulatory approvals and the need to obtain closing certainty in the definitive merger agreement. Following the discussion and based on a purchase price of $11.20 per share of Wausau common stock, the board directed Mr. Burandt to work with Shearman & Sterling to finalize the terms of a definitive merger agreement with SCA Parent.

        During the first two weeks of September 2015, Wausau and its advisors worked to complete the environmental site assessments and the work papers review that had been requested by SCA Parent, in order to satisfy two of the conditions that SCA Parent had placed on its proposal received August 28, 2015. In addition, representatives of Shearman & Sterling continued to negotiate with Morgan Lewis regarding the terms of the definitive merger agreement, with a particular focus on the provisions relating to regulatory approvals to address the concerns conveyed by the members of the Wausau board of directors. On September 3, 2015, representatives of Shearman & Sterling provided representatives of Morgan, Lewis with a mark-up of the draft merger agreement submitted with SCA Parent's August 28, 2015 definitive proposal.

        Between September 3, 2015 and September 20, 2015, representatives of Shearman & Sterling and representatives of Morgan Lewis negotiated the terms of the draft merger agreement.

        On September 5, 2015, the Wausau board of directors convened a telephonic board meeting to provide the members of the Wausau board of directors with an update on the negotiations of the draft merger agreement between representatives of Shearman & Sterling and representatives of Morgan Lewis. Representatives of Shearman & Sterling reviewed various aspects of the negotiations with the Wausau board of directors, including the covenants regarding the receipt of required regulatory approvals. The Wausau board of directors asked a variety of questions regarding closing certainty under the terms of the definitive merger agreement, and the representatives of Shearman & Sterling provided various alternatives for the Wausau board of directors to consider.

        On September 11, 2015, the compensation committee of the Wausau board of directors convened a telephonic meeting. Representatives of Ruder Ware were in attendance at the request of the compensation committee members. At the meeting, the members of the compensation committee and the representatives of Ruder Ware discussed the proposed change of control compensation agreements for Mr. Burandt, Mr. Urmanski, and Ms. Lemmer. The representatives of Ruder Ware discussed the terms of and amounts associated with the proposed change of control compensation agreements, as well as certain potential tax impacts associated with those change of control agreements. The representatives of the compensation committee asked questions of the representatives of Ruder Ware and received answers to those questions. After review and discussion of these issues, the compensation committee unanimously authorized Wausau to enter into the change of control compensation agreements with Mr. Burandt, Mr. Urmanski, and Ms. Lemmer. See "Interests of Wausau's Directors and Executive Officers in the Merger—Executive Officer Change in Control Employment Agreements" on Page 64 of this proxy statement for additional information on these change of control compensation agreements.

        On September 20, 2015, the Wausau board of directors convened a telephonic board meeting for the purpose of the Wausau board of directors receiving an update on the negotiations of the draft merger agreement between representatives of Shearman & Sterling and representatives of Morgan Lewis. Representatives of Shearman & Sterling reviewed various aspects of the negotiations with the Wausau board of directors and indicated that the parties had not been able to reach an agreement on the covenants regarding the receipt of required regulatory approvals. The Wausau board of directors asked questions regarding potential alternatives that could be pursued and received answers to the questions raised. Following those discussions, the Wausau board of directors directed Mr. Burandt and Wausau's financial and legal advisors to continue to negotiate with SCA Parent regarding the terms of a definitive merger agreement.

        On September 23, 2015, Mr. Burandt received a correspondence from a representative of SCA Parent, indicating that, following a review of Wausau's environmental risk profile, as well as Wausau's decline in trading price, SCA Parent was lowering its offer to $10.00 per share of Wausau common stock.

        On the evening of September 23, 2015, the Wausau board of directors convened a telephonic board meeting to discuss SCA Parent's revised offer. The Wausau board of directors reviewed SCA Parent's updated purchase price proposal compared against the current standalone valuation of Wausau with representatives of Evercore and received an update on the negotiations of the draft merger agreement from representatives of Shearman & Sterling. Representatives of Shearman & Sterling and representatives of Ruder Ware also provided the Wausau board of directors with an overview of the directors' fiduciary duties under Wisconsin law. The Wausau board of directors then engaged in a detailed discussion of available alternative approaches and strategies. One alternative considered was contacting Company B; however, since Company B's proposal had significant execution risk and was not fully developed in its non-binding expression of interest, the Wausau board of directors decided not to reengage with Company B. After such discussion, the Wausau board of directors directed Mr. Burandt and Wausau's advisors to submit a counter-proposal to SCA Parent with the following terms: (1) a purchase price of $10.50 per share of Wausau common stock and (2) a reasonable allocation of risks between Wausau and SCA Parent relating to receipt of the required regulatory approvals. The Wausau board of directors determined that if SCA Parent did not respond to the counter-proposal by September 25, 2015 at 12:00 p.m. eastern time, then Wausau would terminate the transaction process with SCA Parent. The Wausau board of directors determined that the transaction process with SCA Parent should be terminated under these circumstances because Wausau needed to cease diverting the attention of the members of Wausau senior management from other needs of the business and enable the members of Wausau senior management to focus on Wausau's standalone business strategy and the Margin Enhancement Initiative. Mr. Burandt informed the Wausau board of directors that Wausau would communicate this proposal directly to Mr. Groth and that he would require a response by September 25, 2015, at 12:00 p.m. eastern time; otherwise, Wausau would terminate the transaction process with SCA Parent.

        On the morning of September 25, 2015, Mr. Groth informed Mr. Burandt that SCA Parent could not accept the terms of the counter-proposal submitted by Wausau. Later that evening, the Wausau board of directors convened a telephonic board meeting, and Mr. Burandt communicated that SCA Parent had rejected Wausau's counter-proposal. Following a brief discussion, the Wausau board of directors reaffirmed that the transaction process with SCA Parent should be terminated.

        On October 2, 2015, representatives of SCA Parent's financial advisor provided representatives of Evercore with a new proposal from SCA Parent. SCA Parent's updated proposal contained a purchase price of $10.25 per share of Wausau common stock, and it indicated that SCA Parent had reconsidered certain aspects of its positions regarding the terms of the merger agreement. During the afternoon on October 2, 2015, the Wausau board of directors convened a telephonic board meeting. After a detailed discussion regarding purchase price, the Wausau board of directors directed Mr. Burandt and the representatives of Evercore to counter the SCA Parent proposal with a proposed purchase price of $10.40 per share of Wausau common stock. Later that evening, representatives of Evercore communicated Wausau's counter-proposal to representatives of SCA Parent's financial advisor

        On October 3, 2015, representatives of SCA Parent's financial advisor reconfirmed the $10.25 per share of Wausau common stock offer of SCA Parent and noted that SCA Parent was not prepared to transact at any higher price.

        On October 4, 2015, the Wausau board of directors held a telephonic board meeting. Following a discussion between the Wausau board of directors and representatives of Evercore regarding a review of the financial analyses of Wausau on a standalone basis as compared to the proposed transaction with SCA Parent, the Wausau board of directors directed Mr. Burandt and Wausau's financial and legal advisors to accept SCA Parent's offer of $10.25 per share of Wausau common stock, subject to final negotiation of the terms of a definitive merger agreement.

        On October 6, 2015, representatives of Shearman & Sterling received from Morgan Lewis a revised draft merger agreement, which Shearman & Sterling had distributed on September 3, 2015. On October 9, 2015, representatives of Shearman & Sterling delivered to Morgan Lewis a revised draft merger agreement. Between October 9, 2015 and October 12, 2015, Shearman & Sterling and Morgan Lewis continued to negotiate the terms of a definitive merger agreement, the form of voting agreement and the parent guarantee, which Wausau required as a condition to entering into the merger agreement.

        On the evening of October 12, 2015, the Wausau board of directors convened a telephonic board meeting. At the direction of the Wausau board of directors, representatives of Evercore and representatives of Shearman & Sterling and representatives of Ruder Ware were also present at the meeting. A representative of Evercore began the meeting by describing the transaction process that had been undertaken by Wausau, including the companies contacted, the due diligence process, the proposals received by SCA Parent, Company B and the Private Equity Firm, and the negotiations between Wausau and SCA Parent. The representatives of Evercore then presented to the Wausau board of directors its financial analysis of SCA Parent's proposal of $10.25 per share of Wausau common stock. Following the presentation, Evercore rendered its oral opinion to the Wausau board of directors, which was subsequently confirmed in a written opinion dated October 12, 2015, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore's written opinion, the merger consideration to be received by the holders of shares of Wausau common stock in the merger was fair, from a financial point of view, to the holders of shares of Wausau common stock (a copy of the written opinion of Evercore is attached to this proxy statement as Annex D). Please see the discussion in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Opinion of Wausau's Financial Advisor" beginning on Page 52 of this proxy statement for a more detailed description of the Evercore's financial analyses and the opinion rendered by Evercore to the Wausau board of directors.

        Representatives of Ruder Ware and representatives Shearman & Sterling then discussed with the Wausau board of directors the fiduciary duties of the directors under Wisconsin law, including the duty of care and duty of loyalty, as well as the directors' ability to rely on the opinions of experts, the business judgment rule, and Wisconsin's expanded constituency statute. Following that discussion, Shearman & Sterling provided the Wausau board of directors with an overview of the proposed transaction, including the principal terms of the transaction documents that would be executed in connection with the proposed transaction, the structure of the proposed transaction, the merger consideration that would be paid to the Wausau shareholders, the representations and warranties that would be made by Wausau in the definitive merger agreement, the conduct of business covenant that would be applicable between signing and closing of the proposed transaction, required regulatory approvals, and the circumstance under which a termination fee would be paid in the event of a termination of the merger agreement by either party.

        After careful deliberation, including consideration of the factors described in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Reasons for the Merger" beginning on Page 47 of this proxy statement, the Wausau board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Wausau and its shareholders, (ii) adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, (iii) recommended the approval and adoption of the merger agreement by the shareholders of Wausau, and (v) directed that the approval and adoption of the merger agreement be submitted to a vote of the shareholders of Wausau.

        Following the conclusion of the telephonic board meeting, Wausau and SCA Americas executed the merger agreement and SCA Parent executed and delivered the parent guarantee.

        On October 13, 2015, Wausau and SCA Parent issued a joint press release publicly announcing their entry into the merger agreement.

Reasons for the Merger

        In evaluating the merger and the merger agreement, the Wausau board of directors consulted with Wausau senior management as well as Wausau's legal and financial advisors. In determining to approve and adopt the merger agreement and the merger and recommend that shareholders of Wausau vote their shares of Wausau common stock in favor of the proposal to approve and adopt the merger agreement, the Wausau board of directors also considered a number of reasons, including the following (not necessarily in order of relative importance):

  •
  its belief that the price of Wausau common stock in the short or medium term was highly unlikely to exceed the future value equivalent of the merger consideration, and the opportunity to secure a substantial premium for the shareholders of Wausau;

  •
  the fact that the merger consideration represents:

  •
  a 40.6% premium over the closing stock price of $7.29 on October 12, 2015 (the last trading day before the announcement of the proposed transaction); and

  •
  an 11.3% premium over the volume weighted average price of Wausau common stock for the 12-month period ended October 12, 2015;

  •
  its belief, based on discussions and negotiations by Wausau's management and advisors with SCA Americas and SCA Parent, that the merger consideration was the highest price SCA Americas or any other interested party would be willing to pay;

  •
  the financial analyses presented to the Wausau board of directors by Evercore, as more fully described below under the caption "Proposal 1: Approval and Adoption of the Merger Agreement—Opinion of Wausau's Financial Advisor" beginning on Page 52 of this proxy statement, and the board's assessment, taking into account these financial analyses, of Wausau's value on a standalone basis relative to the $10.25 per share in cash to be paid in the merger;

  •
  the opinion, dated October 12, 2015, of Evercore to the Wausau board of directors with respect to the fairness, from a financial point of view, to the holders of Wausau common stock of the $10.25 in cash per share to be paid to such holders pursuant to the merger agreement, as more fully described below under the caption "Proposal 1: Approval and Adoption of the Merger Agreement—Opinion of Wausau's Financial Advisor" beginning on Page 52 of this proxy statement;

  •
  the Wausau board of directors' familiarity with Wausau's business, operations, assets, properties, business strategy and competitive position and the nature of the industries in which Wausau operates, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

  •
  the financial condition and prospects of Wausau, as well as the risks involved in achieving those prospects and the risks and uncertainties associated with operating Wausau's business, including the risks described in Wausau's filings with the SEC;

  •
  its belief that, based on its knowledge and discussions with Wausau's senior management regarding Wausau's business, financial condition, results of operations, competitive position, business strategy and prospects, as well as the risks involved in achieving these prospects as a standalone company, that none of these options, on a risk-adjusted basis, was reasonably likely to create value for Wausau shareholders greater than the merger consideration;

  •
  its belief, based on the Wausau board of directors' general knowledge of the business, operations, management, reputation and strong financial condition of SCA Parent and SCA Americas, that there was a high probability that the merger would be completed successfully on the agreed-upon terms after a merger agreement was entered into with SCA Americas, and in addition, the fact that SCA Parent entered into the parent guarantee, pursuant to which SCA Parent unconditionally and irrevocably guaranteed to Wausau the due and punctual payment of the monetary obligations of SCA Americas and Merger Sub in accordance with the terms of the Merger Agreement;

  •
  the fact that the merger consideration consists solely of cash (which provides certainty of value and liquidity to the shareholders of Wausau and does not expose them to any future risks related to the business or the financial markets generally, as compared to a transaction in which shareholders receive shares or other securities, or as compared to remaining independent) and that the merger is not subject to any financing conditions;

  •
  Wausau's right under the merger agreement to respond to third parties submitting acquisition proposals by providing information subject to a confidentiality agreement, and to engage in negotiations or discussions with such persons, if the Wausau board of directors, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a "superior proposal" or could reasonably be expected to result in a "superior proposal";

  •
  the right of the Wausau board of directors, under certain circumstances specified in the merger agreement, to withdraw, qualify or modify its recommendation that our shareholders approve and adopt the merger agreement;

  •
  Wausau's ability to terminate the merger agreement in order to enter into a definitive agreement that the Wausau board of directors determines to be a "superior proposal," subject to certain conditions set forth in the merger agreement (including SCA Americas' right to have an opportunity to revise the terms of the merger agreement);

  •
  the belief that the terms of the merger agreement, taken as a whole, provide a high degree of protection against risk that the consummation of the merger will be unduly delayed or that the merger will not be completed;

  •
  the fact that SCA Americas is required to pay Wausau the reverse termination fee of $26,000,000 in cash if the merger agreement is terminated under the circumstances set forth in the merger agreement, which are specified in the section entitled "Terms of the Merger Agreement—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 98 of this proxy statement

  •
  the other terms of the merger agreement, including:

  •
  customary nature of the representations and warranties of Wausau and SCA Americas in the merger agreement;

  •
  the conditions to closing in the merger agreement, including the absence of any financing condition;

  •
  the commitment by SCA Americas to use reasonable best efforts to obtain applicable consents and approvals under antitrust and similar laws and to defend against any action that seeks a temporary restraining order or a preliminary injunction that would prevent the consummation of the merger;

  •
  the fact that the merger agreement was the product of arms-length negotiations and contains terms and conditions that are, in the board's view, favorable to Wausau and its shareholders.

  •
  the requirement that the merger will only be effective if approved by the holders of at least two-thirds of all outstanding shares of Wausau common stock, providing the shareholders with the right to approve or disapprove of the merger;

  •
  Wausau's ability to specifically enforce SCA Americas' obligations under the merger agreement, including SCA Americas' obligations to consummate the merger, and Wausau's ability to seek damages (including the loss of the benefit of the merger and any lost shareholder premium) upon any intentional breach by SCA Americas of the merger agreement;

  •
  the continued costs, risks and uncertainties associated with continuing to operate independently as a public company;

  •
  that the structure of the transaction as a merger would allow for sufficient time for a third party to make a superior proposal if it desired to do so; and

  •
  the risk that prolonging the sale process further could have resulted in the loss of a favorable opportunity to consummate a transaction with SCA Americas and distracted senior management from implementing our business plan.

        In addition, the Wausau board of directors considered a number of uncertainties, risks and other factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

  •
  the non-solicitation provisions of the merger agreement that restrict Wausau's ability to solicit or engage in discussions or negotiations with third parties regarding a proposal to acquire Wausau, and the fact that, upon termination of the merger agreement under certain specified circumstances, Wausau will be required to pay a termination fee of $18,200,000 in cash, which could have the effect of discouraging alternative proposals for a business combination with Wausau; however, the Wausau board of directors also noted that the termination fee provisions of the merger agreement were a necessary aspect of assuring SCA Americas' entry into the merger agreement and, after consultation with Wausau's advisors, the Wausau board of directors determined that the termination fee provisions of the merger agreement were reasonable and not likely to preclude an alternative "superior proposal" for a business combination with Wausau;

  •
  the fact that the merger agreement restricts Wausau's ability to engage in certain activities between the date of the merger agreement and the effective time of the merger, and that these restrictions could prevent Wausau from taking advantage of business opportunities, such as potential acquisitions, which would be advisable if Wausau were to remain an independent company, but the Wausau board of directors believed that these restrictions would not unduly interfere with Wausau's ability to operate in the ordinary course of business;

  •
  the fact that the merger may not be consummated unless and until specified conditions are satisfied or waived as more fully described under the caption "Terms of the Merger Agreement—Conditions to Consummation of the Merger" beginning on Page 94 of this proxy statement;

  •
  the potential risk and costs to Wausau if the merger does not close, including the potential distraction of employee and management attention during the pendency of the merger, possible employee attrition, the possible impact on customer relationships, the potential effect on existing relationships with other parties, and the impact that the failure of the merger to close could have on the trading price of shares of Wausau common stock, Wausau's operating results (including the costs incurred in connection with the transactions), Wausau's ability to maintain sales and, if SCA Americas is required to pay Wausau a reverse termination fee of $26,000,000 in cash, such reverse termination fee may not be sufficient compensation for a terminated transaction, but the Wausau board of directors believed that these risks were reasonable and worthwhile to undertake considering the terms of the merger agreement, including the likelihood that conditions to closing would be satisfied, and the absence of a financing condition;

  •
  the fact that receipt of the merger consideration in exchange for shares of Wausau common stock pursuant to the merger would generally be a taxable transaction for United States federal income tax purposes as described in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger" beginning on Page 70 of this proxy statement;

  •
  the fact that the all-cash price, while providing relative certainty of value, would not allow Wausau shareholders to participate, on a tax-efficient basis, in any future appreciation of SCA Parent's stock or benefit from any future appreciation in the value of Wausau after the merger; and

  •
  the fact that under Wisconsin law, Wausau shareholders would not be entitled to appraisal, dissenters' or similar rights with respect to the merger.

        During its consideration of the merger, the Wausau board of directors also was aware of the fact that some of Wausau's directors and executive officers have interests in the merger that differ from or are in addition to their interests as Wausau's shareholders generally, which interests are described in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Interests of Wausau's Directors and Executive Officers in the Merger" beginning on Page 60 of this proxy statement.

        The foregoing description of the information and factors considered by the Wausau board of directors is not meant to be exhaustive but is believed to address the material information and factors considered. In view of the wide variety of factors considered by the Wausau board of directors, it did not consider it practicable to, nor did it attempt to, quantify or to give relative weights to the various factors in reaching its determinations and recommendation. Moreover, in considering the factors discussed above, each individual director applied his or her own personal business judgment to the process and may have given different weights to different factors. The Wausau board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Wausau board of directors based its recommendation on the totality of the information presented.

Recommendation of the Wausau Board of Directors

        The Wausau board of directors, after considering all factors that the Wausau board of directors deemed relevant, and after consultation with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Wausau and its shareholders, and unanimously adopted and approved the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by the Wausau board of directors in reaching its decision to adopt and approve the merger agreement and the merger can be found in the section entitled "Reasons for the Merger" beginning on Page 47 of this proxy statement.

        The Wausau board of directors unanimously recommends that the shareholders of Wausau vote "FOR" the approval and adoption of the merger agreement, thereby approving the merger.

Voting Agreements

        The following summary describes certain material provisions of the voting agreements entered into by the Agreed Voting Persons and is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreements that may be important to you. We encourage you to read the form of voting agreement carefully and in its entirety, as the rights and obligations of the parties to each voting agreement are governed by the express terms of such voting agreement and not by this summary or any other information contained in this proxy statement.

        In connection with the merger agreement, at the specific request of SCA Americas and as an inducement to SCA Americas' willingness to enter into the merger agreement, each of the Agreed Voting Persons entered into a voting agreement with SCA Americas. Pursuant to each voting agreement, the Agreed Voting Persons agreed, among other things, to vote all of the shares of Wausau common stock beneficially owned by such Agreed Voting Persons (i) in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, and (ii) against any alternate acquisition proposal and other actions, proposals, transactions or agreements that would reasonably be expected to impede, interfere with, delay or adversely affect the consummation of the merger, the fulfillment of the conditions under the merger agreement, or change in any manner the voting rights of any class of Wausau shares, in each case, subject to the terms and conditions of such voting agreement.

        Each voting agreement and the voting obligations of the Agreed Voting Persons thereunder will terminate upon the earlier of (i) the effective time of the merger, (ii) the date on which the merger agreement is terminated in accordance with its terms and (iii) the date of any amendment, modification, change or waiver to any provision of the merger agreement reducing the amount or changing the form of the merger consideration.

        Further, the Agreed Voting Persons agreed during the term such person's respective voting agreement is in effect, not to, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber any of the shares of Wausau common stock beneficially owned by such Agreed Voting Persons or enter into any contract, option or other agreement with respect to, or consent to, a transfer, sale, offer, exchange, assignment, pledge or otherwise dispose of or encumber any of the shares of Wausau common stock beneficially owned by such Agreed Voting Persons or such Agreed Voting Persons' voting or economic interest therein.

        With respect to the voting agreement entered into by director Mr. Gary W. Freels, such voting agreement does not cover the shares of Wausau common stock that Mr. Freels may be deemed to beneficially own, as that term is defined in the rules and regulations of the SEC, in his capacity as president and/or a director of two charitable foundations.

Opinion of Wausau's Financial Advisor

        Pursuant to an engagement letter dated April 16, 2015, Wausau retained Evercore to act as its financial advisor in connection with the merger. At a meeting of the Wausau board of directors held on October 12, 2015, Evercore rendered an oral opinion to the Wausau board of directors, which was subsequently confirmed in writing, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore's written opinion, the merger consideration to be received by the holders of shares of Wausau common stock in the merger was fair, from a financial point of view, to the holders of shares of Wausau common stock.

        The full text of Evercore's written opinion, dated October 12, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. Evercore's opinion does not constitute a recommendation to the Wausau board of directors or to any other persons in respect of the merger, including as to how any holder of shares of Wausau common stock should vote or act in respect of the merger. We encourage you to read Evercore's opinion carefully and in its entirety.

        Evercore's opinion was provided for the benefit of the Wausau board of directors and was rendered to the Wausau board of directors in connection with its evaluation of whether the merger consideration to be received by the holders of shares of Wausau common stock in the merger is fair, from a financial point of view, to such holders, and did not address any other aspects of the merger.

        Evercore's opinion necessarily was based upon information made available to Evercore as of the date of Evercore's opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of Evercore's opinion. Evercore has no obligation to update, revise or reaffirm its opinion based on subsequent developments. Evercore's opinion did not express any opinion as to the price at which the shares of Wausau common stock will trade at any time. Evercore's opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which Wausau might engage or the merits of the underlying decision by Wausau to engage in the merger.

        In connection with its opinion, Evercore, among other things:

  •
  reviewed certain publicly available business and financial information relating to Wausau that Evercore deemed to be relevant, including publicly available research analysts' estimates;

  •
  reviewed certain non-public historical and projected financial statements and other non-public historical and projected financial and operating data relating to Wausau prepared and furnished by management of Wausau;

  •
  discussed with management of Wausau the past and current operations, financial projections and current financial condition of Wausau (including their views on the risks and uncertainties of achieving such projections);

  •
  reviewed the reported prices and the historical trading activity of the Wausau common stock;

  •
  compared the financial performance of Wausau and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

  •
  compared the financial performance of Wausau and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;

  •
  reviewed a draft of the merger agreement dated October 12, 2015; and

  •
  performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial data relating to Wausau referred to above, Evercore assumed that the data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Wausau management as to the future financial performance of Wausau.

        For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under those documents and that all conditions to the consummation of the merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Wausau or the consummation of the merger or materially reduce the benefits of the merger to the holders of the shares of Wausau common stock. Evercore also assumed that the executed merger agreement did not differ in any material respect from the draft merger agreement, dated October 12, 2015, reviewed by Evercore.

        Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Wausau, nor was it furnished with any such appraisals, nor did it evaluate the solvency or fair value of Wausau under any state or federal laws relating to bankruptcy, insolvency or similar matters.

        Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of shares of Wausau common stock, from a financial point of view, of the merger consideration to be received by such holders in the merger. Evercore did not express any view on, and its opinion did not address, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of Wausau, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Wausau, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore's opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Wausau, nor did it address the underlying business decision of Wausau to engage in the merger. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by Wausau and its advisors with respect to legal, regulatory, accounting and tax matters.

Summary of Material Financial Analysis

        The following is a brief summary of the material financial analyses that Evercore performed and reviewed with the Wausau board of directors in connection with rendering Evercore's opinion. The summary of Evercore's financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

        In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore's opinion.

        For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Wausau. No company, business or transaction used in Evercore's analyses and reviews as a comparison is identical to Wausau or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore's analyses and reviews. The estimates contained in Evercore's analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore's analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore's analyses and reviews are inherently subject to substantial uncertainty.

        The summary of the analyses provided below includes information presented in tabular format. In order to fully understand Evercore's analyses, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Evercore's analyses. Considering the data in the tables below without considering the full description of the analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore's analyses. In conducting its analyses, Evercore utilized and relied upon the projections provided by Wausau's management. For further information regarding these financial projections, see "Proposal 1: Approval and Adoption of the Merger Agreement—Certain Financial Forecasts" beginning on Page 66 of this proxy statement.

        Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 12, 2015 and is not necessarily indicative of current market conditions.

Selected Publicly Traded Companies Analyses

        In performing a selected publicly traded companies analysis of Wausau, Evercore reviewed publicly available financial and market information for Wausau and the selected public companies listed in the table below, which we refer to as the "selected public companies" in this section of the proxy statement. Based on its professional judgment and experience, Evercore deemed the selected public companies most relevant to consider in relation to Wausau because they are public companies with operations that for purposes of this analysis Evercore considered similar to the operations of one or more of the business lines of Wausau.

        Evercore reviewed, among other things, enterprise values of the selected public companies as a multiple of earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA" in this proxy statement, for calendar years 2015 and 2016. The financial data of the selected public companies used by Evercore for this analysis were based on publicly available research analysts'

estimates and on the financial projections provided to Evercore by Wausau management. The EBITDA multiples for each of the selected public companies, including Wausau, are set forth in the table below.

Selected Public Company	EV/2015E EBITDA	EV/2016E EBITDA
SCA	10.3x	9.7x
Orchids	10.3x	7.1x
Wausau	8.1x	6.9x
Cascades	7.0x	6.6x
Kruger	6.9x	5.8x
Clearwater	6.9x	6.0x

        Evercore then applied a reference range of multiples of 6.75x to 8.75x and 5.75x to 7.75x (in the case of management projections and in the case of analyst estimates, respectively), derived by Evercore based on its review of the selected public companies and its experience and professional judgment, to the estimated EBITDA for Wausau for the fiscal year ending December 31, 2015 and the fiscal year ending December 31, 2016, respectively. Estimated EBITDA was based on the projections provided by the management of Wausau and analyst estimates. Based on the management projections, the analysis indicated an implied equity value per share reference range for Wausau of approximately $6.10-$8.90 and $5.70-$8.90, using the 2015 and 2016 EBITDA multiples, respectively. Based on analyst estimates, the analysis indicated an implied equity value per share reference range for Wausau of approximately $5.40-$8.00 and $5.40-$8.50, using the 2015 and 2016 EBITDA multiples, respectively.

Present Value of Future Stock Price Analysis

        Evercore calculated illustrative future stock prices for Wausau common stock on October 12, 2015 by applying a range of future EV/EBITDA multiples of 6.6x-8.1x to estimated EBITDA for Wausau for fiscal year 2017, based on management projections and analyst estimates. The illustrative future market equity values for Wausau on December 31, 2017 (including the value of anticipated future dividends) were then discounted back to June 30, 2015 using an equity discount range of 9.0% to 10.0% (which was based on Evercore's professional judgment and experience, taking into account Wausau's cost of capital) and divided by the estimated diluted share count as of June 30, 2015 as provided by Wausau management. The analysis indicated an implied equity value per share reference range of approximately $8.10-$10.60 (based on management projections) and $6.90-$9.10 (based on analyst estimates).

Discounted Cash Flow Analysis

        Evercore performed a discounted cash flow analysis of Wausau to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Wausau was projected to generate from June 30, 2015 through calendar year 2020, based on projections provided by Wausau management and analyst estimates. For each of the management projections and analyst estimates, Evercore calculated a terminal value for Wausau by applying a range of EBITDA multiples, based on its professional judgment given the nature of Wausau and its business and industry, of 6.75x to 8.75x to the projected standalone unlevered, after-tax free cash flows of Wausau in the terminal year. The cash flows and the terminal value were then discounted to present value using a discount rate of 8.0% to 9.0%, based on an estimate of Wausau's weighted average cost of capital, to derive a range of implied enterprise values for Wausau. A range of implied equity values for Wausau was then calculated by reducing the range of implied enterprise values by the amount of Wausau's projected net debt (calculated as debt less cash and cash equivalents) of $141 million. This analysis indicated an implied per share equity value reference range for Wausau on a standalone basis of approximately $8.10 to $10.60 (based on management projections) and $7.50 to $10.30 (based on analyst estimates).

Selected Precedent Transactions Analysis

        Evercore reviewed, to the extent publicly available, financial information relating to 17 transactions involving paper and tissue manufacturers. Based on its professional judgment and experience, Evercore deemed these transactions relevant to consider in relation to the merger. Evercore selected these transactions because they represented transactions of which Evercore was aware that were announced between May 2006 and May 2015 involving publicly traded companies in the pulp and paper industry, which Evercore considered, in its professional judgment and experience, most relevant to the merger.

        No company, business or transaction used in this analysis is identical or directly comparable to Wausau or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Wausau or the merger were compared.

        Evercore reviewed transaction values and calculated the enterprise value implied for each target company based on the consideration paid in the selected transaction, as a multiple of the target company's last 12-months EBITDA (in each case, to the extent publicly available and calculated for the last 12-month period available prior to the date of announcement of such transaction), which we refer to as the "LTM EBITDA" in this section of the proxy statement. The financial data used by Evercore for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

        Evercore's analysis indicated average and median enterprise value to LTM EBITDA multiples of 7.3x and 7.2x, respectively. The enterprise value and enterprise value to LTM EBITDA multiples for each of the precedent transactions are set forth in the table below.

Announcement Date	Target	Acquiror	Enterprise Value (in millions)	Enterprise Value/LTM EBITDA
May 2015	Victory Packaging/Golden State Container	KapStone	$515.0	9.4x	(1)
December 2014	Clearwater Specialty Products Group	Dunn Paper	$113.5	6.2x
December 2014	Norampac's Folding Carton and Paperboard Mill Assets	Graphic Packaging	$39.0	7.8x
January 2014	NewPage Holdings	VersoCorp	$900.0	5.5x
May 2013	Wausau Specialty Paper Business	KPS Capital Partners	$110.0	—
April 2013	Buckeye Technologies	Georgia-Pacific	$1,464.5	8.0x
April 2012	Papeles Industries	SCA	$154.2	—
November 2011	Georgia-Pacific European Tissue Business	SCA	$1,793.5	—
September 2011	US Corrugated	KapStone	$330.0	—
July 2011	Papersource	Cascades	$152.6	—
September 2010	Cellu Tissue Holdings	Clearwater	$530.0	6.5x	(2)
September 2009	Votorantim Celulose e Paper, Guaiba Unit	Empresas CMPC	$1,429.6	—
July 2008	Atlantic Paper & Foil	Weston Presidio	$68.0	12.4x
March 2007	CityForest	Weston Presidio	$61.0	4.1x
March 2007	P&G European Tissue Business	SCA	$675.1	—
June 2006	International Paper Kraft Paper Business	KapStone	$155.0	4.8x
May 2006	Cellu Paper Holdings	Weston Presidio	$205.0	7.9x	(3)

Notes:

(1)
Financials as of fiscal year end 12/31/14

(2)
Financials as of fiscal year end 2/28/10

(3)
Financials as of fiscal year end 2/28/06

        Evercore then applied a reference range of LTM EBITDA multiples of 6.0x to 9.0x, derived by Evercore based on its review of the precedent transactions and its experience and professional judgment, to the estimated LTM EBITDA as of June 30, 2015 of Wausau. A range of implied equity values for Wausau was then calculated by reducing the range of implied enterprise values by the amount of Wausau's net debt (calculated as debt less cash and cash equivalents) as of June 30, 2015. This analysis indicated a per-share equity value reference range of approximately $3.50-$7.00 for Wausau.

Premiums Paid Analysis

        Evercore reviewed the premiums paid for (i) all closed global acquisitions of publicly traded companies from January 2010 through October 2015 with transaction values between $300 million and $1 billion, of which there were 192, and (ii) all global acquisitions of publicly traded companies with cash consideration only from January 2010 through October 2015 with transaction values between $300 million and $1 billion, of which there were 160.

        Using information from Securities Data Corp., premiums paid were calculated as the percentage by which the share consideration paid in each such transaction exceeded the closing price per share of the target companies one day, one week and four weeks prior to the transaction announcements. The results of this analysis are provided in the table below:

	All Global Transactions—192			All-Cash Transactions—160
	1 Day Prior	1 Week Prior	4 Weeks Prior	1 Day Prior	1 Week Prior	4 Weeks Prior
Mean	37.9%	41.2%	45.9%	38.9%	41.3%	45.9%
Median	32.5%	32.8%	36.8%	33.5%	33.0%	37.0%
25% Quartile	17.9%	18.5%	22.2%	20.1%	19.3%	23.0%
75% Quartile	48.2%	50.0%	54.2%	49.1%	50.3%	55.1%
High	300.0%	400.0%	400.0%	300.0%	400.0%	400.0%
Low	(10.8)%	(4.8)%	(3.7)%	(10.8)%	(3.9)%	(3.7)%

        Based on the above analysis and Evercore's professional judgment and experience, Evercore then applied a range of premiums derived from the selected transactions of 20%-50% to the $7.20 closing price per share of Wausau common stock on October 9, 2015. Based on this analysis, Evercore derived a range of $8.60-$10.80 for the implied equity value per share of Wausau common stock.

Other Factors

        Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, the analysts' price targets and 52-week trading range described below.

Analyst Price Targets

        Evercore reviewed publicly available share price targets of research analysts' estimates known to Evercore as of October 9, 2015, noting that the low and high share price targets ranged from $8.00 to $12.00 for Wausau.

52-Week Trading Range

        Evercore reviewed the historical trading prices of shares of Wausau common stock during the 52-week period ended October 9, 2015, noting that the low and high closing prices during such period ranged from $6.40 to $11.40 for Wausau.

Miscellaneous

        Under the terms of Evercore's engagement, Evercore provided Wausau with financial advisory services and delivered a fairness opinion to the Wausau board of directors in connection with the merger. Pursuant to the terms of its engagement letter, Wausau has agreed to pay Evercore certain fees for its services in connection with its engagement, including an opinion fee and a success fee. Evercore is entitled to receive a milestone fee of $1 million, which Evercore earned upon delivery of its fairness opinion to the Wausau board of directors. In addition, Evercore is entitled to receive a success fee currently estimated to be approximately $3.6 million (inclusive of the milestone opinion fee), which Evercore will earn upon the consummation of the merger.

        In addition, Wausau has agreed to reimburse Evercore for its reasonable expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of

Evercore's engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.

        During the two-year period prior to the date hereof, Evercore and its affiliates provided financial advisory services to Wausau, for which Evercore and its affiliates received compensation in an amount equal to approximately $3.1 million in the aggregate.

        During the two-year period prior to the date hereof, no material relationship existed between Evercore and its affiliates, on the one hand, and SCA and its affiliates, on the other hand, pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship.

        With respect to the merger, Evercore did not recommend any specific amount of consideration to the Wausau board of directors or Wausau management or that any specific amount of consideration constituted the only appropriate consideration in the merger for the holders of shares of Wausau Common stock.

        In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Wausau, SCA and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        The issuance of Evercore's opinion was approved by an opinion committee of Evercore.

        The Wausau board of directors engaged Evercore to act as a financial advisor based on Evercore's qualifications, experience and reputation, as well as its familiarity with the business of Wausau. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Delisting and Deregistration of Wausau Common Stock

        Wausau common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol "WPP." As a result of the merger, Wausau will become a wholly owned subsidiary of SCA Americas. After the merger, Wausau common stock will cease to be traded on the NYSE and price quotations with respect to sales of shares of Wausau common stock in the public market will no longer be available. In addition, Wausau will no longer be required to file periodic reports with respect to Wausau common stock with the SEC after the effective time of the merger and the delisting and deregistration of Wausau common stock.

Consequences If the Merger Is Not Consummated

        If the merger agreement is not approved and adopted by the shareholders or if the merger is not consummated for any other reason, shareholders will not receive any payment for their shares of Wausau common stock in connection with the merger. Instead, shares of Wausau common stock will continue to be listed and traded on the NYSE. In certain circumstances, we may be required to pay a termination fee, or we or SCA Americas may seek damages or other remedies, in each case, as described under the section entitled "Terms of the Merger Agreement—Termination; Effect of Termination" and "Terms of the Merger Agreement—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 96 and Page 98, respectively, of this proxy statement.

Financing of the Merger

        SCA Americas expects to finance the merger primarily with available cash and proceeds from the issuance of debt or new credit facilities. The obligations of SCA Americas and Merger Sub under the merger agreement are not conditioned in any manner upon their ability to obtain financing.

Parent Guarantee

        The following summary describes certain material provisions of the parent guarantee and is qualified in its entirety by reference to the parent guarantee, a copy of which is attached to this proxy statement as Annex C and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the parent guarantee that may be important to you. We encourage you to read the parent guarantee carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the parent guarantee and not by this summary or any other information contained in this proxy statement.

        In connection with the merger agreement, SCA Parent executed and delivered in favor of Wausau a guarantee, dated October 12, 2015, which we refer to as the "parent guarantee" in this proxy statement, pursuant to which SCA Parent unconditionally and irrevocably guaranteed to Wausau the due and punctual payment of the monetary obligations of SCA Americas and Merger Sub in accordance with the terms of the Merger Agreement.

        Wausau may demand payment under the parent guarantee only if it shall have first demanded payment of the monetary obligations of SCA Americas and Merger Sub from SCA Americas and Merger Sub in accordance with the terms of the merger agreement and SCA Americas and Merger Sub shall not have made such payment in accordance with such terms; however, Wausau is not obligated to demand such payment under the merger agreement if it is prohibited from doing so due to the existence of the automatic stay or similar prohibition thereon pursuant to any bankruptcy, reorganization or similar proceeding involving SCA Americas or Merger Sub.

Interests of Wausau's Directors and Executive Officers in the Merger

        In considering the recommendation of the Wausau board of directors that the shareholders of Wausau approve and adopt the merger agreement and thereby approve the merger, the shareholders of Wausau should be aware that the directors and executive officers of Wausau have certain interests in the merger that may be different from, or in addition to, those of the shareholders of Wausau generally. The Wausau board of directors was aware of these interests and considered them, among other matters, in adopting and approving the merger agreement and approving the merger and making its recommendation that the shareholders of Wausau approve and adopt the merger agreement and thereby approve the merger. These interests are described below.

Treatment of Outstanding Equity Awards

        Pursuant to the terms of the merger agreement, Wausau equity awards held by the executive officers and directors of Wausau that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment.

Options

        Wausau will take all actions necessary to cause, effective at the effective time of the merger, each option to purchase Wausau common stock granted under the Wausau Stock Plans that is outstanding and unexercised as of immediately prior to the effective time of the merger to be cancelled in exchange for a cash payment equal to the product of (i) the excess, if any, of merger consideration over the applicable per-share exercise price of the option and (ii) the aggregate number of shares of common stock subject to such option. All such payments will be made within three business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements. All outstanding options held by the executive officers and directors of Wausau are already vested.

Performance Unit Awards

        At the effective time of the merger, each performance unit outstanding under the Wausau Stock Plans will be cancelled and converted into the right to receive, immediately after the effective time of the merger, a cash payment in an amount equal to the product of (i) the merger consideration and (ii) the aggregate number of shares of Wausau common stock subject to such performance unit award. All such payments shall be made within three business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements. All outstanding performance units held by the non-employee directors of Wausau are already vested. All outstanding performance units held by the executive officers are already vested except for those granted in January 2015, which we refer to as the "2015 performance units" in this proxy statement. Pursuant to the terms of the 2015 performance unit grant agreements, the number of shares subject to the 2015 performance units that will vest will be determined as of the date of the report of Wausau's independent auditors on the consolidated financial statements of Wausau for fiscal year 2015. Assuming that the merger is consummated on January 20, 2016 and that the report of Wausau's independent auditors is dated prior to January 20, 2016, it is anticipated that 50% of the 2015 performance units will be forfeited, based on the expected financial performance of Wausau, although this percentage could vary based on actual performance in fiscal year 2015. The 2015 performance units that are not forfeited would, absent the merger, vest on January 5, 2017, subject to continued service through that date. At the effective time of the merger, all unvested performance units will vest.

Quantification of Outstanding Equity Awards

        The following table shows the estimated cash amount that each Wausau executive officer and director would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the merger with regard to outstanding options and outstanding performance unit awards, assuming the merger was consummated on January 20, 2016.

Name	No. of Shares of Wausau Common Stock Subject to Options	Value of Options ($)(1)		No. of Performance Unit Awards(2)	Total Value of Performance Unit Awards ($)(3)	Total Value ($)
Executive Officers
Michael C. Burandt	—	—		83,124.5332	$852,026	$852,026
Sherri L. Lemmer	8,000	$0	(4)	57,929.7304	$593,780	$593,780
Matthew L. Urmanski	10,000	$1,650		60,855.9297	$623,773	$625,423
Henry C. Newell	—	—		—	—	—
Directors
Londa J. Dewey	—	—		27,378.5871	$280,631	$280,631
Gary W. Freels	37,000	$38,700		37,169.7635	$380,990	$419,690
Charles E. Hodges	—	—		20,312.4873	$208,203	$208,203
G. Watts Humphrey, Jr.	12,000	$16,380		35,739.5862	$366,331	$382,711
John S. Kvocka	—	—		13,708.0689	$140,508	$140,508
Gavin T. Molinelli	—	—		9,356.6384	$95,906	$95,906
George P. Murphy	—	—		13,708.0689	$140,508	$140,508
Robert H. Yanker	—	—		5,854.5169	$60,009	$60,009
Thomas J. Howatt	581,000	$467,200		—	—	$467,200

(1)
The per share consideration for options is equal to the merger consideration, less the applicable exercise price of the option. All options are already vested.

(2)
Represents number of performance unit awards outstanding, including dividend equivalents earned in the form of additional performance units on each earned award. All performance units are already vested except for the 2015 performance units. The amounts in this column assume that only 50% of the 2015 performance units awarded will vest due to the expected achievement of performance goals.

(3)
Represents the aggregate value of the product of performance units outstanding and the merger consideration.

(4)
The exercise prices of each of Ms. Lemmer's options are greater than the merger consideration. Therefore, no payments will be made with respect to these options.

Quantification of Wausau Common Stock Consideration

        The following table shows the estimated amounts that each Wausau executive officer and director would be eligible to receive in connection with the merger with regard to outstanding shares of Wausau common stock held by the individual, including outstanding shares of Wausau common stock acquired pursuant to any of the Wausau Stock Plans.

Name	No. of Shares of Wausau Common Stock(1)	Value ($)
Executive Officers
Michael C. Burandt	6,017	$61,674
Sherri L. Lemmer	31,762.1662	$325,562
Matthew L. Urmanski	38,450.4140	$394,117
Henry C. Newell	—	—
Directors
Londa J. Dewey	9,000	$92,250
Gary W. Freels	—	—
Charles E. Hodges	3,000	$30,750
G. Watts Humphrey, Jr.	8,200	$84,050
John S. Kvocka	1,275	$13,069
Gavin T. Molinelli	—
George P. Murphy	2,760	$28,290
Robert H. Yanker	—	—
Thomas J. Howatt	40,000	$410,000

(1)
Fractional shares indicated in this column represent amounts held in the Wausau Employee Stock Purchase Plan.

Director Deferred Compensation & Retirement Plans

        Pursuant to the 2005 Directors Deferred Compensation Plan and the Directors' Deferred Compensation Plan, any director who incurs a termination of service in connection with a change in control will, instead of receiving payments in accordance with the payment schedule that the director has elected to apply to a termination not in connection with a change in control, receive a lump sum payment of the balance of his or her deferred cash account and deferred stock account.

        In addition, the Wausau Director Retirement Benefit Policy, dated October 19, 2011, provides for a lump sum payment of the present value of the director's retirement benefit to any eligible director who has served as a director of Wausau for more than five years. Only directors who began service prior to January 1, 2003 are eligible for benefits under this policy.

Quantification of Director Deferred Compensation & Retirement Plan Payments

        The following table shows the estimated amounts that each Wausau director would be eligible to receive in connection with the merger pursuant to the 2005 Directors Deferred Compensation Plan, the Directors' Deferred Compensation Plan and the Wausau Director Retirement Benefit Policy.

Name	2005 Director Deferred Comp Plan(1)	Director Deferred Comp Plan(1)	Director Retirement Benefit Policy(2)	Total
Michael C. Burandt	—	—	—	—
Londa J. Dewey	—	—	—	—
Gary W. Freels	$59,302	$100,948	$646,111	$806,361
Charles E. Hodges	$190,831	—	—	$190,831
G. Watts Humphrey, Jr.	—	—	—	—
John S. Kvocka	—	—	—	—
Gavin T. Molinelli	$100,125	—	—	$100,125
George P. Murphy	$32,976	—	—	$32,976
Robert H. Yanker	$31,797	—	—	$31,797
Thomas J. Howatt	—	—	$465,977	$465,977

(1)
Amounts assume that the director's service is terminated on the effective date of the merger and reflects amounts held in the directors' accounts as of December 7, 2015. Additional amounts may be added to the directors' accounts under these plans prior to the effective date of the merger.

(2)
Represents the present value, as of January 20, 2016, of the benefit the directors are entitled to receive under the plan. Present value was determined using the 1983 Individual Annuity Mortality Table and the current Pension Benefit Guaranty Corporation annuity rate of 1.25%.

Cash Bonus Incentive Awards

        Notwithstanding the restrictions on Wausau's conduct of its business pending the merger (see the section entitled "Terms of the Merger Agreement—Covenants Regarding Conduct of Business by Wausau Pending the Merger" beginning on Page 83 of this proxy statement), in January 2016, in lieu of an award under Wausau's equity incentive program, Wausau is permitted, pursuant to the terms of the merger agreement (subject to the limitations described in this paragraph), to award eligible employees (including executive officers Ms. Lemmer and Mr. Urmanski, but excluding Mr. Burandt), a one-time cash bonus incentive award (which we refer to as a "CBI award" in this proxy statement) without the prior written consent of SCA Americas. The maximum amount that may be paid under any potential CBI award to Ms. Lemmer and Mr. Urmanski, is $217,751.09 and $250,250.88, respectively. A payment under a CBI award is contingent on: (i) Wausau achieving performance objectives for the year ending December 31, 2016, the determination of which will be subject to the consent of SCA Americas, (ii) continuous employment with Wausau or its successors from the date of the CBI award through January 5, 2018 (or as provided otherwise pursuant to clause (iii)), and (iii) the achievement of other terms consistent with the vesting and performance criteria employed by Wausau with respect to equity incentives granted in January of 2015 (but excluding any provisions that would accelerate vesting in the event of a change in control). Further, in the event that the payment of a cash bonus under a CBI award would cause the eligible employee to receive excess parachute payments under Code section 280G, the payment must be reduced so that all parachute payments to the individual will be $1 less than the applicable limit. Contingent upon the achievement of performance objectives, each eligible employee may receive either 100% or 50% of the maximum amount payable under his or her CBI award (pro-rated for performance at a level between the lower and higher objectives); if the performance objectives are not achieved, the CBI awards will expire without payment.

Executive Officer Change in Control Employment Agreements

        Wausau's executive officers each entered into a change in control employment agreement on September 14, 2015, which we refer to collectively as the "2015 agreements" in this proxy statement. The merger will constitute a "change in control" under the 2015 agreements.

        Under the 2015 agreements, if, within two years following the effective date of the merger: (i) the executive's employment is terminated other than for cause, disability (each as defined in the 2015 agreements), or death; or (ii) the executive resigns for good reason (as described below), then, in addition to any accrued but unpaid salary, earned bonus, paid time off, or other accrued benefits, the executive is entitled, subject to his or her execution of a release of claims, to a lump-sum cash amount equal to the sum of (a) the executive officer's "average annual bonus" (calculated by reference to the preceding three annual cash bonuses received by the executive or, if higher, the three annual cash bonuses received by the executive prior to the effective date of the merger) prorated through the termination date, plus (b) a severance amount equal to, in the case of Mr. Burandt, two times the sum of Mr. Burandt's base salary as of the termination date plus Mr. Burandt's average annual bonus; and in the case of Mr. Urmanski and Ms. Lemmer, the sum of the executive's base salary as of the termination date plus the executive's average annual bonus. In addition, the executive will receive continued participation in and employer contributions towards certain welfare benefit plans, including health, dental and life insurance benefits, for a period of 18 months.

        The 2015 agreements define "good reason" as actions taken by the surviving corporation resulting in a material negative change in the employment relationship, which includes (i) the assignment to the executive duties materially inconsistent with his or her position, authority, duties or responsibilities in his employment agreement, or a material reduction to his or her authority, duties or responsibilities; (ii) a material diminution in the authorities, duties or responsibilities to whom the executive is required to report; (iii) a material reduction of the executive's compensation or benefits; (iv) requiring an increase of more than 30 miles in the executive's commute or, if the executive is employed at Wausau's principal executive offices prior to the merger, requiring the executive to be based at a different location; or (v) any other action or inaction that would constitute a material breach by the surviving corporation of the executive's employment agreement.

        The 2015 agreements contain a "best-net" provision, which provides that, if Code section 280G applies to payments made under the 2015 agreement and the payments trigger an excise tax, then those payments will be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater net amount paid to the executive.

Insurance and Indemnification of Directors and Executive Officers

        The terms of the merger agreement provide for certain post-closing covenants related to insurance and indemnification of directors and executive officers. For a description of such covenants please see the section below entitled "Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on Page 92 of this proxy statement.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

        As required by Item 402(t) of Regulation S-K, the table below sets forth the estimated payments that each of Wausau's named executive officers could receive that are based on or otherwise related to the merger. These amounts have been calculated assuming the merger was consummated on January 20, 2016, and, with respect to double-trigger payments, assuming each named executive officer experiences a qualifying termination of employment as of the effective time. See the section entitled "Interests of Wausau's Directors and Executive Officers in the Merger" beginning on Page 60 of this proxy statement for further information about the compensation disclosed in the table below. The amounts set forth in the table below are the subject of a non-binding, advisory vote of Wausau shareholders, as described in the section entitled "Proposal 2: Advisory Vote on Merger-Related Compensation Arrangements" beginning on Page 102 of this proxy statement.

        Wausau's named executive officers for purposes of this disclosure are (i) Mr. Burandt, Chairman and Chief Executive Officer; (ii) Ms. Lemmer, Senior Vice President and Chief Financial Officer; and (iii) Mr. Urmanski, President and Chief Operating Officer. Although, Mr. Henry C. Newell, Wausau's former president and chief executive officer, was a named executive officer in Wausau's 2015 Annual Proxy Statement, he has ceased his employment with Wausau and has no interest in the merger or any rights to compensation that are based on or otherwise related to the merger, and is therefore not included in the disclosure that follows.

        The amounts indicated below are estimates of amounts that may not prove correct, including assumptions described in this proxy statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Name	Cash(1)	Equity(2)	Pension/ NQDC(3)	Perquisites / Benefits(4)	Tax Reimbursements	Other(5)	Total
Michael C. Burandt	$1,768,439	$852,026	—	—	—	—	$2,620,465
Sherri L. Lemmer	$437,613	$593,780	$51,939	$9,713	—	$217,751	$1,310,796
Matthew L. Urmanski	$492,637	$625,423	$60,923	$16,372	—	$250,251	$1,445,606

(1)
Represents the value of cash severance payments payable under the applicable named executive officer's 2015 agreement, as described in the section entitled "Interests of Wausau's Directors and Executive Officers in the Merger—Executive Officer Change in Control Employment Agreement" beginning on Page 64. The severance amounts in this column are all "double trigger" in nature, which means that payment of these amounts is conditioned upon a change in control and a qualifying termination of employment. Amounts do not include any potential reduction resulting from the 280G "best-net" provision of the 2015 agreements.

(2)
Represents the aggregate payments to be made in respect to each option and performance unit that is outstanding prior to the effective time. The per share consideration for options is equal to the merger consideration, less the applicable exercise price of the option. Treatment of all options and performance unit awards in the merger is described in greater detail in the section entitled "Interests of Wausau's Directors and Executive Officers in the Merger—Treatment of Outstanding Equity Awards" beginning on Page 60 of this proxy statement and is quantified for each named executive officer and director in the summary table set forth in that section. Amounts included in this column are all single trigger in nature, which means that the payment is conditioned solely upon the consummation of the merger.

(3)
Represents the lump sum payment that the named executive officers would receive upon termination of employment under the 2009 Defined Contribution Supplemental Retirement Plan. These amounts are already vested regardless of the merger.

(4)
Represents the estimated value of the continued participation in and employer contributions towards certain welfare benefit plans to which the named executive officers would be entitled upon a qualifying termination pursuant to their 2015 agreements. See the section entitled "Interests of Wausau's Directors and Executive Officers in the Merger—Executive Officer Change in Control Employment Agreement." These benefits are double trigger, as they would only be paid upon a change in control and a subsequent qualifying termination of employment.

(5)
Represents the maximum amount that an executive officer could receive pursuant to a CBI award that would be granted in January 2016. See the section entitled "Interests of Wausau's Directors and Executive Officers in the Merger—Cash Bonus Incentive Awards." Amounts do not include any potential reduction to avoid excess parachute payments under Code section 280G.

Benefit Arrangements with the Surviving Corporation

        The term of the merger agreement provide for certain post-closing covenants related to employee benefit arrangements. For a description of such covenants please see the section below titled "Terms of the Merger Agreement—Employee Benefits Matters" beginning on Page 91 of this proxy statement.

Certain Financial Forecasts

        Wausau does not, as a matter of general practice, publicly disclose its anticipated financial position or results of operations other than for providing, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year in its regular earnings press releases and other investor materials due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. In evaluating a possible transaction with SCA Parent, management of Wausau provided forecasts of Wausau's results of operations to SCA Parent, the Wausau board of directors and Evercore prior to the execution of the merger agreement. A summary of the financial forecasts is included in this proxy statement. You should note that the financial forecasts constitute forward-looking statements. See "Cautionary Statement Concerning Forward-Looking Information" on Page 25 of this proxy statement. These financial forecasts were not prepared for public disclosure. Nonetheless, a summary of the financial forecasts is provided in this proxy statement only because the financial forecasts were made available to SCA Parent, the Wausau board of directors and Evercore in evaluating a potential transaction with SCA Parent. The financial forecasts are subjective in many respects. There can be no assurance that the financial forecasts will be realized or that actual results will not be significantly higher or lower than projected. The financial forecasts also cover multiple years, and such information by its nature becomes subject to greater uncertainty with each successive year. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the financial forecasts will be achieved. The inclusion of the financial forecasts in this proxy statement does not constitute an admission or representation by Wausau that the information is material. In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, which we refer to as "GAAP" in this proxy statement, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Members of Wausau senior management use certain non-GAAP measurements to assess Wausau's current and future financial performance. The non-GAAP measurements do not replace Wausau's GAAP financial results. These non-GAAP measurements provide supplemental information to assist members of Wausau senior management in analyzing Wausau's financial position and results of operations. Neither Wausau's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

        The financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Wausau. Wausau believes the assumptions that its senior management used as a basis for the financial forecasts were reasonable at the time senior management prepared the financial forecasts and reflected the best available estimates and judgments at the time, taking into account the relevant information available to senior management at the time and presented at the time, to the best of Wausau's knowledge and belief, a reasonable projection of future financial performance of Wausau. Important factors that may affect actual results and cause the financial forecasts not to be achieved include: the level of competition for our products, downturns in our target markets, changes in the North American away-from-home towel and tissue industry, changes in the price or availability of raw materials and energy, the failure to develop new products that meet customer needs, adverse changes in our relationships with large customers and labor unions, the failure to recruit and retain key personnel, costs of compliance with environmental regulations, our ability to fund our operations, unforeseen operating problems, changes in strategic plans or our ability to execute such plans, maintenance of adequate internal controls, changes in financial accounting standards, changes in tax laws, increasing costs of certain employee and retiree benefits, unforeseen liabilities arising from current or prospective claims, unforeseen claims concerning intellectual property rights, unexpected disruptions in the availability of our computer systems, and other factors described or referenced under "Cautionary Statement Concerning Forward-Looking Information" beginning on Page 25 of this proxy statement. Accordingly, there can be no assurance that the financial forecasts will be realized or that future financial results will not materially vary from the financial forecasts, and the financial forecasts should not be relied upon as being indicative of future results. You are cautioned not to rely on this forward-looking information.

        In addition, the financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for Wausau's business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur after the date the financial forecasts were prepared and that was not anticipated at the time the financial forecasts were prepared. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date the financial forecasts were prepared. Except as may be required by law, Wausau disclaims any obligation to update or otherwise revise the financial forecasts to reflect circumstances, economic conditions or other developments existing or occurring after the date the financial forecasts were prepared or to reflect the occurrence of future events, even if any or all of the assumptions on which the financial forecasts were based are no longer appropriate. These considerations should be taken into account in reviewing the financial forecasts, which were prepared as of an earlier date. See "Where Shareholders Can Find Additional Information" beginning on Page 111 of this proxy statement.

        The following is a summary of the financial forecasts prepared by senior management of Wausau and given to SCA Parent, the Wausau board of directors and Evercore prior to the execution of the merger agreement:

	Fiscal Year Ended December 31, ($ in thousands)
	2015E	2016E	2017E
Net Sales	$366,914	$382,252	$399,501
Cost of Sales	$293,294	$291,975	$293,631
Gross Profit	$73,620	$90,277	$105,870
Gross Profit %	20.1%	23.6%	26.5%
Selling & Administrative Expenses	$44,919	$50,653	$51,666
SG&A %	12.2%	13.3%	12.9%
Operating Profit (Loss)	$28,701	$39,624	$54,204
Operating Profit %	7.8%	10.4%	13.6%
Interest Expense	$(13,219)	$(12,715)	$(12,147)
Other Income (Expense)	$(66)	—	—
Earnings From Continuing Operations Before Income Taxes	$15,416	$26,909	$42,057
Credit (Provision) for Income Taxes	$(6,032)	$(10,117)	$(15,657)
Earnings From Continuing Operations	$9,385	16,792	$26,400
Earnings From Discontinued Operations, Net of Taxes	$(909)	$(922)	$(922)
Net Earnings (Loss)	$8,476	$15,870	$25,478
Depreciation & Amortization	$41,714	$39,889	$39,956
Continuing Operations EBITDA	$70,415	$79,513	$94,160
Continuing Operations EBITDA Margin	19.2%	20.8%	23.6%
Adjusted Operating Profit (Loss)	$21,298	$39,624	$54,204
Adjusted EBITDA	$63,012	$79,513	$94,160
Adjusted EBITDA Margin	17.2%	20.8%	23.6%

        For purposes of the financial forecasts presented herein, Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, amortization, restructuring and certain other charges that members of senior management believe are not representative of the fundamental operating performance of the business. Adjusted EBITDA is not a measurement of Wausau's performance under GAAP and should not be considered an alternative to performance measures derived in accordance with GAAP.

Regulatory Approvals

Antitrust Filings

        The HSR Act and the rules and regulations promulgated thereunder require that we and SCA Americas file notification and report forms with respect to the merger with the Antitrust Division and the FTC and observe a waiting period before consummating the merger. The required notification and report forms under the HSR Act were filed with the Antitrust Division and the FTC by Wausau and SCA Americas on October 26, 2015. On November 16, 2015, the parties received notice from the FTC that early termination of the applicable waiting period had been granted; as such, the condition to the closing of the merger related to the HSR Act has been satisfied.

        At any time before or after the consummation of the merger, the Antitrust Division, the FTC, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger, to seek divestiture of particular assets or to seek conduct relief. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.

Other Matters with Respect to Regulatory Approvals

        SCA Americas will control and lead on all substantive communications with any governmental authority and strategy relating to any investigation or litigation under any antitrust laws, subject to consultation with and good faith consideration of the views of Wausau. However, SCA Americas may not enter into any agreement, transaction or any agreement to effect any joint venture or acquire any business or company (including by way of merger or asset acquisition) that would reasonably be expected to make it more difficult, or to increase the time required, to receive timely expiration or termination of the waiting period under the HSR Act, or to obtain the authorizations, consents, orders and approvals from governmental authorities required for the consummation of the merger. Although we do not expect the relevant regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that all applicable waiting periods will expire, that Wausau and SCA Americas will be able to satisfy or comply with any conditions imposed, that compliance or non-compliance will not have adverse consequences on Wausau and SCA Americas after the consummation of the merger; or that related litigation, if any, will be resolved favorably to Wausau and SCA Americas.

        Other than the filing described above, we are not aware of any mandatory regulatory filings to be made, approvals to be obtained or waiting periods to expire, in order to consummate the merger. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals in a timely manner or at all. Even if we could obtain all necessary approvals, and the merger agreement is approved and adopted by our shareholders, conditions may be placed on the merger, our business or that of SCA Americas that could cause the parties to fail to consummate the merger.

Litigation Relating to the Merger

        On November 4, 2015, two putative class action complaints were filed in Wisconsin state court by purported shareholders of Wausau. The two lawsuits were filed in the Circuit Court of Milwaukee County, Wisconsin. One is captioned MSS 12-09 Trust v. Wausau Paper Corp., et al., Case No. 15-CV-009090 (November 4, 2015), which we refer to as the "MSS Trust Action" in this proxy statement, and the other is captioned Rosenberg, II v. Wausau Paper Corp., et al., Case No. 15-CV-009091 (November 4, 2015), which we refer to as the "Rosenberg Action" in this proxy statement.

        On November 16, 2015, a third putative class action complaint was filed in Wisconsin state court by purported shareholders of Wausau. The lawsuit captioned, Nieuwenhuis v. Wausau Paper Corp., et al., Case No. 15-CV-009176 (November 16, 2015), which we refer to as the "Nieuwenhuis Action" in this proxy statement, was also filed in the Circuit Court of Milwaukee County, Wisconsin.

        The MSS Trust Action, Rosenberg Action, and Nieuwenhuis Action were filed on behalf of purported classes of Wausau shareholders and name as defendants various combinations of Wausau, members of the Wausau board of directors, SCA Americas, Merger Sub, and Starboard Value LP. The complaints allege, among other things, that members of the Wausau board of directors breached their fiduciary duties by agreeing to the proposed acquisition of Wausau by SCA Americas and Merger Sub and failing to obtain the highest value reasonably available for the shareholders of Wausau. The complaints also allege that Wausau, SCA Americas, Merger Sub, and Starboard Value LP have aided and abetted those alleged fiduciary breaches. The actions seek, among other things, an order enjoining the defendants from consummating the merger. The defendants believe that the claims are without merit.

        On November 13, 2015, an amended complaint was filed in the Rosenberg Action which alleges similar claims that members of the Wausau board of directors breached their fiduciary duties and that Wausau, SCA Americas, Merger Sub, and Starboard Value LP have aided and abetted those alleged fiduciary breaches. The amended complaint also asserts additional claims that members of the Wausau board of directors breached their fiduciary duties by purportedly misstating and omitting material information from the from this proxy statement as filed initially on November 10, 2015. The defendants also believe these claims are without merit.

        On November 25, 2015, the court consolidated the three lawsuits and any other actions then pending or thereafter filed arising out of substantially the same facts or transactions as alleged in the MSS Trust Action, Rosenberg Action, and Nieuwenhuis Action under the caption In re Wausau Paper Corp. Shareholder Litigation, Consolidated Case No. 15-CV-9090. The court also designated the amended complaint filed on November 13, 2015 in the Rosenberg Action as the operative complaint in the consolidated action. A copy of the operative complaint is included as Annex E to this proxy statement. On December 1, 2015, plaintiffs filed a motion for expedited discovery, which has yet to be decided by the court.

        The outcome of the case is uncertain. If the case is not resolved, the lawsuit could prevent or delay consummation of the merger and result in substantial costs to Wausau, including any costs associated with the indemnification of directors. Additional plaintiffs may file additional lawsuits against Wausau and/or the directors and officers of Wausau in connection with the merger.

U.S. Federal Income Tax Consequences of the Merger

        The following summary is a general discussion of the principal U.S. federal income tax consequences of the merger to "U.S. holders" and "non-U.S. holders" and 401(k) Plan holders (in each case, as defined below) of Wausau common stock whose shares of Wausau common stock are converted into the right to receive the merger consideration in the merger. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code" in this proxy statement, applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. No ruling from the Internal Revenue Service, which we refer to as the "IRS" in this proxy statement, has been or will be sought with respect to any aspect of the merger. This summary is for the general information of the holders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, this summary does not address the effect of any applicable state, local or foreign income tax laws, any non-income tax laws or the Medicare contribution tax. In addition, this discussion does not address the tax consequences of transactions effectuated in connection with the consummation of the merger, including, without limitation, the tax consequences to holders of stock options issued by us or other compensation arrangements which are cancelled or converted, as the case may be, in connection with the merger. Furthermore, this summary applies only to holders that hold Wausau common stock as "capital assets" (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

  •
  broker-dealers;

  •
  taxpayers that have elected the mark-to-market method of tax accounting with respect to their Wausau common stock;

  •
  S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes;

  •
  persons holding Wausau common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  persons who acquired Wausau common stock through the exercise of employee stock options or otherwise as compensation;

  •
  certain financial institutions;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  certain former citizens or residents of the United States;

  •
  tax-exempt entities; or

  •
  persons liable for the U.S. alternative minimum tax.

        If a partnership, or an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes, holds Wausau common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Wausau common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Wausau common stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for such purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if the administration is subject to the primary supervision of a court within the United States, and one or more United States persons have the authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        The receipt of cash for shares of Wausau common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder whose shares of Wausau common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares of Wausau common stock and the U.S. holder's adjusted tax basis in such shares of Wausau common stock. A U.S. holder's adjusted tax basis in its Wausau common stock generally will equal the price the U.S. holder paid for such shares of Wausau common stock. Gain or loss will be determined separately for each block of shares of Wausau common stock (i.e., shares of Wausau common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder's holding period in the shares of Wausau common stock exceeds one year at the time of the consummation of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations under the Code.

Non-U.S. Holders

        A "non-U.S. holder" is a beneficial owner of Wausau common stock for U.S. federal income tax purposes that is neither a U.S. holder nor a partnership (or entity or arrangement classified as a partnership for such purposes). Payments made to a non-U.S. holder in exchange for shares of Wausau common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain, if any, on such shares of Wausau common stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Wausau common stock for cash pursuant to the merger and certain other conditions are met; or

  •
  the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Wausau common stock at any time during the five-year period preceding the merger, and we are or have been a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Wausau common stock.

        Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional "branch profits tax" at a 30% rate (or lower applicable treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower applicable treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates.

401(k) Plan Holders

        For purposes of this discussion, the term "401(k) Plan holder" means a participant in the 401(k) Plan who is an investor in the Wausau common stock fund. The receipt of cash for shares of Wausau common stock in the merger will be a non-taxable transaction for U.S. federal income tax purposes. The cash received will be deposited in the 401(k) Plan holder's account in the 401(k) Plan, and may then be invested in one or more of the 401(k) Plan's investment options.

Information Reporting and Backup Withholding

        Payments made in exchange for shares of Wausau common stock generally will be subject to information reporting unless the holder is an "exempt recipient" and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

        Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder's U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

        This discussion of U.S. federal income tax consequences of the merger is for general information only and is not tax advice. We urge you to consult your tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the merger arising under the federal estate or gift tax rules or under any state, local or foreign tax laws or under any applicable tax treaty.

No Dissenters' Rights

        Pursuant to Section 180.1302(4) of the WBCL, shareholders of Wausau will not be entitled to any dissenters' rights in connection with the merger agreement or the proposed transaction under or pursuant to Subchapter XIII of the WBCL as long as the shares of Wausau common stock continue to be registered on the NYSE on the record date fixed to determine the shareholders entitled to notice of the special meeting to vote upon the merger agreement.

 TERMS OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger. In this section of the proxy statement entitled "Terms of the Merger Agreement," from time to time, we may refer to Wausau, SCA Americas and Merger Sub collectively as the "parties" or individually as a "party."

Explanatory Note Regarding the Merger Agreement

        The merger agreement has been included as Annex A for your convenience to provide you with information regarding its terms, and we recommend that you read it carefully and in its entirety. The merger agreement is a contractual document that is intended to govern the contractual rights and relationships, and to allocate risks, among Wausau, SCA Americas and Merger Sub.

        Following the consummation of the merger, each Wausau shareholder is entitled to enforce the applicable provisions of the merger agreement to the extent necessary to receive the merger consideration to which such Wausau shareholder is entitled in accordance with the terms and conditions of the applicable provisions of the merger agreement. In the event of termination of the merger agreement, a party to the merger may seek damages (including the loss of benefit of the merger agreement and any lost shareholder premium) in the case of a willful and material breach of the merger agreement by the other party or parties.

        The merger agreement contains representations and warranties made by SCA Americas and Merger Sub, on the one hand, and Wausau, on the other hand, that are qualified in several important respects, which you should consider as you read them in the merger agreement. The representations and warranties are qualified in their entirety by certain information of Wausau filed with the SEC by Wausau before October 12, 2015. In addition, the representations, warranties and covenants of the parties are qualified by the confidential disclosure schedule.

        In addition, certain of the representations and warranties made by SCA Americas and Merger Sub, on the one hand, and Wausau, on the other hand, were made as of a specified date, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts. Moreover, certain of the representations, warranties and covenants of the parties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders.

        None of the representations or warranties will survive the closing of the proposed transaction and they will therefore have no legal effect under the merger agreement after the closing of the proposed transaction. The parties will not be able to assert the inaccuracy of the representations and warranties as a basis for refusing to close unless all such inaccuracies as a whole would reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect (as defined below in this section) on Wausau, in the case of the representations and warranties made by Wausau, or a material adverse effect on the ability of SCA Americas and Merger Sub to consummate the merger, in the case of the representations and warranties made by SCA Americas and Merger Sub, except for certain limited representations and warranties that must be true and correct in all respects, excluding any de minimis inaccuracies. Except as described in the section entitled "—Third-Party Beneficiaries" beginning on Page 101 of this proxy statement, shareholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Wausau, SCA Americas or Merger Sub, or any of their respective subsidiaries or affiliates.

        Information concerning the subject matter of the representations and warranties may have changed since October 12, 2015. Wausau will provide additional disclosure, if any, in its public reports of any material information necessary to provide the shareholders of Wausau with a materially complete understanding of the disclosures relating to the merger agreement. Other than as disclosed in this proxy statement and the documents incorporated in this proxy statement by reference, as of the date of this proxy statement, Wausau is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations, warranties or covenants in the merger agreement. The representations, warranties and covenants in the merger agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings Wausau publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings Wausau makes with the SEC, as described in the section entitled "Where Shareholders Can Find More Information" beginning on Page 111 of this proxy statement.

Terms of the Merger; Merger Consideration

        The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the WBCL, at the effective time of the merger, Merger Sub will be merged with and into Wausau. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Wausau will continue as the surviving corporation of the merger and an indirect wholly owned subsidiary of SCA Americas. As a result of the merger, Wausau, as the surviving corporation, will succeed to and assume all of the rights and obligations of Merger Sub and Wausau.

        At the effective time of the merger, upon the terms and subject to the conditions set forth in the merger agreement:

  •
  each share of Wausau common stock issued and outstanding immediately prior to the effective time of the merger, other than excluded shares, will be cancelled and converted automatically into the right to receive $10.25 in cash;

  •
  each excluded share, immediately prior to the effective time of the merger, will be automatically cancelled without any conversion, and no payment or distribution will be made with respect to such shares; and

  •
  each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger, will be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the surviving corporation.

        If between October 12, 2015 and the effective time of the merger the outstanding shares of Wausau common stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event, then the merger consideration will be appropriately adjusted to provide the holders of Wausau common stock the same economic effect as contemplated by the merger agreement prior to any such event.

Closing of the Proposed Transaction

        The closing of the proposed transaction will take place at 10:00 a.m., New York time, on the third business day after the later to be satisfied of the condition relating to the receipt of the requisite approval from the shareholders of Wausau to approve and adopt the merger agreement and the condition relating to the receipt of applicable antitrust approvals (subject to the satisfaction or waiver (where permissible) of the other conditions to the consummation of the merger, other than those conditions that by their terms are to be satisfied at the closing of the proposed transaction, but subject to the satisfaction or waiver (where permissible) of such other conditions) unless another time or date is agreed to in writing by Wausau and SCA Americas. For a description of the conditions to closing under the merger agreement, see below under the section entitled "—Conditions to Consummation of the Merger" beginning on Page 94 of this proxy statement.

Effective Time of the Merger

        The effective time of the merger will be at the time the articles of merger are duly filed with the Department of Financial Institutions of the State of Wisconsin or such other date and time as is agreed upon by the parties to the merger agreement and specified in the articles of merger.

Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation

        At the effective time of the merger, the articles of incorporation and the bylaws of the surviving corporation will be amended and restated in their entirety to read as the articles of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the effective time of the merger (except that the name of the surviving corporation will be "Wausau Paper Corp.") and will be the articles of incorporation and bylaws of the surviving corporation until amended as provided by their terms or by applicable law, subject to SCA Americas' and the surviving corporation's obligations described in the section entitled "—Directors and Officers Indemnification and Insurance" beginning on Page 92 of this proxy statement. In addition, the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and the officers of Wausau immediately prior to the effective time of the merger will be the initial officers of the surviving corporation, in each case, until their respective successors are duly elected or appointed and qualified, as the case may be, or until the earlier of their death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.

Treatment of Equity-Based Awards

        Wausau will take all actions necessary to cause, effective at the effective time of the merger, each option to purchase Wausau common stock granted under the Wausau Stock Plans that is outstanding and unexercised as of immediately prior to the effective time of the merger to be cancelled in exchange for a cash payment equal to the product of (i) the excess, if any, of merger consideration over the applicable per-share exercise price of the option and (ii) the aggregate number of shares of common stock subject to such option. All such payments will be made within three (3) business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements.

        At the effective time of the merger, each performance unit outstanding under the Wausau Stock Plans will be cancelled and converted into the right to receive, immediately after the effective time of the merger, a cash payment in an amount equal to the product of (i) the merger consideration and (ii) the aggregate number of shares of Wausau common stock subject to such performance unit award. All such payments shall be made within three (3) business days following the effective time of the merger and subject to all applicable federal, state, local and foreign tax withholding requirements.

Payment of Merger Consideration; Exchange of Shares in the Merger

        Prior to the effective time of the merger, SCA Americas will appoint a bank or trust company approved in advance by Wausau (such approval not to be unreasonably withheld, conditioned or delayed) as a paying agent and enter into a paying agent agreement, in form and substance reasonably acceptable to Wausau, with such paying agent for the payment of the merger consideration. At or prior to the closing of the proposed transaction, SCA Americas will deposit (or cause the surviving company to deposit), with the paying agent, for the benefit of the holders of shares of Wausau common stock issued and outstanding immediately prior to the effective time of the merger (other than holders of excluded shares), cash in an amount sufficient to pay the aggregate merger consideration payable to holders of such shares of Wausau common stock, which we refer to as the "payment fund" in this proxy statement. The payment fund will not be used for any other purpose but may be invested by the paying agent in certain investments, as directed by SCA Americas. Any net profit resulting from, or interest or income produced by, such investments will be payable to the surviving corporation. To the extent that there are losses with respect to such investments, or the payment fund diminishes for other reasons below the level required to make prompt payments of the merger consideration, SCA Americas will promptly replace or restore the portion of the payment fund lost through investments or other events so as to ensure that the payment fund is, at all times, maintained at a level sufficient to make such payments.

        Promptly after the effective time of the merger, SCA Americas will cause to be mailed to each record holder of shares of Wausau common stock (other than holders of excluded shares) (i) a customary letter of transmittal specifying that delivery will be effected, and risk of loss and title to any certificates evidencing ownership of Wausau common stock will pass, only upon proper delivery of such certificates to the paying agent, and (ii) instructions for effecting the surrender of Wausau common stock certificates or non-certificated shares of Wausau common stock represented in book-entry form in exchange for the merger consideration.

        Upon surrender of share certificates (or effective affidavits of loss in lieu of such certificates) and a duly completed and validly executed letter of transmittal, in accordance with the provided instructions, to the paying agent for cancellation (along with such other documents as the paying agent may customarily require), the holder of such certificated share of Wausau common stock will be entitled to receive the merger consideration in exchange for such certificates, and the surrendered certificates will be cancelled.

        Under the merger agreement, each of the paying agent, the surviving corporation and SCA Americas are entitled to deduct and withhold such amounts as are required to be deducted and withheld under all applicable federal, state, local or foreign tax laws from the merger consideration otherwise payable to any holder of Wausau common stock, Wausau stock options or Wausau performance units and to pay such amounts deducted or withheld to the appropriate governmental authority. To the extent such amounts are properly withheld and timely paid over to the appropriate government authority by the paying agent, the surviving corporation or SCA Americas, as the case may be, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of Wausau common stock, Wausau stock options or Wausau performance units in respect of which such deduction and withholding was made by the paying agent, the surviving corporation or SCA Americas, as the case may be.

        Shareholders of Wausau Should Not Return Share Certificates with the Enclosed Proxy Card, and Shareholders of Wausau Should Not Forward Share Certificates to the Paying Agent without a Letter of Transmittal.

        In the event of a transfer of ownership of shares of Wausau common stock that is not registered in the transfer records of Wausau, payment of the merger consideration may be made to a person other than the person in whose name the surrendered share certificate is registered if such certificate is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer or otherwise be in proper form for transfer. The person requesting such payment must pay any applicable transfer or other taxes required solely by reason of the payment of the merger consideration to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of SCA Americas that such tax has been paid or is not applicable.

        Until surrendered, each share certificate will be deemed at all times after the effective time of the merger as representing only the right to receive, upon surrender, the merger consideration to which the holder of such share certificate is entitled. No interest will be paid or accrue on any cash payable to holders of certificates or book-entry shares.

        Holders of non-certificated shares of Wausau common stock represented by book-entry are not be required to deliver a share certificate or an executed letter of transmittal to the paying agent to receive the merger consideration. Rather, each registered holder of one or more shares of Wausau common stock represented by book-entry is entitled to receive the merger consideration for each share held in book-entry at the effective time of the merger, which the surviving corporation will cause the paying agent to pay and deliver as soon as reasonably practicable after the effective time of the merger and receipt by the surviving corporation or the paying agent of an "agent's message" (or such other evidence as the surviving corporation or the paying agent may reasonably request).

        Pursuant to the merger agreement, following the date that is 12 months after the effective time of the merger, any portion of the funds held by the paying agent that remains undistributed to former shareholders of Wausau shall be delivered to the surviving corporation. Thereafter, former shareholders of Wausau may look only to SCA Americas or the surviving corporation for payment with respect to their claim for the merger consideration. Any portion of the payment fund remaining unclaimed by former shareholders of Wausau as of a date which is immediately prior to such time as such amounts would otherwise escheat or become property of any governmental authority will, to the extent permitted by applicable law, become SCA Americas' property free and clear of any claims of interest of any person previously entitled thereto. Neither SCA Americas nor the surviving corporation will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Lost Certificates

        If any Wausau common stock certificate has been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and (ii) if required by the surviving corporation, an indemnity bond in form and substance and with surety reasonably satisfactory to the surviving corporation, the paying agent will pay the merger consideration to which the holder of such lost, stolen or destroyed certificate is entitled pursuant to the merger agreement.

Closing of the Share Transfer Books

        At the effective time of the merger, the share transfer books of Wausau will close and there will be no further registration of transfers of shares of Wausau common stock thereafter on the records of Wausau. From and after the effective time of the merger, the holders of shares of Wausau common stock outstanding immediately prior to the effective time of the merger will cease to have any rights with respect to such shares of Wausau common stock, except as otherwise provided in the merger agreement or by law. On or after the effective time of the merger, any Wausau common stock certificates or non-certificated shares of Wausau common stock represented in book-entry that are presented to the paying agent or SCA Americas for any reason shall be cancelled against delivery of the merger consideration to which the holders thereof are entitled pursuant to the merger agreement.

No Dissenters' Rights

        Holders of shares of Wausau common stock are not entitled to any dissenters' rights in connection with the merger agreement or the transactions contemplated thereby under or pursuant to Subchapter XIII of the WBCL as long as the shares of Wausau common stock continue to be registered on the NYSE on the record date fixed to determine the shareholders of Wausau entitled to notice of the special meeting to be held to consider the approval and adoption of the merger agreement.

Representations and Warranties

        The merger agreement contains customary representations and warranties made by Wausau to SCA Americas and customary representations and warranties made by SCA Americas and Merger Sub to Wausau. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, certain of the representations and warranties that Wausau made in the merger agreement are qualified by certain confidential disclosures that Wausau delivered to SCA Americas concurrently with the execution of the merger agreement. In addition, certain of the representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to shareholders, may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a "material adverse effect" (as defined below in this section)), or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. See also the definition of "material adverse effect" beginning on Page 81 of this proxy statement. Shareholders are not third-party beneficiaries under the merger agreement, and, in reviewing the representations and warranties contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations and warranties or any description thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Wausau, SCA Americas or Merger Sub, or any of their respective subsidiaries or affiliates. For the foregoing reasons, the representations and warranties given by Wausau in the merger agreement or any description thereof should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Wausau publicly files with the SEC. None of the representations and warranties in the merger agreement survive the consummation of the merger.

  Wausau's Representations and Warranties

        Wausau's representations and warranties under the merger agreement relate to, among other things:

  •
  the valid existence, good standing and corporate (or other legal entity) power of Wausau and each of its subsidiaries, and Wausau's ownership of its subsidiaries;

  •
  Wausau's articles of incorporation and bylaws, as well as those (or their equivalents) of its subsidiaries;

  •
  the capitalization of Wausau, including the number of shares of Wausau common stock, options and other stock-based awards outstanding and the ownership of the capital stock of its subsidiaries;

  •
  the absence of restrictions or encumbrances with respect to the capital stock of Wausau and its subsidiaries;

  •
  the authority of Wausau to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Wausau;

  •
  the absence of (i) any conflict with or violation of the organizational documents of Wausau or any of its subsidiaries, (ii) any conflict with or violation of applicable laws, or (iii) any breach or default under, or any right of termination, amendment, acceleration or cancellation of, any contract of Wausau or its subsidiaries, in each case, as a result of the execution and delivery by Wausau of the merger agreement, the performance of Wausau's obligations under the merger agreement and the consummation by Wausau of the transactions contemplated by the merger agreement;

  •
  the consents and approvals required by, or filings or notices to be made with, governmental authorities in connection with the transactions contemplated by the merger agreement;

  •
  the possession of and compliance with required licenses, permits, approvals, certificates and other similar authorizations of any governmental authority necessary for the conduct of Wausau's and its subsidiaries' business as conducted on October 12, 2015;

  •
  compliance with the applicable laws and governmental orders and contracts or permits to which Wausau or its subsidiaries are a party or by which such entity or any property or asset of such entity is bound;

  •
  compliance with SEC filing requirements for Wausau's SEC filings since January 1, 2013, including the accuracy of information contained in such documents, compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

  •
  adequacy of disclosure controls and procedures, and absence of deficiencies in internal controls over financial reporting;

  •
  the absence of certain undisclosed liabilities;

  •
  no material outstanding or unresolved comments from SEC comment letters with respect to any SEC reports;

  •
  no formal internal investigations or any investigations or inquiries by a governmental authority that, to Wausau's knowledge, are pending or threatened regarding Wausau's accounting practices;

  •
  the conduct of the business of Wausau and its subsidiaries in the ordinary course of business consistent with past practice between June 30, 2015 and October 12, 2015;

  •
  the absence of a "material adverse effect" (as defined below in this section) since December 31, 2014;

  •
  the absence of certain legal proceedings, audit, investigations and governmental orders or settlement agreements;

  •
  employee benefit plans;

  •
  labor and employment matters;

  •
  title to or valid leasehold interests in real property;

  •
  tax matters;

  •
  material contracts, the performance of obligations and the absence of breach or default thereunder;

  •
  insurance policies;

  •
  environmental matters;

  •
  intellectual property matters;

  •
  the approval and recommendation by the Wausau board of directors of the merger agreement and the transactions contemplated by the merger agreement;

  •
  the required vote of the shareholders of Wausau to approve and adopt the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the absence of a rights agreement and the inapplicability of any anti-takeover laws or similar anti-takeover provisions of the Wausau articles of incorporation or the Wausau bylaws to the merger;

  •
  receipt by the Wausau board of directors of an opinion of Wausau's financial advisor as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of Wausau common stock upon the consummation of the merger;

  •
  brokers' and financial advisors' fees related to the merger;

  •
  anti-corruption matters; and

  •
  no affiliate transactions since January 1, 2015 that would be required to be disclosed under the federal securities laws.

        Many of the representations and warranties in the merger agreement are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct would, or would reasonably be expected to, result in a material adverse effect).

Material Adverse Effect Definition

        For purposes of the merger agreement, a "material adverse effect" means, with respect to Wausau, any event, circumstance, change or effect that, individually or in the aggregate with any other event, circumstance, change or effect, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of Wausau and its subsidiaries, taken as a whole, except that events, circumstances, changes or effects resulting from any of the following, alone or in combination, shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a material adverse effect:

  •
  a change in general economic, political, regulatory, business, economic, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates (but only to the extent such change, effect, development or circumstance does not have a materially disproportionate impact on Wausau and its subsidiaries, taken as a whole, relative to other companies that operate in the industries in which Wausau and its subsidiaries operate);

  •
  a change in the industries in which Wausau and its subsidiaries operate (but only to the extent such change, effect, development or circumstance does not have a materially disproportionate impact on Wausau and its subsidiaries, taken as a whole, relative to other companies that operate in the industries in which Wausau and its subsidiaries operate);

  •
  any change in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof) or required by any change in applicable laws (or any authoritative interpretations thereof) after October 12, 2015 (but only to the extent such change, effect, development or circumstance does not have a materially disproportionate impact on Wausau and its subsidiaries, taken as a whole, relative to other companies that operate in the industries in which Wausau and its subsidiaries operate);

  •
  any adoption, implementation, promulgation, repeal, or modification, of any law after October 12, 2015 (but only to the extent such change, effect, development or circumstance does not have a materially disproportionate impact on Wausau and its subsidiaries, taken as a whole, relative to other companies that operate in the industries in which Wausau and its subsidiaries operate);

  •
  any liability arising out of any of the litigation matters disclosed in the confidential disclosure schedule to the extent such liability is reasonably foreseeable from such disclosure;

  •
  any seasonal fluctuations in the business of Wausau and its subsidiaries (but only to the extent such change, effect, development or circumstance does not have a materially disproportionate impact on Wausau and its subsidiaries, taken as a whole, relative to other companies that operate in the industries in which Wausau and its subsidiaries operate);

  •
  any outbreak, escalation or acts of terrorism, armed hostility or war or any weather related event, fire or natural disaster (but only to the extent such change, effect, development or circumstance does not have a materially disproportionate impact on Wausau and its subsidiaries, taken as a whole, relative to other companies that operate in the industries in which Wausau and its subsidiaries operate);

  •
  the announcement of the execution of the merger agreement or the pendency of the transactions contemplated by the merger agreement, provided that this exception shall not affect certain representations and warranties made by Wausau with respect to non-contravention or governmental approvals; and

  •
  any action taken in compliance with the express terms of, or as expressly required by, the merger agreement (other than Wausau's obligations to conduct its business in the ordinary course consistent with its past practice during the pendency of the merger), any action taken at the written direction of SCA Americas or to which SCA Americas provided prior written consent, or any action not taken as a result of the failure of SCA Americas to consent to such action requiring SCA America's consent pursuant certain covenants restricting the conduct of Wausau's business.

        Additionally, the determination of a material adverse effect with respect to Wausau and its subsidiaries excludes any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or trading volume of Wausau common stock (except that the underlying causes of such failure or decline may be considered in determining whether there is a material adverse effect with respect to Wausau).

  SCA Americas and Merger Sub Representations and Warranties

        The merger agreement also contains customary representations and warranties made by SCA Americas and Merger Sub to Wausau that are subject to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of SCA Americas and Merger Sub to Wausau under the merger agreement, relate to, among other things:

  •
  SCA Americas' and Merger Sub's valid existence, good standing and corporate power;

  •
  SCA Americas' and Merger Sub's articles of incorporation and bylaws;

  •
  the authority of SCA Americas and Merger Sub to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against SCA Americas and Merger Sub;

  •
  the absence of (i) any conflict with or violation of the organizational documents of SCA Americas and Merger Sub, (ii) any conflict with or violation of applicable laws or (iii) any breach or default under any contract of SCA Americas or Merger Sub, in each case, as a result of the execution and delivery by SCA Americas and Merger Sub of the merger agreement, the performance of SCA Americas' and Merger Sub's obligations under the merger agreement and the consummation by SCA Americas and Merger Sub of the transactions contemplated by the merger agreement;

  •
  the consents and approvals required by, or filings or notices to be made with, governmental authorities in connection with the transactions contemplated by the merger agreement;

  •
  ownership by SCA Americas and its subsidiaries (including Merger Sub) of Wausau common stock;

  •
  the absence of certain legal proceedings, investigations and governmental orders;

  •
  operations of Merger Sub;

  •
  the availability, as of the closing of the proposed transaction, of sufficient funds to consummate the transactions contemplated by the merger agreement; and

  •
  brokers' and financial advisors' fees related to the merger.

Covenants Regarding Conduct of Business by Wausau Pending the Merger

        Wausau has agreed to certain covenants in the merger agreement restricting the conduct of its business between October 12, 2015 and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms. In general, Wausau and its subsidiaries are to conduct its and its subsidiaries' businesses in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to (i) preserve substantially intact the business organization of Wausau and its subsidiaries, (ii) continue to employ the executive officers of Wausau and certain employees of Wausau set forth on a confidential schedule to the merger agreement, in each case on commercially reasonable terms, (iii) maintain in effect all necessary licenses, permits consents, franchises and approvals and authorizations, and (iv) maintain the current relationships of Wausau and its subsidiaries with its customers, suppliers, lenders and other persons with which they have material business relations and, subject to the covenants regarding obtaining the requisite governmental approvals, governmental authorities having jurisdiction over the business, in each case as substantially favorable to Wausau and its subsidiaries as such relationship was as of October 12, 2015. However, except as expressly contemplated by the merger agreement, as set forth in the confidential disclosure schedule, or as required by applicable laws, neither Wausau nor any of its subsidiaries may, during the period between October 12, 2015 and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, take any of the following actions without SCA Americas' prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, other than with respect to the provisions described in the second, third and sixth bullets below):

  •
  amend or otherwise change its articles of incorporation, bylaws or other similar organizational documents;

  •
  issue, sell, grant, award, dispose of, transfer, exclusively license, encumber (other than permitted liens), or authorize the issuance, sale, grant, award, disposition, transfer, exclusive licenses or encumbrance of, (i) any shares of any class of share capital of Wausau or any Wausau subsidiary, or any performance units, options, warrants, convertible securities or other rights of any kind to acquire any shares of such share capital, or any other equity interest, of Wausau or any Wausau subsidiary (except for the issuance of shares of Wausau common stock issuable pursuant to Wausau stock options that were outstanding on October 12, 2015, pursuant to the terms of the applicable plans as in effect immediately prior to October 12, 2015) or (ii) any of its material properties, assets, licenses, operations, rights, product lines, businesses or interests therein (including intellectual property) except, in the case of clause (ii), (A) in the ordinary course of business, (B) pursuant to contracts as in force on October 12, 2015, or (C) such dispositions among Wausau and its subsidiaries;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, except for dividends or other distributions by any direct or indirect wholly owned Wausau subsidiary to Wausau or any other direct or indirect wholly owned Wausau subsidiary and regular semiannual dividends on shares of Wausau common stock declared in cash at times and in amounts consistent with past practice;

  •
  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any share capital of Wausau or any Wausau subsidiary;

  •
  acquire (including by amalgamation, merger, consolidation, or acquisition of equity interests or assets or any other business combination) any company, corporation, partnership, other business organization (or any division thereof);

  •
  except for borrowings under existing credit facilities as in effect immediately prior to October 12, 2015, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person;

  •
  enter into, amend, waive, renew or terminate any material contract under the merger agreement or any contract that would be deemed to be a material contract pursuant to the merger agreement if it had been entered into prior to October 12, 2015, other than in the ordinary course of business consistent with past practice;

  •
  authorize, or make any commitment with respect to, capital expenditures that in the aggregate exceed by 10% the aggregate amount of the annual capital expenditures budget of Wausau and its subsidiaries, taken as a whole;

  •
  except as otherwise required under any plan, program, policy, agreement, collective bargaining agreement or other arrangement in existence as of October 12, 2015, (i) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in base salary or wages in the ordinary course of business, (ii) grant or take any action to accelerate the vesting or payment of any equity awards or retention, severance or termination pay to, or enter into any employment, bonus, indemnification, change of control or severance agreement with, any director, officer or other employee of Wausau or its subsidiaries (except for certain cash bonus incentive awards), (iii) establish, adopt, enter into, terminate or amend any employee benefit plans of Wausau or its subsidiaries, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan of Wausau or its subsidiaries if it were in existence as of October 12, 2015, for the benefit of any director, officer or employee except as required by applicable law, (iv) loan or advance any money or other property to any current or former director, officer or employee of Wausau or its subsidiaries or (v) enter into any collective bargaining agreement, memoranda of understanding, side letter agreements or other contract with any labor organization, or amend any of the foregoing (however, notwithstanding the foregoing, Wausau is permitted, subject to certain limitations, to award a one-time cash bonus incentive to two of its named executive officers in January 2016 without SCA Americas' prior written consent (see the section entitled Interests of Wausau's Directors and Executive Officers in the Merger—Cash Bonus Incentive Awards beginning on Page 63 of this proxy statement));

  •
  fail to maintain in full force and effect the existing insurance policies (or alternative policies with comparable terms and conditions) covering Wausau and its subsidiaries and their respective properties, assets and businesses;

  •
  settle any litigation, suit, arbitration, claim, audit, investigation, action or proceeding, other than settlements involving not more than $500,000 in the aggregate (net of insurance proceeds) and that do not require any actions or impose any material restrictions on the business or operations of Wausau and its subsidiaries (or, after the effective time of the merger agreement, of SCA Americas or any of its affiliates);

  •
  with regard to tax matters, (i) make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle any material tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of taxes or (ii) file any U.S. federal income tax return relating to Wausau or its subsidiaries that has been prepared in a manner that is inconsistent with the past practices of Wausau or such subsidiary, provided that Wausau will not file any U.S. federal income tax return without providing SCA Americas with a draft form of such tax return at least fifteen business days before filing to the extent then available or, if not then available, as promptly as practicable once available;

  •
  except as required by GAAP, applicable law or any governmental authority, make any material change in financial accounting methods, principles or practices used by Wausau or any of its subsidiaries;

  •
  authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of Wausau or any of its subsidiaries; or

  •
  agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

        The covenants listed above that restrict Wausau's conduct of its business between the date of the merger agreement and the effective time of the merger do not confer on SCA Americas or Merger Sub the right to control or direct the obligations of Wausau prior to the closing of the proposed transaction.

No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation

        Pursuant to the merger agreement, Wausau has agreed to immediately cease and terminate, and to cause its subsidiaries to immediately cease and terminate, and to instruct and use its reasonable best efforts to cause its officers, directors, employees, financial advisors, attorneys, accountants, investment bankers, representatives and agents and other advisors (collectively referred to in this section as Wausau representatives) to immediately cease and terminate any solicitation, discussions or negotiations with any person that may be ongoing as of October 12, 2015 with respect to an "acquisition proposal" (as defined below in this section), or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal. In addition, Wausau has agreed to request, and use its reasonable best efforts to cause, the prompt return or destruction of all confidential information previously furnished to any person in connection with any acquisition proposal and to immediately terminate all physical and electronic dataroom access previously granted to any such person, its subsidiaries or representatives.

        From October 12, 2015 until the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, subject to certain exceptions described below in this section, Wausau agrees that neither it nor any of its subsidiaries, nor any of the officers or directors of Wausau or its subsidiaries, shall (and it shall not authorize its and its subsidiaries' affiliates, investment bankers, financial advisors or other representatives to) directly or indirectly:

  •
  solicit or initiate any inquiries or the implementation or submission of any proposal which constitutes, or may reasonably be expected to lead to, an acquisition proposal;

  •
  engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with any proposal which constitutes, or may reasonably be expected to lead to, an acquisition proposal (except to notify such person of the existence of the no-solicitation provision of the merger agreement);

  •
  otherwise knowingly encourage or take any other action to facilitate any effort or attempt to make a proposal which constitutes, or would reasonably be expected to lead to, an acquisition proposal; or

  •
  enter into any letter of intent, memorandum of understanding, merger agreement, or other agreement, arrangement or understanding relating to any acquisition proposal (other than an "acceptable confidentiality agreement" entered into in accordance with the merger agreement as further described below in this section).

        Prior to the date that the shareholders of Wausau approve and adopt the merger agreement, nothing in the merger agreement will prevent Wausau or its board of directors from furnishing information to, or engaging in negotiations or discussions with, any person in connection with a bona fide unsolicited acquisition proposal by such person that was made after October 12, 2015 in circumstances not in breach of the no-solicitation provision of the merger agreement, if, and only if, prior to taking such action:

  •
  the Wausau board of directors determines in good faith:

  •
  after consultation with its advisors, that such acquisition proposal is, or would reasonably be expected to result in, a "superior proposal" (as defined below in this section); and

  •
  after consultation with outside legal counsel, that its failure to take such actions would reasonably be expected to cause the Wausau board of directors to be in breach of its fiduciary duties under applicable law;

  •
  Wausau receives from such person an acceptable confidentiality agreement; and

  •
  Wausau delivers to SCA Americas a prior written notice advising SCA Americas that it intends to take such action.

        For the purposes of the merger agreement and as used in this proxy statement, a confidentiality agreement is an "acceptable confidentiality agreement" if it is a confidentiality agreement with terms no less favorable, in the aggregate, to Wausau than those contained in the confidentiality agreement entered into with SCA Americas; provided that such acceptable confidentiality agreement must (x) permit Wausau to provide all information to SCA Americas that is contemplated or required by the no-solicitation provision of the merger agreement to be provided to SCA Americas, and (y) include a standstill, except that (i) such standstill need not prohibit the person making such acquisition proposal from making such acquisition proposal to the Wausau board of directors in a confidential manner and (ii) such acceptable confidentiality agreement need not include a standstill to the extent that the person making such acquisition proposal has commenced a tender offer or exchange offer incorporating an acquisition proposal.

        Any violation of the restrictions set forth in the no-solicitation provision of the merger agreement by any officers, directors, employees or any affiliate, investment banker, financial advisor, attorney, accountant, or other Wausau representatives will be deemed a breach of the no-solicitation provision of the merger agreement by Wausau.

        Wausau is to promptly, and in any event within 48 hours, (i) provide written notice to SCA Americas of the receipt of any acquisition proposal and any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, Wausau or any Wausau representatives concerning any proposal that constitutes, or that would reasonably be expected to lead to, an acquisition proposal or any request for non-public information relating to Wausau or any of its subsidiaries that would reasonably be expected to lead to an acquisition proposal, and disclose the identity of the third party making, and the material terms of, such inquiry, offer, proposal or request, (ii) provide copies of any materials, documents or agreements, in each case, evidencing the terms of such acquisition proposal provided to Wausau in connection with such inquiry, offer, proposal or request (including the most current drafts of any acquisition agreements and financing commitments related to such acquisition proposal, inquiry, offer, proposal or request) and (iii) provide SCA Americas with copies of all written information concerning Wausau provided by Wausau to such party to the extent not previously provided or made available to SCA Americas. Wausau will keep SCA Americas reasonably informed on a reasonably prompt basis of the status and details (including any material amendments) of any such acquisition proposal or other inquiry, offer, proposal or request concerning an acquisition proposal. Wausau will promptly, and in any event within 24 hours, notify SCA Americas of any determination of the Wausau board of directors that an acquisition proposal is a superior proposal.

        Subject to the exceptions described below in this section, the Wausau board of directors has agreed to recommend that shareholders of Wausau vote in favor of the approval and adoption of the merger agreement and Wausau has agreed that none of Wausau, the Wausau board of directors or any committee of the Wausau board of directors will, and none of them will publicly propose to:

  •
  withhold, withdraw or modify, in a manner adverse to SCA Americas or Merger Sub, the Wausau board of directors' recommendation that shareholders of Wausau approve and adopt the merger agreement,

  •
  approve or recommend any acquisition proposal,

  •
  following disclosure or announcement of an acquisition proposal (other than a tender or exchange offer described in the following bullet), fail to reaffirm publicly the Wausau board of directors' recommendation that shareholders of Wausau approve and adopt the merger agreement within five business days after SCA Americas requests in writing that such recommendation be reaffirmed publicly,

  •
  fail to recommend against acceptance of any tender offer or exchange offer for the shares of Wausau common stock within ten business days after the commencement of such offer or make any public statement inconsistent with the Wausau board of directors' recommendation that the shareholders of Wausau approve and adopt the merger agreement,

  •
  enter into, or permit any Wausau subsidiary to enter into, any letter of intent, acquisition agreement or similar agreement (other than an acceptable confidentiality agreement) with respect to any acquisition proposal, or

  •
  resolve, agree or publicly announce an intention to take any of the foregoing actions.

        The actions described in any of the immediately foregoing bullets are referred to as an "adverse recommendation change" in this proxy statement.

        Prior to the receipt of the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock to approve and adopt the merger agreement, the Wausau board of directors may effect an adverse recommendation change if Wausau receives an unsolicited written acquisition proposal after October 12, 2015, which acquisition proposal did not result from a breach of the no-solicitation provision of the merger agreement, that its board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) is a superior proposal and determines in good faith (after consultation with outside legal counsel) that its failure to make an adverse recommendation change would reasonably be expected to cause the board of directors to be in breach of its fiduciary duties under applicable law; provided that prior to making an adverse recommendation change with respect to a superior proposal:

  •
  Wausau has notified SCA Americas in writing that it intends to effect an adverse recommendation change;

  •
  Wausau has provided SCA Americas written notice containing the identity of the third party making, a summary of material terms and conditions of, and a copy of all proposed definitive agreements (including all financing documents, if applicable) with respect to, such superior proposal;

  •
  if requested by SCA Americas, for a period of four business days after delivery of such notice, Wausau will have discussed and negotiated in good faith (and Wausau will make the Wausau representatives available to do the same) with SCA Americas and its representatives, any bona fide proposed modifications to the terms and conditions of the merger agreement; and

  •
  no earlier than the end of such four business day period, the Wausau board of directors shall have determined in good faith after consultation with (x) its outside legal counsel and financial advisors, after considering the terms of any proposed amendment or modification to the merger agreement proposed by SCA Americas during such period, that such superior proposal still constitutes a superior proposal, and (y) its outside legal counsel, that Wausau's failure to make an adverse recommendation change would reasonably be expected to cause the Wausau board of directors to be in breach of its fiduciary duties under applicable law.

        The parties have agreed that any change to the financial or other material terms of a proposal that is the subject of written notice described in the second preceding bullet point will require Wausau to provide a new notice to SCA Americas and to again comply with the requirements in the fourth preceding bullet point and the second and third preceding bullet points, except that the four business day notice period described in the third and fourth preceding bullet points will be shortened to two business days following such new notice.

        For the purposes of the merger agreement and as used in this proxy statement, the term "acquisition proposal" means any proposal or offer (including any proposal from or to the shareholders of Wausau), or any inquiry reasonably likely to lead to a proposal or offer, from any person or group (other than SCA Americas or Merger Sub) relating to (1) any direct or indirect acquisition of (A) assets (including equity interests in any of the subsidiaries of Wausau) of Wausau and its consolidated subsidiaries, taken as a whole, equal to 15% or more of the fair market value of Wausau's consolidated assets or (B) 15% or more of any class of equity securities of Wausau; (2) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result in any person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of any class of equity securities of Wausau; or (3) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Wausau or its subsidiaries.

        For the purposes of the merger agreement and as used in this proxy statement, "superior proposal" means any bona fide written acquisition proposal made by any person (other than SCA Americas or any of its subsidiaries) after October 12, 2015, which acquisition proposal did not arise or result in any respect from a breach of the no-solicitation provision of the merger agreement, for the direct or indirect acquisition of more than 50% of the outstanding shares of Wausau common stock or all or substantially all of the assets of Wausau and its subsidiaries taken as a whole, that (1) is on terms that the Wausau board of directors determines in good faith (after receiving the advice of its outside legal counsel and financial advisor and after taking into account all the terms and conditions of the acquisition proposal) would result in a transaction more favorable in the aggregate to the shareholders of Wausau from a financial point of view than the merger and the transactions contemplated by the merger agreement (taking into account any amendment or modification proposed by SCA Americas as described above in this section) and (2) the Wausau board of directors determines is reasonably capable of being consummated on the terms set forth in such proposal, taking into account all financial, legal regulatory, and other aspects thereof that the Wausau board of directors deems relevant and (3) for which the third party making such proposal has demonstrated that, if a cash transaction (whether in whole or in part), the financing for such offer is fully committed (subject to the satisfaction of customary conditions) or is reasonably likely to be obtained, in each case, as determined by the Wausau board of directors in its good faith judgment (after consultation with Wausau's outside legal counsel and financial advisors).

        Nothing contained in the merger agreement prevents Wausau or the Wausau board of directors from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an acquisition proposal or from making any disclosure to the shareholders of Wausau if the Wausau board of directors determines (after consultation with its outside legal counsel) that its failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that any adverse recommendation change may only be made in accordance with the applicable provisions of the merger agreement described above in this section.

Obligations with Respect to the Special Meeting

        Under the merger agreement, Wausau has agreed that, unless the merger agreement has been previously terminated, as promptly as reasonably practicable after the date on which Wausau learns that the SEC will not review or has no further comment on this proxy statement, Wausau will give notice of and duly convene and hold a meeting of its shareholders for the purpose of voting to approve and adopt the merger agreement. Wausau will, at any time upon SCA Americas' written direction, make one or more (but not more than three (3) in the aggregate) successive postponements or adjournments of the shareholders meeting to a date within a period that is not more than 30 calendar days after the date for which such meeting was originally scheduled. Once the shareholders meeting has been called and noticed, Wausau, unless the merger agreement is terminated in accordance with the termination provisions, will not postpone or adjourn the shareholders meeting without the consent of SCA Americas (other than (i) in order to obtain a quorum of its shareholders, or (ii) to comply with applicable law), which consent will not be unreasonably withheld or delayed (it being understood that such consent will be deemed unreasonable of SCA Americas to withhold if each of the following is true: (x) at the time of the requested postponement or adjournment, Wausau has not received proxies representing (together with the shares of Wausau common stock covered by the voting agreements) a sufficient number of shares of Wausau common stock necessary to approve and adopt the merger agreement at the special meeting, (y) the proposed postponement or adjournment is to a date that is not more than thirty (30) calendar days after the date for which the shareholders meeting was originally scheduled (excluding any adjournments or postponements required by applicable law) and (z) at the time of such requested postponement or adjournment, no acquisition proposal has been made which has not been publicly withdrawn). Wausau has further agreed that it will use its reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of the merger agreement and to take all other actions necessary or advisable to secure the affirmative vote of its shareholders in favor of adopting the merger agreement.

Consents, Approvals and Filings

        Each of Wausau and SCA Americas will cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to:

  •
  take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable to promptly obtain all authorizations, consents, orders, approvals, licenses, permits, and waivers of all governmental authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, the merger agreement;

  •
  cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders, approvals, licenses, permits and waivers; and

  •
  provide such other information to any governmental authority as such governmental authority may lawfully request in connection with the merger agreement and transactions contemplated by the merger agreement.

        The parties have agreed to supply to the appropriate governmental authorities as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act. For more information on when the filings pursuant to the HSR Act were completed, please see "Proposal 1: Adoption of the Merger Agreement—Regulatory Approvals" beginning on Page 68 of this proxy statement. The parties further agreed to make, and to cause their respective affiliates to supply to the appropriate governmental authorities as promptly as reasonably practicable any additional information and documentary material those authorities may request pursuant to the applicable antitrust laws. SCA Americas will pay all fees or make other payments to any governmental authority in order to make such filings or obtain any such authorizations, consents, orders or approvals.

        Under the terms of the merger agreement, (i) SCA Americas will (and will cause its subsidiaries to) use its reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any applicable antitrust law that may be asserted by any governmental authority, so as to enable the parties to consummate the transactions contemplated by the merger agreement as promptly as practicable, and in any event prior to the termination of the merger agreement in accordance with its terms (described in the section entitled "—Termination; Effect of Termination" beginning on Page 96 of this proxy statement), and (ii) subject to the terms and conditions of the merger agreement, if any action is instituted (or threatened to be instituted) by a governmental authority challenging the transactions contemplated by the merger agreement as violative of the HSR Act or any applicable antitrust law, each of SCA Americas and Wausau will, and will cause their respective subsidiaries to, cooperate to contest and resist, except insofar as SCA Americas and Wausau may otherwise mutually agree, any such action, including any action that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the transactions contemplated by the merger agreement. During the period commencing with, and during the pendency of, any complaint initiating litigation challenging the transaction filed by either the Antitrust Division or the FTC, SCA Americas will pay, within ten business days of the end of each month (or partial month) during such period, all of the documented third party expenses of Wausau incurred during such month (or partial month, as applicable) to the extent such expenses are incurred in connection with contesting and resisting such litigation; however, SCA Americas is not required to pay any such expenses incurred by Wausau, in the aggregate, in excess of the amount of expenses incurred by SCA Americas, in the aggregate, in connection with contesting and resisting such litigation.

        Notwithstanding the foregoing, neither SCA Americas nor any of its affiliates will be required to agree or consent to any structural or conduct remedy and neither Wausau nor any of its affiliates will agree or consent to any structural or conduct remedy without the prior written consent of SCA Americas. In addition, the failure at any time of Wausau to take or not to take any action requiring the consent of SCA Americas pursuant to the conduct of business covenant will not be considered a breach by Wausau of its obligations to use its reasonable best efforts in connection with obtaining the foregoing consents, approvals and filings so long as Wausau promptly requests such consent in writing; however, if SCA Americas gives such consent in writing to Wausau as to such matter then the foregoing will not apply as to such matter from and after the time such consent is so given

        Furthermore, SCA Americas and Merger Sub have agreed not to enter into any agreement or transaction or any agreement to effect any joint venture or acquire any business or company (including by way of merger or asset acquisition) that would reasonably be expected to make it more difficult, or increase the time required to: (i) obtain the expiration or termination of the waiting period under the

HSR Act, or the authorizations, consents, orders and approvals required under any other applicable antitrust law, (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the transactions contemplated by the merger agreement, or (iii) obtain all authorizations, consents, orders and approvals of governmental authorities necessary for the consummation of the transactions contemplated by the merger agreement.

Employee Benefits Matters

        For a period (which we refer to as the "protection period" in this proxy statement) of 12 months following the effective time of the merger (or if shorter with respect to any person, the period of employment of such person), SCA Americas will, or will cause the surviving corporation and its subsidiaries to, provide each employee of Wausau and its subsidiaries as of the effective time of the merger with (i) at least the same base salary or wages provided to each such employee immediately prior to the effective time of the merger, (ii) bonus and incentive opportunities (or other payments or benefits) that are substantially comparable in value to those bonus and incentive opportunities provided to each such employee immediately prior to the effective time of the merger, without regard to any changes to employee benefits plans that SCA Americas identifies for termination ten days prior to the effective time of the merger, except that (x) during the period commencing at the effective time of the merger and ending at the earlier of December 31, 2016 and the end of the protection period, long-term equity incentive opportunities shall be valued at 50% of the corresponding pre-closing long-term equity incentive opportunity value applicable to such employee and may be paid in cash and (y) no value shall be ascribed in respect of equity incentive opportunities with respect to (1) the individual identified in confidential schedules attached to the merger agreement, (2) any employee at any time after the earlier of December 31, 2016 and the end of the protection period or (3) any employee at any time after the award of any cash bonus incentive pursuant to the confidential disclosure schedule (whether or not made to such employee), and (iii) employee benefits that are no less favorable in the aggregate than those provided to them immediately prior to the effective time of the merger (without regard to any changes to the employee benefits plans that SCA Americas identifies for termination 10 days prior to the effective time of the merger). The foregoing does not apply (i) to equity compensation other than as provided in clause (ii) of the immediately preceding sentence, defined benefit pension benefits, retiree or other post-termination health and welfare benefits and (ii) to the extent otherwise required by a collective bargaining agreement. In addition, during the protection period, SCA Americas has agreed to cause the surviving corporation and its subsidiaries to honor all contracts, agreements, arrangements, policies, plans and commitments of Wausau and its subsidiaries as in effect immediately prior to the effective time of the merger that provide benefits that are vested immediately prior to the effective time of the merger to any current or former employees or directors of Wausau or its subsidiaries, including any severance agreements.

        Employees of Wausau and its subsidiaries shall receive credit for all purposes under any employee benefit plans established or maintained by SCA Americas, the surviving corporation or any of their respective subsidiaries under which each employee is eligible to participate on or after the effective time of the merger as if such service were with SCA Americas. However, such recognition of service will not operate to duplicate any benefit or the funding of any benefit.

        With respect to welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by SCA Americas or the surviving corporation in which an employee may be eligible to participate on or after the effective time of the merger, SCA Americas and the surviving corporation will use commercially reasonable efforts to (i) waive, or cause the insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each employee under any such welfare benefit plans, programs and arrangements to the same extent waived under a comparable employee benefit plan of Wausau and

(ii) provide credit to each employee for any co-payments, deductibles and out-of-pocket expenses paid by such employee under the employee benefits plans of Wausau during the relevant plan year, up to and including the effective time of the merger.

        Wausau will take or cause to be taken such corporate actions as are necessary to terminate the employee benefit plans of Wausau identified by SCA Americas at least ten days prior to the effective time of the merger, effective as of immediately prior to the effective time of the merger; provided that Wausau will not be required to terminate any plan required to be maintained pursuant to a collective bargaining agreement and that such plan terminations will not relieve SCA Americas of its obligations described in the first paragraph of this section titled "Terms of the Merger Agreement—Employee Benefits Matters" beginning on page 91 of this proxy statement.

        SCA Americas will, and will cause the surviving corporation and its subsidiaries to, comply with and honor, without unilateral modification, the collective bargaining agreements set forth in the confidential disclosure schedules to the merger agreement.

        Nothing in the merger agreement will (i) confer upon any employee the right to continue in employment with SCA Americas, or the surviving corporation and its subsidiaries following the effective time of the merger, or interfere with any right or ability of SCA Americas or the surviving corporation and its subsidiaries to change the terms (subject to SCA Americas' compliance with the matters described in the first paragraph of this section titled "Terms of the Merger Agreement—Employee Benefits Matters" while employment continues) and conditions of employment or terminate the employment of any employee for any reason or no reason following the effective time of the merger (except, in each case, as required by a collective bargaining agreement), (ii) subject to compliance with the foregoing matters described in this section titled "Terms of the Merger Agreement—Employee Benefits Matters," prevent the modification, termination, or amendment of any benefit plan, program, arrangement or agreement in the sole discretion of SCA Americas and the surviving corporation and its subsidiaries or (iii) constitute an amendment to or any other modification of any employee benefit plan of Wausau or any employee benefit plan of SCA Americas or the surviving corporation and its subsidiaries.

Directors' and Officers' Indemnification and Insurance

        From and after the effective time of the merger, the surviving corporation and its subsidiaries will (and SCA Americas will cause the surviving corporation to) honor and fulfill in all respects the obligations of Wausau and its subsidiaries under any and all indemnification agreements between Wausau and any of its subsidiaries and any of their respective present or former directors and officers, to the fullest extent permitted under the WBCL. In addition, the articles of incorporation and bylaws of the surviving corporation shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in Wausau's articles of incorporation or bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors, officers, employees, fiduciaries or agents of Wausau or any of its subsidiaries.

        For a period of six years after the effective time of the merger, SCA Americas and the surviving corporation shall, jointly and severally, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of Wausau and its subsidiaries against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any action (whether arising before or after the effective time of the merger), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring on or before the effective time of the merger. To the fullest extent permitted by law,

SCA Americas and the surviving corporation will, jointly and severally, pay all expenses of each present and former director and officer of Wausau and its subsidiaries in advance of the final disposition of any such action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law that such director or officer is not entitled to indemnification. In the event of any such action, SCA Americas or the surviving corporation will pay the reasonable fees and expenses of counsel selected by the present and former directors and officers of Wausau and its subsidiaries, which counsel shall be reasonably satisfactory to the surviving corporation, promptly after statements therefor are received. Neither SCA Americas nor the surviving corporation will settle, compromise or consent to the entry of any judgment in any pending or threatened action to which any present or former director and officer of Wausau and its subsidiaries is a party (and in respect of which indemnification could be sought by such director or officer), unless such settlement, compromise or consent includes an unconditional release of such director or officer from all liability arising out of such action or such director or officer otherwise consents. Further, SCA Americas and the surviving corporation must cooperate in the defense of any such matter described above in this paragraph, but neither will be liable for any settlement effected without the surviving corporation's written consent (which consent is not to be unreasonably withheld, conditioned or delayed). In the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The rights of each present and former director and officer of Wausau and its subsidiaries are in addition to any rights such person may have under the articles of incorporation or bylaws (or similar organizational documents) of Wausau, the surviving corporation or any of their subsidiaries, or under any law or under any agreement of any present or former director or officer of Wausau and its subsidiaries with Wausau or any of its subsidiaries.

        Additionally, the surviving corporation is to either (i) obtain, at the effective time of the merger, "tail" insurance policies with a claims period of at least six years from the effective time of the merger with respect to directors' and officers' liability insurance in amount and scope at least as favorable as Wausau's existing policies for claims arising from facts or events that occurred on or prior to the effective time of the merger or (ii) maintain in effect for six years from the effective time of the merger, if available, the current directors' and officers' liability insurance policies maintained by Wausau. However, the surviving company may substitute policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the effective time of the merger. The surviving corporation's expenses to obtain or maintain these insurance policies shall not exceed an amount per year equal to 300% of current annual premiums paid by Wausau for such insurance. In the event of an expiration, termination or cancellation of such current policies, SCA Americas or the surviving corporation is required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

        In the event of the merger or consolidation of SCA Americas or the surviving corporation with any other person (in which it is not the continuing or surviving corporation of such merger), or if SCA Americas or the surviving corporation transfers all or substantially all of its properties and assets to any person, then proper provision shall be made so that the successors and assigns of SCA Americas or the surviving corporation, as the case may be, shall succeed to these indemnification and insurance obligations.

Shareholder Litigation

        Wausau has agreed to give SCA Americas reasonable opportunity to participate in the defense (at SCA Americas' sole cost and subject to a joint defense agreement) of any shareholder litigation against Wausau or its directors or officers relating to the transactions contemplated by the merger agreement. Wausau has further agreed to give SCA Americas the right to review and comment on all material filings or responses to be made by Wausau in connection with any such litigation and to consult, on the settlement with respect to such litigation. Wausau will in good faith take such comments into account and no such settlement shall be agreed to without SCA Americas' prior written consent (which consent is not to be unreasonably withheld, delayed or conditioned). Wausau will notify and keep SCA Americas reasonably and promptly informed with respect to the status of shareholder litigation.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants relating to:

  •
  cooperation between Wausau and SCA Americas in the preparation and filing of this proxy statement;

  •
  reasonable access to information about Wausau will be made available upon SCA Americas' request;

  •
  SCA Americas' guarantee of Merger Sub's compliance with all of its covenants and obligations under the merger agreement and SCA Americas' control of Merger Sub's operations between the date of the merger agreement and the effective time of the merger;

  •
  consultation between Wausau and SCA Americas prior to public announcements relating to the merger or related transactions;

  •
  transfer taxes;

  •
  delisting of Wausau's securities from the NYSE and deregistering of Wausau's securities under the Exchange Act as soon as practicable following the effective time of the merger;

  •
  rendering any applicable anti-takeover laws, or any comparable anti-takeover provisions of the Wausau articles of incorporation or the Wausau bylaws, inapplicable to the merger;

  •
  each of the parties providing prompt notice to the other party if any of the following occur after October 12, 2015: (i) receipt of any notice or other communication from any governmental authority or the NYSE (or any other securities market) in connection with the transactions contemplated by the merger agreement, or (ii) the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the transactions contemplated by merger agreement or (B) result in the failure of any condition to the consummation of the merger;

  •
  each of the parties cooperating with the other party and using (and causing their respective affiliates to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable; and

  •
  using available cash to pay down indebtedness for borrowed money then outstanding under Wausau's existing credit agreements if SCA Americas provides written notice to Wausau at least five business days prior the closing that such payments should be made.

Conditions to Consummation of the Merger

        Conditions to Wausau's and SCA Americas' Obligation to Consummate the Merger.    Each party's obligation to consummate the merger is subject to the satisfaction or written waiver (where permissible) of the following conditions:

  •
  the approval and adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock;

  •
  the absence of any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered by a governmental authority of competent jurisdiction that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the merger; and

  •
  the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act and the obtaining of all consents, approvals, non-disapprovals and other authorizations of certain other governmental authorities set forth in the confidential disclosure schedule.

        Conditions to SCA Americas' and Merger Sub's Obligation to Consummate the Merger.    Each of SCA Americas' and Merger Sub's obligation to consummate the merger is further subject to the satisfaction or waiver (where permissible) of the following additional conditions:

  •
  the truth and accuracy, if qualified by materiality or material adverse effect, in all respects (or if not so qualified, in all material respects), as of the date of the merger agreement and as of the date of consummation of the merger (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), of the representations and warranties of Wausau with respect to (i) the valid existence, good standing and qualification of Wausau and its subsidiaries; (ii) the availability of the organizational documents of Wausau and its subsidiaries and the absence of any violation of any provision of such organizational documents; (iii) the capitalization of Wausau and its subsidiaries; (iv) Wausau's authority relative to the merger agreement; (v) the absence of a material adverse effect with respect to Wausau since December 31, 2014; (vi) the recommendation by the Wausau board of directors that the shareholders of Wausau approve and adopt the merger agreement and the Wausau shareholder approval being the only vote required to approve and adopt the merger agreement and consummate the transactions contemplated thereby; (vii) the absence of restrictions under any anti-takeover statute or regulation; and (viii) brokers' and financial advisors' fees relating to the merger; provided that the representations and warranties of Wausau referenced in clause (iii) shall be true and correct in all respects with respect to (A) the authorized share capital of Wausau and (B) the outstanding shares of Wausau capital stock, except for de minimis deviations;

  •
  the truth and accuracy, in all respects of all other representations and warranties made by Wausau, disregarding all qualifications set forth in such representations and warranties relating to materiality, material adverse effect or similar phrases, as of the date of the merger agreement and as of the date of consummation of the merger (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Wausau;

  •
  Wausau shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger; and

  •
  Wausau shall have delivered to SCA Americas a certificate, dated the date on which the merger is consummated, signed by an executive officer of Wausau, certifying as to the satisfaction of the conditions listed in the three immediately preceding bullet points.

        Conditions to Wausau's Obligation to Consummate the Merger.    Wausau's obligation to consummate the merger is further subject to the satisfaction or waiver (where permissible) of the following additional conditions:

  •
  the truth and accuracy, in all material respects, as of the date of the merger agreement and as of the date of consummation of the merger (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date) of the representations and warranties made by SCA Americas with respect to (i) the valid existence, good standing and qualification of SCA Americas and Merger Sub; (ii) SCA Americas' and Merger Sub's respective authority to enter into, perform their obligations under and consummate the transactions contemplated by, the merger agreement; and (iii) brokers' and financial advisors' fees relating to the merger;

  •
  the truth and accuracy of all other representations and warranties made by SCA Americas, disregarding all qualifications set forth in such representations and warranties relating to materiality, material adverse effect or similar phrases, as of the date of the merger agreement and as of the date of consummation of the merger (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the ability of SCA Americas and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  SCA Americas and Merger Sub shall have performed or complied in all respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the effective time of the merger; and

  •
  SCA Americas shall have delivered to Wausau a certificate, dated the date on which the merger is consummated, signed by an executive officer of SCA Americas, certifying as to the satisfaction of the conditions listed in the three immediately preceding bullet points.

Termination; Effect of Termination

        The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned prior to the effective time of the merger in the following ways:

  •
  by mutual written consent of Wausau and SCA Americas;

  •
  by either Wausau or SCA Americas if:

  •
  the merger has not been consummated on or before the initial outside date, provided that if conditions regarding (i) the absence of any order by a governmental authority of competent jurisdiction (to the extent related to the regulatory approvals of governmental authorities) or (ii) regulatory approvals of governmental authorities (as described in the section entitled "—Conditions to Consummation of the Merger" beginning on Page 94 of this proxy statement) are not satisfied despite all other conditions being satisfied or waived (or capable of being satisfied) as of such date, then the initial outside date is automatically extended to January 12, 2017 (for purposes of this proxy statement, we refer to this termination event as an "outside date termination event"); provided that this right to terminate the merger agreement is not available to any party whose failure to fulfill any agreements and covenants under the merger agreement has been the principal cause of, or resulted in, the failure of the effective time of the merger to occur on or before such date;

    •
    any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger and such decision, injunction, decree, ruling, law or order has become final and non-appealable, or if there is adopted after October 12, 2015, any law that makes consummation of the merger illegal or otherwise prohibited (for purposes of this proxy statement, we refer to this termination event as a "governmental order termination event"); provided, however, that the party seeking to terminate the merger agreement pursuant to this termination right must have fulfilled its obligations under the regulatory approvals provisions of the merger agreement (as described in the section entitled "—Consents, Approvals and Filings" beginning on page 89 of this proxy statement); or

    •
    the shareholders of Wausau fail to approve and adopt the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock at the meeting of the shareholders of Wausau called and convened for that purpose (or any postponement or adjournment of such meeting).

  •
  by SCA Americas if:

  •
  the Wausau board of directors effects an adverse recommendation change (as described in the section entitled "—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement);

  •
  Wausau enters into, or publically announces its intention to enter into, any definitive agreement with respect to a superior proposal;

  •
  Wausau intentionally breaches (i) any of the provisions set forth in the proxy statement covenant in the merger agreement or (ii) any of the provisions set forth in the no-solicitation covenant in the merger agreement that results in an acquisition proposal; or

  •
  Wausau has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of certain related closing conditions and (ii) is incapable of being cured by Wausau by the outside date or, if capable of being cured, will not have been cured by Wausau within 45 days following receipt of written notice of such breach or failure to perform from SCA Americas (or, if earlier, the outside date).

  •
  by Wausau if:

  •
  at any time prior to the time at which Wausau receives its shareholders' approval and adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock, if the Wausau board of directors authorizes Wausau, in full compliance with terms of the merger agreement, including the provisions set forth in no-solicitation covenant in the merger agreement, to enter into a definitive agreement with respect to a superior proposal (as discussed in "No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement), provided that Wausau pays a termination fee of $18,200,000, and Wausau substantially concurrently with such termination enters into such definitive agreement with respect to such superior proposal; or

  •
  SCA Americas has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of certain related closing conditions and (ii) is incapable of being cured by SCA Americas by the outside date or, if capable of being cured, will not have been cured by SCA Americas within 45 days following receipt of written notice of such breach or failure to perform from SCA Americas (or, if earlier, the outside date).

        If the merger agreement is validly terminated pursuant to the termination rights described above in the bullet points in this section, the merger agreement will become void and of no further force or effect and there will be no liability or obligation on the part of any party, except for the confidentiality provisions, provisions relating to the effect of termination (including the termination fees described in the section entitled "—Termination Fee; SCA Expenses Amount; Reverse Termination Fee" beginning on Page 98 of this proxy statement) and certain other specified general provisions of the merger agreement, each of which will survive the termination of the merger agreement. The parties have further agreed that nothing in the merger agreement, including the termination of the merger agreement, will relieve any party from liability for fraud or intentional breach of any representation, warranty, covenant or other agreement contained in the merger agreement prior to the date of its termination, in which case the aggrieved party will be entitled to all rights and remedies available at law or in equity, including liability for damages determined taking into account all relevant factors, including the loss of the benefit of the transactions contemplated by the merger agreement, any lost shareholder premium, any lost synergies, the time value of money, and any benefit to the breaching party or its shareholders arising from such breach.

        For the purposes of the merger agreement and as used in this proxy statement, "intentional breach" means an act or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of the merger agreement. Pursuant to the merger agreement, the failure of a party to effect the closing of the merger on or prior to the third business day after the later to be satisfied of certain closing conditions (provided that such party's other conditions to completing the merger would be capable of satisfaction if the merger were to be consummated on the date of such termination) is deemed, for purposes of the merger agreement, to be an "intentional breach" of the merger agreement.

Termination Fee; SCA Expenses Amount; Reverse Termination Fee

        Under the merger agreement, Wausau is required to pay SCA Americas a termination fee of $18,200,000 in cash if the merger agreement is terminated under the following circumstances:

  •
  SCA Americas terminates the merger agreement because (i) the Wausau board of directors effects an adverse recommendation change (as defined in the section entitled "—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement), (ii) Wausau enters into, or publically announces its intention to enter into, any definitive agreement with respect to a superior proposal, or (iii) Wausau intentionally breaches (A) any of the provisions set forth in the proxy statement covenant in the merger agreement or (B) any of the provisions set forth in no-solicitation covenant in the merger agreement that results in an acquisition proposal;

  •
  Wausau terminates the merger agreement prior to the approval and adoption of the merger agreement by the shareholders of Wausau, if the Wausau board of directors authorizes Wausau, in full compliance with terms of the merger agreement, including the provisions set forth in no-solicitation covenant in the merger agreement (see "No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement), to enter into a definitive agreement with respect to a superior proposal; or

  •
  (i)(A) either Wausau or SCA Americas terminate the merger agreement because (x) the merger has not been consummated by the outside date (but only in the case where at the time of such termination the regulatory condition had been satisfied or if such condition had failed to be satisfied, the order giving rise to such failure did not relate to applicable U.S. federal antitrust laws) or (y) the shareholders of Wausau failed to approve and adopt the merger agreement at the Wausau shareholder meeting (or any adjournment or postponement thereof), or (B) SCA Americas terminates the merger agreement because Wausau has breached or failed to perform its representations, warranties, covenants or agreements, which breach has given rise to the failure of a closing condition relating to the accuracy of Wausau's representations and warranties or compliance by Wausau of its obligations under the merger agreement and such breach is incapable of being cured prior to the outside date or, if capable of being cured, will not have been cured by Wausau within 45 days following receipt of written notice of such breach or failure to perform from SCA Americas (or, if earlier, the outside date), (ii) on or prior to any such termination date (or, with respect to a termination due to the failure to receive the Wausau shareholder approval, at or prior to the date of the Wausau shareholder meeting), an acquisition proposal was publicly announced and not publicly withdrawn (or, in the case of a termination because Wausau breached or failed to perform any of its representations, warranties, covenants or agreements as described in "—Termination; Effect of Termination" beginning on Page 96 of this proxy statement, publicly announced or otherwise communicated to the Wausau board of directors and not withdrawn) and (iii) within twelve months of any such termination, Wausau or any of its subsidiaries enters into, or submits to the shareholders of Wausau for approval or adoption, an agreement with respect to any acquisition proposal or consummates any acquisition proposal (in each case, whether or not such acquisition proposal is the same acquisition proposal described in clause (ii)).

        If the event giving rise to payment of the termination fee as described in the above third bullet is a termination pursuant to the failure of shareholders of Wausau to approve and adopt the merger agreement at the Wausau shareholder meeting, then the termination fee will be an amount equal to the termination fee minus the SCA expenses amount (as defined below).

        For purposes of the circumstances in which the termination fee may become payable as described above in the bullet points in this section, references to "acquisition proposal" shall have the meaning defined above (in the section entitled "—No Solicitation by Wausau of Acquisition Proposals; Changes in Board Recommendation" beginning on Page 85 of this proxy statement), except that references to 15% in the definition thereof shall be deemed to be references to 50% and clause (3) of the definition thereof shall be deemed amended and replaced in its entirety by the following language: "(3) any merger, consolidation, share exchange, business combination, recapitalization liquidation, dissolution or other similar transaction involving Wausau or any of its subsidiaries pursuant to which shareholders of Wausau immediately prior to the consummation of such transaction would cease to own directly or indirectly at least 50% of the voting power of the outstanding securities of Wausau (or of another person that directly or indirectly would own 50% or more of the consolidated assets of Wausau as of immediately prior to the consummation of such transaction) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction."

        Under the merger agreement, Wausau is required to reimburse SCA Americas and SCA Americas' affiliates for all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a SCA Americas and/or SCA Americas' affiliates) incurred by SCA Americas or on SCA Americas' behalf prior to the termination of the merger agreement in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement (which amount we refer to as the "SCA expenses amount" in this proxy statement) under the following circumstances:

  •
  either Wausau or SCA Americas terminates the merger agreement because the shareholders of Wausau fail to approve and adopt the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock at the meeting of Wausau shareholders called and convened for that purpose (or any postponement or adjournment of such meeting).

        Under the merger agreement, SCA Americas is required to pay Wausau a reverse termination fee of $26,000,000 in cash if (i) the merger agreement is terminated by SCA Americas or Wausau because of the governmental order termination event (solely to the extent that the order giving rise to such termination right relates to applicable U.S. federal antitrust laws) or the outside date termination event (solely to the extent that, at the time of such termination, the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act has not expired or been terminated) and (ii) at the time of either such termination all of the conditions to the obligations of each party have been satisfied (other than with respect to the no government orders condition, to the extent the order giving rise to the failure of such condition relates to applicable U.S. federal antitrust laws, and/or the condition relating to the expiration or termination of the waiting period under the HSR Act (and any extension thereof)) and the conditions to the obligations of SCA Americas and Merger Sub to consummate the merger have been satisfied (or, in the case of conditions that by their nature are to be satisfied at the closing, are capable of being satisfied if the closing were to occur on the date of such termination). The reverse termination fee is required to be paid to Wausau within two business days following the date of such termination.

        The parties have agreed that the payment of (i) the termination fee or the SCA expenses amount, in accordance with the terms of the merger agreement, to SCA Americas, only to the extent actually paid, will be SCA Americas' sole and exclusive remedy for any loss SCA Americas or Merger Sub suffers or (ii) the reverse termination fee, in accordance with the terms of the merger agreement, to Wausau, only to the extent actually paid, will be Wausau's sole and exclusive remedy for any loss Wausau suffers, in each case as a result of the failure of the transactions contemplated by the merger agreement to be consummated. Notwithstanding the immediately preceding sentences, there is no limit to liability for any losses resulting from fraud or an intentional breach of any representation, warranty, covenant or other agreement contained in the merger agreement prior to the date of such termination, as described in the section entitled "—Termination; Effect of Termination" beginning on Page 96 of this proxy statement.

Expenses

        All reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement, the transactions contemplated thereby, the solicitation of shareholder approvals and all other matters related to the closing of the merger will be paid by the party incurring such fees and expenses, whether or not the merger or the other transactions contemplated by the merger agreement are completed, with certain exceptions expressly set forth in the merger agreement.

Specific Performance

        The parties have agreed that, in the event of any breach or threatened breach by any party of any covenant or obligation contained in the merger agreement, the non-breaching party will be entitled, without the requirement for posting bond, to an order of specific performance to enforce the observance and performance of any covenant or obligation contained in the merger agreement and an injunction restraining a breach or threatened breach of the merger agreement. However, the parties agreed that Wausau and SCA Americas will not be entitled to enforce specifically the obligations of the other unless each of their respective conditions to the consummation of the merger have been satisfied or waived in writing by the other. To the extent a party initiates a proceeding seeking specific performance past the outside date, the outside date will be automatically extended until the proceeding is finally resolved.

Third-Party Beneficiaries

        The merger agreement provides that, other than certain provisions (including those discussed in the section entitled "Directors' and Officers' Indemnification and Insurance" beginning on Page 92 of this proxy statement, which shall be for the benefit of the parties described therein), the merger agreement will be binding upon and inure solely to the benefit of each party to the merger agreement, and nothing in the merger agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of the merger agreement.

Amendments; Waivers

        The merger agreement may be amended by the parties thereto by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger. However, after receipt of the approval and adoption of the merger agreement by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Wausau common stock, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Wausau common stock shall be converted upon consummation of the merger or that would otherwise require the approval of the shareholders of Wausau under applicable law. The merger agreement may not be amended except by an instrument in writing signed by each of the parties to the merger agreement.

        At any time prior to the effective time of the merger, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party thereto, (b) waive any inaccuracy in the representations and warranties of any other party contained therein or in any document delivered pursuant thereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of those rights.

Governing Law; Jurisdiction

        The merger agreement is governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware, except to the extent that the WBCL mandatorily applies and governs the merger. The parties to the merger agreement have agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the merger agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be heard and determined exclusively in the Court of Chancery of the State of Delaware (however, if such court does not have jurisdiction over such suit, action, or proceeding, such suit, action or proceeding will be heard and determined exclusively in any federal or state court located in the State of Delaware), and the parties submit to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of such suit, action or proceeding.

 PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED COMPENSATION ARRANGEMENTS

        Item 402(t) of Regulation S-K promulgated under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation arrangements for our named executive officers disclosed in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger" beginning on Page 64 of this proxy statement.

        The payments summarized there in the table set forth in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger" and as further described in the accompanying footnotes and the associated narrative discussion represent all the compensation known at this time that may be paid or become payable to Wausau named executive officers that is based on or otherwise related to the merger.

        The Wausau board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

        The Wausau board of directors unanimously recommends that the shareholders of Wausau approve the following resolution:

        "RESOLVED, that the shareholders of Wausau approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise related to the merger as disclosed in this proxy statement pursuant to Item 402(t) of Regulation S-K in the table set forth in the section entitled "Proposal 1: Approval and Adoption of the Merger Agreement—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger" and the related narrative disclosures."

        The vote on the advisory compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the advisory compensation proposal and vice versa. Under our bylaws, as amended, the approval of the advisory compensation proposal requires the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes, if any, will have no effect on the approval of the advisory compensation proposal, while shares of Wausau common stock not in attendance will have no effect on the outcome of any vote on the advisory compensation proposal.

        Because the vote on the advisory compensation proposal is advisory only, it will not be binding on either Wausau or SCA Americas or any of their respective subsidiaries. Accordingly, if the merger agreement is approved and adopted and the merger is consummated, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the shareholders of Wausau.

        The Wausau board of directors unanimously recommends that the shareholders of Wausau vote "FOR" the advisory compensation proposal.

 PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

        The shareholders of Wausau are being asked to approve a proposal providing for the adjournment of the special meeting if necessary or appropriate in the view of the Wausau board of directors to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement, and to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by the shareholders of Wausau prior to the special meeting.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by the Wausau board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to another time and place. If the shareholders of Wausau approve the adjournment proposal, we could adjourn the special meeting in any of the circumstances described above, and any adjourned session of the special meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, including the solicitation of proxies from holders of Wausau common stock that have previously voted against the proposal to approve and adopt the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the proposal to approve and adopt the merger agreement, we could adjourn the special meeting without a vote on the proposal to approve and adopt the merger agreement and seek to convince the holders of those shares of Wausau common stock to change their votes to votes in favor of the approval and adoption of the merger agreement.

        The Wausau board of directors believes that if the number of shares of Wausau common stock present in person or by proxy at the special meeting and voting in favor of approval and adoption of the merger agreement is not sufficient to approve and adopt the merger agreement, it is in the best interests of the holders of Wausau common stock to enable the Wausau board of directors to continue to seek to obtain a sufficient number of additional votes to approve and adopt the merger agreement.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa. Under our bylaws, as amended, the adjournment proposal requires the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes, if any, will have no effect on the approval of the adjournment proposal, while shares of Wausau common stock not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

        If the special meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

        The Wausau board of directors unanimously recommends that the shareholders of Wausau vote "FOR" the adjournment proposal.

 MARKET PRICE OF WAUSAU COMMON STOCK AND DIVIDEND INFORMATION

        Wausau common stock trades on the NYSE under the symbol "WPP." As of the record date for the special meeting, Wausau had 50,082,108 shares of Wausau common stock issued and outstanding and Wausau had approximately 1,425 shareholders of record.

        The following table sets forth the high and low reported sale prices for Wausau common stock for the periods shown as reported on the NYSE and the dividends declared per share in the periods shown.

	High	Low	Dividend
Fiscal Year Ended December 31, 2013
First Quarter	$11.09	$8.69	—
Second Quarter	$12.00	$9.57	$0.06
Third Quarter	$13.01	$10.80	—
Fourth Quarter	$13.78	$11.11	$0.06
Fiscal Year Ended December 31, 2014
First Quarter	$14.04	$12.08	—
Second Quarter	$12.99	$10.00	$0.06
Third Quarter	$11.06	$7.91	—
Fourth Quarter	$11.49	$7.76	$0.06
Fiscal Year Ended December 31, 2015
First Quarter	$11.52	$8.70	—
Second Quarter	$10.80	$8.87	$0.06
Third Quarter	$9.49	$6.36	—
Fourth Quarter to December 11, 2015	$10.31	$6.38	$0.03

        The closing price of Wausau common stock on the NYSE on October 12, 2015, the last trading day prior to the announcement of the proposed transaction, was $7.29. The merger consideration represents a premium of approximately 40.6% to the closing price on October 12, 2015, and a premium of approximately 11.3% over the volume weighted average price of Wausau common stock for the 12-month period ended October 12, 2015. On December 11, 2015, the last trading day before the date of this proxy statement, the closing price of Wausau common stock on the NYSE was $10.25.

        Historically, two cash dividends of $0.03 per share have been declared on Wausau common stock during the second and fourth quarter of each fiscal year, including during fiscal years 2014 and 2013. In 2015, two cash dividends of $0.03 per share were declared during the second quarter. Dividends have been historically paid on a quarterly basis. The aggregate of cash dividends paid during fiscal years 2014 and 2013 was $0.12 per share of Wausau common stock. Under the terms of the merger agreement, during the pendency of the merger, Wausau is permitted to declare, set aside, make or pay semiannual dividends on shares of Wausau common stock at times and in amounts consistent with past practice. On December 4, 2015, SCA granted Wausau a limited waiver of the foregoing restriction on dividends. Subsequently, on December 7, 2015, Wausau announced that the Wausau board of directors declared a dividend of $0.03 per share on the Wausau common stock. The dividend is payable December 22, 2015 to shareholders of record at the close of business on December 15, 2015.

        SHAREHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR WAUSAU COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of December 7, 2015, concerning "beneficial" ownership of Wausau common stock, as that term is defined in the rules and regulations of the SEC, by: (i) each director, (ii) each "named executive officer" as that term is defined in Item 402(a)(3) of SEC Regulation S-K and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares of Wausau common stock shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner(1)	Owned		Options Exercisable and Performance Units Vesting or Distributable Within 60 Days		Total Beneficially Owned		Percent of Class (2)
Michael C. Burandt	6,017		15,828	(3)	21,845		*
Londa J. Dewey	9,000		27,378	(4)	36,378		*
Gary W. Freels	—		74,169	(5)	1,049,234	(6)	2.09%
Charles E. Hodges	3,000		20,312	(7)	23,312		*
G. Watts Humphrey, Jr.	8,200	(8)	47,739	(9)	55,939		*
John S. Kvocka	1,275		13,708	(10)	14,983		*
Sherri L. Lemmer	31,762	(11)	46,682	(12)	78,444		*
Gavin T. Molinelli	—		9,356	(13)	7,509,356	(14)	14.99%
George P. Murphy	2,760		13,708	(15)	16,468		*
Robert H. Yanker	—		5,854	(16)	5,854		*
Matthew L. Urmanski	38,450	(17)	48,682	(18)	87,132		*
Directors and executive officers as a group (11 persons)(19)	100,464		323,416		8,898,945		17.65%

*
Less than 1%

(1)
The business address for each beneficial owner is c/o Wausau Paper Corp., 100 Paper Place, Mosinee, WI 54455.

(2)
The percentage calculations set forth in the table are based on 50,082,108 shares of Wausau common stock issued and outstanding on December 7, 2015. This percentage is calculated to include the common stock of which such individual or entity had the right to acquire beneficial ownership of as of December 7, 2015 or within 60 days thereafter, including, but not limited to, the shares underlying options and performance stock units; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity.

(3)
Includes 15,828 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(4)
Includes 27,378 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(5)
Includes 37,000 option shares and 37,169 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(6)
Includes 975,065 shares of common stock held by two charitable foundations of which Mr. Freels serves as president and/or a director and for which Mr. Freels has shared voting power and shared investment power.

(7)
Includes 20,312 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(8)
Includes 2,200 shares held in a Simplified Employee Pension Individual Retirement Arrangement (SEP IRA) for which Mr. Humphrey has sole voting power and sole investment power, and 6,000 shares held in various trusts for which Mr. Humphrey has sole voting power and sole investment power.

(9)
Includes 12,000 option shares and 35,739 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(10)
Includes 13,708 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(11)
Includes 655 shares held under the Company's 401(k) Plan on December 7, 2015, for which Ms. Lemmer has sole voting power and sole investment power.

(12)
Includes 8,000 option shares and 38,682 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(13)
Includes 9,356 shares attributable to performance units that may be acquired within 60 days of December 7, 2015.

(14)
Includes 7,500,000 shares of common stock held in the aggregate by Starboard Value LP and its affiliates. Mr. Molinelli is a Partner of Starboard Value LP.

(15)
Includes 13,708 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(16)
Includes 5,854 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(17)
Includes 4,418 shares held under the Company's 401(k) Plan on December 7, 2015, for which Mr. Urmanski has sole voting power and sole investment power.

(18)
Includes 10,000 option shares and 38,682 shares attributable to performance units (including dividend equivalents) that may be acquired within 60 days of December 7, 2015.

(19)
The shares disclosed incorporate footnotes (3) - (18).

        The following table sets forth information regarding ownership of outstanding shares of Wausau common stock by those individuals or groups who have advised Wausau, or regarding whom Wausau has obtained information as of December 7, 2015, that they own more than five percent (5%) of all outstanding shares of Wausau common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent (5)
Svenska Cellulosa Aktiebolaget SCA (publ) Box 200, SE-101 23, Stockholm, Sweden	7,667,464.58	(1)	15.3%
Starboard Value LP 830 Third Avenue New York, NY 10022	7,500,000	(2)	14.98%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	5,576,190	(3)	11.13%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	4,205,646	(4)	8.40%
Mario Gabelli 2525 Shader Road Orlando, FL 32804	3,315,662	(5)	6.62%
Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890	2,559,322	(6)	5.11%

(1)
In a report filed by SCA Parent on Schedule 13D on December 9, 2015, SCA Parent indicated that it had sole voting power over no shares of Wausau common stock, shared voting power over 7,667,464.58 shares of Wausau common stock, sole dispositive power over no shares of Wausau common stock, and shared dispositive power over 7,667,464.58 shares of Wausau common stock. SCA Parent holds shared voting power and shared dispositive power over the shares by virtue of the voting agreements entered into with Wausau's directors and executive officers and Starboard Value LP on October 12, 2015. See "Proposal 1: Approval and Adoption of the Merger Agreement—Voting Agreements" on Page 51 of this proxy statement.

(2)
In a report filed by Starboard Value LP on Schedule 13D/A on October 14, 2015, Starboard Value LP indicated that it had sole voting power over 7,500,000 shares of Wausau common stock, shared voting power over no shares of Wausau common stock, sole dispositive power over 7,500,000 shares of Wausau common stock, and shared dispositive power over no shares of Wausau common stock.

(3)
In a report filed by T. Rowe Price Associates, Inc. on Schedule 13G/A on February 11, 2015, T. Rowe Price Associates, Inc. indicated that it had sole voting power over 1,784,510 shares of Wausau common stock, shared voting power over no shares of Wausau common stock, sole dispositive power over 5,576,190 shares of Wausau common stock, and shared dispositive power over no shares of Wausau common stock.

(4)
In a report filed by BlackRock, Inc. on Schedule 13G/A on January 23, 2015, Blackrock, Inc. indicated that it had sole voting power over 4,096,082 shares of Wausau common stock, shared voting power over no shares of Wausau common stock, sole dispositive power over 4,205,646 shares of Wausau common stock, and shared dispositive power over no shares of Wausau common stock.

(5)
In a report filed by Mario Gabelli on Schedule 13D/A on November 23, 2015, Mario Gabelli indicated that he had sole voting power over no shares of Wausau common stock, shared voting power over no shares of Wausau common stock, sole dispositive power over no shares of Wausau common stock, and shared dispositive power over no shares of Wausau common stock. Nevertheless, such report indicates that Mr. Gabelli may be deemed to have beneficial ownership of an aggregate of 3,315,662 shares held of record by four entities which he directly or indirectly controls or for which he acts as chief investment officer.

(6)
In a report filed by Wilmington Trust Company on Schedule 13G/A on February 12, 2015, Wilmington Trust Company indicated that it had sole voting power over 2,559,322 shares of Wausau common stock, shared voting power over no shares of Wausau common stock, sole dispositive power over 1,918,932 shares of Wausau common stock, and shared dispositive power over 487,249 shares of Wausau common stock.

(7)
The percentage calculations set forth in the table are based on 50,082,108 shares of Wausau common stock issued and outstanding on December 7, 2015.

 OTHER MATTERS

        As of the date of this proxy statement, the Wausau board of directors has not received notice of any shareholder proposals and does not intend to propose any other matters for shareholder action at the special meeting other than as described in this proxy statement.

 FUTURE SHAREHOLDER PROPOSALS

        If the merger is consummated, we will not have public shareholders and there will be no public participation in any future shareholder meetings. If the merger is not consummated, however, shareholders will continue to be entitled to attend and participate in meetings of shareholders. If the merger is not consummated and the 2016 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2016 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as amended, as described below.

        Pursuant to Rule 14a-8 under the Exchange Act, any shareholder who intends to present a proposal for our 2016 annual meeting of shareholders must deliver the written proposal to the Secretary of the Company at our office in Mosinee, Wisconsin not later than December 12, 2015 if the proposal is submitted for inclusion in our proxy materials for the 2016 annual meeting of shareholders. Except as otherwise permitted under Rule 14a-8, in order for a matter to be acted upon at an annual meeting, notice of shareholder proposals and other nominations must be delivered to us, in accordance with the provisions of Section 2.13A(1)(c) of our bylaws, as amended, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. For shareholder proposals to be considered at the 2016 annual meeting, but not included in Wausau's proxy statement, shareholders must provide Wausau with timely notice of their proposal no earlier than January 14, 2016 and no later than February 13, 2016. All notices must be delivered to our Secretary at Wausau Paper Corp., Attn: Secretary, 100 Paper Place, Mosinee, WI 54455. Shareholders are also advised to review Wausau's bylaws, as amended, which contain additional requirements with respect to shareholder proposals.

 WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any shareholder or a representative of a shareholder as so designated in writing.

        Shareholders may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's Internet website located at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Wausau through the Investor section of our Internet website, and the "SEC Filings" tab therein. The Internet website address is www.wausaupaper.com/investors/sec-filings/. The information on our Internet website is not, and shall not be deemed to be, a part hereof or incorporated into this or any other filings with the SEC. You may also send a written request to our Secretary at Wausau Paper Corp., Attn: Secretary, 100 Paper Place, Mosinee, WI 54455.

        The SEC allows us to "incorporate by reference" information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

        We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 7, 2015, for the quarter ended June 30, 2015, filed with the SEC on August 6, 2015 and for the quarter ended September 30, 2015, filed with the SEC on November 5, 2015;

  •
  our 2015 Annual Proxy Statement filed with the SEC on April 10, 2015; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 9, 2015, February 20, 2015, April 16, 2015, May 15, 2015, July 22, 2015, September 16, 2015 October 13, 2015 and November 17, 2015.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Wausau Paper Corp.
Attention: Secretary
100 Paper Place
Mosinee, WI 54455

        You may also obtain documents incorporated by reference by requesting them from Innisfree, our proxy solicitor. Shareholders may call the toll free number at (877) 800-5182, and banks and brokers may call (212) 750-5833, in each case to reach Innisfree. Documents should be requested by January 13, 2016 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Wausau since the date of this proxy statement or that the information herein is correct as of any later date.

        SCA Americas and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning SCA Americas and Merger Sub.

        Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated December 14, 2015. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

ANNEX A
EXECUTION VERSION

        AGREEMENT AND PLAN OF MERGER

among

SCA AMERICAS INC.,

SALMON ACQUISITION, INC.,

and

WAUSAU PAPER CORP.

Dated as of October 12, 2015

A-i

A-ii

A-iii

        AGREEMENT AND PLAN OF MERGER, dated as of October 12, 2015 (this "Agreement"), among SCA Americas Inc., a Delaware corporation ("Parent"), Salmon Acquisition, Inc., a Wisconsin corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Wausau Paper Corp., a Wisconsin corporation (the "Company").

RECITALS

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Business Corporation Law of the State of Wisconsin (the "WBCL"), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned Subsidiary of Parent (the "Merger");

        WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and its shareholders, (ii) adopted and approved this Agreement and the Transactions, and (iii) resolved to recommend the approval of this Agreement by the shareholders of the Company;

        WHEREAS, the Board of Directors of Merger Sub has (i) determined that the Merger is fair to, and in the best interests of, Merger Sub and its shareholder, and (ii) adopted this Agreement, and recommended the approval and adoption of this Agreement by the shareholder of the Merger Sub;

        WHEREAS, Parent, as the sole shareholder of Merger Sub, has adopted this Agreement;

        WHEREAS, upon consummation of the Merger, each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than shares of Company Common Stock owned by Parent, Merger Sub, or any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or any direct or indirect wholly owned Company Subsidiary, and any shares of Company Common Stock held in the treasury of the Company, will be canceled and converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions of and any exceptions in this Agreement;

        WHEREAS, in connection with the execution and delivery of this Agreement, Svenska Cellulosa Aktiebolaget SCA (publ), a Swedish corporation and the indirect parent company of Parent ("Guarantor"), has executed and delivered that certain Guarantee (the "Guarantee"), dated as of the date of this Agreement, for the benefit of the Company, pursuant to which Guarantor unconditionally and irrevocably guaranteed to the Company the due and punctual payment of the monetary obligations of Parent and Merger Sub in accordance with the terms of this Agreement; and

        WHEREAS, in connection with the execution and delivery of this Agreement, certain shareholders of the Company listed on Schedule 1 hereto have entered into a voting agreement (each a "Voting Agreement"), dated as of the date of this Agreement, with Parent, pursuant to which each such shareholder has agreed, among other things, to vote all of the Company Common Stock beneficially owned by such shareholder in favor of the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in each such Voting Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        SECTION 1.01    The Merger.     Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the WBCL, at the Effective Time, Merger Sub shall be merged with and into the Company.

        SECTION 1.02    Closing.     Unless this Agreement shall have been terminated in accordance with Section 8.01, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the third (3rd) Business Day after the later to be satisfied of the condition set forth in Section 7.01(a) or Section 7.01(c) (subject to the satisfaction or waiver (where permissible) of the other conditions to Closing set forth in Article VII, other than those that by their terms are to be satisfied at the Closing (subject to their satisfaction or waiver (where permissible)), at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03    Effective Time.     On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause articles of merger or other appropriate documents (the "Articles of Merger") to be executed and filed with the Department of Financial Institutions of the State of Wisconsin in accordance with the relevant provisions of the WBCL and shall make all other filings or recordings required under the WBCL. The Merger shall become effective at the time the Articles of Merger shall have been duly filed with the Department of Financial Institutions of the State of Wisconsin or such other date and time as is agreed upon by the parties and specified in the Articles of Merger, such date and time hereinafter referred to as the "Effective Time".

        SECTION 1.04    Effects of the Merger.     As a result of the Merger, (a) the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Company") and (b) the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

        SECTION 1.05    Articles of Incorporation and Bylaws of the Surviving Company.     At the Effective Time, the articles of incorporation of the Surviving Company shall be amended and restated in their entirety to read as the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that the name shall be "Wausau Paper Corp."), and shall be the articles of incorporation and bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law (and, in each case, subject to Section 6.04). At the Effective Time, the bylaws of the Surviving Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name shall be "Wausau Paper Corp."), and shall be the bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law (and, in each case, subject to Section 6.04).

        SECTION 1.06    Directors and Officers of the Surviving Company.     The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Company.

        SECTION 1.07    Subsequent Actions.     If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        SECTION 2.01    Conversion of Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

        (a)   Conversion of Shares.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a "Share" and collectively, the "Shares"), other than Shares to be cancelled in accordance with Section 2.01(b), shall be canceled and shall be converted automatically into the right to receive $10.25 in cash, without interest (the "Merger Consideration"). The Merger Consideration is payable in accordance with Section 2.02(a).

        (b)   Cancellation of Treasury Shares and Parent-Owned Shares.    Each Share held in the treasury of the Company or owned by any direct or indirect wholly owned Company Subsidiary and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

        (c)   Shares of Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Company.

        SECTION 2.02    Exchange of Certificates.

        (a)   Paying Agent.    Prior to the Effective Time, Parent shall (i) appoint a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by the Company (the "Paying Agent"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At or prior to the Closing, Parent shall deposit, or cause the Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares issued and outstanding immediately prior to the Effective Time, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the "Payment Fund"). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent;

provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available), or a combination of the foregoing. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Company. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

        (b)   Exchange Procedures.    Promptly after the Effective Time, Parent shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon proper delivery of the Shares to the Paying Agent) and (ii) instructions for use in effecting the surrender of the certificates evidencing such Shares (each, a "Certificate" and, together, the "Certificates") or the non-certificated Shares represented by book-entry ("Book-Entry Shares") in exchange for the Merger Consideration to which such holder is entitled pursuant to Section 2.01(a). Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto (and such other documents as may customarily be required by the Paying Agent), the holder of such Shares shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive pursuant to Section 2.01(a), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered are registered if the Certificate representing such Shares shall be presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other Taxes required solely by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II. Any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and the Surviving Company shall cause the Paying Agent to pay and deliver, the Merger Consideration for each Book-Entry Share as soon as reasonably practicable after the Effective Time and receipt by the Surviving Company or the Paying Agent of an "agent's message" (or such other evidence, if any, of transfer as the Surviving Company or the Paying Agent may reasonably request).

        (c)   No Further Rights.    From and after the Effective Time, holders of Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by applicable Law.

        (d)   Termination of Payment Fund.    Any portion of the Payment Fund that remains undistributed to the holders of Shares twelve (12) months after the Effective Time shall be delivered to the Surviving Company, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Company for, and Parent and the Surviving Company shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto. Neither Parent nor the Surviving Company shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (e)   Withholding Rights.    Each of the Paying Agent, the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Stock Options or Performance Units such amounts as it is required to deduct and withhold with respect to such payment under all applicable federal, state, local or foreign Tax Laws and pay such withholding amount over to the appropriate Governmental Authority. To the extent that amounts are so properly withheld and timely paid over to the appropriate Governmental Authority by the Paying Agent, the Surviving Company or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Company Stock Options or Performance Units in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Company or Parent, as the case may be.

        (f)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by the Surviving Company, an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Company, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

        SECTION 2.03    Share Transfer Books.     At the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

        SECTION 2.04    Company Stock Options and Performance Units.

        (a)   The Company shall take all actions necessary to cause, effective at the Effective Time, each option (each, a "Company Stock Option") to purchase Shares granted under the Company's 1991 Employee Stock Option Plan (the "1991 Plan"), 2000 Stock Incentive Plan (the "2000 Plan"), and the 2010 Stock Incentive Plan (the "2010 Plan") (collectively, the "Company Stock Plans") that is outstanding and unexercised as of immediately prior to the Effective Time to be cancelled in exchange for a cash payment determined in accordance with, respectively, Section 15.2(b) of the 1991 Plan, Section 12.1(d) of the 2000 Plan and Section 14.1(d) of the 2010 Plan. All such payments shall be made within three (3) Business Days following the Effective Time and subject to all applicable federal, state, local and foreign Tax withholding requirements.

        (b)   At the Effective Time, each performance unit (each, a "Performance Unit") granted under the Company Stock Plans shall be cancelled and converted into the right to receive, immediately after the Effective Time, a cash payment in an amount equal to the product of (i) the Merger Consideration and

(ii) the aggregate number of Shares subject to such Performance Unit award. All such payments shall be made within three (3) Business Days following the Effective Time and subject to all applicable federal, state, local and foreign Tax withholding requirements.

        (c)   Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of Shares or other equity securities of the Company (including derivative securities) in connection with this Agreement by each person who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, as amended.

        SECTION 2.05    Certain Adjustments.     Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        SECTION 2.06    No Dissenters' Rights.     Holders of Company Common Stock are not entitled to any dissenters' rights in connection with this Agreement or the Transactions under or pursuant to Subchapter XIII of the WBCL as long as the Company Common Stock continues to be registered on the NYSE on the record date fixed to determine the shareholders entitled to notice of the Company Shareholders' Meeting to be held to consider the approval and adoption of this Agreement, as provided in Section 180.1302(4) of the WBCL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure schedule prepared by the Company and delivered to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Schedule"), or as disclosed in the SEC Reports (but excluding any risk factor disclosures contained under the heading "Risk Factors" (other than any factual information contained therein) and any disclosure of risks specifically included in any "forward-looking statements" disclaimer); provided that the disclosure in any SEC Report shall not be deemed to qualify any representation and warranty in Section 3.03 and 3.04, the Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.01    Organization and Qualification; Company Subsidiaries.

        (a)   Each of the Company and each Company Subsidiary is a corporation, exempted company, limited liability company or other legal entity validly existing and in good standing (or equivalent concept to the extent applicable) under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except, in the case of each Company Subsidiary, where the failure to be so validly existing and in good standing would not have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign legal entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect.

        (b)   Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all the Subsidiaries of the Company (each a "Company Subsidiary"), together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding share capital or other equity interests of each Company Subsidiary owned by the Company and each other Company Subsidiary. The Company does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        SECTION 3.02    Certificate of Incorporation and Bylaws.     The Company has made available to Parent a true and complete copy of (a) the Restated Articles of Incorporation of the Company as in effect as of the date of this Agreement (the "Company Charter"), (b) the bylaws of the Company as in effect as of the date of this Agreement (the "Company Bylaws"), and (c) the certificate of incorporation and bylaws (or equivalent organizational documents) of each Company Subsidiary, each as in effect as of the date of this Agreement. Each such certificate of incorporation and bylaws (or equivalent organizational documents) is in full force and effect. The Company is not in violation of any provisions of the Company Charter or the Company Bylaws. None of the Company Subsidiaries is in violation of any of the provisions of its certificate of incorporation and bylaws (or equivalent organizational documents), except for violations that would not have a Company Material Adverse Effect.

        SECTION 3.03    Capitalization.

        (a)   The authorized share capital of the Company consists of 100,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, no par value per share (the "Company Preferred Stock").

        (b)   As of October 8, 2015, (i) 50,082,108 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 10,040,704 shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Company Common Stock were held by the Company Subsidiaries, (iv) no shares of Company Preferred Stock were issued and outstanding and no shares of Company Preferred Stock were held by the Company in its treasury, and (v) 2,336,077.9627 shares of Company Common Stock are reserved for future issuance in connection with the Company Stock Plans (including 797,000 shares of Company Common Stock reserved pursuant to outstanding Company Stock Options and 585,028.6692 shares of Company Common Stock reserved pursuant to outstanding Performance Units). Except as set forth in this Section 3.03(b) , as of the close of business on October 8, 2015, no shares of capital stock or voting securities of, or other equity interests in, the Company are reserved for issuance or outstanding. Since the close of business on October 8, 2015 through the date of this Agreement, no Company Stock Options or Performance Units have been issued or granted and no shares of Company Common Stock or Company Preferred Stock have been issued other than, in the case of Company Common Stock, in satisfaction of the vesting or exercise of (in each case in accordance with their respective terms) any Company Stock Options or Performance Units, in each case, that were outstanding as of the close of business on October 8, 2015 and set forth in this Section 3.03(b). Except as set forth in this Section 3.03, there are no options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares of the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, capital stock or other equity interests, or any other rights or instruments that are linked in any way to the price of the shares of Company Common Stock or any shares of capital stock of any Company Subsidiary, the value of all or any part of the Company or any Company Subsidiary (collectively, "Equity Interests"), in each case, obligating the Company or any Company Subsidiary to issue, sell or grant any such Equity Interest. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights.

        (c)   There are no material outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or any shares of any Company Subsidiary, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary. None of the Company or any Company Subsidiary is a party to any shareholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Company or any Company Subsidiary or any other contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Company Subsidiary.

        (d)   There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company or any Company Subsidiary issued and outstanding or reserved for issuance. Each outstanding capital share, limited liability company interest, partnership interest or equity or similar interest of each Company Subsidiary that is held, directly or indirectly, by the Company is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or interest is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

        SECTION 3.04    Authority Relative to This Agreement.     The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions (subject, in the case of the consummation of the Merger, to the receipt of the Company Shareholder Approval). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (subject, in the case of the Merger, to the receipt of the Company Shareholder Approval and the filing of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin pursuant to the WBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        SECTION 3.05    No Conflict; Required Filings and Consents.

        (a)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Company Charter, the Company Bylaws, or the certificate of incorporation and bylaws (or equivalent organizational documents) of any Company Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained, that all filings and other actions described in Section 3.05(b) have been made or taken and the Company Shareholder Approval has been obtained, conflict with or violate any federal, state, local or foreign law, statute, ordinance or law, or any rule, regulation, standard, Order or agency requirement of any Governmental Authority ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by the Company or any Company Subsidiary under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any Lien on the properties or assets of the Company or any Company Subsidiary pursuant to, any Contract or other instrument or obligation to which the

Company or any Company Subsidiary is a party or by which the Company or a Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect or materially delay the consummation of the Transactions.

        (b)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign government, regulatory or administrative authority or commission or other governmental authority or instrumentality or self-regulatory organization, domestic or foreign, or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),(ii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement (as amended or supplemented from time to time, the "Proxy Statement") relating to the approval and adoption of this Agreement and approval of the Transactions by the shareholders of the Company, (iii) any filings required under the rules and regulations of the NYSE, (iv) the filing of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin pursuant to the WBCL, (v) the premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and such other Antitrust Laws as may be applicable to the Transactions, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Company Material Adverse Effect.

        (c)   Holders of Company Common Stock are not entitled to any appraisal, dissenters' or similar rights in connection with this Agreement or the Transaction under applicable Law.

        SECTION 3.06    Permits; Compliance.     Each of the Company and each Company Subsidiary is in possession of all licenses, permits, approvals, accreditations, certificates and other authorizations of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is, and since January 1, 2013 has not been, in conflict with, or in default, breach or violation of, (i) any Law applicable to such entity or by which any property or asset of such entity is bound or affected, or (ii) any Contract or Company Permit to which such entity is a party or by which such entity or any property or asset of such entity is bound, except for any such conflicts, defaults, breaches or violations that would not have a Company Material Adverse Effect.

        SECTION 3.07    SEC Filings; Financial Statements; Undisclosed Liabilities.

        (a)   The Company has filed or furnished (as applicable) all forms, reports, statements, schedules and other documents required to be filed or furnished (as applicable) by it with or to the SEC since January 1, 2013 (collectively, the "SEC Reports"). As of their respective dates, or, if amended prior to the date hereof, as of the date of the last such amendment, the SEC Reports (i) were prepared (and any SEC Reports filed after the date hereof, including the Proxy Statement, will have been prepared), in all material respects, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and, in each case, the rules and regulations promulgated thereunder, and (ii) did not and will not, at the time they were or will be filed, or, if amended prior to the date hereof, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to the absence of notes and normal and recurring year-end adjustments).

        (c)   The management of the Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is in all material respects made known to the principal executive officer and the principal financial and accounting officer of the Company by others within those entities. Based on the Company's management's most recently completed evaluation of the Company's internal control over financial reporting, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) the Company does not have Knowledge of (A) any fraud or questionable accounting or auditing practices that involves management or other employees who have a significant role in the Company's internal control over financial reporting or (B) any violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of their respective officers or directors.

        (d)   Neither the Company nor any Company Subsidiary has any material liability or obligation of a nature, whether or not accrued or contingent or otherwise, except for liabilities and obligations (i) reflected or reserved against on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at June 30, 2015 (including the notes thereto) included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, or subsequent SEC Reports, (ii) incurred in connection with the Transactions, or (iii) incurred in the ordinary course of business since June 30, 2015 that would not have a Company Material Adverse Effect.

        (e)   As of the date hereof, there are no material outstanding or unresolved comments in comment letters received from the SEC staff with respect to any SEC Reports and none of the SEC Reports is, to the Knowledge of the Company, the subject of ongoing SEC review. There are no formal internal investigations, any SEC inquiries or investigations or other inquiries or investigations by any Governmental Authority that, to the Knowledge of the Company, are pending or threatened, in each case regarding any accounting practices of the Company or any Company Subsidiary.

        SECTION 3.08    Absence of Certain Changes or Events.     Since December 31, 2014, (a) there has not been a Company Material Adverse Effect and (b) except in connection with the Transactions, the Company and the Company Subsidiaries have conducted their businesses in the ordinary course of business in a manner consistent with past practice.

        SECTION 3.09    Absence of Litigation.     As of the date of this Agreement, there is no litigation, suit, arbitration, claim, charge, audit, investigation, action or proceeding (each, an "Action") pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary (or, to the Knowledge of the Company, any director or officer of the Company or any Company Subsidiary in such capacity as director or officer), by or before any Governmental Authority that would constitute a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is, as of the date of this Agreement, subject to any continuing Order of, or settlement agreement or other similar written agreement with, any

Governmental Authority or third party, that would have a Company Material Adverse Effect or materially delay the consummation of the Transactions.

        SECTION 3.10    Employee Benefit Plans.

        (a)   Section 3.10(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, restricted stock unit, stock appreciation right, other equity-based compensation, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, vacation or other paid time off, fringe benefit, severance or other material benefit plans, programs, policies, contracts or arrangements, and all employment, termination, retention, change in control, severance or other material contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or could incur any liability, actual or contingent, under the Code or ERISA or any other applicable Law, including by reason of an association with any entity (whether or not incorporated) that would be considered a single employer with the Company under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code or part of the same "controlled group" as the Company for purposes of Section 302(d)(3) of ERISA (any "ERISA Affiliate"), or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current employee, consultant, officer or director of the Company or any Company Subsidiary (collectively, the "Plans"). The Company has delivered or made available complete and accurate copies of the following documents (in each case as applicable) to Parent with respect to each Plan: (i) the current plan document and any amendments thereto, (ii) the trust agreement (and all amendments thereto), (iii) a written description of any Plan that is not set forth in a written document, (iv) the most recent summary plan description together with any summary or summaries of material modifications thereto, (v) the most recent determination, advisory and/or opinion letter, as applicable, from the Internal Revenue Service of the United States (the "IRS") covering such Plan, and (vi) the most recently prepared actuarial valuation report.

        (b)   No Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan"), a multiple employer plan within the meaning of Section 413(c) of the Code, or a multiple employer welfare arrangement as defined in Section 3(40) of ERISA. Neither the Company, any Company Subsidiary, nor any ERISA Affiliate has incurred or triggered any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA to any Multiemployer Plan which has not been satisfied in full and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (alone or in combination with any other event) trigger any such withdrawal liability.

        (c)   Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or prototype opinion letter from the IRS that the Plan is so qualified, or an application for such a letter is currently being processed by the IRS, and, to the Knowledge of the Company, no circumstance exists that would reasonably be expected to adversely affect the qualified status of such Plan or would require action under the compliance resolution programs of the IRS to preserve such qualification.

        (d)   Each Plan has been established, maintained, funded, and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws.

        (e)   With respect to any Plan, as of the date of this Agreement, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened in writing and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the Knowledge of the Company, threatened.

        (f)    Except as set forth on Section 3.10(f) of the Company Disclosure Schedule, (i) neither the Company nor any of its ERISA Affiliates maintains, contributes to, or has any obligation to contribute to, or has any liability, actual or contingent, with respect to any plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) no event has occurred that is reasonably likely to result in the Company incurring any liability under Title IV of ERISA or the Code directly or as the result of an ERISA Affiliate, and (iii) no Plan provides post-termination health or other welfare benefits to the current or former employees or independent contractors of the Company or any Company Subsidiary, or to their spouses, dependents or beneficiaries, other than health continuation coverage pursuant to Section 4980B of the Code.

        (g)   Neither the Company nor any of its ERISA Affiliates has announced its intention or undertaken to (whether or not legally bound) modify or terminate any Plan or adopt any arrangement or program which, once established, would come within the definition of a Plan.

        (h)   The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (alone or in combination with any other event) result in any payment (whether of severance pay or otherwise) becoming due from or under any Plan to any current or former director, officer, consultant, or employee of the Company, or result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director or independent contractor of the Company or any Company Subsidiary or any increased or accelerated funding obligation with respect to any Plan. No payment or deemed payment by the Company or any Company Subsidiary will arise or be made as a result (alone or in combination with any other event) of the execution, delivery and performance of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, that would not be deductible pursuant to Section 280G of the Code.

        (i)    Notwithstanding any provision herein to the contrary, (i) the representations and warranties contained in this Section 3.10 are the only representations and warranties being made with respect to employee benefit plans and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

        SECTION 3.11    Labor and Employment Matters.     Section 3.11 of the Company Disclosure Schedule lists all material collective bargaining agreements, memoranda of understanding, side letter agreements or other labor union Contracts to which the Company or any Company Subsidiary is a party. To the Knowledge of the Company, as of the date of this Agreement, there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Company Subsidiary. As of the date of this Agreement, there is no strike, work stoppage, or lockout or other material labor dispute pending, or, to the Knowledge of the Company, threatened, by or with respect to any employees or independent contractors of the Company or any Company Subsidiary or any of their service providers, suppliers or other business relations. Neither the Company nor any Company Subsidiary has received notice of any pending or threatened Action involving the Company or any Company Subsidiary before the Equal Employment Opportunity Commission or any similar Governmental Authority responsible for the prevention of unlawful employment practices. The Company and the Company Subsidiaries are operating, and since August 31, 2013 have been operating, in material compliance with all applicable Laws relating to employment, employment standards, employment of minors, employment discrimination, health and safety, labor relations, withholding, wages and hours, workplace safety and insurance and/or pay equity.

        SECTION 3.12    Real Property.

        (a)   Section 3.12(a) of the Company Disclosure Schedule lists all Owned Real Property and includes the addresses, tax parcel numbers, legal descriptions and names of the record title holders thereof.

        (b)   Section 3.12(b) Company Disclosure Schedule lists all Leased Real Property. True, correct and complete copies of all material leases and all amendments, and modifications thereto, with respect to the Leased Real Properties (collectively, the "Lease Documents") have been made available to Parent. Neither the Company nor any Company Subsidiary has assigned, pledged, mortgaged, or otherwise transferred any Lease Document or any interest therein.

        (c)   The Company or one of the Company Subsidiaries has good and marketable fee simple title to all Owned Real Property and valid leasehold interests in all Leased Real Property free and clear of all Liens, except Permitted Liens. Except as would not have a Company Material Adverse Effect, the Company or one of the Company Subsidiaries has exclusive possession of each Leased Real Property and Owned Real Property other than the use and occupancy rights granted to third parties, tenants and/or licensees pursuant to the agreements set forth on Section 3.12(c) of the Company Disclosure Schedule.

        (d)   The Owned Real Properties and the Lease Real Properties constitute all of the real property used to conduct and operate the business of the Company and the Company Subsidiaries as currently conducted and operated.

        (e)   Except as would not have a Company Material Adverse Effect, (i) each lease for the Leased Real Property is in full force and effect and is valid, binding and enforceable in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (ii) there is no default under any lease for the Leased Real Property either by the Company or any Company Subsidiary or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or any Company Subsidiary thereunder.

        SECTION 3.13    Taxes.

        (a)   The Company and the Company Subsidiaries (i) have timely filed (taking into account any extension of time to file granted or obtained) all income and other material Tax Returns required to be filed by them and such Tax Returns are correct and complete in all material respects, and (ii) have timely paid all material Taxes due and payable required to be paid by them, or, where payment is not yet due, have established an adequate accrual for all material Taxes in accordance with GAAP in the financial statements included in the SEC Reports. All material amounts of Taxes required to have been withheld by the Company and the Company Subsidiaries with respect to amounts paid or owing to any employee, independent contractor, creditor or other third party have been timely withheld and remitted to the applicable Governmental Authority.

        (b)   There are no pending audits, examinations, investigations or other proceedings by a Governmental Authority in respect of any material Tax of the Company or any of the Company Subsidiaries, and no such audits, examinations, investigations or other proceedings have been proposed in writing. No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of the Company Subsidiaries, which deficiency has not been satisfied by payment, settled or been withdrawn or is not being contested in good faith in appropriate proceedings and for which the Company or the appropriate Company Subsidiary has set aside adequate reserves in accordance with GAAP.

        (c)   Neither the Company nor any of the Company Subsidiaries has any liability for the Taxes of another person (i) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) by reason of being a member of an affiliated, consolidated, combined or unitary group (other than a group that solely includes the Company and/or any of the Company Subsidiaries) or (ii) by reason of being party to any Tax sharing or Tax indemnification agreement or other similar agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes, or any agreement solely between or among the Company and the Company Subsidiaries).

        (d)   Neither of the Company nor any of the Company Subsidiaries has received during the last three (3) years written notice of any claim made by a Governmental Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file a Tax Return, which claim has not been resolved prior to the date hereof, that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction. There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or material Tax deficiencies against the Company or any of the Company Subsidiaries other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business.

        (e)   Neither the Company nor any of the Company Subsidiaries was a "distributing corporation" or "controlled corporation" in a transaction intended to qualify under Section 355 of the Code within the past two years.

        (f)    Neither the Company nor any of the Company Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4.

        (g)   Neither the Company nor any of the Company Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Governmental Authority relating to Taxes, any prepaid amount received on or prior to the Closing Date, any election pursuant to Section 108(i) of the Code (or any corresponding provision of state, local or foreign Tax Law) made with respect to any taxable period ending on or prior to the Closing Date, or any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law) entered into or existing prior to or as of the Closing.

        (h)   For purposes of this Agreement:

            (i)  "Tax" or "Taxes" means any federal, state, local and foreign taxes, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated and other similar taxes, imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed with respect thereto.

           (ii)  "Tax Returns" means any returns, declarations, claims for refund, or information returns or statements, and reports relating to Taxes that are required to be filed with any Governmental Authority, including any schedule or attachment thereto and any amendment thereof.

        SECTION 3.14    Material Contracts.

        (a)   Section 3.14(a) of the Company Disclosure Schedule lists each of the following types of Contracts to which the Company or any Company Subsidiary is a party as of the date of this Agreement (such Contracts, the "Material Contracts").

            (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Company or any Company Subsidiary that has been, or was required to be, filed with the SEC with the Company's Annual Report on Form 10-K for the year ended December 31, 2014 or any SEC Reports filed after the date of filing of such Form 10-K until the date hereof;

           (ii)  any Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or any Company Subsidiary of $1,500,000 or more and is not cancelable without penalty or further payment and without more than one hundred twenty (120) days' notice;

          (iii)  any Contract with a customer of the Company or any Company Subsidiary which involves or is reasonably likely to involve individual or aggregate payments of more than $2,000,000 (it being understood that the Company is not making any representation or warranty as to the actual amount of future payments to be received under any such Contract);

          (iv)  any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit of $5,000,000 or more, other than (A) accounts receivable and accounts payable in the ordinary course of business and (B) loans to direct or indirect wholly owned Company Subsidiaries;

           (v)  any joint venture, partnership or other similar arrangement;

          (vi)  any Contract containing any covenant materially limiting the right of the Company or any Company Subsidiary to engage in any line of business or to compete with or solicit any person in any line of business;

         (vii)  any Contract material to the business of the Company containing a "most favored nation" clause or other term providing preferential pricing or treatment to a third party that is not cancelable without penalty or further payment and without more than one hundred twenty (120) days' notice;

        (viii)  any Contract that grants any right of first refusal or right of first offer or similar right or that limits the ability of the Company or any of the Company Subsidiaries to sell, transfer, pledge or otherwise dispose of assets or any business with an aggregate value in excess of $2,000,000;

          (ix)  any Contract with respect to which the Company has continuing obligations as of the date hereof with any current or former (A) executive officer or Key Employee of the Company, (B) member of the Company Board, or (C) employee providing for an annual base salary in excess of $250,000;

           (x)  any Contract with an independent contractor or consultant providing for aggregate cash payments to any person in any calendar year in excess of $100,000 and any Contract with any professional employee organization, and any Contract with any employee leasing agency for the engagement of temporary or leased employees by the Company;

          (xi)  any change in control, retention, severance, or similar Contract, and any Contract providing for accelerated vesting of equity awards as a result of the consummation of the Transactions, with any current or former employee, director, or consultant;

         (xii)  any collective bargaining Contract or other Contract with any union;

        (xiii)  any Contract in the last ten (10) years that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $5,000,000 pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding, in each case, in excess of $2,000,000; and

        (xiv)  any Contract that is an inbound or outbound license with respect to Intellectual Property (other than generally licenses of commercially available "off-the-shelf" software programs) that would reasonably be expected to involve aggregate payments by or to the Company or any Company Subsidiary of $1,500,000 or more or that is otherwise material to the Company and the Company Subsidiaries, taken as a whole.

        (b)   True, correct and complete copies of each Material Contract have been made available to Parent. Except as would not have a Company Material Adverse Effect, (i) each Material Contract is valid, binding and in full force and effect with respect to the Company and the Company Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, (ii) none of the Company or any Company Subsidiary has received any written claim of default under or cancellation of any Material Contract and none of the Company or any Company Subsidiary is in breach or violation of, or default under, any Material Contract, (iii) to the Knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract and (iv) neither the Company nor any Company Subsidiary has received, as of the date of this Agreement, any written notice from any person that such person intends to terminate or not renew any Material Contract.

        SECTION 3.15    Insurance.     Except as would not have a Company Material Adverse Effect, (a) each of the Company and the Company Subsidiaries maintains insurance policies with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses, (b) each such insurance policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (c) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such policy, and, to the Company's Knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under such policy, and (d) no notice of cancellation or termination has been received with respect to any such party.

        SECTION 3.16    Environmental Matters.

        (a)   Except as would not have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with all applicable Environmental Laws, (ii) the Company and the Company Subsidiaries possess all permits and approvals issued pursuant to any applicable Law relating to the protection of the environment or, as such relates to exposure to Hazardous Materials, to health and safety ("Environmental Laws") that are required to conduct the business of the Company and each Company Subsidiary as it is currently conducted, and are in compliance with all such permits and approvals, (iii) no releases of (A) any petroleum products or byproducts, radioactive materials, friable asbestos or polychlorinated biphenyls or (B) any waste, material or substance defined as a "hazardous substance," "hazardous material," or "hazardous waste," "pollutant" or analogous terminology under any applicable Environmental Law ("Hazardous Materials") have occurred at, on, from or under any real property currently or formerly owned or operated by the Company or any Company Subsidiary, including the Owned Real Property and the Leased Real Property, which requires any remediation by the Company or any Company Subsidiary under Environmental Law, and (iv) neither the Company nor any Company Subsidiary has received any written claim or notice from any Governmental Authority or other third party alleging that the Company or any Company

Subsidiary is or may be in violation of, or otherwise be subject to liability under, any Environmental Law.

        SECTION 3.17    Intellectual Property.

        (a)   Section 3.17(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all material items of Intellectual Property issued by or registered with a Governmental Authority (including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, or their foreign equivalents), together with material Internet domain names, in each case that are owned by or licensed to the Company or any Company Subsidiary.

        (b)   The Company or one of the Company Subsidiaries exclusively owns all of the Intellectual Property to which the Company or one of the Company Subsidiaries has an ownership interest ("Company Owned IP"), and has a valid right to use all of the material Intellectual Property licensed to the Company or one of the Company Subsidiaries. Except as set forth on Section 3.17(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has licensed Company Owned IP to any person.

        (c)   Except as would not have a Company Material Adverse Effect, the conduct of the business of the Company and the Company Subsidiaries as currently conducted or as conducted within the past six (6) years has not and does not infringe, violate with or misappropriate the Intellectual Property rights of any person. To the Knowledge of the Company, no person is infringing, violating or misappropriating any Company Owned IP or Intellectual Property licensed to the Company.

        (d)   Except as would not have a Company Material Adverse Effect, (i) none of the Company Owned IP or, to the Knowledge of the Company, Intellectual Property licensed to the Company or the Company's Subsidiaries, is subject to any outstanding Order restricting the use thereof by the Company or the Company Subsidiaries, and (ii) there are no challenges pending with respect to the validity or enforceability of any Company Owned IP or, to the Knowledge of the Company, Intellectual Property licensed to the Company or the Company's Subsidiaries. Neither the Company nor any of the Company Subsidiaries has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any material Company Owned IP and, to the Knowledge of the Company, Intellectual Property licensed to the Company or the Company's Subsidiaries, except in the ordinary course of business consistent with past practice.

        (e)   The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to protect and maintain the confidentiality of all material confidential Company Owned IP, the value of which to the Company and the Company Subsidiaries is contingent upon maintaining the confidentiality thereof. Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in breach of any existing confidentiality agreements with any person.

        SECTION 3.18    Board Approvals; Vote Required.

        (a)   The Company Board, by resolutions duly adopted at a meeting duly called and held, unanimously: (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and its shareholders, (ii) adopted and approved this Agreement and the Transactions, (iii) resolved, subject to Section 6.03(e), to recommend approval and adoption of this Agreement by the shareholders of the Company (such recommendation, the "Company Board Recommendation") and (iv) directed that the approval and adoption of this Agreement be submitted to a vote of the Company's shareholders.

        (b)   Assuming the accuracy of the representations and warranties in Section 4.05, the affirmative vote of the holders of at least two-thirds of all outstanding shares of Company Common Stock to approve and adopt this Agreement (the "Company Shareholder Approval") is the only vote or consent of the holders of any class or series of the Company's capital stock or other securities necessary to approve this Agreement and consummate the Transactions.

        SECTION 3.19    Takeover Laws.     Assuming the accuracy of the representations and warranties in Section 4.05, as of the date of this Agreement, no "fair price," "moratorium," "control share acquisition," "significant shareholder," "interested stockholder" or other anti-takeover Law (including Sections 180.1130 to 180.1134, Sections 180.1140 to 1144 and Section 180.1150, inclusive, of the WBCL), or any comparable anti-takeover provisions of the Company Charter or the Company Bylaws, is, or at any time prior to the Effective Time will be, applicable to this Agreement, the Merger or any of the other Transactions. The Company has no "rights plan", "rights agreement" or "poison pill" in effect.

        SECTION 3.20    Opinion of Financial Advisor.     The Company Board has received an opinion from Evercore Group L.L.C. to the effect that, as of the date of this Agreement and subject to certain assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Shares in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders.

        SECTION 3.21    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company other than the fees payable to Evercore Group L.L.C. pursuant to an engagement letter listed in Section 3.21 of the Company Disclosure Schedule, a correct and complete copy of which has been provided to Parent.

        SECTION 3.22    Anti-Corruption Matters.     Except as would not have a Company Material Adverse Effect, none of the Company, any Company Subsidiary or any of their respective officers or directors has, nor, to the Knowledge of the Seller, has any employee, agent or representative of the Company or any Company Subsidiary, in each case, acting on behalf of the Company or any Company Subsidiary, taken any action which would cause the Company or any Company Subsidiary to (i) be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other anti-bribery or anti-corruption related Laws or regulations applicable to the Company and the Company Subsidiaries or (ii) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable domestic or foreign Laws.

        SECTION 3.23    Affiliated Transactions.     Since January 1, 2015, there have been no agreements between the Company or any Company Subsidiaries on the one hand, and the Affiliates of the Company on the other hand (other than the Company's Subsidiaries), that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Reports filed prior to the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

        SECTION 4.01    Corporate Organization.     Each of Parent and Merger Sub is a corporation, in each case, validly existing and in good standing (or equivalent concept to the extent applicable) under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so existing or in good standing or to have such power and authority would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement.

        SECTION 4.02    Organizational Documents.    Parent has heretofore furnished to the Company a true and complete copy of the certificate of incorporation and bylaws of Parent and Merger Sub, in each case as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws, as applicable.

        SECTION 4.03    Authority Relative to This Agreement.     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (subject, in the case of the Merger, to the filing of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin pursuant to the WBCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        SECTION 4.04    No Conflict; Required Filings and Consents; Agreements.

        (a)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and other authorizations described in Section 4.04(b) have been obtained and that all filings and other actions described in Section 4.04(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement.

        (b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) applicable requirements, if any, of the NYSE, (iii) the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin pursuant to the WBCL, (iv) the premerger notification and waiting period requirements of the HSR Act and such other Antitrust Laws as may be applicable to the Transactions, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations under this Agreement.

        SECTION 4.05    Ownership of Company Common Stock.     Neither Parent nor any of its Subsidiaries (including Merger Sub) is, and at no time during the last five years has Parent or any of its Subsidiaries (including Merger Sub) been, a "significant shareholder" of the Company (as defined in Section 180.1130 of the WBCL), an "interested stockholder" of the Company (as defined in Section 180.1140 of the WBCL), or a "Interested Shareholder" (as defined in paragraph (g) of Part III of Article 9 of the Company Charter). Neither Parent nor any of its Subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company.

        SECTION 4.06    Absence of Litigation.     As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent, threatened, against Parent or any of its Affiliates before any Governmental Authority that would or seeks to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations hereunder. As of the date of this Agreement, neither Parent nor any of its Affiliates is subject to any continuing Order of, or settlement agreement or other similar written agreement with, any Governmental Authority, that would or seeks to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations hereunder.

        SECTION 4.07    Operations of Merger Sub.     Merger Sub is a direct, wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        SECTION 4.08    Financing.     Parent currently has, and at Closing will have, sufficient funds available to consummate the Transactions. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that it shall not be a condition to the obligations of Parent and Merger Sub to consummate the Transactions that Parent and Merger Sub have sufficient funds for payment of the Merger Consideration.

        SECTION 4.09    Brokers.     The Company will not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.01    Conduct of Business by the Company Pending the Merger.     The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (the "Pre-Closing Period"), except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall and shall cause the Company Subsidiaries to conduct the businesses of the Company and the Company Subsidiaries in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to (i) preserve substantially intact the business organization of the Company and the Company Subsidiaries, (ii) continue to employ the executive officers and Key Employees of the Company on commercially reasonable terms, (iii) maintain in effect all necessary licenses, permits, consents, franchises and approvals and authorizations, and (iv) maintain relationships of the Company and the Company Subsidiaries with its customers, suppliers, lenders and other persons with which the Company or any Company Subsidiary has material business relations and, subject to Section 6.06, with Governmental Authorities having jurisdiction over it business and operation, in each case substantially as favorable to the Company and the Company Subsidiaries as such relationship is as of the date of this Agreement. Except as expressly contemplated by any other provision of this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule or as

required by applicable Law, neither the Company nor any Company Subsidiary shall, during the Pre-Closing Period, do any of the following without the prior written consent of Parent, which consent (other than with respect to (b), (c) or (e)(ii) of this Section 5.01) shall not be unreasonably withheld, conditioned or delayed:

        (a)   amend or otherwise change its certificate of incorporation, bylaws or other similar organizational documents;

        (b)   issue, sell, grant, award, dispose of, transfer, exclusively license, encumber (other than Permitted Liens), or authorize such issuance, sale, grant, award, disposition, transfer, exclusive license or encumbrance of, (i) any shares of any class of share capital of the Company or any Company Subsidiary, or any Performance Units, options, warrants, convertible securities or other rights of any kind to acquire any shares of such share capital, or any other Equity Interests, of the Company or any Company Subsidiary (except for the issuance of Shares issuable pursuant to Company Stock Options that are outstanding on the date of this Agreement pursuant to the terms of the applicable Company Stock Option as in effect immediately prior to the date of this Agreement), or (ii) any of its material properties, assets, licenses, operations, rights, product lines, businesses or interests therein (including Intellectual Property) except, in the case of clause (ii), (A) in the ordinary course of business, (B) pursuant to Contracts as in force on the date of this Agreement, or (C) such dispositions among the Company and the Company Subsidiaries;

        (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, except for dividends or other distributions by any direct or indirect wholly-owned Company Subsidiary to the Company or any other direct or indirect wholly-owned Company Subsidiary and regular semiannual dividends on Shares declared in cash at times and in amounts consistent with past practice;

        (d)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any share capital of the Company or any Company Subsidiary;

        (e)   (i) acquire (including by amalgamation, merger, consolidation, or acquisition of equity interests or assets or any other business combination) any company, corporation, partnership, other business organization (or any division thereof), (ii) except for borrowings under existing credit facilities as in effect immediately prior to the date of this Agreement, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, (iii) enter into, amend, waive, renew or terminate any Material Contract (or any other Contract that would be deemed to be a Material Contract if it had been entered into prior to the date of this Agreement), other than in the ordinary course of business, or (iv) authorize, or make any commitment with respect to, capital expenditures that in the aggregate exceed by 10% the aggregate amount of the annual capital expenditures budget of the Company and the Company Subsidiaries, taken as a whole (a copy of which has been previously provided to Parent, other than in the ordinary course of business);

        (f)    except as otherwise required under any plan, program, policy, agreement, collective bargaining agreement or other arrangement in existence as of the date of this Agreement, (i) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in base salary or wages in the ordinary course of business, (ii) grant or take any action to accelerate the vesting or payment of any equity awards or retention, severance or termination pay to, or enter into any employment, bonus, indemnification, change of control or severance agreement with, any director, officer or other employee of the Company or of any Company Subsidiary, except for the award of cash bonus incentive awards containing all of terms, and made in accordance with, the provisions set forth in subparagraph (f) of Section 5.01 of the Company Disclosure Schedule, (iii) establish, adopt, enter into, terminate or amend any Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a

Plan if it were in existence as of the date of this Agreement, for the benefit of any director, officer or employee except as required by Law, (iv) loan or advance any money or other property to any current or former director, officer or employee of the Company or the Company Subsidiaries or (v) enter into any collective bargaining agreement, memoranda of understanding, side letter agreements or other Contract with any labor organization, or amend any of the foregoing;

        (g)   fail to maintain in full force and effect the existing insurance policies (or alternative policies with comparable terms and conditions) covering the Company and the Company Subsidiaries and their respective properties, assets and businesses;

        (h)   settle any Action other than settlements involving not more than $500,000 in the aggregate (net of insurance proceeds) and that do not require any actions or impose any material restrictions on the business or operations of the Company and the Company Subsidiaries (or, after the Effective Time, of Parent or any of its Affiliates);

        (i)    (i) make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle any material Tax claim, audit, assessment or dispute, surrender any right to claim a refund of a material amount of Taxes or (ii) file any U.S. federal income Tax Return relating to the Company or any of the Company Subsidiaries that has been prepared in a manner that is inconsistent with the past practices of the Company or such Company Subsidiary, provided that, the Company will not file any U.S. federal income Tax Return without providing Parent with a draft form of such Tax Return at least fifteen (15) Business Days before filing to the extent then available or, if not then available, as promptly as practicable once available;

        (j)    except as required by GAAP, applicable Law or any Governmental Authority, make any material change in financial accounting methods, principles or practices used by the Company or any Company Subsidiary;

        (k)   authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company or any Company Subsidiary; or

        (l)    agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

        SECTION 5.02    Control of Operations.     Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement (including Section 5.01), complete control and supervision over its operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

        SECTION 6.01    Proxy Statement; Company Shareholders' Meeting.     (a) As promptly as reasonably practicable following the date of this Agreement, and in any event within twenty (20) Business Days, the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company's shareholders or at the time of the Company Shareholders' Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall cause the definitive Proxy Statement to be mailed to the Company's shareholders as promptly as reasonably practicable after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. Except to the extent that the Company Board shall have effected an Adverse Recommendation Change as permitted by Section 6.03(e), the Proxy Statement shall include the Company Board Recommendation. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating to holders of Shares and reasonable opportunity to review and comment on all responses to requests for additional information and shall give due consideration to all reasonable changes suggested by Parent. If, at any time prior to the Company Shareholders' Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company and shall provide Parent with a copy of all material written correspondence between the Company or any Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with regards to the Proxy Statement.

        (b)   Unless this Agreement is terminated pursuant to Section 8.01, the Company shall, as promptly as reasonably practicable after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon, duly call, give notice of, convene and hold the Company Shareholders' Meeting. Notwithstanding the foregoing sentence, the Company shall, at any time, upon the written direction of Parent, make one or more (but not more than three (3) in the aggregate) successive postponements or adjournments of the Company Shareholders' Meeting; provided that the Company Shareholders' Meeting is not postponed or adjourned to a date that is more than thirty (30) calendar days after the date for which the Company Shareholders' Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). Once the Company Shareholders' Meeting has been called and noticed, the Company, unless this Agreement shall have been terminated in accordance with Section 8.01, shall not postpone or adjourn the Company Shareholders' Meeting without the consent of Parent (other than (i) in order to obtain a quorum of its shareholders, or (ii) to comply with applicable Law), which consent shall not be unreasonably withheld or delayed (it being understood that it shall be deemed unreasonable of Parent to withhold such consent if each of the following is true: (x) at the time of the requested postponement or adjournment the Company has not received proxies representing (together with the shares covered by the Voting Agreements) a sufficient number of Shares necessary to obtain the Company Shareholder Approval, (y) the proposed postponement or adjournment is to a date that is not more than thirty (30) calendar days after the date for which the Company Shareholders' Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) and (z) at the time of such requested postponement or adjournment no Acquisition Proposal has been made which has not been publicly withdrawn. The Company shall use its reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement, and to take all other actions necessary or advisable to secure the Company Shareholder Approval.

        SECTION 6.02    Access to Information; Confidentiality.     (a) Except as otherwise prohibited by applicable Law, the terms of any Contract entered into prior to the date hereof or as would be reasonably expected to violate or result in the loss of any attorney-client (or other legal) privilege, during the Pre-Closing Period, the Company shall (and shall cause the Company Subsidiaries to), at Parent's expense: (i) provide to Parent and its Representatives reasonable access, during normal business hours and upon reasonable prior notice to the Company by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof, and (ii) furnish as promptly as practicable to Parent such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; provided that if such access or disclosure (x) is prohibited by applicable Law, the Company shall use reasonable best efforts to provide such access or disclosure in a manner that does not violate Law, (y) is prohibited by an existing Contract, the Company shall use reasonable best efforts to obtain the required consent from the counterparty to such Contract to allow such access or disclosure or (z) would result in a loss of such privilege, the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much or it as possible) in a manner that would not result in a loss of such privilege, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that would alleviate such loss of privilege.

        (b)   All information obtained by Parent, Merger Sub or its or their Representatives pursuant to this Section 6.02 shall be kept confidential in accordance with the confidentiality agreement, dated as of June 9, 2015 (the "Confidentiality Agreement"), between Parent and the Company; provided, that (i) nothing in the Confidentiality Agreement shall restrict Parent's or Merger Sub's ability to take any of the actions expressly contemplated by this Agreement and (ii) in the event that the Company delivers notice to Parent that it intends to effect an Adverse Recommendation Change of a type described in Section 6.03(e), the restrictions set forth in Section 7 of the Confidentiality Agreement shall terminate and cease to apply to Parent and its Representatives and Affiliates (including Merger Sub). The Company and Parent hereby agree, in accordance with Section 19 of the Confidentiality Agreement, that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended by the provisions of this Section 6.02(b).

        (c)   No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        SECTION 6.03    No Solicitation.     (a) The Company shall, and shall cause the Company Subsidiaries to, and shall instruct (and use its reasonable best efforts to cause) the Company Representatives to, immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, and shall request (and shall use its reasonable best efforts to cause) the prompt return or destruction of all confidential information previously furnished to any person in connection therewith and immediately terminate all physical and electronic dataroom access previously granted to any such person, its Subsidiaries or Representatives.

        (b)   Except as permitted by this Section 6.03, during the Pre-Closing Period, the Company agrees that neither it nor any Company Subsidiary, nor any of the officers or directors of it or any Company Subsidiary, shall, and it shall not authorize its and the Company Subsidiaries' Affiliates, investment bankers, financial advisors or other Representatives to, directly or indirectly, (i) solicit or initiate any inquiries or the implementation or submission of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal except to notify such person of the existence of this Section 6.03, or (iii) otherwise knowingly encourage or take any other action to facilitate any effort or attempt to make a proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (iv) enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement); provided, however, that, prior to the receipt of the Company Shareholder Approval, nothing contained in this Agreement shall prevent the Company or the Company Board from furnishing information to, or engaging in negotiations or discussions with, any person in connection with a bona fide unsolicited Acquisition Proposal by such person that was made after the date of this Agreement in circumstances not otherwise involving a breach of this Section 6.03, if and only if prior to taking such action (A) the Company Board (1) determines in good faith (after consultation with its advisors) that such Acquisition Proposal is, or would reasonably be expected to result in, a Superior Proposal, and (2) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law, (B) the Company receives from such person an executed confidentiality agreement with terms no less favorable, in the aggregate, to the Company than those contained in the Confidentiality Agreement (an "Acceptable Confidentiality Agreement") (provided that such Acceptable Confidentiality Agreement shall (x) permit the provision of all information to Parent that is contemplated or required by this Section 6.03 to be provided to Parent and (y) include a standstill, except that (i) such standstill need not prohibit the person making such Acquisition Proposal from making such Acquisition Proposal to the Company Board in a confidential manner and (ii) such Acceptable Confidentiality Agreement need not include a standstill to the extent that the person making such Acquisition Proposal has commenced a tender offer or exchange offer incorporating an Acquisition) and (C) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. It is agreed that any violation of the restrictions set forth in this Section 6.03 by any officers, directors or employees or any Affiliate, investment banker, financial advisor, attorney, accountant or other Representative of the Company or the Company Subsidiaries shall be deemed to be a breach of this Section 6.03 by the Company.

        (c)   The Company shall promptly (and in any event within forty-eight (48) hours) (i) provide Parent notice of (A) the receipt of any Acquisition Proposal and (B) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, the Company or its Representatives concerning any proposal that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal or any request for non-public information relating to the Company or any Company Subsidiary that would reasonably be expected to lead to an Acquisition Proposal, and disclose the identity of the third party making, and the material terms of such inquiry, offer, proposal or request, (ii) provide copies of any materials, documents or agreements, in each case, evidencing the terms of such Acquisition Proposal provided to the Company in connection with such inquiry, offer, proposal or request (including the most current drafts of any acquisition agreements and financing commitments related thereto) and (iii) provide Parent with copies of all written information concerning the Company provided by the Company to such party to the extent not previously provided or made available to Parent. The Company will keep Parent reasonably informed on a reasonably prompt basis of the status and details (including material amendments) of any such Acquisition Proposal or other inquiry, offer, proposal or request concerning an Acquisition Proposal. The Company shall promptly (and in any event within twenty-four (24) hours), following a determination by the Company Board that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

        (d)   Except as set forth in Section 6.03(e), none of the Company, the Company Board or any committee of the Company Board shall, nor shall any of the foregoing publicly propose to: (i) withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Board

Recommendation, (ii) approve or recommend any Acquisition Proposal, (iii) following the disclosure or announcement of an Acquisition Proposal (other than a tender or exchange offer described in clause (iv) below), fail to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Parent requests in writing that such recommendation under such circumstances be reaffirmed publicly, (iv) fail to recommend against acceptance of any tender offer or exchange offer for shares of Company Common Stock (including, for these purposes, by taking any position contemplated by Rule 14e-2 of the Exchange Act other than recommending rejection of such tender offer or exchange offer) within ten (10) Business Days after the commencement of such offer (or, in the event of a change in the terms of the tender offer or exchange offer, within ten (10) Business Days of the announcement of such changes), or make any public statement inconsistent with the Company Board Recommendation, (v) enter into, or permit any Company Subsidiary to enter into, any letter of intent, acquisition agreement or similar agreement (other than an Acceptable Confidentiality Agreement in accordance with Section 6.03(a)) with respect to any Acquisition Proposal, or (vi) resolve, agree or publicly announce an intention to take any of the foregoing actions (any of the foregoing, an "Adverse Recommendation Change").

        (e)   Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Company Shareholder Approval, the Company Board may effect an Adverse Recommendation Change if the Company receives an unsolicited written Acquisition Proposal after the date of this Agreement, which Acquisition Proposal did not result from a breach of this Section 6.03, that the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) is a Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law; provided that prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal, (A) the Company has notified Parent in writing that it intends to effect an Adverse Recommendation Change, (B) the Company has provided Parent written notice containing the identity of the third party making, a summary of the material terms and conditions of, and a copy of all proposed definitive agreements (including all financing documents, if applicable) with respect to such Superior Proposal, (C) if requested to do so by Parent, for a period of four (4) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made its Representatives available to discuss and negotiate in good faith, with Parent's Representatives, any bona fide proposed modifications to the terms and conditions of this Agreement, and (D) no earlier than the end of such four (4) Business Day period, the Company Board shall have determined in good faith after consultation with (x) the Company's outside legal counsel and financial advisors, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) Business Day period, that such Superior Proposal still constitutes a Superior Proposal and (y) the Company's outside legal counsel that its failure to make an Adverse Recommendation Change in connection therewith would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices references herein to a "four (4) Business Day period" shall be deemed references to a "two (2) Business Day period").

        (f)    Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any disclosure to the Company's shareholders if the Company Board determines (after consultation with its outside legal counsel) that its failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 6.03(e). For the avoidance of doubt, a factually accurate public statement that describes the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto (without including a reaffirmation) shall not be deemed an Adverse Recommendation Change.

        (g)   Except as set forth in Section 8.03(e) with respect to an Acquisition Proposal, for purposes of this Agreement:

            (i)  "Acquisition Proposal" means any proposal or offer (including any proposal from or to the Company's shareholders), or any inquiry reasonably likely to lead to a proposal or offer, from any person or group (other than Parent or Merger Sub) relating to (1) any direct or indirect acquisition of (A) assets (including equity interests in Subsidiaries) of the Company and its consolidated Subsidiaries, taken as a whole, equal to 15% or more of the fair market value of the Company's consolidated assets or (B) 15% or more of any class of equity securities of the Company; (2) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result in any person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of any class of equity securities of the Company; or (3) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or the Company Subsidiaries.

           (ii)  "Superior Proposal" means any bona fide written Acquisition Proposal made by any person (other than Parent or any of its Subsidiaries) after the date of this Agreement, which Acquisition Proposal did not arise or result in any respect from a breach of this Section 6.03, for the direct or indirect acquisition of more than 50% of the outstanding Shares or all or substantially all of the assets of the Company and the Company Subsidiaries taken as a whole, that (1) is on terms that the Company Board determines in good faith (after receiving the advice of its outside legal counsel and financial advisor and after taking into account all the terms and conditions of the Acquisition Proposal) would result in a transaction more favorable in the aggregate to the Company's shareholders from a financial point of view than the Merger and the transactions contemplated thereby (taking into account any proposed amendment or modification proposed by Parent pursuant to Section 6.03(e)) and (2) the Company Board determines is reasonably capable of being consummated on the terms set forth in such proposal, taking into account all financial, legal, regulatory and other aspects thereof that the Company Board deems relevant and (3) for which the third party making such proposal has demonstrated that, if a cash transaction (whether in whole or in part), the financing for such offer is fully committed (subject to the satisfaction of customary conditions) or is reasonably likely to be obtained, in each case, as determined by the Company Board in its good faith judgment (after consultation with the Company's outside legal counsel and financial advisors).

        SECTION 6.04    Directors' and Officers' Indemnification and Insurance.     (a) From and after the Effective Time, the Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company to, to the fullest extent permitted under the WBCL, honor and fulfill in all respects the obligations of the Company and the Company Subsidiaries under any and all indemnification agreements between the Company or any Company Subsidiary and any of their respective present or former directors and officers (collectively, the "Indemnified Parties"). In addition, the certificate of incorporation and bylaws of the Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Company Charter or the Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any Company Subsidiary.

        (b)   For a period of six (6) years after the Effective Time, Parent and the Surviving Company shall, jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring on or before the Effective Time. To the fullest extent permitted by Law, Parent and the Surviving Company shall, jointly and severally, pay all expenses of each Indemnified Party in advance of the final disposition of any such Action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Party is not entitled to indemnification. In the event of any such Action, (i) Parent or the Surviving Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received, (ii) neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any pending or threatened Action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (iii) Parent and the Surviving Company shall cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Company shall be liable for any settlement effected without the Surviving Company's written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that, in the event that any claim for indemnification is asserted or made within such six (6) year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The rights of each Indemnified Party under this Section 6.04(b) shall be in addition to any rights such person may have under the certificate of incorporation or bylaws (or similar organizational documents) of the Company and the Surviving Company or any of their Subsidiaries, or under any Law or under any agreement of any Indemnified Party with the Company or any Company Subsidiary.

        (c)   The Surviving Company shall either (i) cause to be obtained at the Effective Time "tail" insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as the Company's existing policies for claims arising from facts or events that occurred on or prior to the Effective Time, or (ii) maintain in effect for six (6) years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company; provided that the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Company be required to expend pursuant to this Section 6.04(c) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; provided further that in the event of an expiration, termination or cancellation of such current policies, Parent or the Surviving Company shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

        (d)   In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.04.

        (e)   Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 6.04.

        SECTION 6.05    Employee Benefits Matters.

        (a)   Parent hereby agrees that, for a period of twelve (12) months immediately following the Effective Time (or if shorter with respect to any person, the period of employment of such person) (the "Protection Period"), it shall, or it shall cause the Surviving Company and its Subsidiaries to provide each employee of the Company and of each of the Company Subsidiaries as of the Effective Time (each, an "Employee") with (i) at least the same base salary or wages provided to each such Employee immediately prior to the Effective Time, (ii) bonus and incentive opportunities (or other payments or benefits) that are substantially comparable in value to those bonus and incentive opportunities provided to each such Employee immediately prior to the Effective Time (without regard to any changes to the Plans made under Section 6.05(d)) (except that (x) during the period commencing at the Effective Time and ending at the earlier of December 31, 2016 and the end of the Protection Period, long-term equity incentive opportunities shall be valued at 50% of the corresponding pre-Closing long-term equity incentive opportunity value applicable to such Employee and may be paid in cash and (y) no value shall be ascribed in respect of equity incentive opportunities with respect to (1) the individual identified on Schedule 6.05(a), (2) any Employee at any time after the earlier of December 31, 2016 and the end of the Protection Period or (3) any employee at any time after the award of any cash bonus incentive pursuant to subparagraph (f) of Section 5.01 of the Company Disclosure Schedule (whether or not made to such Employee)), and (iii) employee benefits that are no less favorable in the aggregate than those provided to such Employees immediately prior to the Effective Time (without regard to any changes to the Plans made under Section 6.05(d)) in each case (x) excluding equity compensation other than as provided in Section 6.05(a)(ii) above, defined benefit pension benefits, retiree or other post-termination health and welfare benefits and (y) except as otherwise required by a Collective Bargaining Agreement. During the Protection Period, Parent shall cause the Surviving Company and its Subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time that provide benefits that are vested immediately prior to the Effective Time to any current or former employees or directors of the Company or any Company Subsidiary, including all severance agreements, in each case, as listed on Section 3.10(a) and 3.11 of the Company Disclosure Schedule.

        (b)   Employees shall receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Company or any of their respective Subsidiaries under which each Employee may be eligible to participate on or after the Effective Time as if such service were with Parent; provided that such recognition of service shall not operate to duplicate any benefit or the funding of any benefit.

        (c)   With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Company ("Purchaser Welfare Benefit Plans") in which an Employee may be eligible to participate on or after the Effective Time, Parent and the Surviving Company shall take commercially reasonable efforts to (i) waive, or cause the insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan, and (ii) provide credit to each Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Employee under the Plans during the relevant plan year, up to and including the Effective Time.

        (d)   Prior to the Effective Time, the Company shall take or cause to be taken such corporate actions as are necessary to terminate such Plans as Parent may identify to the Company at least ten (10) days prior to the Effective Time, effective as of immediately prior to the Effective Time, in each case pursuant to Company Board resolutions and other actions required or appropriate under the terms of the applicable Plan, provided, however, that (1) in no event shall the taking of any action pursuant to this Section 6.05(d) relieve Parent of its obligations under Section 6.05(a) and (2) the Company shall not terminate any Plan that is required to be maintained pursuant to a Collective Bargaining Agreement.

        (e)   From and after the Effective Time, Parent shall, or shall cause the Surviving Company to, comply with and honor, without unilateral modification, the collective bargaining agreements set forth in Section 6.05(e) of the Company Disclosure Schedule (the "Collective Bargaining Agreements").

        (f)    Notwithstanding anything contained in this Section 6.05 or otherwise in this Agreement, nothing in this Agreement shall (i) confer upon any Employee the right to continue in employment with Parent, or the Surviving Company and its Subsidiaries following the Effective Time, or interfere with any right or ability of Parent or the Surviving Company and its Subsidiaries to change the terms (subject to Parent's compliance with Section 6.05(a) as to such terms while employment continues) and conditions of employment or terminate the employment of any employee for any reason or no reason following the Effective Time (except, in each case, as required by a Collective Bargaining Agreement), (ii) subject to the provisions of this Section 6.05, prevent the modification, termination, or amendment of any benefit plan, program, arrangement or agreement in the sole discretion of Parent and the Surviving Company and its Subsidiaries or (iii) constitute an amendment to or any other modification of any Plan or any employee benefit plan of Parent or the Surviving Company and its Subsidiaries. The parties hereto acknowledge and agree that all provisions contained in this Section 6.05 are included for the sole benefit of the parties to this Agreement and shall not create any right in any person, including any Employees, former employees, any participant in any employee benefit plan, policy or arrangement maintained by the Company or any beneficiary thereof.

        SECTION 6.06    Regulatory Approvals.

        (a)   Subject to the terms and conditions of this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to promptly obtain all authorizations, consents, Orders, approvals, licenses, permits, and waivers of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (ii) cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, Orders, approvals, licenses, permits and waivers, and (iii) provide such other information to any Governmental Authority as such Governmental Authority may lawfully request in connection herewith. As promptly as practicable, but in any event no later than ten (10) Business Days, following the date of this Agreement, each party shall make its respective filing, if necessary, pursuant to the HSR Act with respect to the Transactions and shall supply as promptly as reasonably practicable thereafter to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to, and shall cause its respective Affiliates to, make as promptly as practicable after the date of this Agreement its respective filings and notifications, if any, under those Antitrust Laws set forth on Section 7.01(c) of the Company Disclosure Schedule, and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the applicable Antitrust Law. Parent will pay all fees or make other payments to any Governmental Authority in order to make such filings or obtain any such authorizations, consents, Orders or approvals.

        (b)   Without limiting the generality of the undertaking of the parties pursuant to Section 6.06(a), (i) Parent shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority so as to enable the parties hereto to consummate the Transactions as promptly as practicable, and in any event prior to the Termination Date and (ii) subject to the terms and conditions of this Agreement, if any action is instituted (or threatened to be instituted) by a Governmental Authority challenging the transactions contemplated by this Agreement as violative of the HSR Act or any applicable Antitrust Law, each of Parent and the Company shall, and shall cause their respective Subsidiaries to, cooperate to contest and resist, except insofar as Parent and the Company may otherwise mutually agree, any such action, including any action that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the transactions contemplated by this Agreement; provided that, commencing with, and during the pendency of, any complaint initiating litigation challenging the transaction filed by either the Antitrust Division of the Department of Justice or the Federal Trade Commission, Parent shall pay, within ten (10) Business Days of the end of each month (or partial month) during such period, all of the documented third party Expenses of the Company incurred during such month (or partial month, as applicable) to the extent such Expenses are incurred in connection with contesting and resisting such litigation; provided, however, that in no event shall Parent be required to pay any such Expenses incurred by the Company, in the aggregate, in excess of the amount of Expenses incurred by Parent, in the aggregate, in connection with contesting and resisting such litigation. Notwithstanding the foregoing or any other provision of this Agreement, (i) neither Parent nor any of its Affiliates shall be required to agree or consent to any structural or conduct remedy and neither the Company nor any of its Affiliates shall agree or consent to any structural or conduct remedy without the prior written consent of Parent and (ii) the failure at any time of the Company to take or not to take any action requiring the consent of Parent pursuant to Section 5.01 shall not be considered a breach by the Company of its obligations to use its reasonable best efforts under this Section 6.06 if the Company promptly requests such consent in writing (with reasonable specificity as to the applicability of this Section 6.06 to such consent), provided that if Parent does give such consent in writing to the Company as to such matter then this clause (ii) shall not apply as to such matter from and after the time such consent is so given.

        (c)   Each party shall keep the other parties apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Transactions, including promptly notifying the other parties hereto of any material communication it or any of its Affiliates receives from any Governmental Authority relating to any review or investigation of the Transactions under the HSR Act or any other applicable non-United States Antitrust Laws and shall permit the other parties to review in advance (and to consider any comments made by the other party in relation to) any proposed substantive communication by such party to any Governmental Authority relating to such matters. None of the parties to this Agreement shall agree to participate in any substantive meeting, telephone call or discussion with any Governmental Authority in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting, telephone call or discussion. The parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. The parties to this Agreement shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding the foregoing, Parent shall control and lead on all substantive communications with any Governmental Authority and strategy relating to any investigation or litigation under the HSR Act or any other Antitrust Laws; provided, however, that in all instances relating to such strategy and communications, Parent shall consult with the Company in advance and consider in good faith the views of the Company.

        (d)   Neither Parent nor Merger Sub shall enter into any agreement, transaction or any agreement to effect any joint venture or acquire any business or company (including by way of merger or asset acquisition) that would reasonably be expected to make it more difficult, or to increase the time required, to: (i) obtain the expiration or termination of the waiting period under the HSR Act, or the authorizations, consents, Orders and approvals required under any other applicable Antitrust Law, applicable to the transactions contemplated by this Agreement, (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order that would materially delay or prevent the consummation of the Transactions, or (iii) obtain all authorizations, consents, Orders and approvals of Governmental Authorities necessary for the consummation of the Transactions.

        SECTION 6.07    Obligations of Parent and Merger Sub.     Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. During the Pre-Closing Period, Merger Sub shall not, and Parent shall not permit Merger Sub to, engage in any activity of any nature except as provided in or expressly contemplated by this Agreement.

        SECTION 6.08    Public Announcements.     The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter until the Effective Time, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, except to the extent public disclosure is required by applicable Law or the requirements of the NYSE (or any other exchange on which Equity Interests of Parent or its Affiliates are listed), in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any press release or making any such public statements, except with respect to the matters described in Section 6.03, Section 8.01 and Section 8.03.

        SECTION 6.09    Transfer Taxes.     The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes which become payable in connection with the Transactions. Notwithstanding anything to the contrary herein, each of Parent and the Surviving Company agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions (other than such Taxes required to be paid by reason of the payment of the Merger Consideration to a person other than the holder of record of shares of Company Common Stock with respect to which such payment is made).

        SECTION 6.10    Stock Exchange De-Listing.     Prior to receipt of the Company Stockholder Approval, the Company shall use its best efforts to maintain the listing of the Company's applicable securities on NYSE. Parent shall cause the Company's securities to be de-listed from NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        SECTION 6.11    Shareholder Litigation.     The Company shall give Parent reasonable opportunity to participate in the defense (at Parent's sole cost and subject to a joint defense agreement) of any shareholder litigation brought against the Company or its directors or officers relating to the Transactions. Without limiting the preceding sentence, the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such litigation, and the right to consult on the settlement with respect to such litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent's prior written consent (which shall not be unreasonably withheld, delayed or conditioned). The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.

        SECTION 6.12    Takeover Laws.     If any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other anti-takeover Law becomes or is deemed to be applicable to this Agreement or the Transactions, then the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing.

        SECTION 6.13    Notification of Certain Matters.     Parent and the Company shall each give prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication from any Governmental Authority or the NYSE (or any other securities market) in connection with the Transactions and the other transactions contemplated by this Agreement, or (ii) the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the Transactions or the other transactions contemplated hereby or (B) result in the failure of any condition to the Merger set forth in Article VII to be satisfied. In no event shall (x) the delivery of any notice by a party pursuant to this Section 6.13 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty. This Section 6.13 shall not constitute a covenant or agreement for purposes of Section 7.02(b) or Section 7.03(b).

        SECTION 6.14    Further Action.     Subject to the terms and conditions of this Agreement (including Section 6.06), the Company and Parent shall cooperate with each other and use (and shall cause their respective Affiliates to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other Transactions as soon as practicable, including the use of such reasonable best efforts to obtain all necessary consents, approvals or waivers from third parties; provided that no party shall be required to pay (or cause any Affiliate to pay) any amounts to third parties (other than to its Representatives) in obtaining the foregoing.

        SECTION 6.15    Indebtedness.     The Company shall, immediately prior to the Closing, use available cash to pay down indebtedness for borrowed money then outstanding under those certain agreements set forth on Schedule 3.14(a)(i)(2) and (4), if Parent provides written notice to the Company at least five (5) Business Days prior the Closing that such payments should be made; it being understood that any such payments shall be subject to and conditioned upon the occurrence of the Closing immediately following such payments.

ARTICLE VII

CONDITIONS TO THE MERGER

        SECTION 7.01    Conditions to the Obligations of Each Party.     The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible) of the following conditions:

        (a)   Company Shareholder Approval.    The Company Shareholder Approval shall have been obtained.

        (b)   No Order.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

        (c)   Regulatory Approvals.    (i) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and (ii) all consents, approvals, non-disapprovals and other authorizations of any Governmental Authority set forth in Section 7.01(c) of the Company Disclosure Schedule shall have been obtained.

        SECTION 7.02    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a)   Representations and Warranties.    (i) Each of the representations and warranties of the Company in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.08(a), Section 3.18, Section 3.19 and Section 3.21 shall, if qualified by materiality or "Company Material Adverse Effect" be true and correct in all respects or, if not so qualified, be true and correct in all material respects (except for the representations and warranties of the Company in (x) Section 3.03(a), which shall be true and correct in all respects, and (y) Section 3.03(b), which shall be true and correct in all respects, except for de minimis deviations, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date) and (ii) each of the other representations and warranties contained in Article III (disregarding all qualifications set forth therein relating to "materiality", "Company Material Adverse Effect" or other qualifications based on the word "material" or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure of such representations and warranties in this clause (ii) to be so true and correct would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c)   Officer Certificate.    The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by an executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

        SECTION 7.03    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a)   Representations and Warranties.    (i) Each of the representations and warranties of Parent in Section 4.01, Section 4.03 and Section 4.09 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date) and (ii) each of the other representations and warranties of Parent and Merger Sub contained in Article IV (disregarding all qualifications set forth therein relating to "materiality" or "material adverse effect" or other qualifications based on the word "material" or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the other Transactions.

        (b)   Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c)   Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.01    Termination.     This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, notwithstanding any prior approval or adoption of this Agreement by the shareholders of the Company, as follows (the date of any such termination, the "Termination Date"):

        (a)   by mutual written consent of Parent and the Company;

        (b)   by either Parent or the Company if the Effective Time shall not have occurred on or before July 12, 2016 (the "Initial Outside Date"); provided, however, that if on the Outside Date any of the conditions set forth in Section 7.01(b) (to the extent relating to the matters set forth in Section 7.01(c)) or Section 7.01(c) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived or shall then be capable of being satisfied if the Closing were to take place on such date, then the Outside Date shall be automatically extended to January 12, 2017 (the "Extended Outside Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any agreements and covenants under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date; provided, further, that references herein to the "Outside Date" shall be references to the Initial Outside Date as extended by the Extended Outside Date;

        (c)   by either Parent or the Company if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such decision, injunction, decree, ruling, Law or Order shall have become final and nonappealable, or if there shall be adopted following the date of execution of this Agreement any Law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) has fulfilled its obligations under Section 6.06;

        (d)   by either Parent or the Company if this Agreement shall fail to receive the Company Shareholder Approval at the Company Shareholders' Meeting (including any adjournment or postponement thereof);

        (e)   by Parent if (i) the Company Board shall have effected an Adverse Recommendation Change, (ii) the Company enters into, or publically announces its intention to enter into, any definitive agreement with respect to a Superior Proposal or (iii) there shall have been an Intentional Breach by the Company of any of the provisions set forth in Section 6.01 or, an Intentional Breach by the Company, which results in an Acquisition Proposal, or any of the provisions set forth in Section 6.03;

        (f)    by the Company, at any time prior to the time at which the Company receives the Company Shareholder Approval, if the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 6.03, to enter into a definitive agreement with respect to a Superior Proposal; provided that the Company shall have paid the Company Termination Fee due pursuant to Section 8.03(b) hereof; and provided further that the Company substantially concurrently with such termination enters into such definitive agreement with respect to such Superior Proposal;

        (g)   by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set for this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) is incapable of being cured by the Company by the Outside Date or, if capable of being cured, shall not have been cured by the Company within forty-five (45) days following receipt of written notice of such breach or failure to perform from Parent (or, if earlier, the Outside Date); or

        (h)   by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set for this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) is incapable of being cured by Parent by the Outside Date or, if capable of being cured, shall not have been cured by the Company within forty-five (45) days following receipt of written notice of such breach or failure to perform from Parent (or, if earlier, the Outside Date).

        SECTION 8.02    Notice of Termination; Effect of Termination.

        (a)   A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and any such termination in accordance with Section 8.01 shall be effective immediately upon delivery of such written notice to the other party.

        (b)   In the event of termination of this Agreement by any party as provided in Section 8.01, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability or obligation on the part of any party, except that (i) this Section 8.02, Section 6.02(b), Section 8.03 and Article IX shall remain in full force and effect, (ii) nothing herein (including Section 8.03) shall relieve any party from liability for any fraud or Intentional Breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to the date of such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity, including liability for damages determined taking into account all relevant factors, including the loss of the benefit of the Transactions, any lost shareholder premium, any lost synergies, the time value of money, and any benefit to the breaching party or its shareholders arising from such breach. For the avoidance of doubt, the failure of a party to effect the Closing on or prior to the third (3rd) Business Day after the later to be satisfied of the condition set forth in Section 7.01(a) or Section 7.01(c) (provided that such party's other conditions to Closing set forth in Article VII would be capable of satisfaction if the Closing were to occur on the date of such termination) shall be deemed an Intentional Breach of this Agreement.

        SECTION 8.03    Fees and Expenses.     (a) All Expenses incurred in connection with this Agreement, the Transactions, the solicitation of shareholder approvals and all other matters related to the closing of the Merger shall be paid by the party incurring such Expenses, whether or not the Merger or any other Transaction is consummated, except as otherwise set forth in this Agreement. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement.

        (b)   If this Agreement shall be terminated:

            (i)  by (x) Parent or the Company pursuant to Section 8.01(b) (but only in the case where at the time of such termination the condition in Section 7.01(c) had been satisfied or if such condition had failed to be satisfied the Order giving rise to such failure did not relate to applicable U.S. federal Antitrust Laws), Section 8.01(d), or (y) by Parent pursuant to Section 8.01(g) then, if (A) on or prior to the Termination Date (or with respect to a termination pursuant to Section 8.01(d) at or prior to the date of the Company Shareholders' Meeting), an Acquisition Proposal shall have been publicly announced and not publicly withdrawn (or, in the case of a termination pursuant to Section 8.01(g), publicly announced or otherwise communicated to the Company Board and not withdrawn) and (B) within twelve (12) months of the Termination Date the Company enters into, or submits to the shareholders of the Company for approval or adoption, an agreement with respect to any Acquisition Proposal or consummates any Acquisition Proposal (in each case, whether or not such Acquisition Proposal is the same Acquisition Proposal described in clause (a) above), then the Company shall pay Parent an amount equal to $18,200,000 (the "Company Termination Fee"); provided, however, if the event giving rise to payment of a Company Termination Fee pursuant to this Section 8.03(b)(i) is a termination pursuant to Section 8.01(d), then the amount payable by the Company pursuant to this Section 8.03(b)(i) shall be an amount equal to the Company Termination Fee minus the Parent Expenses if and to the extent such Parent Expenses were previously paid to Parent pursuant to Section 8.03(b)(iv);

           (ii)  by Parent pursuant Section 8.01(e), then the Company shall pay to Parent an amount equal to the Company Termination Fee;

          (iii)  by the Company pursuant to Section 8.01(f), then the Company shall pay to Parent an amount equal to the Company Termination Fee;

          (iv)  by Parent or the Company pursuant to Section 8.01(d), then the Company shall pay to Parent an amount equal to the Parent Expenses;

           (v)  by Parent or the Company pursuant to Section 8.01(c) (solely to the extent the Order giving rise to such termination right relates to applicable U.S. federal Antitrust Laws) or Section 8.01(b) (solely to the extent that, at the time of such termination, the conditions in Section 7.01(c)(i) shall not have been satisfied) and at the time of either such termination all of the other conditions set forth in Section 7.01 (other than Section 7.01(b) (to the extent the Order giving rise to the failure of such condition relates to applicable U.S. federal Antitrust Laws) and/or Section 7.01(c)(i)) and the conditions set forth in Section 7.02 have been satisfied (or, in the case of conditions that by their nature are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on the date of such termination), then Parent shall pay a fee in the amount of $26,000,000 (the "Parent Regulatory Fee") to the Company within two (2) Business Days following the date of such termination.

        (c)   The Company Termination Fee and/or the Parent Expenses, as applicable, payable by the Company under this Section 8.03 shall be paid to Parent or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the effectiveness of a termination of this Agreement by the Company pursuant to Section 8.01(f) and (ii) within two (2) Business Days after the date of the event giving rise to the obligation to make such payment in all other circumstances. Subject to Section 8.02(b) and the proviso set forth in Section 8.03(b)(i), the payment to Parent or its designees of the Company Termination Fee or the Parent Expenses, as applicable, shall, in the circumstances in which the Company Termination Fee or the Parent Expenses, as applicable, are payable and then only to the extent actually paid, be the sole and exclusive remedy of Parent for any loss suffered by Parent or Merger Sub as a result of the failure of the Transactions to be consummated and upon such payment in accordance with this Section 8.03, the Company shall not have any further liability or obligation relating to or arising out of this Agreement or the Transactions; for purposes of clarity, subject to the proviso set forth in Section 8.03(b)(i), the payment to Parent or its designees of the Parent Expenses shall not relieve the Company of any obligation to pay to Parent or its designees the Company Termination Fee. Subject to Section 8.02(b), the payment to the Company or its designees of the Parent Regulatory Fee shall, in the circumstances in which the Parent Regulatory Fee is payable and then only to the extent actually paid, be the sole and exclusive remedy of the Company for any loss suffered by the Company as a result of the failure of the Transactions to be consummated and upon such payment in accordance with this Section 8.03, Parent shall not have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

        (d)   For purposes of this Section 8.03, Acquisition Proposal shall have the meaning assigned to such term in Section 6.03(g)(i), except that references to 15% in clauses (1) and (2) of the definition thereof shall be deemed to be references to 50% and clause (3) of the definition thereof shall be deemed amended and replaced in its entirety by the following language: "(3) any merger, consolidation, share exchange, business combination, recapitalization liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary pursuant to which shareholders of the Company immediately prior to the consummation of such transaction would cease to own directly or indirectly at least 50% of the voting power of the outstanding securities of the Company (or of another person that directly or indirectly would own 50% or more of the consolidated assets of the Company as of immediately prior to the consummation of such transaction) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction."

        (e)   The parties acknowledge and agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Each of the parties further acknowledges that the payment of the amounts by the Company or Parent, as applicable, specified in this Section 8.03 is not a penalty, but, in each case, is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Except as set forth in the proviso in Section 8.03(b)(i), in no event shall the Company or Parent, as applicable, be required to pay the Company Termination Fee, the Parent Expenses or the Parent Regulatory Fee, as applicable, in connection with the termination of this Agreement more than once.

ARTICLE IX

GENERAL PROVISIONS

        SECTION 9.01    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time; provided, however, that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile transmission (with a confirmatory copy sent by an internationally recognized overnight courier service), or by email (with confirmation of successful transmission) to the respective parties hereto at the following coordinates (or at such other coordinates for a party as shall be specified in a notice given in accordance with this Section 9.02):

  (a)
  if to Parent or Merger Sub:

    SCA Americas Inc.
    2929 Arch Street, Suite 2600
    Philadelphia, PA 19104
    Attention: Kevin S. Gorman, Vice President &
                       General Counsel
    Facsimile: (610) 499-3453
    Email: Kevin.Gorman@sca.com

    with a copy (which shall not constitute notice) to:
    Morgan, Lewis & Bockius
    1701 Market Street
    Philadelphia, PA 19103-2921
    Attention: Michael A. Conza
                       Andrew R. Mariniello
    Facsimile: (215) 963-5001
    Email: mike.conza@morganlewis.com
                amariniello@morganlewis.com

  (b)
  if to the Company:

    Wausau Paper Corp.
    100 Paper Place
    Mosinee, WI 54455-9099
    Attention: Sherri L. Lemmer, Chief Financial Officer
    Facsimile: (715) 692-2082
    Email: slemmer@wausaupaper.com

    with a copy (which shall not constitute notice) to:

    Shearman & Sterling LLP
    599 Lexington Avenue
    New York, NY 10022
    Attention: Creighton O'M. Condon
                       Scott Petepiece
                       David Connolly
    Facsimile: (212) 848-7179
    Email: ccondon@shearman.com
                spetepiece@shearman.com
                david.connolly@shearman.com
    and
    Ruder Ware, L.L.S.C.
    500 North First Street, Suite 8000
    P.O. Box 8050
    Wausau, WI 54402-8050
    Attention: Matthew D. Rowe
    Facsimile:  (715) 845-2718
    Email: mrowe@ruderware.com

        SECTION 9.03    Certain Definitions.    (a) For purposes of this Agreement:

        "Affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "Antitrust Laws" means all antitrust, competition or trade regulation Laws or Laws that are otherwise designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.

        "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with any other event, circumstance, change or effect, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) any event, circumstance, change or effect resulting from or relating to (A) a change in general economic, political, regulatory, business, economic, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates, (B) a change in the industries in which the Company and the Company Subsidiaries operate, (C) any change in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof) or required by any change in applicable Laws (or any authoritative interpretations thereof) after the date hereof, (D) any adoption, implementation, promulgation, repeal or modification of any Law after the date hereof, (E) any liability arising out of any Action disclosed on the Company Disclosure Schedule to the extent such liability is reasonably foreseeable from the face of such disclosure, (F) any seasonal fluctuations in the business of the Company and the Company Subsidiaries, (G) any outbreak, escalation or acts of terrorism, armed hostility or war or any weather related event, fire or natural disaster, (H) the announcement of the execution of this Agreement or the pendency of the Transactions, provided that the exceptions in this clause (H) shall not apply to any representations or warranties contained in Section 3.05 (or the condition in Section 7.02(a) as it relates to the representations and warranties in Section 3.05), or (I) compliance with the express terms of, or the taking of any action expressly required by, this Agreement (excluding the Company operating in the ordinary course of business), or the taking of any action consented to or requested in writing by Parent prior to the taking of such action, or any action not taken as a result of the failure of Parent to consent to such action requiring Parent's consent pursuant to Section 5.01; provided further that the exceptions set forth in (A), (B), (C), (D), (F) and (G) of this clause (i) shall only apply to the extent that such event, circumstance, change or effect does not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, compared to other companies that operate in the industries in which the Company and the Company Subsidiaries operate or (ii) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or a decline in the price or trading volume of the Shares (provided that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be considered in determining whether there is a Company Material Adverse Effect).

        "Company Shareholders' Meeting" means a duly convened meeting of the shareholders of the Company called to obtain the Company Shareholder Approval, or any valid adjournment or postponement thereof made in accordance with this Agreement.

        "Contract" means any binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other instrument, obligation, commitment or arrangement or understanding of any kind or character.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

        "Intellectual Property" means United States and foreign: registered and unregistered trademarks, service marks, trade names, trade dress, Internet domain names, mask works, rights in inventions, patents, trade secrets, registered and unregistered copyrights, know-how and any registrations or applications for registration of any of the foregoing or any other similar type of proprietary intellectual property rights.

        "Intentional Breach" means an act or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of this Agreement.

        "Key Employee" means each of the individuals identified on Schedule 9.03(a).

        "Knowledge of the Company" or "Company's Knowledge" means the actual knowledge, as of the date of this Agreement, of the individuals identified on Schedule 9.03(b).

        "Leased Real Property" means all material real property leased or subleased (whether as a tenant or subtenant) by the Company or any Company Subsidiary.

        "Liens" means any and all security interests, pledges, claims, charges, options, puts, calls, preemptive purchase rights, easements, restrictions, rights of first refusal, hypothecation, mortgages, liens and any other encumbrances of any kind or nature whatsoever.

        "NYSE" means the New York Stock Exchange.

        "Order" means with respect to any person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any arbitrator or Governmental Authority of competent jurisdiction affecting such person or any of its properties.

        "Owned Real Property" means all real property owned by the Company or any Company Subsidiary.

        "Parent Expenses" means the cash amount necessary to fully reimburse Parent, and Parent's Affiliates for all Expenses incurred by Parent and/or Parent's Affiliates prior to the termination of this Agreement.

        "Permitted Lien" means (a) Liens for Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics', materialmen's, carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business to secure claims which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Owned Real Property which are not violated in any material respect by the current use and operation of the Owned Real Property that do not materially impair the use of or value of such Owned or Leased Real Property, (d) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable legal requirements or other social security, (e) covenants, conditions, restrictions, easements, encumbrances and other non-monetary similar matters of record affecting title to but not adversely affecting current occupancy or use of the Owned Real Property in any material respect, (f) solely with respect to Equity Interests, restrictions on the transfer of securities arising under federal and state securities laws, (g) any immaterial Liens caused by state statutes and/or principles of common law and specific agreements within some leases providing for landlord liens with respect to tenant's personal property, fixtures and/or leasehold improvements at the subject premises and (h) restrictions not materially affecting the present use of such assets or properties.

        "person" means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the

Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Representatives" of any person shall mean the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such person or any of its Subsidiaries.

        "Subsidiary" or "Subsidiaries" of any person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned by such person or by one of more other Subsidiaries of such person, (ii) a partnership of which such person, or one or more other Subsidiaries thereof is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such person or one or more other Subsidiaries thereof is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other person (other than a corporation, partnership or limited liability company) in which such person, or one or more other Subsidiaries of such person has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Transactions" means the Merger and the other transactions contemplated by this Agreement.

        (b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
1991 Plan	§ 2.04(a)
2000 Plan	§ 2.04(a)
2010 Plan	§ 2.04(a)
Acceptable Confidentiality Agreement	§ 6.03(b)
Acquisition Proposal	§ 6.03(g)(i)
Action	§ 3.09
Adverse Recommendation Change	§ 6.03(d)
Agreement	Preamble
Articles of Merger	§ 1.03
Book-Entry Shares	§ 2.02(b)(ii)
Certificates	§ 2.02(b)(ii)
Closing	§ 1.02
Closing Date	§ 1.02
Collective Bargaining Agreements	§ 6.05(e)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	§ 3.18(a)
Company Bylaws	§ 3.02
Company Charter	§ 3.02
Company Common Stock	Recitals
Company Disclosure Schedule	Article III
Company Owned IP	§ 3.17(b)
Company Permits	§ 3.06
Company Preferred Stock	§ 3.03(a)
Company Shareholder Approval	§ 3.18(b)
Company Stock Option	§ 2.04(a)
Company Stock Plans	§ 2.04(a)
Company Subsidiary	§ 3.01(b)
Company Termination Fee	§ 8.03(b)(i)
Confidentiality Agreement	§ 6.02(b)

Defined Term	Location of Definition
Effective Time	§ 1.03
Employee	§ 6.05(a)(i)
Environmental Laws	§ 3.16(a)(ii)
ERISA	§ 3.10(a)
ERISA Affiliate	§ 3.10(a)
Equity Interests	§ 3.03(b)
Exchange Act	§ 3.05(b)(i)
Expenses	§ 8.03(a)
Extended Outside Date	§ 8.01(b)
GAAP	§ 3.07(b)
Governmental Authority	§ 3.05(b)
Guarantee	Recitals
Guarantor	Recitals
Hazardous Materials	§ 3.16(a)(iii)(B)
HSR Act	§ 3.05(b)(v)
Indemnified Parties	§ 6.04(a)
Initial Outside Date	§ 8.01(b)
IRS	§ 3.10(a)
Law	§ 3.05(a)(ii)
Lease Documents	§ 3.12(b)
Material Contracts	§ 3.14(a)
Merger	Recitals
Merger Consideration	§ 2.01(a)
Merger Sub	Preamble
Multiemployer Plan	§ 3.10(b)
Outside Date	§ 8.01(b)
Parent	Preamble
Parent Regulatory Fee	§ 8.03(b)(v)
Paying Agent	§ 2.02(a)(i)
Payment Fund	§ 2.02(a)
Performance Unit	§ 2.04(b)
Plans	§ 3.10(a)
Pre-Closing Period	§ 5.01
Protection Period	§ 6.05(a)
Proxy Statement	§ 3.05(b)(ii)
Purchaser Welfare Benefit Plans	§ 6.05(c)
SEC	§ 3.05(b)(ii)
SEC Reports	§ 3.07(a)
Securities Act	§ 3.07(a)(i)
Shares	§ 2.01(a)
Superior Proposal	§ 6.03(g)(ii)
Surviving Company	§ 1.04
Tax or Taxes	§ 3.13(h)(i)
Tax Returns	§ 3.13(h)(ii)
Termination Date	§ 8.01
Voting Agreement	Recitals
WBCL	Recitals

        SECTION 9.04    Interpretation and Rules of Construction.     When a reference is made in this Agreement to an Exhibit, an Article or a Section, such reference shall be to an Exhibit, an Article or a

Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Documents, materials and information are deemed to have been "made available" to Parent and Merger Sub, if such documents, materials or information were available for review by such person and its Representatives through the electronic data room entitled "Project Walleye", which is hosted by Intralinks (https://services.intralinks.com) in connection with the transactions contemplated hereby or disclosed in a SEC Report filed and publicly available, in each case, at least two (2) Business Days prior to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of America. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to "days" shall mean "calendar days" unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate and independent effect and that such provisions are cumulative. The phrase "ordinary course of business" shall be deemed to be followed by the words "consistent with past practice" whether or not such words actually follow such phrase.

        SECTION 9.05    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

        SECTION 9.06    Disclaimer of Other Representations and Warranties.     Parent, Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Transactions, (b) no person has been authorized by any party to make any representation or warranty relating to such party or its businesses or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is the subject of any representation or warranty set forth in this Agreement.

        SECTION 9.07    Entire Agreement.     This Agreement, taken together with the Company Disclosure Schedule and the Confidentiality Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.

        SECTION 9.08    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto (other than any assignment arising by right of subrogation pursuant to the Guarantee); provided that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent so long as Parent continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.09    Parties in Interest.     Other than Section 6.04 (which is for the benefit of the persons covered thereby and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        SECTION 9.10    Remedies; Specific Performance.     The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law, equity or otherwise, including monetary damages, except as limited by Section 8.03) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. In circumstances where Parent or the Company is obligated to consummate the Merger and the Merger has not been consummated, each of Parent and the Company expressly acknowledges and agrees that the other party and its shareholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other party and its shareholders and that such other party on behalf of itself and its shareholders shall be entitled to enforce specifically Parent's or the Company's, as the case may be, obligation to consummate the Merger. Notwithstanding the foregoing or any other provision of this Agreement, the parties acknowledge and agree that (x) Parent shall not be entitled to enforce specifically the obligations of the Company to consummate the transactions contemplated by this Agreement unless all of the conditions set forth in Section 7.01 and Section 7.03 shall have been satisfied or waived in writing by the Company and (y) the Company shall not be entitled to enforce specifically the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement unless all of the conditions set forth in Section 7.01 and Section 7.02 shall have been satisfied or waived in writing by Parent. Each party further agrees that no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In the event that a party initiates an Action seeking equitable relief pursuant to this Section 9.10, the Outside Date shall automatically be extended until such Action is finally resolved.

        SECTION 9.11    Governing Law.

        (a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware, except to the extent that the WBCL mandatorily applies and governs the Merger.

        (b)   The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto, (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 9.02, and (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts.

        SECTION 9.12    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

        SECTION 9.13    Amendment.     This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Shareholder Approval, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise require the approval of the shareholders of the Company under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        SECTION 9.14    Waiver.     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        SECTION 9.15    Company Disclosure Schedule.     The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule to which such information reasonably relates as though fully set forth in such other Section to the extent the applicability and relevance of such information to such other Section is reasonably apparent on the face of the disclosure made. Certain items and matters may be listed in the Company Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (x) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would constitute a Company Material Adverse Effect and (y) shall not be construed as an admission by the Company of any non-compliance with, or violation of, any third party rights (including any intellectual property rights) or any Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement. Without limiting the foregoing, no reference to or disclosure of a possible breach or violation of any Contract or agreement, Law or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

        SECTION 9.16    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in "pdf" form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WAUSAU PAPER CORP.
By	/s/ MICHAEL C. BURANDT
	Name:	Michael C. Burandt
	Title:	Chairman and Chief Executive Officer
SCA AMERICAS INC.
By	/s/ DONALD E. LEWIS
	Name:	Donald E. Lewis
	Title:	President
By	/s/ KEVIN S. GORMAN
	Name:	Kevin S. Gorman
	Title:	Vice President
SALMON ACQUISITION, INC.
By	/s/ DONALD E. LEWIS
	Name:	Donald E. Lewis
	Title:	President
By	/s/ KEVIN S. GORMAN
	Name:	Kevin S. Gorman
	Title:	Vice President

[Agreement and Plan of Merger Signature Page]

 ANNEX B

Form of
Voting Agreement

        This Voting Agreement (this "Agreement"), dated as of October 12, 2015 between the undersigned stockholder ("Stockholder") of Wausau Paper Corp., a Wisconsin corporation (the "Company"), and SCA Americas Inc., a Delaware corporation ("Parent").

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Salmon Acquisition, Inc., a Wisconsin corporation and wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that Stockholder execute and deliver this Agreement; and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, no par value per share, of the Company ("Company Common Stock") beneficially owned by Stockholder and set forth below Stockholder's signature on the signature page hereto (the "Original Shares" and, together with any additional shares of Company Common Stock pursuant to Section 7 hereof, the "Shares").

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.

        For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

        2.    Representations of Stockholder.

        Stockholder represents and warrants to Parent that:

        (a)   (i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all Liens (other than Liens arising pursuant to this Agreement), and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

        (b)   Stockholder does not beneficially own any shares of Company Common Stock other than [(i)] the Original Shares [and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, "Options")].

        (c)   Stockholder has full [corporate] power and authority [and legal capacity] to enter into, execute and deliver this Agreement and to perform fully Stockholder's obligations hereunder (including the proxy described in Section 4(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization and execution by Parent, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        (d)   None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any [organizational document,] trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder's property or assets.

        (e)   No consent, approval or authorization of, or filing with, any Governmental Authority or other person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement, except for filings by Stockholder with the Securities and Exchange Commission. [No consent of Stockholder's spouse is necessary under any "community property" or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.]

        3.    Representations of Parent.     Parent represents and warrants to Stockholder that: (a) Parent has full corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder, and (b) this Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization and execution by Stockholder, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity)

        4.    Agreement to Vote Shares; Irrevocable Proxy.

        (a)   Stockholder agrees during the term of this Agreement to, and to cause any holder of record of the Shares to, vote the Shares at any annual or special meeting of stockholders of the Company, or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any Acquisition Proposal and (2) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, or adversely affect the consummation of the Merger or the fulfillment of Parent's, the Company's or Merger Sub's conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Charter or Company Bylaws).

        (b)   Stockholder hereby appoints during the term of this Agreement Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 4(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

        (c)   Stockholder shall retain, at all times, the right to vote the Shares in its sole discretion and without any other limitation on those matters, other than those set forth in this Section 4, that are at any time or from time to time presented for consideration to the stockholders of the Company, generally.

        5.    No Voting Trusts or Other Arrangement.

        Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

        6.    Transfer and Encumbrance.

        Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber ("Transfer") any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of the Shares by Stockholder [to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or upon the death of Stockholder, to the heirs of Stockholder]/[to an Affiliate of Stockholder]; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

        7.    Additional Shares.

        Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

        8.    Termination.

        This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any person upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms and (iii) the date of any amendment, modification, change or waiver to any provision of the Merger Agreement that reduces the amount per Share or changes the form of the Merger Consideration (subject to adjustment in accordance with the terms of the Merger Agreement); provided that this Section 8 and Sections 11,12, 13 and 14 shall survive any termination of this Agreement. No such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

        9.    No Agreement as Director or Officer.

        Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders. Parent shall not assert any claim that any action taken by a Stockholder or any of its Affiliates in its capacity as a director of the Company violates any provision of this Agreement.

        10.    Specific Performance.

        Each party hereto acknowledges and agrees that irreparable damage would occur in the event that to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

        11.    Entire Agreement; Amendment; Waiver.

        This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        12.    Notices.

        All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

        If to Parent:

    SCA Americas Inc.
    2929 Arch Street, Suite 2600
    Philadelphia, PA 19104
    Attention: Kevin S. Gorman, Vice President &
    General Counsel
    Facsimile: (610) 499-3453
    Email: Kevin.Gorman@sca.com

    with a copy (which shall not constitute notice) to:

    Morgan, Lewis & Bockius
    1701 Market Street
    Philadelphia, PA
    Attention: Michael A. Conza
                       Andrew R. Mariniello
    Facsimile: (215)-963-5001
    Email: mike.conza@morganlewis.com
                amariniello@morganlewis.com

        If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

        With a copy (which shall not constitute notice) to:

        [STOCKHOLDER'S COUNSEL'S NAME][ADDRESS] Fax: [NUMBER]

        Attention:

        With an additional copy (which shall not constitute notice) to:

    Ruder Ware, L.L.S.C.
    500 North First Street, Suite 8000
    P.O. Box 8050
    Wausau, WI 54402-8050
    Attention: Matthew D. Rowe
    Facsimile: (715) 845-2718
    Email: mrowe@ruderware.com

        and

    Shearman & Sterling LLP
    599 Lexington Avenue
    New York, NY 10022
    Attention: Creighton O'M. Condon
                       Scott Petepiece
                       David Connolly
    Facsimile: (212) 848-7179
    Email: ccondon@shearman.com
                 spetepiece@shearman.com
                 david.connolly@shearman.com

        13.    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        14.    Miscellaneous.

        (a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware, except to the extent that the Business Corporation Law of the State of Wisconsin mandatorily applies and governs the Merger.

        (b)   The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance in Section 12 or in such other manner as may be permitted by applicable Laws; and (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts.

        (c)   EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 14(c).

        (d)   If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

        (e)   This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in "pdf" form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        (f)    Each party hereto shall execute and deliver such additional documents as may be reasonably requested by the other party to effect the transactions contemplated by this Agreement.

        (g)   All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (h)   The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

        (i)    Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 14(i) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SCA AMERICAS INC.
By
Name:
Title:
By
Name:
Title:

[Voting Agreement Signature Page]

[STOCKHOLDER]
By
Name:
Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:

[Number of Options Beneficially Owned as of the Date of this Agreement:
]
Street Address:
City/State/Zip Code:
Fax:

[Voting Agreement Signature Page]

 ANNEX C

EXECUTION VERSION

GUARANTEE

October 12, 2015

        The undersigned, Svenska Cellulosa Aktiebolaget SCA (publ), a Swedish corporation (the "Guarantor"), in consideration of the execution and delivery of that certain Agreement and Plan of Merger, dated as of October 12, 2015 (as it may be amended or modified from time to time, the "Merger Agreement") by and among SCA Americas Inc., a Delaware corporation ("Parent"), Salmon Acquisition, Inc., a Wisconsin corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Wausau Paper Corp., a Wisconsin corporation (the "Company"), pursuant to which Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned Subsidiary of Parent (the "Merger"), as more fully described in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby fully, unconditionally and irrevocably guarantee to the Company the due and punctual payment of the monetary obligations of Parent and Merger Sub in accordance with, and subject to, the terms of the Merger Agreement (the "Obligations"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. The Company may demand payment hereunder only if it shall have first demanded payment of the Obligations from Parent and Merger Sub in accordance with the terms of the Merger Agreement and the Parent and Merger Sub shall not have made such payment in accordance with such terms; provided that the Company shall have no such obligation to demand such payment under the Merger Agreement if prohibited from doing so due to the existence of the automatic stay or similar prohibition thereon pursuant to any bankruptcy, reorganization or similar proceeding involving the Parent or Merger Sub.

        The Guarantor hereby acknowledges and agrees that, with respect to all of the Obligations, this Guarantee (this "Guarantee") (i) shall be a guarantee of payment and not of collection and (ii) shall not be necessary for the Company, in order to obtain the benefits of this Guarantee, and to enforce this Guarantee, first (or at all) to (a) institute suit or exhaust its rights and remedies against Parent or Merger Sub or (b) join Parent or Merger Sub or any other Person in any action seeking to enforce this Guarantee, and in each case the Guarantor hereby waives any rights which it may have to require the Company to take such action. To the fullest extent permitted by Law, the obligations of the Guarantor hereunder shall not be affected by any change in the existence (corporate or otherwise) of Parent, Merger Sub or the Guarantor or any insolvency, bankruptcy, reorganization or similar proceeding affecting any of them or their assets. The Guarantor agrees that this Guarantee and the obligations of the Guarantor hereunder are absolute, irrevocable and unconditional and shall be enforceable against the Guarantor to the extent due and payable under the terms of the Merger Agreement as it may be amended or modified or compliance therewith waived from time to time, and, to the extent permitted by applicable Law, irrespective of any circumstance that might constitute a legal or equitable discharge or defense of a surety or guarantor (other than that the Obligations are not then due and payable, have been satisfied in accordance with their terms or any other defenses that could be raised by the Parent or Merger Sub under the terms of the Merger Agreement); provided however, that nothing in this Guarantee shall constitute a waiver of, or in any way affect, the rights of the Company or of the Parent and Merger Sub under the Merger Agreement. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that would constitute Obligations and would be owed by the Parent or Merger Sub to the Company under the Merger Agreement but for the fact that they are unenforceable, or not allowable, due to the existence of a bankruptcy, reorganization or similar proceeding involving the Parent or Merger Sub. The Guarantor acknowledges that it will receive direct and indirect benefits from the consummation of the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. This Guarantee is a continuing guarantee, and shall apply to all Obligations whenever arising.

        The Guarantor hereby represents and warrants to the Company that (a) it has all power and authority to execute, deliver and perform this Guarantee; (b) the execution, delivery and performance of this Guarantee by the Guarantor has been duly and validly authorized and approved by all necessary corporate action, and all consents, approvals, authorizations, permits of, filings with and notifications to, any authority necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any authority, is required in connection with the execution, delivery or performance of this Guarantee; (c) this Guarantee has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms; and (d) the Guarantor will have the financial capacity to pay and perform its obligations under this Guarantee when due and payable.

        This Guarantee sets forth the entire understanding of the Company and the Guarantor with respect to the Guarantor's guarantee of Parent and Merger Sub's obligations under the Merger Agreement. No waiver or modification of any provision of this Guarantee shall be effective unless in writing and signed by the party against whom enforcement is sought, nor shall any waiver be applicable except in the specific instance for which it is given.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice-of-laws provisions. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, in any action or proceeding arising out of or relating to this Guarantee or any transaction contemplated by this Guarantee or for recognition or enforcement of any judgment relating to the transactions contemplated by this Guarantee; provided, however, that if such court does not have jurisdiction over such action or proceeding, such action or proceeding shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any action or proceeding arising out of or relating to this Guarantee brought by either party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Guarantee or the transactions contemplated by this Guarantee may not be enforced in or by any of the above named courts. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR ACTION ARISING OUT OF THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Neither the Guarantor nor the Company may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of other party. This Guarantee shall be binding upon the Guarantor and the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Company and its successors and permitted assigns. This Guarantee may be delivered via facsimile or as an attachment to an electronic mail message in "pdf" or similar format, which shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

        [Signature page follows]

        IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the date first written above.

SVENSKA CELLULOSA AKTIEBOLAGET SCA (publ)
By:	/s/ MIKAEL SCHMIDT
	Name:	Mikael Schmidt
	Title:	Senior Vice President & General Counsel

Accepted and Agreed:
WAUSAU PAPER CORP.
By:	/s/ MICHAEL C. BURANDT
	Name:	Michael C. Burandt
	Title:	Chairman and Chief Executive Officer

[Signature Page to Guarantee]

 Annex D

[Evercore Letterhead]

October 12, 2015

The Board of Directors
Wausau Paper Corp.
100 Paper Place
Mosinee, WI 54455-9099

Members of the Board of Directors:

        We understand that Wausau Paper Corp., a Wisconsin corporation (the "Company"), proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement") with SCA Americas Inc., a Delaware corporation ("Acquiror") and Salmon Acquisition, Inc., a Wisconsin corporation that is a wholly owned subsidiary of Acquiror ("Merger Sub"), pursuant to which Merger Sub will merge with and into Company, with the Company surviving the merger as a wholly owned subsidiary of Acquiror (the "Merger"). As a result of the Merger, among other things, each share of common stock, no par value, of the Company (the "Company Common Stock") then issued and outstanding (other than shares held by Acquiror, Merger Sub, the Company or their respective wholly owned subsidiaries) will be converted into the right to receive $10.25 in cash, without interest (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        The Board of Directors of the Company has asked us whether, in our opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock in the proposed transaction is fair, from a financial point of view, to such holders.

        In connection with rendering our opinion, we have, among other things:

  (i)
  reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts' estimates;

  (ii)
  reviewed certain non-public historical and projected financial statements and other non-public historical and projected financial and operating data relating to the Company, in each case prepared and furnished to us by management of the Company;

  (iii)
  discussed with management of the Company the past and current operations, financial projections and current financial condition of the Company (including their views on the risks and uncertainties of achieving such projections);

  (iv)
  reviewed the reported prices and the historical trading activity of the Company Common Stock;

  (v)
  compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

  (vi)
  compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

  (vii)
  reviewed a draft of the Merger Agreement dated October 12, 2015; and

  (viii)
  performed such other analyses and examinations and considered such other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits of the Merger to the holders of shares of Company Common Stock. We have also assumed that the executed Merger Agreement will not differ in any material respect from the draft Merger Agreement dated October 12, 2015 reviewed by us.

        We have not made nor assumed any responsibility for making any physical inspection, independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such inspection, valuation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of shares of Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of Company Common Stock will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

        We will receive a success fee if the Merger is consummated. We will also receive a milestone fee upon the earlier of the rendering of this opinion or the execution of the Merger Agreement, creditable against any success fee ultimately payable. Prior to this engagement, Evercore Group L.L.C., and its affiliates provided financial advisory services to the Company and had received fees for the rendering of these services including the reimbursement of expenses. During the two-year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Acquiror pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to Acquiror in the future and in connection with any such services we may receive compensation.

        In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Acquiror and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, and the opinion expressed herein, is addressed to, and is for the information and benefit of, the Board of Directors of the Company in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
/s/ LYLE AYES Lyle Ayes Managing Director
EVERCORE GROUP L.L.C.

Annex E

STATE OF WISCONSIN CIRCUIT COURT MILWAUKEE COUNTY RUDOLPII R. ROSENBERG, II 76 Titus Avenue Carle Place, NY 11514 Case No. 15-cv-009091 Case Code: 30106 On Behalf of Himself and All Others Similarly Situated, JURY TRIAL DEMANDED Plaintiffs, v. WAUSAU PAPER CORP., MICHAEL C. BURANDT, GARY W. FREELS, G. WATTS HUMPHREY, JR., LONDA J. DEWEY, CHARLES E. HODGES, JOHN S. KVOCKA, GEORGE PATRICK MURPHY, GAVIN T. MOLINELLI, ROBERT H. YANKER, 100 Paper Place Mosinee, WI 54455-9099, SCA AMERICAS INC. 2929 Arch Street, Cira Centre, Suite 2600, Philadelphia, Pennsylvania 19104, SALMON ACQUISITION, INC. 2929 Arch Street, Cira Centre, Suite 2600, Philadelphia, Pennsylvania 19104, AND STARBOARD VALUE LP 830 Third Avenue, 3rd Floor New York, NY 10022, Defendants, AMEDNED CLASS ACTION COMPLAINT

Plaintiff Rudolph R. Rosenberg (“Plaintiff’), through undersigned counsel, brings this Complaint on behalf of himself and the holders of the common stock of Wausau Paper Corp. (“Wausau” or the “Company”) against (1) the members of the Board of Directors (as defined herein) of Wausau for breaching their fiduciary duties and (2) Wausau, SCA Americas Inc. (“Parent”), Salmon Acquisition, Inc. (“Merger Sub”), and Starboard Value L.P. for aiding and abetting these breaches.1 This action seeks to enjoin the merger of Merger Sub with and into Wausau, with Wausau surviving the merger as a wholly-owned subsidiary of Parent (the “Merger” or “Proposed Buyout”). This action also seeks an order requiring that the Wausau Board comply with their fiduciary obligations and awarding Plaintiff and the Class (as defined herein) damages suffered as a result of Defendants’ wrongdoing. The allegations of this Complaint are based on Plaintiffs knowledge as to himself, and on information and belief based upon, among other things, the investigation of counsel and publicly available information, as to all other matters. SUMMARY OF THE ACTION 1. This is a shareholder class action brought by Plaintiff on behalf of Wausau shareholders against Defendants for breaches of fiduciary duty and/or other violations of state law arising out of their efforts to effectuate the merger of Wausau with SCA pursuant to an unfair process, for an unfair price, and lacking material disclosures. 2. On October 12, 2015, Wausau announced that it had entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Wausau, with Wausau continuing as the surviving corporation and as a wholly-owned 1 Merger Sub is a wholly owned subsidiary of Parent, and Parent is an indirect subsidiary of Svenska Cellulosa Aktiebolaget SCA, a Swedish corporation. Collectively, Svenska Cellulosa Aktiebolaget SCA, Parent, and Merger Sub are referred to herein as “SCA.”

subsidiary of Parent. Pursuant to the terms of the Merger Agreement, Wausau shareholders will receive only $10.25 per share in cash for each share of Wausau common stock that they own (the “Merger Consideration”). This consideration is inadequate and undervalues the Company. It does not adequately compensate shareholders for Wausau’s strong performance, recent stock price performance, or the synergies that SCA will reap from the Proposed Buyout. 3. The Proposed Buyout is further marred by a flawed process and conflicts of interests, not the least of which is that the Proposed Buyout is the result of a sustained and inappropriate campaign by Starboard Value LP (collectively with its affiliated entities, “Starboard”), an activist investor, that forced its way into the Company, began agitating for a sale, eventually secured a majority of the seats on the Board, and effectuated that sale. What is more, some of the directors will receive windfall profits not shared by non-insider shareholders and will be able to cash out otherwise illiquid blocks of stock and other equity awards in the Company. 4. To secure these benefits, the Board further exacerbated their breaches of fiduciary duty by agreeing to certain deal protection devices in the Merger Agreement that will prevent other bidders from making successful competing offers. These include: • a termination fee provision whereby the Board agreed that Wausau would pay Parent a termination fee of up to $18.2 million if it terminates the Proposed Buyout; • a strict no-solicitation provision that effectively precludes the Board from attempting to maximize shareholder value by soliciting bids from any other potential acquirer, requires that the Board cease certain existing communications and negotiations after a certain time, and limits the ability of the Board to negotiate a superior proposal with a competing acquirer, thereby prohibiting it from fulfilling its fiduciary duties, in violation of the law;

• an information rights and matching rights provision that requires the Company to notify Parent of certain unsolicited competing offers, provide Parent with information regarding such offers, and negotiate in good faith with Parent regarding the same; and • several voting agreements, pursuant to which almost 18% of the Company’s outstanding common stock is locked-up in favor of the Proposed Buyout. These provisions and agreements substantially and improperly limit the Board’s ability to investigate and pursue superior proposals and alternatives and, absent judicial intervention, virtually guarantee the consummation of the Proposed Buyout. 5. Finally, in the Schedule 14A Preliminary Proxy Statement filed with the Securities and Exchange Commission on November 10, 2015 (the “Proxy” or the “Proxy Statement”), the Individual Defendants caused Wausau to fail to disclose all material information necessary for Wausau shareholders to make an informed and knowledgeable decision regarding the Proposed Buyout. Specifically, as set forth herein, the Proxy Statement omits and misrepresents material information about, among other things, significant material events leading up to the Board’s approval of the Merger Agreement and the financial analyses performed by Evercore Group, L.L.C. (“Evercore”), the Company’s financial advisor in connection with the Proposed Buyout — all in contravention of Defendants’ duty of disclosure. These material facts must be disclosed in order for shareholders to make a fully-informed vote on the Proposed Buyout. 6. In sum, Defendants failed to maximize shareholder value and to protect the interests of Wausau shareholders. Instead, Defendants engaged in a process that was designed to benefit SCA and Starboard and secure material personal benefits for themselves. Each of the Individual Defendants has breached his fiduciary duties and/or has aided and abetted such breaches by favoring SCA’s, Starboard’s, or his own financial interests over those of Wausau and its public, non-insider shareholders. As a result, Plaintiff and the other public shareholders are receiving an unfair price in the Proposed Buyout and lack the necessary and material information to consider it. 7. In facilitating the acquisition of Wausau by SCA for inadequate consideration and through a flawed process, each of the Defendants breached and/or aided the other Defendants’ breaches of their fiduciary duties. As set forth below, instead of working to maximize shareholder value as required, Defendants agreed to hand over the Company and its future prospects to SCA for a demonstrably unfair price. If Defendants are able to consummate the Proposed Buyout, Wausau’s public shareholders will not receive the true value of their investment. The Merger Consideration does not reflect Wausau’s intrinsic value or the value of the Company as the target of a full and fair sale process. 8. For these reasons and as set forth in detail herein, Plaintiff seeks to enjoin the Proposed Buyout, or, in the event the Proposed Buyout is consummated, recover damages resulting from the Individual Defendants’ violations of their fiduciary duties, and from the other Defendants for aiding and abetting same. PARTIES A. Plaintiff 9. Plaintiff is, and at all relevant times was, a continuous shareholder of Wausau. B. Defendants 10. Wausau Paper Corp. (previously defined as “Wausau”) is a corporation organized and existing under the laws of the State of Wisconsin with its principal executive offices located at 100 Paper Place, Mosinee, Wisconsin 54455-9099. 11. Defendant Michael C. Burandt (“Burandt”) has served as the Chairman of the Company’s Board and Chief Executive Officer (“CEO”) since April 24, 2014 and as a director since 2012. Defendant Burandt was placed on the Board pursuant to a settlement agreement between the Company and Starboard. 12. Defendant Gavin T. Molinelli has served as a director of the Company since 2014. Mr. Molinelli is a Partner of Starboard and was placed on the Board pursuant to a settlement agreement between the Company and Starboard. 13. Defendant Charles E. Hodges has served as a director of the Company since 2012. Defendant Hodges was placed on the Board pursuant to a settlement agreement between the Company and Starboard. 14. Defendant John S. Kvocka has served as a director of the Company since 2013. Defendant Kvocka was placed on the Board pursuant to a settlement agreement between the Company and Starboard. Defendant Kvocka also previously served as Vice President Business Development of SCA Tissue North America from March 2001 to November 2004. 15. Defendant George Patrick Murphy has served as a director of the Company since 2013. Defendant Murphy was placed on the Board pursuant to a settlement agreement between the Company and Starboard. 16. Defendant Gary W. Freels has served as a Director of the Company since 1996. 17. Defendant G. Watts Humphrey, Jr. has served as a director of the Company since 2007. 18. Defendant Londa J. Dewey has served as a director of the Company since 2011. 19. Defendant Robert H. Yanker has served as a Director of the Company since July 2015. 20. Defendants Burandt, Molinelli, Hodges, Kvocka, Murphy, Freels, Humphrey, Dewey, and Yanker form the Board of Directors of Wausau and are collectively referred to herein as the “Board” or the “Individual Defendants.”

21. Defendant SCA Americas, Inc. (previously defined as “Parent”) is a Delaware corporation with its principal executive offices located at 2929 Arch Street, Cira Centre, Suite 2600, Philadelphia, Pennsylvania 19104. 22. Defendant Salmon Acquisition, Inc. (previously Defined as “Merger Sub”) is a Wisconsin corporation and a wholly-owned subsidiary of Parent. 23. As noted above, Parent is an indirect subsidiary of Svenska Cellulosa Aktiebolaget SCA, a Swedish corporation. Collectively, Svenska Cellulosa Aktiebolaget SCA, Parent, and Merger Sub are referred to herein as “SCA.” 24. Defendant Starboard Value LP (previously defined as “Starboard”) is a limited partnership organized and existing under the laws of the State of Delaware with its principal executive offices located at 830 Third Avenue, 3rd Floor, New York, New York 10022. JURISDICTION AND VENUE 25. This Court has jurisdiction over this matter because Wausau is incorporated in Wisconsin, Wausau conducts business in Wisconsin, the Individual Defendants are directors of a Wisconsin corporation, and much of the improper conduct complained of herein occurred in and/or was directed at Wisconsin. The Court has jurisdiction over Defendants Parent, Merger Sub, and Starboard because they purposefully availed themselves of the privileges and benefits of conducting business in Wisconsin. Among other things, Defendants Parent, Merger Sub, and Starboard aided and abetted in Wisconsin the misconduct and breach of fiduciary duties by the Individual Defendants. 26. Venue is proper in this Court pursuant to Wisconsin Statute § 801.50(2), in that, upon information and belief, Wausau does substantial business in this County. INDIVIDUAL DEFENDANTS’ FIDUCIARY DUTIES 27. By reason of the Individual Defendants’ positions with the Company as officers and/or directors, they are in a fiduciary relationship with Plaintiff and the other public shareholders of Wausau and owe them a duty of care, loyalty, good faith, candor, and independence. 28. By virtue of their positions as directors and/or officers of Wausau, the Individual Defendants, at all relevant times, had the power to control and influence Wausau, did control and influence Wausau, and caused Wausau to engage in the practices complained of herein. 29. To diligently comply with their fiduciary duties, the Individual Defendants may not take any action that: (a) adversely affects the value provided to the Company’s shareholders; (b) favors themselves or discourages or inhibits alternative offers to purchase control of the corporation or its assets; (c) adversely affects their duty to search and secure the best value reasonably available under the circumstances for the Company’s shareholders; (d) will provide the Individual Defendants with preferential treatment at the expense of, or separate from, the public shareholders; and/or (e) contractually prohibits the Individual Defendants from complying with or carrying out their fiduciary duties. 30. In accordance with their duties of loyalty and good faith, the Individual Defendants are obligated to refrain from: (a) participating in any transaction where the Individual Defendants’ loyalties are divided; (b) participating in any transaction where the Individual Defendants receive, or are entitled to receive, a personal financial benefit not equally shared by the public shareholders of the corporation; and/or (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders. 31. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the Proposed Buyout, are knowingly or recklessly violating their fiduciary duties, including their duties of loyalty, good faith, and independence owed to the Company, or are aiding and abetting others in violating those duties.

32. The Individual Defendants also owe the Company’s shareholders a duty of candor, which includes the disclosure of all material facts concerning the Proposed Buyout and, particularly, the fairness of the price offered for the shareholders’ equity interest. The Individual Defendants are knowingly or recklessly breaching their fiduciary duties of candor by failing to disclose all material information concerning the Proposed Buyout and/or aiding and abetting other Defendants’ breaches. AIDING AND ABETTING 33. In addition to the wrongful conduct herein alleged as giving rise to primary liability, certain of the Defendants further aided and abetted and/or assisted each other in the breach of their respective duties as herein alleged. 34. During all relevant times hereto, the Defendants, and each of them, initiated a course of conduct that was designed to: (i) favor SCA, Starboard, and the Individual Defendants; (ii) permit SCA to acquire Wausau pursuant to a defective sales process; (iii) permit SCA to acquire Wausau for an unfair price; and (iv) permit SCA to acquire Wausau without Wausau’s shareholders being fully informed of all material information relating to the Proposed Buyout. In furtherance of this plan and course of conduct, Defendants, and each of them, took the actions as set forth herein. 35. Each of the Defendants aided and abetted and rendered substantial assistance in the wrongs complained of herein. In taking such actions, as particularized herein, to substantially assist the commission of the wrongdoing complained of, each Defendant acted with knowledge of the primary wrongdoing, substantially assisted the accomplishment of that wrongdoing, and was aware of his or her overall contribution to, and furtherance of, the wrongdoing. Defendants’ acts of aiding and abetting included, inter alia, the acts each of them are alleged to have committed in furtherance of the common enterprise and common course of conduct complained of herein. CLASS REPRESENTATION ALLEGATIONS 36. Plaintiff brings this action on behalf of himself and as a class action pursuant to Section 803.08 of the Wisconsin Annotated Statutes on behalf of all other holders of Wausau common stock who are being and will be harmed by Defendants’ actions described below (the “Class”). Excluded from the Class are Defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants. 37. This action is properly maintainable as a class action because: a. The Class is so numerous that joinder of all members is impracticable. As of March 12, 2015, there were approximately 50,065,479 outstanding shares of Wausau common stock. The actual number of public shareholders of Wausau will be ascertained through discovery. b. There are questions of law and fact that are common to the Class, including the following: i) whether the Individual Defendants have breached their fiduciary duties with respect to Plaintiff and the other members of the Class in connection with the Proposed Buyout; ii) whether the Individual Defendants have breached their fiduciary duty to obtain the best price available for the benefit of Plaintiff and the other members of the Class in connection with the Proposed Buyout; iii) whether the Individual Defendants misrepresented and omitted material facts in violation of their fiduciary duties owed by them to Plaintiff and the other members of the Class;

iv) whether Wausau, Parent, Merger Sub, and Starboard aided and abetted the Individual Defendants’ breaches of fiduciary duty; and v) whether Plaintiff and other members of the Class would suffer irreparable injury were the Proposed Buyout consummated. c. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature, and will fairly and adequately protect the interests of the Class. d. Plaintiff’s claims are typical of the claims of the other members of the Class and Plaintiff does not have any interests adverse to the Class. e. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for the party opposing the Class. f. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole. SUBSTANTIVE ALLEGATIONS A. Corporate Background 38. Wausau manufactures and markets “away-from-home” towel and tissue products, along with soap and dispensing systems, under a number of brand names, including ArtisanTM, DublNatureTM, SublSoftTM, and EcoSoftTM. The Company’s products include washroom roll and folded towels; tissue products; a variety of towel, tissue, and soap dispensers; industrial wipes; dairy towels; household roll towels, and other towel and tissue products. The Company also offers controlled-use dispensing systems. The Company, which employs approximately 900 employees, is headquartered in Mosinee, Wisconsin and has a considerable and long history in Wisconsin in particular, having constructed its first mill on the Wisconsin River in 1899. 39. SCA is a hygiene and forest products company that develops and produces sustainable personal care, tissue, and forest products. SCA is Europe’s largest private forest owner and has approximately 44,000 employees. B. Background of the Proposed Buyout 40. The Proposed Buyout is the result of years of inappropriate pressure to sell the Company by activist investor Jeffrey Smith and his New York City hedge fund, Starboard. Ultimately, that pressure resulted in a deeply flawed process that led to the unfair Merger Agreement and the demonstrably inadequate Merger Consideration. 1. Starboard publicly criticizes and threatens the Board and forces the appointment of several Starboard directors to the Board 41. On May 18, 2011, Starboard began accumulating an interest in Wausau. At the time, according to Starboard’s initial Schedule 13D filing, by July 28, 2011, it and its affiliates had acquired approximately 3,109,000 shares of Wausau’s common stock (or approximately 6.3% of Company’s outstanding common stock) for an aggregate purchase price of $20,479,252 — about $6.58 per share, on average. 42. On July 28, 2011, barely two months after it began acquiring its interest in Wausau, and as is standard for such activist investors, Starboard delivered a letter to the Board, which it subsequently publicly filed, in which it criticized the Board and management, described the Company’s “Paper business” performance as “dismal,” and began clamoring for a sale of the Paper business and Wausau’s timberland and hydroelectric assets. 43. When the 116 year-old Company refused to immediately capitulate to Starboard’s demands, which were plainly designed to create a short-term bump in the Company’s stock price so that Starboard could reap a quick profit, Starboard revolted. On October 3, 2011 — by which time Starboard had increased its holdings in the Company to 7.5% of the Company’s outstanding common stock at an average purchase price of $6.58 per share — Starboard delivered a second letter, which is again made public, to the Board. In this letter, Starboard criticized the cost of the Company’s $220 million Tissue business expansion project and demanded that the Company sell its Paper business and timberland and hydroelectric assets to pay for the expansion. Starboard also began clamoring for changes in the composition of the Board. 44. This pressure worked and, shortly thereafter, the Company sold its Print & Color brands and closed its Brokaw, Wisconsin mill. 45. By January 12, 2012, Starboard had increased its ownership to 9.3% of Wausau’s outstanding common stock at an average purchase price of $6.88 per share. On this date, Starboard again publicly wrote the Board and the Company’s newly-appointed CEO, Henry C. Newell. In this letter, Starboard acknowledged the Company’s sale of its Print & Color brands and the shuttering of its Brokaw mill, but demanded more. Specifically, while calling these tough actions “steps in the right direction,” Starboard demanded that the Company’s strategic review “be expanded to include a potential sale of the remaining Specialty Products portion of the Paper segment, as well as a sale of the entire Company” (emphasis added). To this end, Starboard “encourage[d] the Board to promptly retain a reputable financial advisor to evaluate all alternatives to maximize value, including a potential sale of the Paper segment or the entire Company.” 46. Starboard also expressed its “concern” that the long-time members of the Board, who had been running the Company for decades, “collectively lack relevant experience and may have been on the Board too long to view certain strategic and managerial decisions objectively.” Conveniently, Starboard was kind enough to go through the pains of identifying several directors that it thought would be “capable of critically analyzing important strategic initiatives, such as the potential sale of the Paper segment or the entire Company . . . .” 47. In short, it took less than eight months for Starboard to get to the reason it truly bought into the Company — to force a sale and make a quick buck at the expense of the Company’s long-time stockholders and the communities that rely on it. And, as Starboard’s letter made clear, it was willing to force a proxy contest to get that sale. 48. And that is exactly what it did. Barely a month later, on February 10, 2012, Starboard and the Company entered into an agreement pursuant to which the Company agreed (I) to expand its Board to eight members and to include Starboard-designated directors Charles E. Hodges and Michael C. Burandt on the Company’s slate of director nominees for its upcoming annual meeting and (2) to form a newly-created committee of the Board made up of four individuals, including Defendants Hodges and Burandt, to advise the full Board “with respect to the operations of, and investments and capital spending in, the Company’s business.” With that, Starboard gained two seats on the Company’s (then) eight-seat Board. 49. Also pursuant to the February 10, 2012 agreement, Starboard agreed to certain standstill provisions, pursuant to which it agreed not to make certain public statements, until January 7, 2013. Nonetheless, in the interim, Starboard continued to privately pressure the Board to (1) sell the Company’s Technical Paper business, focus on its Tissue business, and reduce redundant overhead costs, or (2) sell the entire Company. Also in the interim, Starboard continued to increase its holdings in the Company, reporting increases on August 21, 2012, September 26, 2012, October 16, 2012, and January 14, 2013. By January 14, 2013, Starboard had increased its holdings to 14.8% of the Company’s outstanding common stock, which it had purchased at an average price of $7.69 per share. 50. Because the Board refused to capitulate to Starboard’s demands, on January 11, 2013, just four days after the standstill ended, Starboard sent the Board another letter, which it threatened to make public, and in which it threatened to nominate three more Starboard-designated directors for election at the Company’s 2013 annual meeting. In response, the Board caved. Specifically, according to Starboard, then-Chairman of the Board Thomas Howatt asked for more time to respond, then caused the Company to issue a press release in which it disclosed its intention to pursue a sale of the Company’s Technical Paper business. In response, on January 14, 2013, Starboard filed its own public letter outlining these alleged events and nominated Jeffery Smith, John Kvocka, and George Patrick Murphy for election to the Board at the 2013 annual meeting.2 51. Shortly thereafter, on February 1, 2013, Starboard sent the Board a public letter (1) complaining about the Company’s long-standing stockholders Rights Agreement, pursuant to which no shareholder could amass more than 15% of the Company’s outstanding stock without triggering the Poison Pill provision and (2) seeking an exemption thereto. 52. Barely a month later, the Board caved again. On March 6, 2013, Wausau and Starboard entered into an amendment to their original February 10, 2012 agreement, pursuant to which (1) Wausau agreed to nominate John Kvocka and George Murphy for election to the Board at the 2013 annual meeting, (2) Wausau agreed to amend its Rights Agreement to provide that Starboard — and Starboard alone — could acquire up to 17% of the Company’s outstanding commons stock without triggering the Poison Pill provision, and (3) Starboard agreed to another standstill against certain public communications until the next deadline for nominating directors for the 2014 Wausau annual meeting. 53. By October 22, 2013, Starboard had exercised its ability to exceed the Company’s long-standing Rights Plan Poison Pill threshold and had accumulated 15.2% of the Company’s 2 Importantly, Messrs. Kvocka and Murphy were compensated by an affiliate of Starboard for agreeing to be named as and serving as nominees for election as directors outstanding common stock at an average purchase price of $7.75. On the same day, Starboard delivered yet another public letter to the Board, this time demanding that Wausau (1) immediately initiate a share repurchase of $100 million or more, (2) institute a recurring dividend of $1.00 per share beginning later in 2013 or early in 2014, and to increase the dividend to $1.50 or more over time, and (3) reduce corporate overhead and relocate Wausau’s headquarters outside of Wisconsin.3 Starboard made these demands — which would cost the Company millions of dollars — despite concurrently arguing that the Company was performing poorly. 54. Indeed, less than three months later, when the standstill provision was again over, Starboard was at it again, writing in a public letter that it believed that what it called the “Company’s continued underperformance” was “directly tied to the fact that Board and management remain largely unchanged.” Of course, such statements are in direct contradiction to a call for a $100 million share repurchase and a recurring dividend, both of which would require the Company, which at the time had a market value of approximately $650 million, to borrow money to pay. But Starboard didn’t care. It was only interested in its own short-term gain and the artificial stock price increase that such repurchases often cause. 55. Nonetheless, in its January 17, 2014, public letter, Starboard again repeatedly demanded that the Company move its corporate headquarters out of Wisconsin and “return capital to shareholders, ideally through the repurchase of $100 million worth of stock followed by the initiation of a meaningful regular dividend on the order of $1.00 per share, or more, annually . . . .” In the same letter, Starboard again noted that it “believe[d] that there is a meaningful opportunity for Wausau to create value by participating in industry consolidation” — 3 In the October 22, 2013 public filing, Starboard noted that it had been privately pressuring the Board to take these actions since May 2013.

in other words, through a sale of the Company — and even specifically noted that Wausau was “a highly attractive acquisition candidate.” To accomplish both ends, Starboard again criticized the Board (or, at least, what was left of the non-Starboard appointed Board) and management and again nominated three directors for election to the Board at the Company’s 2014 annual meeting — Cynthia Jamison, Jeffrey Smith, and Russel Taylor.4 56. Even though the Board recognized that adding any more Starboard-designated members would be “disproportionate and inappropriate,” it again caved to Starboard’s pressure. Specifically, on April 2, 2014, Henry C. Newell, the Company’s then President and CEO, resigned and Defendant Burandt, a Starboard appointee, was appointed interim CEO. Just fifteen days later, on April 17, 2014, the Company, under Defendant Burandt’s helm, declared a $0.03 per share dividend. Then, on April 22, 2014, the Company entered into an agreement pursuant to which Defendant Molinelli, Starboard’s Managing Director and Mr. Smith’s partner, would serve as an observer on the Board. Finally, on April 23, 2014, the Starboard-heavy Board appointed Defendant Burandt Chairman of the Board and CEO of the Company, a move that was later announced on April 24, 2014. On the same day, Matthew Urmanski was appointed as the Company’s President and Chief Operating Officer (“COO”). 57. Importantly, other than the April 23, 2014 appointments of Defendant and Starboard-appointee Burandt as the Chairman and CEO and Mr. Urmanski as President and COO, none of the above-outlined facts are disclosed in the Proxy Statement. Rather, the Proxy Statement does no more than pick up at the appointment of Defendant Burandt, and completely ignores the actions of Starboard that led to his appointment and the sales process that Starboard had so long demanded and that Defendant Burandt would 4 Yet again, Messrs. Jamison and Taylor were compensated by an affiliate of Starboard for agreeing to be named as and serving as nominees for election as directors conduct.5 2. Starboard gains complete control of the Board 58. After Defendant Burandt’s appointment, Starboard’s de facto control of the Board continued and, indeed, became even more brazen. For example, on June 19, 2014, the Board declared another dividend. Then, on July 2, 2014, the Company entered into another agreement with Starboard pursuant to which (1) Mr. Molinelli would be appointed as a director of Wausau, (2) Mr. Molinelli would be appointed to the Company’s Corporate Governance and Compensation Committees, and (3) the Company would nominate Mr. Molinelli, as well as Defendants Dewey and Freels — two longtime, pre-Starboard Wausau directors who apparently passed Starboard’s muster — for election to the Board at the Company’s 2014 annual meeting. 59. Thus, by mid-2014, Starboard had gained control of a majority of the Board and, by virtue thereof, the Company as a whole. 60. Starboard wasted no time exercising that new control. For example, just a few months later, on December 15, 2014, the Starboard-controlled Board approved the redemption of the purchase rights accompanying the Company’s common shares, which were issued pursuant to the terms of the Company’s long-standing (1998) Rights Agreement, an act that effectively terminated the Company’s longstanding Rights Plan and accompanying Poison Pill provision, thus clearing the way for Starboard to take even greater control of the Company. On the same day, the Starboard-controlled Board declared another cash dividend of $0.03 per share. 61. Just a few days later, on January 5, 2015, the Compensation Committee of the Starboard-controlled Board — on which Defendant Molinelli sat pursuant to the July 2, 2014 agreement — approved the 2015 Equity Incentive Compensation Plan for the Company’s 5 Indeed, Starboard is never once mentioned in the Background of the Merger section of the Proxy, despite being both the onus and driving force behind the Proposed Buyout. -18-

executive-level employees. This new plan incentivized compensation for those employees based on attainment of targeted goals for the Company’s annual adjusted EBITDA, a compensation system that effectively rewarded the Company’s management for short-term gains over longterm growth and stability. 3. The Starboard-controlled Board conducts a narrow process designed to secure a quick sale of the Company 62. Having secured control of the Company, Starboard and the Starboard-controlled Board led the Company into a fast-paced, narrowly-conducted sale of the Company — a result for which Starboard had been clamoring for almost four years. 63. According to the Proxy Statement, after his appointment to the Board in April, Defendant Burandt, along with Mr. Urmanski, “began a thorough review of all significant elements of Wausau’s business in order to improve the financial results of Wausau . . . .” While the Proxy refers to this charade as the “Margin Enhancement Initiative,” there should be no doubt as to its ultimate purpose — to prepare the Company for a preordained sale. 64. Interestingly, in the six months following Defendant and Starboard-appointee Burandt’s appointment as interim Chairman and CEO and the announcement of the so-called “Margin Enhancement Initiative” (described then as a “detailed review of all aspects of the Company’s operations”) on April 2, 2014, the Company’ stock plummeted from $12.89 per share (on April 1, 2014, the day before the announcement) to $7.80 per share (on October 1, 2014). 65. Having successfully driven the Company’s stock price to its lowest point in eighteen months (but, notably, to a point that was still above the average price at which Starboard bought into Wausau, $7.75 per share), Defendant Burandt then suggested that the Company undertake a formal strategic review, and the Starboard-controlled Board happily obliged. Specifically, on October 16, 2014 (on which day the Starboard-controlled Board declared yet another dividend, despite the Company’s plummeting stock price), according to the Proxy, Defendant Burandt provided a presentation to the Board regarding the “Margin Enhancement Initiative,” after which the Starboard-controlled Board “invited representatives of Evercore to join the meeting and discuss Wausau’s past and recent financial performance’ and to “present[] a preliminary financial analysis of Wausau and discussed potential strategic alternatives with the Wausau board of directors.” Evercore, Wausau’s financial advisor in connection with the Proposed Buyout, is a well-known financial advisor that advises companies looking to sell themselves. The fact that Evercore was already ready and waiting at this Board meeting makes clear the Board’s decision to enter into a strategic review — and, ultimately, sell the Company — was always preordained. 66. Shortly thereafter, sometime between the appearance of Evercore and the Board’s February 16 and 17, 2015 Board meeting, the Starboard-controlled Board also retained an “independent consulting firm . . . to conduct a customer survey and market analysis of Wausau, as well as provide a presentation on business strategy.” At this meeting, and “based on the discussion with the independent consulting firm and the current progress of the Margin Enhancement Initiative,” the Board decided “to engage a financial advisor to formally review the strategic alternatives available to Wausau.” Unsurprisingly, that financial advisor was Evercore. 67. Shortly after the “formal” retention of Evercore, on April 7, 2015, the Starboard-controlled Board formally “directed Mr. Burandt to commence a formal process of evaluating strategic and financial alternatives, including, among other things, identifying potential third parties to contact and, if necessary, engaging special legal counsel.” In other words, the Starboard-controlled Board formally directed Defendant Burandt to undertake a sale of the Company — the same sale that Starboard had been demanding since January 12, 2012. 68. During mid-April and mid-May, Defendant Burandt and representatives of

Wausau management and Evercore identified six companies to contact in connection with a sale of the Company and, during mid-May, Evercore contacted those six parties. SCA and two of the other potential counterparties (referred to in the Proxy as “Company A” and Company B”) indicated an interest in pursuing a potential sale of Wausau. All three parties entered into Nondisclosure Agreements in early June 2015 and, thereafter, began receiving management presentations and confidential Company information. 69. After receiving the confidential information about the Company, Company A declined to proceed further. On June 22, 2015, Company B submitted a non-binding indication of interest (“IOI”) to acquire Wausau for $11.00 per share. On July 1, SCA submitted a nonbinding I01 to acquire Wausau for between $10.50 to $11.50 per share.6 70. On or about August 20, 2015, in response to requests from Defendant Burandt to accelerate the process, the Starboard-controlled. Board directed Defendant Burandt to “move the deadline for final bids from September 10, 2015 to August 28, 2015 and to communicate this to 6 According to the Proxy, in early July, Defendant Burandt received an inquiry from a representative of a private equity firm (referred to in the Proxy as the “Private equity Firm”) regarding a combination transaction between Wausau and a company that participates in the away-from-home paper products business (referred to in the Proxy as “Company D”) that Wausau had contacted at the beginning of the auction process, but that had communicated to Evercore that it was not interested in engaging in discussions regarding the acquisition of Wausau. On August 3, 2015, the Private Equity Firm executed a Nondisclosure Agreement and thereafter met with members of Wausau management. At that meeting, the Private Equity Firm provided a non-binding, high-level summary outline of its proposal, pursuant to which Wausau would acquire Company D in exchange for a combination of cash and shares of Wausau common stock and, contemporaneously with that acquisition, sell certain assets of Company D to the Private Equity Firm in exchange for cash. Ultimately, the Board determined that there were a number of issues with this proposal, including “substantial execution risk,” and decided not to pursue the Private Equity Firm’s proposal further.

Evercore.”7 In compliance therewith, on August 27, 2015, Company B submitted a revised 10I, in which it no longer contemplated acquiring 100% of Wausau, but instead proposed a transaction pursuant to which a subsidiary of Company B would be combined with Wausau and Company B would acquire approximately 50% of the issued and outstanding shares of Wausau common stock. Company B stated that the implied share price on a pro forma basis would be $11.05 per share of the combined company, assuming certain cost synergies and gross margin improvements. On the following day, August 28, 2015, SCA submitted a revised IOI to acquire Wausau for $11.10 per share. 71. Also on August 28, 2015, the Compensation Committee (again, on which Defendant Molinelli sat pursuant to the July 2, 2014 agreement) met telephonically, this time to discuss proposed change of control compensation agreements for Defendant Burandt, Mr. Urmanski, and Ms. Lemmer (the Company’s Chief Financial Officer). The Committee thereafter agreed to recommend to the Wausau Board that Wausau enter into proposed change of control compensation agreements with Defendant Burandt, Mr. Urmanski, and Ms. Lemmer. Shortly thereafter, on August 30, 2015, the Board adopted the recommendation of the Compensation Committee and approved the entry into the proposed change of control compensation agreements. Pursuant to his agreement, and as outlined below, Defendant Burandt — who previously had no change in control agreement — stands to receive as much as two times the sum of his base salary plus his average annual bonus in connection with the Proposed Buyout. 72. Also on August 30, 2015, Evercore communicated to representatives of SCA Parent’s financial advisor that Wausau would be prepared to transact at an offer price of $11.65. 7 Also on August 20, 2015, the members of the Board’s Compensation Committee approved the implementation of retention and severance agreements for certain employees of Wausau that were not named executive officers of Wausau. The Proxy fails to reveal if this includes the Company’s directors.

The Proxy does not disclose the basis for this counteroffer. On August 31, 2015, representatives of SCA Parent’s financial advisor conveyed to Evercore that SCA Parent was willing to increase its purchase price to $11.20 per share, but that SCA Parent would require completed environmental site assessments prior to execution of a definitive agreement. On the same day, during a telephonic Board meeting and in light of this $11.20 per share price, the Board directed Defendant Burandt to work with counsel for Wausau to finalize the terms of a definitive merger agreement with SCA Parent. 73. Thereafter, during the first two weeks of September 2015, Wausau and its advisors worked to complete the environmental site assessments and the work papers review that had been requested by SCA Parent and counsel for the parties continued to negotiate the terms of the definitive merger agreement. 74. On September 11, 2015, the Compensation Committee unanimously authorized Wausau to enter into the change of control compensation agreements with Defendants Burandt, Mr. Urmanski, and Ms. Lemmer noted above. 75. On September 23, 2015, SCA Parent indicated that, following a review of Wausau’s environmental risk profile, as well as Wausau’s decline in trading price, SCA Parent was lowering its offer to $10.00 per share. Rather than simply walk away and actually run the Company for the benefit of its non-Starboard shareholders and the communities that rely on Wausau, after a Board meeting, the Starboard-controlled Board directed Defendant Burandt and Wausau’s advisors to submit a counter-proposal to SCA Parent to acquire the Company for $10.50 per share — an amount that would still earn Starboard a profit of almost $2.75 per share. 76. On October 2, 2015, after a brief week-long cessation of negotiations on both sides, SCA Parent submitted a proposal to purchase Wausau for $10.25 per share. Of course, in light of the fact that Starboard bought into Wausau at an average price of $7.75 per share, the Starboard-controlled Board always intended to sell the Company. Accordingly, after a brief counter of $10.40 per share, which was rejected, the Starboard-controlled Board agreed to sell Wausau to SCA Parent for $10.25 per share, thereby bringing to a successful conclusion Starboard’s four-year effort to force a sale of the Company. 77. In that effort, Starboard purchased approximately 7,500,000 shares at an average purchase price of $7.75. At the Merger Consideration, Starboard stands to make as much as $18,750,000 for its four-year effort to force the Company into a sale. In addition, as outlined below, Defendant Burandt and the other Starboard-appointed directors that Starboard forced onto the Board to seize control of the Company and to lead it into a sale also stand to receive in the aggregate millions of dollars in additional compensation in connection with the consummation of the Proposed Buyout. C. The Proposed Buyout 78. On October 13, 2015, Wausau issued a press release announcing the Proposed Buyout, which provides in pertinent part: SCA to acquire Wausau Paper Corp., a North American Away-from-Home Tissue company, for USD 513 million in cash Complementary offerings to provide customers with expanded range of professional hygiene products and services Businesses will benefit from combined innovation, sales, and logistics capabilities Enhances SCA ‘s Away-from-Home premium tissue portfolio, extends North American footprint and production capacity Deal expected to generate annual synergies of approximately USD 40 million Stockholm, Sweden and Mosinee, Wisconsin October 13, 2015—SCA (NASDAQ OMX Stockholm: SCA), a leading global hygiene and forest products company, and Wausau Paper Corp. (“Wausau Paper”) (NYSE: WPP), a North American Away-from-Home tissue company, announced today that SCA will acquire Wausau Paper for USD 10.25 per share or total consideration of USD 513 million (approximately SEK 4.2 billion) in cash. The boards of directors of both companies have unanimously approved a definitive merger agreement. The merger consideration represents a premium of 40.6% to Wausau Paper’s closing price on October 12, 2015 and a premium of 11.2% to the Wausau Paper 52 week volume weighted average price. SCA has funding available. Wausau Paper is one of the largest Away-from-Home tissue companies in North America. With approximately 900 employees, the company manufactures and markets Away-from-Home towel and tissue products along with soap and dispensing systems through its ArtisanTM, DublNaturee, DublSoft® and EcoSoft® brands. Wausau Paper’s advanced tissue technology with manufacturing flexibility enables it to produce its towels and tissue entirely from recycled paper, which will further contribute to SCA’s efforts to create environmentally-friendly products and extend its sustainability commitment. The combined operations will provide customers with access to a comprehensive portfolio of food service offerings and premium tissue and washroom products. Following completion of the acquisition, SCA will continue to honor Wausau Paper’s existing customer contracts and programs. “SCA is the world leading supplier of Away-from-Home tissue with the global brand Tork®. The acquisition of Wausau Paper is an excellent strategic fit and strengthens our presence in North America. The Wausau Paper product portfolio complements SCA’s offerings in North America and gives us access to premium tissue in that region. We expect the acquisition to generate benefits for SCA and our customers,” says Magnus Groth, President and CEO, SCA. “Our Board has undertaken a thorough process to explore all of Wausau Paper’s options and has determined SCA’s offer creates substantial value and is in the best interests of the company and its shareholders. This transaction is a testament to our talented team of employees and the strong, focused company that they have worked to create. Our customers will benefit from expanded products and services from a company that shares similar values around customer service and sustainability,” says Michael C. Burandt, Chairman and CEO of Wausau Paper. Wausau Paper’s reported sales for the first half year 2015 amounted to USD 175 million (SEK 1.5 billion), EBITDA of USD 32 million (SEK 268 million) and operating profit of USD 11 million (SEK 94 million). Wausau Paper’s reported sales in 2014 amounted to USD 352 million (SEK 2.4 billion), EBITDA of USD 38 million (SEK 263 million) and operating profit of USD -3 million (SEK -19 million). On a pro forma basis, giving effect to the acquisition, SCA’s sales for the full year 2014 would have increased from SEK 104.1 billion to SEK 106.5 billion. Pro forma operating profit for the full year 2014, excluding items affecting comparability, would have been on a similar level and amounted to approximately SEK 11.8 billion.

“This acquisition will benefit customers by providing access to the superior sales, service, innovation and logistics that the combined business can provide. It will expand SCA’s premium tissue and washroom assortment and give Wausau Paper customers the ability to purchase products from SCA’s industry-leading food service offerings — in essence offering customers a ‘one-stop shop’ for all professional hygiene needs. Furthermore, we look forward to welcoming Wausau Paper’s employees to the SCA family,” says Don Lewis, President, SCA Americas. The acquisition is expected to generate annual synergies amounting to approximately USD 40 million with full effect three years after closing. Synergies are expected in sourcing, production, logistics, reduced imports, increased volumes of premium products and reduced SG&A costs. The restructuring costs are expected to amount to approximately USD 50 million. The completion of the transaction is subject to Wausau Paper shareholder and regulatory approvals. The Wausau Paper board will recommend that its shareholders vote in favor of the acquisition by SCA. Closing is expected to take place during Q1 2016. BofA Merrill Lynch is serving as financial advisor to SCA and Morgan, Lewis & Bockius LLP is serving as SCA’s legal advisor. Evercore Group LLC is serving as financial advisor to Wausau Paper and Shearman & Sterling LLP is serving as Wausau Paper’s legal advisor. D. The Proposed Buyout Does Not Provide Adequate Value to Shareholders 79. As noted above, pursuant to the terms of the Merger Agreement, Wausau shareholders will receive only $10.25 in cash for each share of Wausau common stock that they own (previously defined as the “Merger Consideration”). This Merger Consideration is inadequate and undervalues the Company. It is contrary to the Company’s recent operating performance, well below the Company’s recent trading history, and inconsistent with the synergies that SCA will reap from the consummation of the Proposed Buyout. 80. As an initial matter, the Merger Consideration is contrary to the Company’s recent operating performance. For example, on November 5, 2014, the Company announced its financial results for the third quarter of 2014. For the quarter, the Company reported adjusted EBITDA from continuing operations of $13.8 million, which marked a sequential quarterly improvement and exceeded prior third quarter guidance.

81. Then, on February 10, 2015, the Company released its results for the fourth quarter and full year of 2014. For the fourth quarter, the Company reported net sales of $89.9 million, as compared to “record fourth quarter 2013” net sales of $91.1 million, and adjusted EBITDA from continuing operations of $14.9 million, which reflected a 28% year-over-year improvement from the fourth quarter of 2013 result of $11.6 million. For the full year of 2014, the Company reported “[r]ecord” full-year net sales of $352.0 million, which marked an increase of 1.0% over $348.6 million for the full year of 2013. 82. And, on May 7, 2015, the Company reported its results for the first quarter of 2015. During that quarter, net sales increased 8.6% to $84.2 million, compared to $77.5 million in the first quarter of 2014, and first quarter adjusted EBITDA was $10.1 million, as compared to adjusted EBITDA of $5.6 million in the same period of 2014. Finally, on August 6, 2015, when the Company reported its financial results for the second quarter of 2015, the Company reported adjusted EBITDA from continuing operations of $14.5 million, compared with adjusted EBITDA of just $9.9 million in the second quarter of 2014, which exceeded the Company’s previous guidance range of $13 to $14 million. On a reported basis, net earnings from continuing operations were $2.5 million, or $0.05 per share, in the second quarter of 2015, compared with a prior-year second quarter net loss from continuing operations of $3.7 million, or $0.07 per share. 83. Unsurprisingly, in light of these results, the Company’s stock regularly traded above the Merger Consideration in the year preceding the Merger Agreement through May 2015, closing, in that time, at a high of $11.37 per share on December 31, 2014:

84. What is more, in the time before Starboard took complete control of the Company, the Company’s stock consistently traded well above the Merger Consideration: Indeed, as demonstrated above, in the six months following Defendant and Starboard-appointee Burandt’s appointment as interim. Chairman and CEO and the announcement of the so-called “Margin Enhancement Initiative” on April 2, 2014, the Company’ stock plummeted from $12.89 per share (on April 1, 2014, the day before the announcement) to $7.80 per share (on October 1, 2014). The Starboard-controlled Board cannot cause the Company’s stock to plummet, then sell it for a bare premium over its depressed price, and call it a victory.

WPP 7.20
12.00
11.00
10.00
9.00
8.00
7.20
6.00
Dec 1 '14
Feb 2 '15
Apr 1 '15
Jun 1 '15
Aug 3 '15
Oct 1 '15

WPP 7.20
15.00
14.00
13.00
12.00
11.00
10.00
9.00
8.00
7.20
6.00
Jan 2 '14
Apr 1 '14
Jul 1 '14
Oct 1 '14
Jan 2 '15
Apr 1 '15
Jul 1 '15
Oct 1 '15

- 28 -

85. Finally, the Merger Consideration also does not adequately value the profitability and market position that SCA will reap from the consummation of the Proposed Buyout. For example, according to the press release issued in connection with the announcement of the Proposed Buyout, on October 13, 2015, the Proposed Buyout is expected to generate annual synergies amounting to approximately $40 million with full effect three years after closing. E. The Proposed Buyout Is the Result of a Flawed Process that Is Marred by Conflicts of Interest 86. The insufficient consideration contemplated by the Proposed Buyout should come as little surprise in the light of the flawed and conflicted process that led to the consummation of the Merger Agreement. As outlined above, the Proposed Buyout is the result of a sustained and inappropriate campaign by Starboard to force the Company into a sale. And, indeed, as further outlined above, once Starboard secured a majority of the Board, it was able to force that sale within mere months. 87. What is more, certain members of the Board will receive lucrative payments and other benefits in connection with the consummation of the Proposed Buyout that common shareholders will not and will be able to cash out otherwise illiquid blocks of stock. For example, pursuant to the terms of to the Merger Agreement, all Wausau stock options that are outstanding and unexercised will be cancelled and cashed out. Similarly, all performance units granted under a stock plan of the Company will be cancelled and cashed out as well. 88. These payments are no small matter, especially in light of the short tenure of the Starboard-appointed Board members. For example, Defendant Burandt stands to receive quite the windfall for his abbreviated tenure leading the Company into a sale. Specifically, according to the Proxy — and, in part, as a result of the agreements suggested by the Compensation Committee and adopted by the Starboard-controlled Board during the sales process — Defendant Burandt stands to receive as much as $2,614,435 in connection with the consummation of the

Proposed Buyout.8 89. The Starboard-appointed members of the Board - whose tenures have been brief, at most - also stand to reap considerable benefits from the quick sale of the Company over which they presided. Specifically, according to the Proxy, the following tables outline the cash payouts that are expected to be made in connection with the consummation of the Proposed Buyout to the Individual Defendants: The following table shows the estimated cash amount that each Wausau executive officer and director would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the merger with regard to outstanding options and outstanding performance unit awards, assuming the merger was consummated on March 31, 2016.  Name No. of Shares of Wausau Common Stock Subject to Options Value of Options ($)(1) No. of Performance Unit Awards(2) Total Value of Performance Unit Awards ($)(3) Total Value ($) Executive Officers Michael C. Burandt — — 83,124.5332 $ 852,026 $ 852,026 Sherri L. Lemmer 8,000 $ 0 (4) 57,929.7304 $ 593,780 $ 593,780 Matthew L. Urmanski 10,000 $ 1,650 60,855.9297 $ 623,773 $ 625,423 Henry C. Newell — — — — — Directors Londa J. Dewey — — 27,378.5871 $ 280,631 $ 280,631 Gary W. Freels 37,000 $ 38,700 37,169.7635 $ 380,990 $ 419,690 Charles E. Hodges — — 20,312.4873 $ 208,203 $ 208,203 G. Watts Humphrey, Jr. 12,000 $ 16,380 35,739.5862 $ 366,331 $ 382,711 John S. Kvocka — — 13,708.0689 $ 140,508 $ 140,508 Gavin T. Molinelli — — 9,356.6384 $ 95,906 $ 95,906 George P. Murphy — — 13,708.0689 $ 140,508 $ 140,508 Robert H. Yanker — — 5,854.5169 $ 60,009 $ 60,009 Thomas J. Howatt 581,000 $ 467,200 — — $ 467,200  The following table shows the estimated amounts that each Wausau executive officer and director would be eligible to receive in connection with the merger with regard to outstanding shares of Wausau common stock held by the individual, including outstanding shares of Wausau common stock acquired pursuant to any of the Wausau Stock Plans. Name No. of Shares of Wausau Common Stock(1) Value ($) Executive Officers Michael C. Burandt 6,017 $ 61,675 Sherri L. Lemmer 31,762.1662 $ 325,562 Matthew L. Urmanski 38,450.4140 $ 394,117 Henry C. Newell — — Directors Londa J. Dewey 9,000 $ 92,250 Gray W. Freels — — Charles E. Hodges 3,000 $ 30,750 G. Watts Humphrey, Jr. 8,200 $ 84,050 John S. Kvocka 1,275 $ 13,069 Gavin T. Molinelli — George P. Murphy 2,760 $ 28,290 Robert H. Yanker — — Thomas J. Howatt 60,000 $ 615,000  8 For his part in assisting Defendant Burandt in his design to sell the Company, Mr. Urmanski stands to receive as much as $1,436,292 in connection with the consummation of the Proposed Buyout

The following table shows the estimated amounts that each Wausau director would be eligible to receive in connection with the merger pursuant to the 2005 Directors Deferred Compensation Plan, the Directors’ Deferred Compensation Plan and the Wausau Director Retirement Benefit Policy. Name 2005 Director Deferred Complan(1) Director Defeered Comp Plan(1) Director Retirement Benefit Policy(2) Total Michael C. Burandt — — — — Londa J. Dewey — — — — Gary W. Freels $59,302 $100,948 $649,029 $809,279 Charles E. Hodges $174,664 — — $174,664 G. Watts Humphrey, Jr. — — — — John S. Kvocka — — — — Gavin T. Molinelli $82,399 — — $82,399 George P. Murphy $27,706 — — $27,706 Robert H. Yanker $15,577 — — $15,577 Thomas J. Howatt — — $459,791 $459,791  90. To help secure these lucrative benefits, the Individual Defendants also consented to and took part in the execution of voting agreements that lock-up almost 18% of the Company’s stock in favor of the Proposed Buyout. Specifically, concurrent with the execution of the Merger Agreement, all of the Individual Defendants, all of Wausau’s executive officers, and Starboard and certain of its affiliates entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the Proposed Buyout and against certain competing transactions. F. The Merger Agreement Contains Onerous Deal Protection Devices 91. The Proposed Buyout is also unfair because, as part of the Merger Agreement, the Board agreed to certain onerous and preclusive deal protection devices that operate conjunctively to make the Proposed Buyout alait accompli and ensure that no successful competing offers will emerge for the Company. 92. Despite the unfair price, the Merger Agreement has a number of provisions that make it more difficult for another buyer to purchase the Company, and for the Company to seek out competing offers. Specifically, if the Company terminates the Proposed Buyout, the Merger Agreement states that the Company must pay Parent an $18,200,000 termination fee. The Merger Agreement also contains a so-called “Naked No Vote Termination Fee,” pursuant to which the Company will be required to pay Parent an amount in cash equal to the amount necessary to fully reimburse Parent for all of the reasonable out-of-pocket expenses incurred by Parent and its affiliates in connection with pursuing the Proposed Buyout in the simple event that Wausau shareholders exercise their right to vote down the Proposed Buyout. 93. Additionally, the Merger Agreement contains a strict no-solicitation provision, pursuant to which the Company is prohibited from soliciting competing acquisition proposals or, subject to certain exceptions regarding unsolicited proposals, engaging in discussions or providing information in connection with an alternative acquisition proposal. In addition, the Merger Agreement also requires that, under certain circumstances, the Company must include a standstill provision in any confidentiality agreement with certain potential buyers that might arise after the Merger Agreement was announced. 94. The Merger Agreement also contains an information rights and matching rights provision that requires the Company to notify Parent of certain unsolicited competing offers, provide Parent with information regarding such offers, and negotiate in good faith with Parent regarding same. 95. Finally, as noted above, the Individual Defendants also consented to and took part in the execution of several voting agreements by all of the Individual Defendants, all of Wausau’s executive officers, and Starboard and certain of its affiliates — who own or control in the aggregate almost 18% of Wausau’s outstanding shares of common stock — pursuant to which they have agreed to vote their shares in favor of the Proposed. Buyout and against certain competing transactions. 96. These provisions and agreements will cumulatively discourage other potential bidders from making a competing bid for the Company. Similarly, these provisions and agreements make it more difficult for the Company and individual shareholders to exercise their rights and to obtain a fair price for the Company’s shares.

G. The Defendants Are Withholding Material Information from Stockholders 97. Finally, it is critical that stockholders receive complete and accurate information about the Proposed Buyout prior to casting a vote. To date, however, the Individual Defendants have failed to provide Wausau stockholders with such information. As set forth in more detail below, the Proxy Statement omits and/or misrepresents material information concerning, among other things: (1) the background of the Proposed Buyout; (2) the data and inputs underlying the financial valuation exercises that purportedly support the so-called “fairness opinions” provided by Evercore, TECO’s financial advisor; and (3) certain financial projections regarding Wausau. 1. The Proxy Statement fails to adequately describe the process that resulted in the Proposed Buyout and the conflicts of interest infecting it 98. The Proxy Statement fails to fully and fairly disclose certain material information concerning the process leading to the Proposed Buyout and the conflicts of interest that infected it, including (among other things): a. Whether the Board contemplated the creation of a special committee to conduct the sales process and the basis for not creating a special committee in charge of the sales process; b. When Evercore was first involved in the sales process; c. Whether Evercore has any prior relationship with Starboard and (if so) what; d. The basis for retaining an independent consultant to advise the Board on strategic alternatives on February 16 and 17, 2015, the identity of the consultant, when the consultant was first engaged, whether the consultant was engaged and paid for its services, and the role of the consultant later in 2015 as the Company negotiated with SCA Parent and the other companies that submitted proposals; e. Whether the Board considered financial advisors other than Evercore;

f. Whether any of the compensation agreement revisions agreed to by the Compensation Committee and larger Board during the sales process had the effect of increasing the compensation for any of the Individual Defendants in connection with the consummation of the Proposed Buyout; g. The basis for Wausau’s various counteroffers to SCA Parent; h. The basis given by the three entities contacted in mid-May 2015 for their lack of interest in engaging in discussions; i. Whether the Nondisclosure Agreements executed with SCA Parent and Companies A and B contained standstill provisions; J. The basis for Company A’s decision not to pursue a transaction; k. The basis for granting SCA Parent additional time to submit its initial indication of interest on June 22, 2015 and whether Defendant Burandt or Evercore consulted the Board prior to agreeing to the additional time; 1. Whether Evercore reviewed the Private Equity Firm’s proposal for Wausau’s acquisition of Company D in the context of the Margin Enhancement Initiative, what value such a transaction would represent to Wausau and its shareholders, and whether that analysis was discussed with the Board; m. The basis for the Board’s imposition of the September 10, 2015 deadline for the submission of binding offers from Company B and SCA Parent; n. The basis for Defendant Burandt’s concern, expressed to the Board on August 20, 2015, that members of the Company’s management would leave the Company if they learned about the process to sell the Company, which concern appears to have been the basis for the Board to shorten the deadline from September 10 to August 28 for Company B and SCA Parent to submit final bids;

o. What details were lacking to examine Company B’s August 27, 2015 DOI and the execution risks associated with it that were the basis for the Board to elect not to engage Company B in additional discussions even after SCA Parent reduced its offer; p. The basis for the Compensation Committee’s decision to amend change in control compensation terms for Defendant Burandt, Mr. Urmanski, and Ms. Lemmer; q. The “significant valuation and execution risk issues associated with the proposal” from Company B’s I01 that were discussed at the August 30, 2015 board meeting; r. The basis for agreeing to SCA’s three additional due diligence conditions imposed on its proposal, discussed at the August 30 board meeting; and s. The basis in the Wausau environmental risk profile that caused SCA to reduce its offer price to $10.00 per share. 99. These omissions are material because, without the omitted information, Wausau’s public shareholders are unable to assess whether the Board maximized stockholder value, whether other bidders may be willing to pay more for the Company, whether the Individual Defendants reasonably canvassed the market for potential acquirers of Wausau, whether the Individual Defendants conducted a process that was fair, and the conflicts infecting the process that was conducted. 2. The Proxy Statement fails to adequately describe and summarize the financial analyses that underlie Evercore’s fairness opinion 100. In addition to the above, the Proxy Statement also omits several important details concerning the financial analyses undertaken by Evercore in support of its respective fairness opinions. 101. For example, in connection with Evercore’s Publicly Traded Companies Analysis, the Proxy discloses on page 54 that Evercore reviewed, “among other things,” the enterprise value as a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”)

for 2015 and 2016. However, the Proxy fails to disclose whether Evercore reviewed revenue multiples for the selected companies and (if so) those data points and results. 102. In connection with Evercore’s Discounted Cash Flow Analysis (“DCF”), the Proxy Statement fails to disclose: a. The rationale for applying discount rates of 8.0% to 9.0%; b. Whether the weighted average cost of capital (“WACC”) was derived through the capital asset pricing model (“CAPM”) and (if so) the market assumptions (i.e., risk free rate, two year beta, and equity risk premium); c. In determining terminal value, the terminal year value for each of the management projections and analyst estimates; and d. With respect to the range of EBITDA multiples used to calculate terminal value, the corresponding assumed growth rates. 103. Finally, in connection with Evercore’s Selected Precedent Transaction Analysis, Evercore included seven transactions that are more than five-years old, but fails to explain how those older transactions are comparable to the Proposed Buyout. 104. These omissions are material because, without this information, TECO’s public stockholders are unable to fully understand or recreate these analyses and, thus, are unable to determine what weight, if any, to place on the fairness opinion in determining how to vote. 3. The Proxy Statement omits key information regarding the Company’s financial forecasts 105. The Proxy Statement also fails to disclose the following information surrounding the Company’s financial forecasts prepared by management and provided to Evercore that were relied on by Evercore for its financial analyses and in the preparation of its valuation methodologies (see below). 106. Specifically, the Proxy states that the forecasts reflect assumptions that are subject to change and do not reflect revised prospects for Wausau’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur after the date the financial forecasts were prepared and that was not anticipated at the time the financial forecasts were prepared. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date the financial forecasts were prepared. Except as may be required by law, Wausau disclaims any obligation to update or otherwise revise the financial forecasts to reflect circumstances, economic conditions or other developments existing or occurring after the date the financial forecasts were prepared or to reflect the occurrence of future events, even if any or all of the assumptions on which the financial forecasts were based are no longer appropriate. The Proxy fails to describe, however, when the projections (reflected in the table on page 68) were created, whether the projections were updated and/or revised prior to the Board’s approval of the Merger Agreement, and (if so) whether any updated and/or revised projections were presented or otherwise discussed with the Board. This information is material and relevant to shareholders’ ability to weigh the reliability of those projections and the Evercore fairness opinion especially in view of the fact that Burandt headed up the Initiative and as part of that process and Evercore’s analysis of the Company’s standalone financial prospects, management was involved in preparing the Company’s stand-alone shareholder value creation strategy as part of the Margin Enhancement Initiative and regularly attended Board meetings and fielded questions from the Board regarding the Company’s financials. 107. What is more, since January 1, 2013, the Company has reported in its SEC filings its historic cash flows from operations. Proxy at A-9. Moreover, as noted above, Evercore performed a discounted cash flow analysis (“DCF”) to estimate the present value of the Company’s standalone, after-tax free cash flows that the Company was projected to generate through the calendar year 2020. Proxy at 55. While certain line item Company forecasts are disclosed on page 68 of the Proxy, the Proxy fails to disclose a line item for free cash flows.

Moreover, the forecasted metrics disclosed on page 68 are only through the year 2017. 108. In sum, then, the Proxy fails to (and must) disclose: (i) any projected free cash flows, (ii) the manner, inputs and normalizations (if any) to determine free cash flow (including the impact on cash flows, if any, from discontinued operations), (iii) the impact, if any, of the Company’s projected utilization of net operating losses (federal and state, which on information and belief exceed $350 million), (iv) any forecasts for the years 2018, 2019, and 2020.9 The above information must be disclosed prior the shareholder vote on the Proposed Buyout. Shareholders are entitled to a fair summary of free cash flows and/or the manner in which after-tax free cash flows were determined in order for them to gauge the weight and importance of Wausau forecasts and Evercore’s analysis 109. These omissions are material because, without this information, Wausau’s public stockholders are unable to fully understand or recreate these analyses and, thus, are unable to determine what weight, if any, to place on the fairness opinion in determining how to vote. 110. In the light of the conflicts of interest of Wausau’s directors and executive officers in the Proposed Buyout and the concerns that the current price undervalues the Company, it is necessary that the Board provide detailed information to stockholders regarding the process and the negotiations that led to the Merger Agreement and the financial analyses relied on by the Board. FIRST CAUSE OF ACTION (Against the Individual Defendants for Breach of Fiduciary Duties) 111. Plaintiff repeats and realizes each allegation set forth herein. 9 The Proxy must disclose if the forecasts for these years were extrapolated by Evercore based on the management projections that were provided and/or reflect analyst estimates and (if so) the manner in which the forecasts were calculated and the actual forecast for those years.

112. The Individual Defendants have violated fiduciary duties owed to the public shareholders of Wausau. 113. By the acts, transactions and courses of conduct alleged herein, the Individual Defendants have failed to obtain for the public shareholders of Wausau the highest value available for Wausau in the marketplace. 114. As alleged herein, the Individual Defendants have initiated a process to sell Wausau that undervalues the Company, vests them with benefits that are not shared equally by Wausau’s public shareholders, and places their interests above the interests of non-insider shareholders. In addition, by agreeing to the Proposed Buyout, the Individual Defendants have capped the price of Wausau stock at a price that does not adequately reflect the Company’s true value. Moreover, Defendants failed to sufficiently inform themselves of Wausau’s value, or disregarded the true value of the Company, in an effort to benefit themselves. Furthermore, any alternate acquirer will be faced with engaging in discussions with a management team and Board that is committed to the Proposed Buyout. Finally, Defendants have failed to provide Wausau’s public shareholders with all material information necessary to decide how to vote their shares in connection with the Proposed Buyout. 115. As a result of the actions of Defendants, Plaintiff and the Class will suffer irreparable injury in that they have not and will not receive the highest available value for their equity interest in Wausau. Unless the Individual Defendants are enjoined by the Court, they will continue to breach their fiduciary duties owed to Plaintiff and the members of the Class, all to the irreparable harm of the members of the Class. 116. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff and the Class be fully protected from immediate and irreparable injury, which the Individual Defendants’ actions threaten to inflict. SECOND CAUSE OF ACTION (Against Wausau, Parent, Merger Sub, and Starboard for Aiding and Abetting) 117. Plaintiff repeats and realleges each allegation set forth herein. 118. Wausau, Parent, Merger Sub, and Starboard have acted and are acting with knowledge of, or with reckless disregard to, the fact that the Individual Defendants are in breach of their fiduciary duties to the public shareholders of Wausau, and have participated in such breaches of fiduciary duties. 119. Wausau, Parent, Merger Sub, and Starboard knowingly aided and abetted the Individual Defendants’ wrongdoing alleged herein. In so doing, they rendered substantial assistance in order to effectuate the Individual Defendants’ plan to consummate the Proposed Buyout in breach of their fiduciary duties. 120. Plaintiff and the members of the Class have no adequate remedy at law. PRAYER FOR RELIEF WHEREFORE, Plaintiff demands relief in his favor and in favor of the Class and against Defendants as follows: A. Declaring that this action is properly maintainable as a Class action and certifying Plaintiff as the Class representative; B. Enjoining the Proposed Buyout, unless and until the Company adopts and implements a procedure or process to obtain a merger agreement providing the best available terms for shareholders; C. Rescinding, to the extent already implemented, the Proposed Buyout or any of the terms thereof, or granting Plaintiff and the Class rescissory damages;

D. Directing the Individual Defendants to account to Plaintiff and the Class for all damages suffered as a result of the wrongdoing; E. Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees; and F. Granting such other and further equitable relief as this Court may deem just and proper. Dated: November 13, 2015 ADEMI & 0 ILL .7 LLP By: Gun Ademi (SBN: 1021729) Shpetim Ademi (SBN: 1026973) John D. Blythin (SBN:1046105) Mark A. Eldridge (SBN: 1089944) 3620 East Layton Avenue Cudahy, Wisconsin 53110 Tel: 866-264-3995 Fax: 414-482-8001 Counsel for Plaintiff

 Of Counsel: FARUQI & FARUQI, LLP Juan E. Monteverde (to seek Pro Hac Vice admission) Jmonteverde@farugilaw.com 369 Lexington Ave., Tenth Floor New York, NY 10017 Telephone: (212) 983-9330 Facsimile: (212) 983-9331 KAHN SWICK & FOTI, LLC Michael J. Palestina (to seek Pro Hac Vice admission) michael.palestina@ksfcounsel.com 206 Covington Street Madisonville, LA 70447 Telephone: (504) 455-1400 Facsimile: (504) 455-1498 Counsel for Plaintiff

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - Q UICK  EASY IMMEDI ATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on January 19, 2016. WAUSAU PAPER CORP. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this WAUSAU PAPER CORP. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL OF OUR ADVISORY VOTE ON THE EXECUTIVE COMPENSATION ARRANGEMENTS THAT ARE DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND FOR THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE IN THE VIEW OF OUR BOARD OF DIRECTORS. 3. Approve the adjournment of the special meeting if necessary or appropriate in view of our board of directors. The Board recommends a vote FOR approval. FOR AGAINST ABSTAIN 1. Approval and adoption of the merger agreement. The Board recommends a vote FOR approving and adopting the merger agreement. FOR AGAINST ABSTAIN 2. Advisory vote to approve executive compensation arrangements described in the acompanying proxy statement. The Board recommends a vote FOR approval. FOR AGAINST ABSTAIN 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give title. If a corporation, partnership, LLC or other entity, please sign in full name of entity by authorized individual and give title. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on January 20, 2016. The accompanying proxy statement is available for viewing, printing, and downloading at www.wausaupaper.com  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 20, 2016 WAUSAU PAPER CORP. The undersigned hereby appoint(s) Michael C. Burandt and Sherri L. Lemmer, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Wausau Paper Corp. that the undersigned is entitled to vote at the special meeting of shareholders to be held on January 20, 2016 and at any adjournment or postponement thereof (the “Special Meeting”). The proxies have the authority to vote such stock as directed herein with respect to the proposal set forth in the accompanying proxy statement with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Special Meeting and any adjournment thereof. PLEASE INDICATE HOW YOUR STOCK IS TO BE VOTED. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)